AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 1997

                                                   REGISTRATION NO. 333-31093

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                     ____________________________________

                               AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                     ____________________________________

                        CHRYSLER FINANCIAL CORPORATION
            (Exact name of Registrant as specified in its charter)

           MICHIGAN                                    38-0961430
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                     Identification No.)

                             27777 FRANKLIN ROAD
                       SOUTHFIELD, MICHIGAN 48034-8286
                                (248) 948-3060
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        CHRISTOPHER A. TARAVELLA, ESQ.
                        CHRYSLER FINANCIAL CORPORATION
                             27777 FRANKLIN ROAD
                       SOUTHFIELD, MICHIGAN 48034-8286
                                (248) 948-3060
   (Name, address, including zip code, and telephone number, including area code, of agent for service)
                     ____________________________________

                                   COPY TO:
                           RENWICK D. MARTIN, ESQ.
                               BROWN & WOOD LLP
                            ONE WORLD TRADE CENTER
                           NEW YORK, NEW YORK 10048
                                (212) 839-5319
                     ____________________________________

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective as determined by market conditions.
                     ____________________________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offer. / / _______________.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                 ____________________________________

                       CALCULATION OF REGISTRATION FEE


                                                           PROPOSED      PROPOSED
                                                           MAXIMUM       MAXIMUM
                                                           OFFERING      AGGREGATE
TITLE OF EACH CLASS OF             AMOUNT TO BE            PRICE PER     OFFERING                    AMOUNT OF
SECURITIES TO BE REGISTERE         REGISTERED              UNIT/(2)/     PRICE                    REGISTRATION FEE

Asset Backed Securities . . . . .     $8,000,000,000/(1)/   100%        $8,000,000,000/(2)/     $2,424,243/(3)/



(1) $580,050,210.82 aggregate principal amount of Asset Backed Securities registered by the Registrant under Registration Statement No. 33-55789 referred to below and not previously sold is carried forward in this Registration Statement pursuant to Rule 429. A registration fee of $200,016.97 in connection with such unsold amount of Asset Backed Securities was paid previously under the foregoing Registration Statement.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) Previously paid.
                     ____________________________________


     PURSUANT TO RULE 429, THE PROSPECTUS AND FORMS OF PROSPECTUS SUPPLEMENT CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATE TO, AND THIS
REGISTRATION STATEMENT CONSTITUTES A POST-EFFECTIVE AMENDMENT TO,
REGISTRATION STATEMENT NO. 33-55789, WHICH BECAME EFFECTIVE ON OCTOBER 21, 1994, AND ANY UNSOLD SECURITIES REGISTERED THEREUNDER.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                              INTRODUCTORY NOTE

     This Registration Statement contains (i) a form of Prospectus relating to the offering of series of Asset Backed Notes and/or Asset Backed Certificates by various Premier Auto Trusts created from time to time by Chrysler Financial Corporation and (ii) two forms of Prospectus Supplement
relating to the offering by Premier Auto Trust 199 -   of the particular
series of Asset Backed Certificates or of Asset Backed Notes and Asset Backed Certificates described therein. Each form of Prospectus Supplement relates only to the securities described therein and is a form which may be used, among others, by Chrysler Financial Corporation to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement. The features applicable to any actual series of Asset Backed Securities may include any features specified in the Prospectus.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT TO THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


SUBJECT TO COMPLETION, DATED AUGUST 1, 1997


PROSPECTUS SUPPLEMENT
(To Prospectus dated           , 199_)

                                      $
                          PREMIER AUTO TRUST 199  -
              $            % ASSET BACKED CERTIFICATES, CLASS A
              ($          % ASSET BACKED CERTIFICATES, CLASS B)

                        CHRYSLER FINANCIAL CORPORATION
                             SELLER AND SERVICER

                     ____________________________________


The Premier  Auto Trust 199 -    (the "Trust")  will be formed pursuant  to a
Pooling and Servicing Agreement,  to be dated as  of             , 199   (the
"Closing Date"), among  Chrysler Financial Corporation (the  "Seller" and the
"Servicer") and           , as  Trustee, and will issue $           aggregate
principal amount of      % Asset Backed Certificates,  Class A (the  "Class A
Certificates") and $          aggregate principal amount of    % Asset Backed
Certificates, Class B (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates"). (Only the Class A Certificates are being offered hereby.) The Class A Certificates will evidence in the aggregate an undivided ownership interest in approximately % of the trust. The Class B Certificates (, which initially will be sold to and retained by
(         ,  a wholly-owned  subsidiary  of the  seller  (the "Company")) (a limited liability company (the "Company"), the general partner of which is
      , a wholly-owned subsidiary of the Seller), will evidence in the aggregate an undivided ownership interest in approximately % of the Trust (and will not be offered hereby). The rights of the Class B Certificateholders to receive distributions with respect to the receivables are subordinated to the rights of the Class A Certificateholders to the extent described herein. The trust property will include a pool of motor vehicle retail installment sale contracts (the "Receivables"), secured by security interests in the motor vehicles financed thereby and including
certain monies due or received thereunder on or after             , 199 , and
certain other property. (The Trustee also will hold monies on deposit in a trust account (the "Pre-funding Account"). Additional motor vehicle retail installment sale contracts (the "Subsequent Receivables") will be purchased
by the Trust from the Seller from time to time on or before             , 199
out of funds on deposit in the pre-funding account.)

     Principal and interest to the extent of the applicable pass through rate generally will be distributed on the day of each month (the "Distribution
Date"), commencing             , 199 .  The Final Scheduled Distribution Date
on the Certificates will be             , 199 .

                        (Continued on following page)

                     ____________________________________


    THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND
      DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN CHRYSLER FINANCIAL
         CORPORATION, CHRYSLER CREDIT CORPORATION, THE COMPANY OR ANY
         OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR
               THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY
                             GOVERNMENTAL AGENCY.

                     ____________________________________


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                   OFFENSE.


                                                        UNDERWRITING         PROCEEDS TO THE
                                 PRICE TO PUBLIC(1)       DISCOUNT             SELLER(1)(2)
Per Class A Certificate . .              %                    %                      %
Per Class B Certificate . .              %                    %                      %
Total . . . . . . . . . . .              $                    $                      $



(1) Plus accrued interest, if any, from           , 199 .
(2) Before deducting expenses, estimated to be $          .


                     ____________________________________


     The (Class A) Certificates are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company on or about the Closing Date.


                     ____________________________________



         THE DATE OF THIS PROSPECTUS SUPPLEMENT IS           , 199 .


(CONTINUED FROM PRECEDING PAGE)


     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "SPECIAL CONSIDERATIONS" HEREIN AND IN THE ACCOMPANYING PROSPECTUS.


     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.


     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF CERTIFICATES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.


                        REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of the Depository Trust Company ("DTC") and registered holder of the Certificates. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Certificateholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Seller, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.




                               SUMMARY OF TERMS


     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.


Issuer                       Premier Auto Trust 199 -   (the "Trust" or the
                             "Issuer"), a trust to be formed by the Seller and the Trustee pursuant to the Agreement.

Seller and Servicer          Chrysler Financial Corporation (the "Seller",
                             the "Servicer" or "CFC").

Trustee ___________________, as trustee under the Agreement (the "Trustee").

The Certificates             The Trust will issue Asset Backed Certificates
                             (the "Certificates") in an aggregate initial
                             principal amount of $             .  The
                             Certificates represent fractional undivided
                             interests  in  the Trust  and  will  be issued
                             pursuant to a Pooling and Servicing Agreement
                             to be dated as of             , 199 (as amended
                             and supplemented from time to time, the
                             "Agreement"), among the Seller, the Servicer and the Trustee.

                             The Certificates will consist  of $
                             aggregate principal  amount of              %
                             Asset Backed Certificates, Class A (the "Class
                             A Certificates") and $            aggregate
                             principal amount of                  %  Asset
                             Backed Certificates, Class B (the "Class B
                             Certificates"). (Only the Class A Certificates are being offered hereby.) Each Certificate will represent a fractional undivided ownership interest in the Trust. The Trust assets will include the Receivables, all monies due
                             thereunder on or after                  , 199
                             with respect to the Precomputed  Receivables
                             and all  monies received thereunder on or
                             after                   , 199  with respect to
                             the Simple Interest Receivables (each such date, a "Cutoff Date"), security interests in the vehicles financed thereby ("Financed Vehicles"), certain bank accounts and the proceeds thereof, any proceeds from claims on certain insurance policies, and certain rights under the Agreement. The Certificates will be issued in fully registered form in denominations of $1,000 and integral multiples thereof.

                             The Class A Certificates will evidence in the aggregate an undivided ownership interest (the "Class A Percentage") of approximately % of the
                             Trust (initially representing $             )
                             and the Class B Certificates will evidence in the aggregate an undivided ownership interest (the "Class B Percentage") of approximately
                                               % of the Trust (initially
                             representing $                      ).  The
                             Class B Certificates are subordinated to the
                             Class A Certificates to the extent described
                             herein.  (The Class B Certificates are not
                             being offered hereby and initially will be sold
                             to and  retained by                      , a
                             wholly-owned subsidiary of the Seller (the
                             "Company")).

The Receivables              On             , 199 (the "Closing Date"), the
                             Trust will purchase Receivables (the "Initial
                             Receivables") having an  aggregate principal
                             balance of approximately $           as of
                                        , 199  (the "Initial Cutoff Date"),
                             from the Seller pursuant to the Agreement.
                             On and following the Closing Date, pursuant
                             to the Agreement, the Seller will be obligated,
                             subject only to the availability thereof, to
                             sell,  and  the  Trust  will  be  obligated to
                             purchase, subject to the satisfaction of certain
                             conditions  set  forth  therein,  additional
                             Receivables (the "Subsequent Receivables") from
                             time to time during the Funding Period having
                             an  aggregate  principal  balance  equal  to
                             approximately $         (such amount being equal
                             to  an  amount  on  deposit  in  the Pre-Funding
                             Account (the "Pre-Funded Amount") on the Closing
                             Date).  The  Seller will designate as a Cutoff
                             Date (each a "Subsequent Cutoff Date") the date
                             as  of which particular  Subsequent Receivables
                             are conveyed to the Trust.  It is expected that
                             certain of the Subsequent Receivables arising
                             between the Initial Cutoff Date and the Closing
                             Date will be conveyed to the Trust on the Closing
                             Date and that other Subsequent Receivables will
                             be conveyed to the Trust as frequently as  daily
                             thereafter on dates specified by the Seller
                             (each date on which Subsequent Receivables are
                             conveyed to the  Trust   being  referred  to  as
                             a  "Subsequent Transfer Date") occurring during
                             the Funding Period.  See "Description  of   the
                             Certificates--Sale and Assignment of Receivables;
                             Subsequent  Receivables" herein.

                             The Initial Receivables have been selected, and the Subsequent Receivables will be selected, from the contracts owned by the Seller based on the criteria specified in the Agreement and described herein and in the Prospectus. As of the Initial Cutoff Date, the weighted average annual percentage rate of the Initial Receivables was approximately ____%, the weighted average remaining maturity of the Initial Receivables was approximately ____ months and the weighted
                             average  original  maturity  of   the  Initial
                             Receivables was approximately ____ months. No Initial Receivable has, and no Subsequent Receivable will have, a scheduled maturity later than (the "Final Scheduled Maturity Date").

                             Subsequent Receivables may be originated by CFC at a later date using credit criteria different from those which were applied to the Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire pool of Receivables included in the Trust may vary significantly from those of the Initial Receivables. See "Special Considerations -- The Receivables and the Pre-Funding Account" and "The Receivables Pool" herein.

                             The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments (other than Payaheads) received from Obligors, Advances and Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, all for such Collection Period and all losses realized on Receivables liquidated during such Collection Period.


Terms of the Certificates    The  principal terms  of the  Certificates
                             will be as described below:

  A. Distribution Dates      Distributions with respect  to the Certificates
                             will  be made on the      day of each month or,
                             if any such  day is not a Business  Day, on the
                             next   succeeding   Business   Day   (each,   a
                             "Distribution Date") commencing           ,
                             199 .  Distributions will be made to holders of
                             the Certificates (the "Certificateholders")  of
                             record  as of the  day  immediately preceding
                             such  Distribution   Date  or,   if  Definitive
                             Certificates  are issued, as of the      day of
                             the  preceding  month  (a  "Record  Date").   A
                             "Business Day" is a day that in New York City or in the city in which the corporate trust office of the Trustee is located is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed.

  B. Class A Pass Through
     Rate                    %  per  annum (the  "Class  A Pass
                             Through Rate").

  C. Class B Pass Through
     Rate                    %  per  annum (the  "Class  B Pass
                             Through Rate").

  D. Class A Interest        On each  Distribution Date,  the Trustee  shall
                             distribute   pro   rata   to   the   Class    A
                             Certificateholders interest at the Class A Pass
                             Through Rate on the Class A Certificate Balance
                             as  of the last  day of the  preceding calendar
                             month (before giving effect to distributions of
                             principal on such  Distribution Date) generally
                             to the extent  of funds available from  (i) the
                             Class A Percentage of the Interest Distribution
                             Amount, (ii) the Reserve Account and  (iii) the
                             Class B  Percentage of  the Total  Distribution
                             Amount.  The "Class  A Certificate Balance" will
                             equal, initially,  $               and
                             thereafter  will  equal  the  initial  Class  A
                             Certificate Balance, reduced by all principal distributions on the Class A Certificates.

  E. Class A Principal       On  each Distribution  Date, the  Trustee shall
                             distribute    pro     rata    to     Class    A
                             Certificateholders an amount equal to the Class
                             A  Percentage  of  the  Principal  Distribution
                             Amount for the Collection Period preceding such
                             Distribution  Date  to  the  extent  of   funds
                             available therefor. The "Principal Distribution
                             Amount"  is the amount of principal paid or, in
                             certain  circumstances,  scheduled to  be  paid
                             with  respect  to   the  Receivables  plus,  in
                             certain circumstances, the principal balance of
                             defaulted  Receivables,  as calculated  by  the
                             Servicer as described under "Description of the
                             Certificates  --  Distributions."  The Class  A
                             Percentage of the Principal Distribution Amount
                             will  be passed  through  on each  Distribution
                             Date to  the Class A Certificateholders  to the
                             extent  of funds available from (i) the Class A
                             Percentage of the Principal Distribution Amount
                             (exclusive of the  portion thereof attributable
                             to Realized  Losses), (ii) the  Reserve Account
                             and (iii) the  Class B Percentage of  the Total
                             Distribution  Amount.   In  addition,   on  the
                             Distribution Date  occurring on           , 199
                             (the "Final Scheduled  Distribution Date"), the
                             principal  due to be distributed to the Class A
                             Certificateholders will  include the  lesser of
                             (i) the Class  A Percentage of any  payments of
                             principal due and remaining unpaid with respect
                             to the Receivables in the  Trust as of the last
                             day of the preceding Collection Period and (ii)
                             the portion of  the amount in clause  (i) above
                             that is  necessary (after giving  effect to all
                             other amounts distributed to Class A
                             Certificateholders  on such  Distribution Date
                             and allocable  to principal) to reduce  the
                             Class A Certificate Balance  to zero.   The
                             "Class A Certificate  Balance" will equal,
                             initially, $           and, thereafter, will
                             equal the initial Class A Certificate Balance reduced by all amounts previously distributed to Class A Certificateholders as principal.
                             "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal received in the Collection Period in which the Receivable became a Liquidated Receivable. A "Collection
                             Period" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs, or, in the case of the initial Distribution Date, the period from the Initial Cutoff Date through the last day of the calendar month preceding the month in which the initial Distribution Date occurs. The reconciliation methodology for determining the Principal Distribution Amount, as described under "Description of the Transfer and Servicing Agreements -- Distributions --
                             Allocation of Collections on Receivables;
                             Reconciliation" in the Prospectus will not be used.

  F. Class B Interest        On each  Distribution Date,  the Trustee  shall
                             distribute   pro   rata   to   the   Class    B
                             Certificateholders interest at the Class B Pass
                             Through Rate on the Class B Certificate Balance
                             as  of the last  day of the  preceding calendar
                             month (before giving effect to distributions of
                             principal on such  Distribution Date) generally
                             to  the extent of funds available, after giving
                             effect  to  the  prior rights  of  the  Class A
                             Certificateholders to receive  the distribution
                             of principal and interest due them as described
                             above, from (i)  the Class B Percentage  of the
                             Interest  Distribution  Amount   and  (ii)  the
                             Reserve  Account.  The   "Class  B  Certificate
                             Balance" will equal, initially, $          and,
                             thereafter,  will  equal  the  initial Class  B
                             Certificate  Balance  reduced  by  all  amounts
                             previously    distributed     to    Class     B
                             Certificateholders (or deposited in the Reserve
                             Account, but not including the Reserve  Account
                             Initial Deposit) and allocable to principal and by Realized Losses.

  G. Class B Principal       On  each Distribution  Date,  the Trustee  will
                             distribute  the  Class  B   Percentage  of  the
                             Principal Distribution  Amount to  the Class  B
                             Certificateholders  to  the   extent  of  funds
                             available   (after   giving   effect   to   the
                             distribution of the interest and principal  due
                             to  the  Class  A  Certificateholders  and  the
                             interest due to the Class B Certificateholders)
                             from   (i)  the  Class   B  Percentage  of  the
                             Principal Distribution Amount (exclusive of the
                             portion   thereof   attributable   to  Realized
                             Losses)  and  (ii)  the  Reserve  Account.   In
                             addition, on  the Final  Scheduled Distribution
                             Date, the principal required  to be distributed
                             to the Class B Certificateholders will  include
                             the lesser of (i) the Class B Percentage of any
                             payments of principal due  and remaining unpaid
                             with respect to the Receivables in the Trust as
                             of the  last  day of  the preceding  Collection
                             Period  and (ii) the  portion of the  amount in
                             clause  (i)  above  that  is  necessary  (after
                             giving effect to  all other amounts distributed
                             to  Class A  and Class B  Certificateholders on
                             such   Distribution  Date   and  allocable   to
                             principal)  to reduce  the Class  B Certificate
                             Balance to zero.

  H. Optional Prepayment     If  the   Servicer  exercises  its   option  to
                             purchase the Receivables, which can occur after
                             the Pool Balance declines to 10% or less of the
                             Initial    Pool    Balance,   the    Class    A
                             Certificateholders will receive an amount equal
                             to  the  Class A  Certificate  Balance together
                             with  accrued  interest  at the  Class  A  Pass
                             Through  Rate, the  Class B  Certificateholders
                             will receive  an amount  equal to  the Class  B
                             Certificate  Balance   together  with   accrued
                             interest at the Class B Pass Through Rate, and the Certificates will be retired. The "Initial
                             Pool Balance" will equal the sum of (i) the Pool Balance as of the Initial Cutoff Date plus
                             (ii) the aggregate principal balances of all Subsequent Receivables added to the Trust as of their respective Subsequent Cutoff Dates. See
                             "Description  of the  Certificates --  Optional
                             Prepayment" herein.

  I. Mandatory Repurchase    The Certificates will be prepaid, in part,
                             pro rata  on the  basis  of their  initial
                             principal  amounts,  on  the  Distribution
                             Date on or immediately  following the last
                             day of  the  Funding Period  in the  event
                             that any amount remains  on deposit in the
                             Pre-Funding Account after giving effect to
                             the    purchase    of    all    Subsequent
                             Receivables, including  any such  purchase
                             on such  date (a  "Mandatory Repurchase").
                             The   aggregate   principal    amount   of
                             Certificates to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account.

                             A limited recourse  mandatory prepayment
                             premium (the "Certificate Prepayment Premium")
                             will   be  payable  by  the   Trust  to  the
                             Certificateholders if the aggregate principal
                             amount   of Certificates  to  be  prepaid
                             pursuant  to  a  Mandatory Repurchase exceeds
                             $           .  The Certificate Prepayment
                             Premium will equal the  excess, if  any,
                             discounted as described below, of (i) the amount of interest that would accrue on the remaining Pre-Funded Amount (the "Certificate Prepayment Amount") at the related Pass Through Rate during the period commencing on and including the Distribution Date on which such Certificate Prepayment Amount is required to be distributed to Certificateholders to but
                             excluding           , over (ii)  the amount of
                             interest that  would have accrued on such
                             Certificate Prepayment Amount over the same
                             period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution
                             Date on the           , in the case of a Class
                             A Certificate, and on the              , in the
                             case of a Class B Certificate. Such excess shall be discounted to present value to such Distribution Date at the applicable yield described in clause (ii) above. The Trust's obligation to pay the Certificate Prepayment Premium shall be limited to funds which are received from the Seller under the Agreement as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal amount equal to the Pre-Funded Amount. No other assets of the Seller or the Trust will be available for the purpose of making such payment.

Pre-Funding Account          During the period (the "Funding Period") from
                             and including the Closing Date until the earliest
                             of (i) the date on  which (a) the amount on
                             deposit in the Pre-Funding Account is less than
                             $          , (b) an Event of Default  occurs
                             under the Agreement  or (c) certain events of
                             insolvency occur with respect to the Seller or
                             the Servicer or (ii) the close of business
                             on the Distribution Date, the Pre-Funded Amount
                             will be maintained as  an account in  the  name
                             of  the  Trustee  (the  "Pre-Funding Account").
                             The Pre-Funded Amount will initially equal
                             approximately $          , and, during the
                             Funding Period, will be reduced by the amount
                             thereof used to purchase Subsequent Receivables
                             in accordance with the Agreement and the amount
                             thereof deposited in the  Reserve  Account  in
                             connection with  the  purchase  of  such
                             Subsequent Receivables.  The  Seller expects
                             that  the  Pre-Funded Amount will be reduced to
                             less than $            by the Distribution Date.
                             Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Certificateholders pro rata in proportion to their initial principal amounts.

Subordination                The rights of the Class B Certificateholders to
                             receive distributions to which they would otherwise be entitled with respect to the Receivables are subordinated to the rights of the Class A Certificateholders, as described more fully herein.

Reserve Account              The Reserve Account will be created with an
                             initial deposit by the Seller on the Closing
                             Date of cash or Eligible Investments having a
                             value of at least $          plus an  amount
                             attributable to  the difference between the
                             anticipated  investment earnings on  the
                             Pre-Funded Amount and the weighted average
                             interest expense on the portion of the
                             Certificates represented  by  the  Pre-Funded
                             Amount.  On each Subsequent  Transfer Date,
                             cash or Eligible Investments  having a value
                             approximately equal to     %  of the aggregate
                             principal balance of the Subsequent Receivables conveyed to the Trust on such Subsequent
                             Transfer Date will be withdrawn from the Pre-Funding Account from amounts otherwise distributable to the Seller in connection with the sale of Subsequent Receivables and deposited in the Reserve Account. The amount initially deposited in the Reserve Account by the Seller together with the aggregate amount transferred from the Pre-Funding Account to the Reserve Account on each Subsequent
                             Transfer Date is referred to as the "Reserve
                             Account Initial Deposit".

                             Certain amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date will be released to the Company. The "Specified Reserve Account Balance" with respect to any Distribution Date generally will be equal to (state formula). The amount in the Reserve Account will be increased by the deposit thereto on each Distribution Date of the amount, if any, of the Total Distribution Amount remaining after the payment of the Servicing Fee and any prior unpaid Servicing Fees, the Class A Distributable Amount and the Class B Distributable Amount until the amount in the Reserve Account equals the Specified Reserve Account Balance. Amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date generally will be released to the Company and will no longer be available to the Certificateholders. The Reserve Account will be maintained with the Trustee as a segregated trust account, but will not be part of the Trust.

Collection Account           Except  under certain  conditions described
                             herein, the Servicer will be required to remit collections received with respect to the Receivables within two Business Days of receipt thereof to one or more accounts in the name of the Trustee (the "Collection
                             Account"). Pursuant to the Agreement, the Servicer will have the revocable power to instruct the Trustee to withdraw funds on deposit in the Collection Account and to apply such funds on each Distribution Date to the following (in the priority indicated): (i) the Servicing Fee for the prior Collection Period and any overdue Servicing Fees to the Servicer,
                             (ii) the  Class A Distributable Amount to the
                             Class A Certificateholders (iii) the Class B
                             Distributable Amount to the Class B
                             Certificateholders, and (iv) the remaining balance, if any, to the Reserve Account.

Tax Status                   In the opinion of Brown & Wood LLP ("Federal
                             Tax Counsel") the Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.
                             Certificate Owners will report their pro rata share of all income earned on the Receivables
                             (other than amounts, if any, treated as
                             "stripped coupons") and, subject to certain limitations in the case of Certificate Owners who are individuals, trusts, or estates, may deduct their pro rata share of reasonable servicing and other fees. See "Certain Federal
                             Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Certificates.

ERISA Considerations         Subject to  the considerations  discussed under
                             "ERISA  Considerations"   herein  and   in  the
                             Prospectus,  the   Class  A   Certificates  are
                             eligible  for  purchase   by  employee  benefit
                             plans.

                             The Class B Certificates may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or by an individual retirement account. See "ERISA Considerations" herein and in the Prospectus.

Ratings of the
Certificates                 It is a  condition to the issuance  of the
                             Class A Certificates that they be rated in
                             the highest investment  rating category by
                             at least two  nationally recognized rating
                             agencies(, and  it is  a condition  to the
                             issuance of the  Class B Certificates that
                             they be rated  by at least two  nationally
                             recognized rating agencies  at least "     "
                             or  its  equivalent). There  can  be  no
                             assurance  that  a  rating   will  not  be
                             lowered or withdrawn by a rating agency if circumstances so warrant.


                            SPECIAL CONSIDERATIONS


     Limited Liquidity. There is currently no secondary market for the Class A Certificates or the Class B Certificates. The Underwriters currently intend to make a market in the Class A Certificates and the Class B Certificates, but they are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Certificateholders with liquidity of investment or that it will continue for the life of the Class A Certificates or the Class B Certificates.


     The Receivables and  the Pre-Funding Account.  On  the Closing Date, the
Seller will  transfer to the  Trust approximately  $              of  Initial
Receivables and the approximately $           Pre-Funded Amount on deposit in
the Pre-Funding Account. If the principal amount of eligible Receivables originated by CFC during the Funding Period is less than the Pre-Funded Amount, the Seller will have insufficient Receivables to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to the Certificateholders as described in the following paragraph. See "Social, Economic and Other Factors" and "Trust's Relationship to the Seller and Chrysler Credit Corporation; Financial Condition of Seller and Chrysler Corporation" below. In addition, any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Agreement (including the requirement that such Subsequent Receivables have not been repurchased by the Seller through the exercise of an optional repurchase provision contained in another securitization transaction); (ii) the Seller will not select such Subsequent Receivables in a manner that it believes is adverse to the interests of the Certificateholders; (iii) as of the related Subsequent Cutoff Date, the Receivables in the Trust at that time, including the Subsequent Receivables to be conveyed by the Seller as of such Subsequent Cutoff Date, will satisfy the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus;
(iv) the applicable Reserve Account Initial Deposit for such Subsequent Transfer Date shall have been made; and (v) the Seller shall have executed and delivered to the Trustee a written assignment conveying such Subsequent Receivables to the Trustee (including a schedule identifying such Subsequent Receivables). Moreover, any such conveyance of Subsequent Receivables made during any given Collection Period will also be subject to the satisfaction, on or about the fifteenth day of the month following the end of such Collection Period, of the following conditions subsequent, among others: (a) the Seller will deliver certain opinions of counsel to the Trustee and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables conveyed during such Collection Period; (b) the Trustee shall have received written confirmation from a firm of certified independent public accountants that, as of the end of the preceding Collection Period, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Seller during such Collection Period, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (c) the Rating Agencies shall have each notified the Seller in writing that, following the addition of all such Subsequent Receivables, the Certificates will be rated by the Rating Agencies in the same respective rating categories in which they were rated on the Closing Date. The Seller will immediately repurchase any Subsequent Receivable, at a price equal to the Purchase Amount thereof, upon the failure of the Seller to satisfy any of the foregoing conditions subsequent with respect thereto. Such confirmation of the ratings of the Certificates may depend on factors other than the characteristics of the Subsequent Receivables, including the delinquency, repossession and net loss experience on the automobile and light duty truck receivables in the portfolio serviced by CFC.


     To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to the Trust by the end of the Funding Period, the Certificateholders will receive, on the Distribution Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to the Pre-Funded Amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on such Distribution Date. It is anticipated that the principal amount of Subsequent Receivables sold to the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Certificateholders.

     Each Subsequent Receivable must satisfy the eligibility criteria specified in the Agreement at the time of its addition. However, Subsequent Receivables may have been originated by CFC at a later date using credit criteria different from those which were applied to the Initial Receivables and may be of a different credit quality and seasoning. In addition, an increasing percentage of the Subsequent Receivables may be Fixed Value Receivables or Receivables generated under the Market Value Pricing program. Therefore, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire Receivables Pool included in the Trust may vary significantly from those of the Initial Receivables. See "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus.

     Social, Economic and Other Factors. The ability of CFC to generate Subsequent Receivables is largely dependent upon the level of retail sales of automobiles and light duty trucks. The level of retail sales of automobiles and light duty trucks may change as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions generally. However, the Seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the level of vehicle sales.


     Trust's Relationship to the Seller; Financial Condition of the Seller and Chrysler Corporation. CFC is not generally obligated to make any payments in respect of the Securities or the Receivables. However, if CFC were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.


     Chrysler Corporation and its consolidated subsidiaries ("Chrysler") reported earnings before income taxes, extraordinary item, and the cumulative effect of a change in accounting principle of $___ billion in 199__, compared with $___ billion in 199__. Net earnings for 199__ were $___ billion, or $____ per common share, compared with $___ billion, or $____ per common share in 199__.

     Chrysler also reported earnings before income taxes and extraordinary item of $_____ million in the fourth quarter of 199__, compared with $_____ million in the fourth quarter of 199__. Net earnings for the fourth quarter of 199__ were $___ million, or $____ per common share, compared with $_____ million, or $____ per common share in the fourth quarter of 199__.


     CFC achieved net earnings of $___ million in 199__ compared to $___ million and $___ million in 199__ and 199__, respectively. The increase in net earnings for 199__ compared to 199__ primarily reflects net margin improvements partially offset by an increase in the provision for credit losses. The increase in net earnings for 199__ compared to 199__ primarily reflects higher levels of automotive financing, lower operating expenses and lower costs of bank facilities.


     Chrysler and CFC are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information regarding Chrysler and CFC reference is made to such reports and other information which are available as described under "Available Information" in the Prospectus.

     Subordination; Limited Assets. Distributions of interest and principal on the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates. Consequently, the Class B Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Class A Certificates on such Distribution Date has been distributed to the Class A Certificateholders. Any amounts released from the Reserve Account to the Company will not be available to the Certificateholders.

     The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables, the Pre-Funding Account and the Reserve Account. Holders of the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account and the Reserve Account. The Pre-Funding Account will be available only during the Funding Period and is designed solely to cover obligations of the Trust relating to a portion of its funds not invested in Receivables and is not designed to cover losses on the Receivables. Similarly, although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make distributions on the Certificates.

     Ratings of the Certificates. It is a condition to the issuance of the Certificates that the Class A Certificates be rated in the highest rating category, and the Class B Certificates be rated " " or its equivalent, by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates address the likelihood of the payment of principal and interest on the Certificates pursuant to their terms. However, the Rating Agencies do not evaluate, and the ratings of the Certificates do not address, the likelihood that the Certificate Prepayment Premium will be paid. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.


                                  THE TRUST

GENERAL

     The Seller will establish the Trust by selling and assigning the Trust property, as described below, to the Trustee in exchange for the
Certificates. The Servicer will service the Receivables pursuant to the Agreement and will be compensated for acting as the Servicer. See "Description of the Certificates -- Servicing Compensation and Payment of Expenses". To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust or amend the certificates of title of the Financed Vehicles. In the absence of amendments to the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

     If the protection provided to the Certificateholders by the Reserve Account and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders with respect to the Certificates. See "Description of the Certificates -- Distributions" and "-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

     Each Certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes retail instalment sale contracts between Dealers and Obligors, and all payments due thereunder on or after the related Cutoff Date with respect to the Precomputed Receivables and all payments received thereunder on or after the related Cutoff Date with respect to the Simple Interest Receivables. The Trust property also includes (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Servicer pursuant to the Agreement, as described below; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds with respect to the Receivables from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the interest of the Seller in any proceeds with respect to the Receivables from recourse to Dealers on Receivables or Financed Vehicles with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the Trustee; (vi) the Pre-Funded Account and
(vii) any and all proceeds of the foregoing. The Reserve Account will be maintained by the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.


                             THE RECEIVABLES POOL


     The pool of Receivables (the "Receivables Pool") will include the Initial Receivables purchased as of the Initial Cutoff Date and will include any Subsequent Receivables purchased as of any Subsequent Cutoff Date (the Initial Cutoff Date or any Subsequent Cutoff Date being individually referred to herein as a "Cutoff Date").

     The Initial Receivables were purchased, and the Subsequent Receivables were or will be purchased, by the Servicer from Dealers in the ordinary course of business, and were or will be selected from the Seller's portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools", as well as the requirement that each Receivable (i) has an outstanding gross balance of at least ($300) and (ii) as of the applicable Cutoff Date, was not or will not be more than 30 days past due. As of the applicable Cutoff Date, no Obligor on any Receivable was or will have been noted in the related records of the Servicer as being the subject of a bankruptcy proceeding, and no Obligor on any Receivable will have financed a Financed Vehicle under CFC's "New-Finance Buyer Plan" program. No selection procedures believed by the Seller to be adverse to Certificateholders were or will be used in selecting the Receivables.

     The obligation of the Trust to purchase the Subsequent Receivables on a Subsequent Transfer Date will be subject to the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, meeting the following criteria: (i) not more than
% of the principal balances of the Receivables in the Trust will represent vehicles financed at CFC's used vehicle rates, and (ii) the weighted average APR of the Receivables in the Trust will not be less than %, unless the Seller increases the Reserve Account Initial Deposit by certain specified amounts. In addition, such obligation will be subject to the Receivables, including the Subsequent Receivables to be transferred to the Trust on such Subsequent Transfer Date, having a weighted average remaining term not
greater  than                  months.  Such criteria  will be  based  on the
characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Dates. In addition, no Receivable will be sold to the Trust if such Receivable has been repurchased by the Seller through the exercise of optional repurchase provisions contained in other securitization transactions.

     The  Initial Receivables  will  represent approximately       %  of  the
aggregate initial principal balance of the Certificates. However, except for the criteria described in the preceding paragraphs, there will be no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire Receivables Pool, including the composition of the Receivables, the distribution by annual percentage rate ("APR") and the geographic distribution described in the following tables, may vary significantly from those of the Initial Receivables.

     The composition, distribution by APR and geographic distribution of the Initial Receivables as of the Initial Cutoff Date are as set forth in the following tables.


               COMPOSITION OF THE INITIAL RECEIVABLES AS OF THE
                             INITIAL CUTOFF DATE




WEIGHTED                                                  WEIGHTED          WEIGHTED
AVERAGE                                                    AVERAGE           AVERAGE        AVERAGE
APR OF          AGGREGATE               NUMBER OF         REMAINING         ORIGINAL       PRINCIPAL
RECEIVABLES     PRINCIPAL BALANCE      RECEIVABLES          TERM              TERM          BALANCE

       %        $                                          months            months         $





                             DISTRIBUTION BY APR
                          OF THE INITIAL RECEIVABLES

                        AS OF THE INITIAL CUTOFF DATE


                                                                                         PERCENT OF
                                                                       AGGREGATE          AGGREGATE
                                                     NUMBER OF         PRINCIPAL          PRINCIPAL
                   APR RANGE                        RECEIVABLES         BALANCE            BALANCE

0.00% to 3.00%............................
4.01% to 5.00%............................
5.01% to 6.00%............................
6.01% to 7.00%............................
7.01% to 8.00%............................
8.01% to 9.00%............................
9.01% to 10.00%...........................
10.01% to 11.00%..........................
11.01% to 12.00%..........................
12.01% to 13.00%..........................
13.01% to 14.00%..........................
14.01% to 15.00%..........................
15.01% to 16.00%..........................
16.01% to 17.00%..........................
17.01% to 18.00%..........................
18.01% to 19.00%..........................
19.01% to 20.00%..........................
Greater than 20.00%.......................


             GEOGRAPHIC DISTRIBUTION OF THE INITIAL RECEIVABLES
                 AS OF THEIR RESPECTIVE INITIAL CUTOFF DATES



                                 Percentage of Aggregate                                                  Percentage of Aggregate
State(1)                         Principal Balance(2)                   State(1)                          Principal Balance(2)

Alabama . . . . . . . . .                                               Montana . . . . . . . . .
Alaska  . . . . . . . . .                                               Nebraska  . . . . . . . .
Arizona . . . . . . . . .                                               Nevada  . . . . . . . . .
Arkansas  . . . . . . . .                                               New Hampshire . . . . . .
California  . . . . . . .                                               New Jersey  . . . . . . .
Colorado  . . . . . . . .                                               New Mexico  . . . . . . .
Connecticut . . . . . . .                                               New York  . . . . . . . .
Delaware  . . . . . . . .                                               North Carolina  . . . . .
District of Columbia  . .                                               North Dakota  . . . . . .
Florida . . . . . . . . .                                               Ohio  . . . . . . . . . .
Georgia . . . . . . . . .                                               Oklahoma  . . . . . . . .
Hawaii  . . . . . . . . .                                               Oregon  . . . . . . . . .
Idaho . . . . . . . . . .                                               Pennsylvania  . . . . . .
Illinois  . . . . . . . .                                               Rhode Island  . . . . . .
Indiana . . . . . . . . .                                               South Carolina  . . . . .
Iowa  . . . . . . . . . .                                               South Dakota  . . . . . .
Kansas  . . . . . . . . .                                               Tennessee . . . . . . . .
Kentucky  . . . . . . . .                                               Texas . . . . . . . . . .
Louisiana . . . . . . . .                                               Vermont . . . . . . . . .
Maine . . . . . . . . . .                                               Virginia  . . . . . . . .
Maryland  . . . . . . . .                                               Washington  . . . . . . .
Massachusetts . . . . . .                                               West Virginia . . . . . .
Michigan  . . . . . . . .                                               Wisconsin . . . . . . . .
Minnesota . . . . . . . .                                               Wyoming . . . . . . . . .
Mississippi . . . . . . .                                               Utah  . . . . . . . . . .
Missouri  . . . . . . . .



---------------
(1)   Based on physical addresses of the Dealers originating the Receivables.
(2)   Percentages may not add to 100.0% because of rounding.


     By aggregate  principal balance,  approximately       % of  the  Initial
Receivables  constitute  Precomputed  Receivables,        %  of  the  Initial
Receivables constitute Simple Interest Receivables and % constitute Fixed Value Receivables. See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Precomputed Receivables, Simple Interest Receivables and Fixed Value Receivables.

     By aggregate principal balance, approximately % of the Initial Receivables, constituting % of the number of Initial Receivables, as of the Initial Cutoff Date, represent vehicles financed at CFC's new vehicle rates, which apply to new and certain previously owned vehicles; the remainder represent vehicles financed at CFC's used vehicle rates.
Approximately       %  of  the  aggregate principal  balance  of  the Initial
Receivables represent financing of vehicles manufactured or distributed by Chrysler.


                 DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Set forth below is certain information concerning the experience of the Seller and its United States subsidiaries pertaining to retail new and used automobile and light duty truck receivables, including those previously sold which CFC continues to service. It is expected that the Receivables will be originated on average more recently than were, on average, the automobile and light duty truck receivables in the portfolio serviced by CFC. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below.


                          DELINQUENCY EXPERIENCE(1)


                                                   AT DECEMBER 31,
                                          1996                   1995                    1994
                                   NUMBER                  NUMBER                  NUMBER
                                     OF                      OF                      OF
                                 CONTRACTS     AMOUNT    CONTRACTS     AMOUNT     CONTRACTS     AMOUNT
                                                         (DOLLARS IN MILLIONS)

Portfolio . . . . . . . . . .    1,679,880     $21,197    1,653,533    $20,913    1,444,736     $16,977
Period of Delinquency
  31-60 Days  . . . . . . . .       65,297        $843       55,507       $720       25,888        $293
  61 Days or More . . . . . .        8,175         118        6,792        100        2,085          27
Total Delinquencies . . . . .       73,472        $961       62,299       $820       27,973        $320
Total Delinquencies
  as a Percent of
  the Portfolio . . . . . . .        4.37%        4.53%       3.77%      3.92%        1.94%       1.88%





                                                            AT DECEMBER 31,
                                          1993                   1992                    1991
                                   NUMBER                  NUMBER                  NUMBER
                                     OF                      OF                      OF
                                 CONTRACTS     AMOUNT    CONTRACTS     AMOUNT    CONTRACTS     AMOUNT
                                                         (DOLLARS IN MILLIONS)

Portfolio . . . . . . . . . .    1,352,218    $14,116     1,344,799    $12,082    1,437,451    $11,994
Period of Delinquency
  31-60 Days  . . . . . . . .       16,350       $153        15,964       $134       21,025       $180
  61 Days or More . . . . . .        1,383         15         1,376         13        2,048         20
Total Delinquencies . . . . .       17,733       $168        17,340       $147       23,073       $200
Total Delinquencies as a
  Percent of the Portfolio  .        1.31%      1.19%         1.29%      1.22%        1.61%      1.67%




___________________
(1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sale contracts on vehicles other than automobiles and light duty trucks and includes previously sold contracts which CFC continues to service.



                    CREDIT LOSS/REPOSSESSION EXPERIENCE(1)

                                              YEAR ENDED DECEMBER 31,
                                  1996        1995        1994        1993         1992        1991
                                                        (DOLLARS IN MILLIONS)
Average Amount Outstanding
  During the Period . . . .     $21,062      $19,486     $15,517     $12,882      $11,818     $12,709

Average Number of Contracts
  Outstanding During the
  Period  . . . . . . . . .    1,671,405    1,572,963   1,396,497   1,341,084    1,382,898   1,517,178

Percent of Contracts
  Acquired During the
  Period with Recourse
  to the Dealer  . . . . . .     9.05%        14.8%        17.0%       16.2%       15.8%       21.7%


Repossessions as a Percent
  of Average Number of
  Contracts Outstanding . . .    3.82%        3.05%         2.36%       2.15%       2.31%       2.63%

Net Losses as a Percent of
  Liquidations(2)(3)  . . .      3.17%        2.25%         1.38%       1.34%       1.71%       2.28%

Net Losses as a Percent of
  Average Amount
  Outstanding(2)  . . . . .      1.68%        1.16%         0.73%       0.75%       0.97%       1.21%



___________________
(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sales contracts on vehicles other than automobiles and light duty trucks and includes previously sold contracts that CFC continues to service.

(2) Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.

(3) Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs.



     The net loss figures above reflect the fact that the Seller had recourse to Dealers on a portion of its retail installment sale contracts.
Approximately       %  of  the  aggregate principal  balance  of  the Initial
Receivables as of the Initial Cutoff Date represents contracts with recourse to Dealers. This factor was taken into consideration in determining the principal balances of the Class A and Class B Certificates and the Specified Reserve Account Balance. The Seller applies underwriting standards to the purchase of contracts without regard to whether recourse to Dealers is provided. Based on its experience, the Seller believes that there is no material difference between the rates of delinquency and repossession on contracts with recourse against Dealers as compared to contracts without recourse against Dealers. However, the net loss experience of contracts without recourse against Dealers is higher than that of contracts with recourse against Dealers because, under its recourse obligation, the Dealer is responsible to the Seller for payment of the unpaid balance of the contract, provided the Seller retakes the vehicle from the retail buyer and returns it to the Dealer within a specified time. In the event of a Dealer's bankruptcy, a bankruptcy trustee might attempt to characterize recourse sales of contracts as loans to the Dealer secured by the contracts. Such an attempt, if successful, could result in payment delays or losses on the affected Receivables.


                        CHRYSLER FINANCIAL CORPORATION

     Information regarding Chrysler Financial Corporation is set forth under "Chrysler Financial Corporation" in the Prospectus. In addition, as of ____________, 199__, the Seller had approximately _____ employees and was managing $____ billion in finance receivables and provided financial services to automobile dealers and their customers through ___ zone offices in the United States. During 199__, the Seller financed or leased approximately _______ new and used vehicles at retail, including approximately _______ new Chrysler passenger cars and light duty trucks, representing ___% of Chrysler's U.S. retail and fleet deliveries. The Seller also financed at wholesale approximately _________ new Chrysler passenger cars and light duty trucks, representing ___% of Chrysler's U.S. factory unit sales for the year ended ____________, 199__.


                  WEIGHTED AVERAGE LIFE OF THE CERTIFICATES


     Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Weighted Average Life of the Securities" in the Prospectus. As the rate of payment of principal of each class of Certificates depends on the rate of payment (including prepayments and liquidations due to default) of the principal balance of the Receivables, the final distribution in respect of the Certificates could occur significantly earlier than the Final Scheduled Distribution Date. Certificateholders will bear the risk of being able to reinvest principal payments on the Certificates at yields at least equal to the yield on their respective Certificates.


                       DESCRIPTION OF THE CERTIFICATES


     The Certificates will be issued pursuant to the terms of the Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Agreement will be filed with the Commission following the issuance of the Certificates. The following summary describes certain terms of the Certificates and the Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Agreement set forth in the Prospectus, to which description reference is hereby made.


GENERAL

     In general, it is intended that Class A Certificateholders receive, on each Distribution Date, the Class A Percentage of the Principal Distribution Amount plus interest at the Class A Pass Through Rate on the Class A Principal Balance. Subject to the prior rights of the Class A Certificateholders, it is intended that the Class B Certificateholders receive, on each Distribution Date, the Class B Percentage of the Principal Distribution Amount plus interest at the Class B Pass Through Rate on the Class B Principal Balance.

     The Certificates will evidence interests in the Trust created pursuant to the Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest (the "Class A Percentage") of approximately % of the Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest (the "Class B Percentage") of approximately % of the Trust. (The Class B Certificates, which are not being offered hereby, initially will be held by the Company.)


MANDATORY REPURCHASE

     Cash distributions to Certificateholders will be made, on a pro rata basis, on the Distribution Date on or immediately following the last day of the Funding Period in the event that the amount on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables,
including  any such purchase on  such date, exceeds  $          (a "Mandatory
Repurchase").

     The Certificate Prepayment Premium will be payable by the Trust to the Certificateholders pursuant to a Mandatory Repurchase if the amount on
deposit in  the Pre-Funding  Account exceeds  $            . The  Certificate
Prepayment Premium will equal the excess, if any, discounted as described below, of (i) the amount of interest that would accrue on the remaining Pre-Funded Amount (the "Certificate Prepayment Amount") at the Class A Pass Through Rate or the Class B Pass Through Rate, as applicable, during the period commencing on and including the Distribution Date on which such Certificate Prepayment Amount is required to be distributed to
Certificateholders  to but excluding                 over (ii)  the amount of
interest that would have accrued on such Certificate Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date
on the             . Such excess shall be discounted to present value to such
Distribution Date at the yield described in clause (ii) above. The Trust's obligation to pay the Certificate Prepayment Premium shall be limited to funds that are received from the Seller under the Agreement as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal amount equal to the Pre-Funded Amount. No other assets of the Trust will be available for the purpose of making such payment.

OPTIONAL PREPAYMENT

     If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 10% or less of the Initial Pool Balance, the Class A Certificateholders will receive an amount in respect of the Class A Certificates equal to the outstanding Class A Certificate Balance together with accrued interest at the Class A Pass Through Rate, the Class B
Certificateholders will receive an amount in respect of the Class B Certificates equal to the outstanding Class B Certificate Balance together with accrued interest at the Class B Pass Through Rate, which distributions shall effect early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus.

SALE AND ASSIGNMENT OF RECEIVABLES; SUBSEQUENT RECEIVABLES

     Certain information with respect to the conveyance of the Initial Receivables from the Seller to the Trust on the Closing Date pursuant to the Agreement is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus. In addition, during the Funding Period, pursuant to the Agreement, the Seller will be obligated to sell to the Trust Subsequent Receivables having an
aggregate principal balance  equal to approximately $            (such amount
being equal to the initial Pre-Funded Amount) to the extent that such Subsequent Receivables are available.

     During the Funding Period on each Subsequent Transfer Date, subject to the conditions described below, the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Subsequent Receivables designated by the Seller as of the related Subsequent Cutoff Date and identified in a schedule attached to a subsequent transfer assignment relating to such Subsequent Receivables executed on such date by the Seller. It is expected that on the Closing Date, subject to the conditions described below, certain of the Subsequent Receivables designated by the Seller and arising between the Initial Cutoff Date and the Closing Date will be conveyed to the Trust. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date, (i) the Pool Balance will increase in an amount equal to the aggregate principal balance of the Subsequent
Receivables, (ii) an  amount equal to     % of the aggregate  principal
balance of such Subsequent Receivables will be withdrawn from the Pre-Funding Account and will be deposited in the Reserve Account and (iii) an amount equal to the excess of the aggregate principal balance of such Subsequent Receivables over the amount described in clause (ii) will be withdrawn from the Pre-Funding Account and paid to the Seller.

     Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the Agreement (including that such Subsequent Receivable has not been repurchased by the Seller through the exercise of optional repurchase provisions contained in another securitization transaction); (ii) the Seller will not have selected such Subsequent Receivables in a manner that it believes is adverse to the interests of the Certificateholders; (iii) as of the related Subsequent Cutoff Date, the Receivables, including any Subsequent Receivables conveyed by the Seller as of such Subsequent Cutoff Date, satisfy the criteria described under "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus; (iv) the applicable Reserve Account Initial Deposit for such Subsequent Transfer Date shall have been made; and (v) the Seller shall have executed and delivered to the Trustee a written assignment conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables). Moreover, any such conveyance of Subsequent Receivables made during any Collection Period will also be subject to the satisfaction, on or about the fifteenth day of the month following the end of such Collection Period, of the following conditions subsequent, among others:
(i) the Seller will have delivered certain opinions of counsel to the Trustee and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables conveyed during such Collection Period; (ii) the Trustee shall have received written confirmation from a firm of certified independent public accountants that, as of each applicable Subsequent Cutoff Date, the Receivables in the Trust at that time, including the Subsequent Receivables conveyed by the Seller as of such Subsequent Cutoff Date, satisfied the parameters described under "The Receivables Pool" herein and under "The Receivables Pools" in the Prospectus; and (iii) the Rating Agencies shall have each notified the Seller in writing that, following the addition of all such Subsequent Receivables, the Class A Certificates and the Class B Certificates are rated in the same respective rating categories in which they were rated at the Closing Date. The Seller will immediately repurchase any Subsequent Receivable, at a price equal to the Purchase Amount thereof, upon the failure of the Seller to satisfy any of the foregoing conditions subsequent with respect thereto.

     Subsequent Receivables may have been originated by CFC at a later date using credit criteria different from those which were applied to the Initial Receivables. See "Special Considerations -- The Receivables and the Pre-Funding Account" and "The Receivables Pool" herein.

ACCOUNTS

     In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the Prospectus, the Servicer will also establish and will maintain with the Trustee, the Payahead Account, the Pre-Funding Account and the Reserve Account, in the name of the Trustee on behalf of the Certificateholders. The Reserve Account will not be part of the Trust.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be 1.00% per annum of the Pool Balance as of the first day of the Collection Period (after giving effect to distributions to be made on the following Distribution Date). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on each Distribution Date solely to the extent of the Interest
Distribution Amount. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS

     Deposits to Collection Account.  On or about the         Business Day of
each month (the "Determination Date"), the Servicer will provide the Trustee with certain information with respect to the preceding Collection Period, including the amount of aggregate collections on the Receivables, the aggregate Advances to be made by the Servicer and the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer (exclusive of Payaheads allocable to principal that have not been applied as payments under the related Receivables in such Collection Period and inclusive of Payaheads allocable to principal that have been applied as payments under the related Receivables in such Collection Period).

     On or before each Distribution Date, the Servicer shall cause to be transferred from the Payahead Account to the Collection Account scheduled payments due during the related Collection Period or as may be applied to full prepayments on the Precomputed Receivables.

     On or before each Distribution Date, the Servicer will cause the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date shall be the sum of the Interest Distribution Amount and the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal received in the Collection Period in which the Receivable became a Liquidated Receivable.

     The "Interest Distribution Amount" for a Distribution Date generally will be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) allocable to interest; (ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) all Advances made by the Servicer of interest due on the Receivables; (iv) the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (v) Investment Earnings for such Distribution Date.

     The "Principal Distribution Amount" for a Distribution Date generally will be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; (v) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract; and (vi) on the Final Scheduled Distribution Date, any amounts advanced by the Servicer with respect to principal on the Receivables.

     The Interest Distribution Amount and the Principal Distribution Amount on any Distribution Date shall exclude the following:

          (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance;

          (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances thereon;

          (iii) all payments and proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period;

          (iv) amounts received in respect of interest on Simple Interest Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective APRs (assuming that a payment is received on each Simple Interest Receivable on the due date thereof);

          (v) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances; and

          (vi) amounts released from the Pre-Funding Account.

     The Interest Distribution Amount and Principal Distribution Amount with respect to any Distribution Date will not be determined on the basis of the reconciliation methodology described under "Description of the Transfer and Servicing Agreements -- Distributions -- Allocation of Collections on Receivables; Reconciliation".

     Calculation of Distributable Amounts. The "Class A Distributable Amount" with respect to a Distribution Date shall be an amount equal to the sum of (i) the "Class A Principal Distributable Amount", consisting of the Class A Percentage of the Principal Distribution Amount, plus (ii) the "Class A Interest Distributable Amount", consisting of thirty (30) days' interest at the Class A Pass Through Rate on the Class A Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Final Scheduled Distribution Date, the Class A Principal Distributable Amount will include the lesser of (A) the Class A Percentage of any payments of principal due and remaining unpaid on each Receivable in the Trust as of the last day of the preceding Collection Period and (B) the portion of such amount necessary (after giving effect to the other amounts described above to be distributed to the Class A Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

     The "Class A Certificate Balance" shall equal, initially, $ and, thereafter, shall equal the initial Class A Certificate Balance reduced by all amounts previously distributed to Class A Certificateholders and allocable to principal.

     The "Class B Distributable Amount" with respect to a Distribution Date shall be an amount equal to the sum of (i) the "Class B Principal Distributable Amount", consisting of the Class B Percentage of the Principal Distribution Amount plus (ii) the "Class B Interest Distributable Amount", consisting of thirty (30) days' interest at the Class B Pass Through Rate on the Class B Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to the Class B Certificateholders will include the lesser of (i) the Class B Percentage of any payments of principal due and remaining unpaid with respect to the Receivables in the Trust as of the last day of the preceding Collection Period and (ii) the portion of the amount in clause (i) above that is necessary (after giving effect to all other amounts distributed to Class A and Class B Certificateholders on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

     The "Class B Certificate Balance" shall equal, initially, $ and, thereafter, shall equal the initial Class B Certificate Balance, reduced by all amounts previously distributed to Class B Certificateholders (or deposited in the Reserve Account, but not including the Reserve Account Initial Deposit) and allocable to principal and by Realized Losses.

     Calculation of Amounts to Be  Distributed.   Prior to each  Distribution
Date, the Servicer will calculate the Total Distribution Amount, the Class A Distributable Amount and the Class B Distributable Amount.

     The holders of the Class A Certificates will receive on any Distribution Date, to the extent of available funds, the Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall (each as defined below) as of the close of the preceding Distribution Date. On each Distribution Date on which the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class A Interest Carryover Shortfall at the Class A Pass Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class A Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date, the Class A Certificateholders shall be entitled generally to receive such amounts, first, from the Class B Percentage of the Interest Distribution Amount; second, if such amounts are insufficient, from the amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). The "Class A Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Interest Distributable Amount for such Distribution Date, plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class A Certificates actually received on such current Distribution Date.

     On each Distribution Date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class A Percentage of the Principal Distribution Amount on such Distribution Date, the Class A Certificateholders shall be entitled to receive such amounts first, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses); second, if such amounts are insufficient, from amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Interest Distribution Amount. The "Class A Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date.

     The holders of the Class B Certificates will receive on any Distribution Date, to the extent of available funds, the Class B Distributable Amount and any outstanding Class B Interest Carryover Shortfall and Class B Principal Carryover Shortfall (each as defined below) as of the close of the preceding Distribution Date. On each Distribution Date on which the sum of the Class B Interest Distributable Amount and any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class B Interest Carryover Shortfall at the Class B Pass Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class B Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled generally to receive such amounts, first, from the Class A Percentage of the Interest Distribution Amount that is not otherwise required to be distributed to the Class A Certificateholders as described above and, second, from the amount, if any, available in the Reserve Account (after giving effect to any withdrawals therefrom for distribution to the Class A Certificateholders on such Distribution Date). The "Class B Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class B Interest Distributable Amount for such Distribution Date, plus any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class B Certificates actually received on such current Distribution Date.

     On each Distribution Date on which the sum of the Class B Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class B
Percentage  of the  Principal Distribution Amount  on such  Distribution Date less  any  portion  thereof  required  to  be  distributed  to  the  Class  A
Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled to receive such amounts, first, from the Interest Distribution Amount that is not otherwise required to be distributed to the Class A or Class B Certificateholders as described above and, second, from amounts available in the Reserve Account (after giving effect to any withdrawals therefrom on such Distribution Date for distribution to the Class A Certificateholders and for distribution of interest to the Class B Certificateholders). The "Class B Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class B Principal Distributable Amount plus any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of Class B Certificates actually received on such current Distribution Date.

SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE ACCOUNT

     The rights of the Class B Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the Receivables as described herein and provided in the Agreement. The protection afforded to the Class A Certificateholders through subordination will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit by the Seller of the Reserve Account Initial Deposit and will be augmented by deposit therein on each
Distribution Date of the amount, if any, remaining from the Total Distribution Amount after the distributions due to the Certificateholders have been made until the amount in the Reserve Account reaches the Specified Reserve Account Balance for such Distribution Date.

     The Reserve Account will not be part of or otherwise includible in the Trust and will be a segregated trust account held by the Trustee. On each Distribution Date, (i) if the amounts on deposit in the Reserve Account are less than the Specified Reserve Account Balance for such Distribution Date, the Trustee will, after payment of any amounts required to be distributed to Certificateholders and the payment of the Servicing Fee due with respect to the related Collection Period (including any unpaid Servicing Fees with respect to prior Collection Periods) withdraw from the Collection Account and deposit in the Reserve Account the amount remaining in the Collection Account that would otherwise be distributed to the Company, or such lesser portion thereof as is sufficient to restore the amount in the Reserve Account to such Specified Reserve Account Balance for such Distribution Date, and (ii) if the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution
Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Trustee will release and distribute any such excess to the Company. Upon any such distribution to the Company, the Certificateholders will have no rights in, or claims to, such amounts.

     Amounts held from time to time in the Reserve Account will continue to be held for the benefit of holders of the Class A Certificates and holders of the Class B Certificates. Funds in the Reserve Account shall be invested as provided in the Agreement in Eligible Investments. The Company shall be entitled to receive all investment earnings on amounts in the Reserve Account. Investment income on amounts in the Reserve Account will not be available for distribution to the Certificateholders or otherwise subject to any claims or rights of the Certificateholders.

     The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time after the Closing Date will be affected by the delinquency, credit loss, repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

     The subordination of the Class B Certificates and the Reserve Account described above are intended to enhance the likelihood of receipt by Class A Certificateholders of the full amount of principal and interest on the Receivables due them and to decrease the likelihood that the Class A Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted and shortfalls could result.

     If on any Distribution Date the holders of the Class A Certificates do not receive the sum of the Class A Distributable Amount, the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account and the Class B Percentage of the Total Distribution Amount and applied to such deficiency, as described above), the holders of the Class B Certificates generally will not receive any portion of the Total Distribution Amount. While the Class B Certificateholders are entitled to receive amounts from the Reserve Account as described above, such entitlement is subordinated to the rights of the Class A Certificateholders to receive amounts from the Reserve Account as described above. If the Reserve Account becomes depleted, the Class B Certificateholders may experience shortfalls in the distributions due them and incur a loss on their investment.


                             ERISA CONSIDERATIONS


THE CLASS A CERTIFICATES

     Subject to the considerations set forth under "ERISA Considerations -- Senior Certificates Issued By Trusts That Do Not Issue Notes" in the Prospectus, the Class A Certificates may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or
Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

THE CLASS B CERTIFICATES

     The Class B Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the Class B Certificates under ERISA, see "ERISA Considerations" in the Prospectus.


                                 UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of (Class A) Certificates set forth opposite its name below:

                        PRINCIPAL AMOUNT OF              PRINCIPAL AMOUNT OF
UNDERWRITERS            CLASS A CERTIFICATES             CLASS B CERTIFICATES

                         $                                $

  Total  . . . . . . . . $                                $



     The Seller has been advised by the Underwriters that they propose initially to offer the (Class A) Certificates to the public at the prices set forth herein, and to certain dealers at such price less the initial concession not in excess of % per (Class A) Certificate. The Underwriters may allow, and such dealers may reallow, a concession not in excess of % per (Class A) Certificate to certain other dealers. After the initial public offering of the (Class A) Certificates, the public offering prices and such concessions may be changed.


                                LEGAL OPINIONS

     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Certificates will be passed upon for the Underwriters and certain federal income tax and other matters will be passed
upon for the Trust by (                 ). (                 may from time to
time render legal services to CFC and its affiliates).



                                INDEX OF TERMS


Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Certificate Prepayment Amount . . . . . . . . . . . . . . . . . . . . . .  S-
Certificate Prepayment Premium  . . . . . . . . . . . . . . . . . . . . .  S-
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
CFC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Chrysler  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A Certificate Balance . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A Distributable Amount  . . . . . . . . . . . . . . . . . . . . . .  S-
Class A Interest Carryover Shortfall  . . . . . . . . . . . . . . . . . .  S-
Class A Interest Distributable Amount . . . . . . . . . . . . . . . . . .  S-
Class A Pass Through-Rate . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A Principal Carryover Shortfall . . . . . . . . . . . . . . . . . .  S-
Class A Principal Distributable Amount  . . . . . . . . . . . . . . . . .  S-
Class B Certificate Balance . . . . . . . . . . . . . . . . . . . . . . .  S-
Class B Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class B Distributable Amount  . . . . . . . . . . . . . . . . . . . . . .  S-
Class B Interest Carryover Shortfall  . . . . . . . . . . . . . . . . . .  S-
Class B Interest Distributable Amount . . . . . . . . . . . . . . . . . .  S-
Class B Pass Through Rate . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class B Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class B Principal Carryover Shortfall . . . . . . . . . . . . . . . . . .  S-
Class B Principal Distributable Amount  . . . . . . . . . . . . . . . . .  S-
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Federal Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Final Scheduled Distribution Date . . . . . . . . . . . . . . . . . . . .  S-
Final Scheduled Maturity Date . . . . . . . . . . . . . . . . . . . . . .  S-
Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Initial Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Initial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Interest Distribution Amount  . . . . . . . . . . . . . . . . . . . . . .  S-
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Liquidated Receivables  . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Mandatory Repurchase  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
MMC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Pre Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Principal Distribution Amount . . . . . . . . . . . . . . . . . . . . . .  S-
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Realized Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Reserve Account Initial Deposit . . . . . . . . . . . . . . . . . . . . .  S-
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
SFAS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Specified Reserve Account Balance . . . . . . . . . . . . . . . . . . . .  S-
Subsequent Cutoff Date  . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Subsequent Receivables  . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Subsequent Transfer Date  . . . . . . . . . . . . . . . . . . . . . . . .  S-
Total Distribution Amount . . . . . . . . . . . . . . . . . . . . . . . .  S-
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  S-

===================================      ====================================

    NO  DEALER,  SALESMAN OR  OTHER
PERSON  HAS BEEN AUTHORIZED TO GIVE
ANY  INFORMATION  OR  TO  MAKE  ANY
REPRESENTATIONS  OTHER  THAN  THOSE
CONTAINED   OR    INCORPORATED   BY
REFERENCE   IN    THIS   PROSPECTUS
SUPPLEMENT  OR THE  PROSPECTUS AND,
IF  GIVEN OR MADE, SUCH INFORMATION
OR  REPRESENTATIONS  MUST  NOT   BE
RELIED   UPON.   THIS    PROSPECTUS
SUPPLEMENT  AND  THE PROSPECTUS  DO
NOT CONSTITUTE AN OFFER  TO SELL OR                                                                        PAGE
A SOLICITATION OF  AN OFFER TO  BUY                                                                         ---
ANY   SECURITIES  OTHER   THAN  THE
SECURITIES  OFFERED HEREBY,  NOR AN
OFFER  OF  THE  SECURITIES  IN  ANY
STATE  OR JURISDICTION IN WHICH, OR
TO ANY  PERSON TO WHOM,  SUCH OFFER                      $
WOULD  BE UNLAWFUL. THE DELIVERY OF          PREMIER AUTO TRUST 199  -
THIS PROSPECTUS SUPPLEMENT OR THE
PROSPECTUS AT ANY TIME DOES NOT IMPLY                    $
THAT INFORMATION HEREIN OR THEREIN
IS CORRECT AS OF ANY TIME SUBSEQUENT     % ASSET BACKED CERTIFICATES, CLASS A
TO ITS DATE.
                                                         $
       _____________________            (% ASSET BACKED CERTIFICATES, CLASS B)

         TABLE OF CONTENTS

         PROSPECTUS SUPPLEMENT
                                              CHRYSLER FINANCIAL CORPORATION
                                PAGE               SELLER AND SERVICER

Reports to Certificateholders . . S-
Summary of Terms  . . . . . . . . S-
Special Considerations  . . . . . S-
The Trust . . . . . . . . . . . . S-
The Receivables Pool  . . . . . . S-
Chrysler Financial Corporation. . S-
Weighted Average Life of the
  Certificates  . . . . . . . . . S-
Description of the Certificates . S-
ERISA Considerations  . . . . . . S-
Underwriting  . . . . . . . . . . S-        ---------------------------
Legal Opinions  . . . . . . . . . S-
Index of Terms  . . . . . . . . . S-           PROSPECTUS SUPPLEMENT

         PROSPECTUS                         ---------------------------

Available Information . . . . . .
Incorporation of Certain
  Documents by Reference  . . . .
Summary of Terms  . . . . . . . .
Special Considerations  . . . . .
The Trusts  . . . . . . . . . . .
The Receivables Pools . . . . . .
Weighted Average Life of the
  Securities  . . . . . . . . . .
Pool Factors and Trading
  Information . . . . . . . . . .
Use of Proceeds . . . . . . . . .
Chrysler Financial Corporation  .
Description of the Notes  . . . .
Description of the Certificates .
Certain Information Regarding
  the Securities  . . . . . . . .
Description of the Transfer
  and Servicing Agreements  . . .
Certain Legal Aspects of the
  Receivables . . . . . . . . . .
Certain Federal Income Tax
  Consequences  . . . . . . . . .
Certain State Tax Consequences
  with respect to Trusts
  for which a  Partnership
  Election Is Made  . . . . . . .
ERISA Considerations  . . . . . .
Plan of Distribution  . . . . . .
Legal Opinions  . . . . . . . . .
Index of Terms  . . . . . . . . .

         _____________________

    UNTIL  90 DAYS  AFTER THE  DATE
OF THIS PROSPECTUS SUPPLEMENT,  ALL
DEALERS  EFFECTING TRANSACTIONS  IN
THE  CERTIFICATES,  WHETHER OR  NOT
PARTICIPATING        IN        THIS
DISTRIBUTION,  MAY  BE REQUIRED  TO
DELIVER  A   PROSPECTUS  SUPPLEMENT
AND  A   PROSPECTUS.  THIS   IS  IN
ADDITION   TO  THE   OBLIGATION  OF
DEALERS  TO  DELIVER  A  PROSPECTUS
SUPPLEMENT  AND  A PROSPECTUS  WHEN                           , 199
ACTING  AS  UNDERWRITERS  AND  WITH
RESPECT TO THEIR UNSOLD  ALLOTMENTS
OR SUBSCRIPTIONS.

====================================       ==================================


Subject to Completion, dated August 1, 1997


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State.

PROSPECTUS SUPPLEMENT
---------------------
(TO PROSPECTUS DATED __________ __, 199__)
                                $_____________
                         PREMIER AUTO TRUST 199__-__
                     ____% ASSET BACKED NOTES, CLASS A-2
                     ____% ASSET BACKED NOTES, CLASS A-3
                     ____% ASSET BACKED NOTES, CLASS A-4
                      ____% ASSET BACKED NOTES, CLASS B
             CHRYSLER FINANCIAL CORPORATION, SELLER AND SERVICER
                           ------------------------
     Premier Auto Trust 199__-__ (the "Trust") will be governed pursuant to an Amended and Restated Trust Agreement to be dated as of __________ __,
199__,   among  Chrysler   Financial  Corporation  (the   "Seller"),  Premier
Receivables L.L.C., an indirectly wholly-owned subsidiary of the Seller (the "Company"), and Chase Manhattan Bank Delaware, as Owner Trustee. The Trust will issue $___________ aggregate principal amount of Class A-1 ______% Asset Backed Notes (the "Class A-1 Notes"), $___________ aggregate principal amount of Class A-2 ____% Asset Backed Notes (the "Class A-2 Notes"), $___________ aggregate principal amount of Class A-3 ____% Asset Backed Notes (the "Class A-3 Notes"), $___________ aggregate principal amount of Class A-4 ____% Asset Backed
                                          (Cover continued on following page)
                           ------------------------
    THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT
        OBLIGATIONS OF OR INTERESTS IN CHRYSLER FINANCIAL CORPORATION,
           THE COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE
               OF THE NOTES OR THE RECEIVABLES ARE INSURED OR
                      GUARANTEED BY ANY GOVERNMENTAL AGENCY.
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY IS
                                 A CRIMINAL OFFENSE.




                              Original            Price to        Underwriting       Proceeds to
                            Principal Amount       Public(1)          Discount      the Seller(1)(2)

Per Class A-2 Note  . . .     $                             %               %                     %
Per Class A-3 Note  . . .     $                             %               %                     %
Per Class A-4 Note  . . .     $                             %               %                     %
Per Class B Note  . . . .     $                             %               %                     %
Total . . . . . . . . . .     $                     $                 $                 $








(1)  Plus accrued interest, if any, from __________ __, 199__.
(2)  Before deducting expenses, estimated to be $_______.
                           ------------------------

     The Offered Notes are offered subject to prior sale and subject to the Underwriters' right to reject any order in whole or in part. It is expected that delivery of the Offered Notes will be made in book-entry form only through the facilities of The Depository Trust Company and Cedel Bank, societe anonyme and the Euroclear System on or about __________ __, 199__.
                           ------------------------
                  Underwriters of the Offered Class A Notes



                      UNDERWRITERS OF THE CLASS B NOTES



                           ------------------------
       The date of this Prospectus Supplement is __________ __, 199__.

(Continued from previous page)





Notes (the "Class A-4 Notes") and, together with the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes (the "Class A Notes"), and $__________ aggregate principal amount of Class B ____% Asset Backed Notes (the "Class B Notes") and, together with the Class A Notes (the "Notes") pursuant to an Indenture to be dated as of __________ __, 199__, between the Trust and The First National Bank of Chicago, as Indenture Trustee. The Class A-1 Notes are not being offered hereby. The Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes are collectively referred to herein as the "Offered Notes". The Class B Notes will be subordinated to the Class A Notes to the extent provided herein. The assets of the Trust will include a pool of motor vehicle retail installment sale contracts (the "Receivables"), secured by security interests in the motor vehicles financed thereby and including certain monies due or received thereunder on or after __________ __, 199__, transferred to the Trust by the Seller on the Closing Date. The Notes will be secured by the assets of the Trust pursuant to the Indenture, subject to the release of certain assets as collateral to the extent provided herein.

     Interest on the Notes will accrue at the respective fixed per annum interest rates specified above. Interest on the Notes will generally be payable on the sixth day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing __________ __, 199__. Principal of the Notes will be payable on each Distribution Date to the extent described herein; however, no principal payments will be made (i) on the Class A-2 Notes until the Class A-1 Notes have been paid in full, (ii) on the Class A-3 Notes until the Class A-2 Notes have been paid in full, (iii) on the Class A-4 Notes until the Class A-3 Notes have been paid in full or (iv) on the Class B Notes until the Class A-4 Notes have been paid in full.

     Each class of Notes will be payable in full on the applicable final scheduled Distribution Date as set forth herein. However, payment in full of a class of Notes could occur earlier than such dates as described herein. In addition, the Class A-4 Notes and Class B Notes will be subject to redemption in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to 10% or less of the initial aggregate principal balance of the Receivables purchased by the Trust.

     (Application will be made to list the Offered Notes on the Luxembourg Stock Exchange.)


     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "SPECIAL CONSIDERATIONS" HEREIN AND IN THE ACCOMPANYING PROSPECTUS.

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE OFFERED NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE OFFERED NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

     Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Offered Notes. Such transactions may include stabilizing and the purchase of Offered Notes to cover syndicate short positions. For a description of these activities, see "Underwriting" herein.



                            REPORTS TO NOTEHOLDERS

     Unless and until Definitive Notes are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Notes. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Seller, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.



                               SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer Premier Auto Trust 199__-__ (the "Trust" or the "Issuer"), a Delaware business trust to be governed pursuant to an Amended and Restated Trust Agreement dated as of __________ __, 199__ (as amended and supplemented from time to time, the "Trust Agreement"), among the Seller, the Owner Trustee and Premier Receivables L.L.C., a Michigan limited liability company that is indirectly wholly-owned by the Seller (the "Company").

Seller         Chrysler Financial Corporation (the "Seller" or "CFC").

Servicer       CFC (in such capacity, the "Servicer").


Indenture      __________________________________, as trustee under
 Trustee       the Indenture (the "Indenture Trustee").

Owner Trustee  _____________________________, as trustee under the Trust
               Agreement (the "Owner Trustee").


The Notes      The  Trust  will  issue  Asset  Backed Notes  pursuant  to  an
               Indenture to be dated as of __________ __, 199__ (as amended and supplemented from time to time, the "Indenture"), between the Issuer and the Indenture Trustee, as follows: (i) Class
               A-1 ______% Asset Backed Notes (the "Class A-1 Notes") in the aggregate initial principal amount of $___________; (ii) Class
               A-2 ____% Asset Backed Notes (the "Class A-2 Notes") in the aggregate initial principal amount of $___________; (iii)
               Class A-3 ____% Asset Backed Notes (the "Class A-3 Notes") in the aggregate initial principal amount of $___________; (iv)
               Class A-4 ____% Asset Backed Notes (the "Class A-4 Notes") in the aggregate initial principal amount of $___________ and (v)
               Class B ____% Asset Backed Notes (the "Class B Notes") in the aggregate initial principal amount of $__________. The Class
               A-1 Notes,  Class A-2  Notes, Class A-3  Notes and,  Class A-4
               Notes  are collectively  referred to  herein as  the  "Class A
               Notes", and the Class A Notes and the Class B Notes are collectively referred to herein as the "Notes". The Class A-1
               Notes are not being offered hereby, and it is expected that all of the Class A-1 Notes will be purchased on __________ __, 199__ (the "Closing Date") by CFC. The Class A-2 Notes, Class
               A-3 Notes, Class A-4 Notes and Class B Notes are referred to herein collectively as the "Offered Notes."

               The Notes will be secured by the assets of the Trust pursuant to the Indenture.


The
 Receivables   On  the  Closing  Date,   the  Trust  will  purchase
               Receivables having an aggregate principal balance of
               approximately $________________  (the "Initial  Pool
               Balance") as  of __________  __, 199__ (the  "Cutoff
               Date")  from the  Seller  pursuant  to  a  Sale  and
               Servicing Agreement to be dated as of __________ __,
               199__  (as amended  and  supplemented from  time  to
               time, the "Sale  and Servicing Agreement"),  between
               the  Trust  and  CFC, as  Seller  and  Servicer. See
               "Description   of   the   Transfer   and   Servicing
               Agreements --  Sale and  Assignment of  Receivables"
               herein  and in the  Prospectus. The Receivables have
               been selected from the contracts owned by the Seller
               based  on the  criteria specified  in  the Sale  and
               Servicing Agreement and described  herein and in the
               Prospectus.  As  of the  Cutoff  Date, the  weighted
               average annual  percentage rate  of the  Receivables
               was  approximately  _____%,   the  weighted  average
               remaining   maturity   of    the   Receivables   was
               approximately _____ months, and the weighted average
               original   maturity    of   the    Receivables   was
               approximately _____ months. No Receivable has a scheduled maturity later than __________ __, 20__
               (the "Final  Scheduled  Maturity  Date").  See  "The
               Receivables Pool" herein.

               The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors, Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, all for such Collection Period, and all losses realized on Receivables liquidated during such Collection Period.

Terms of
  the Notes    The   principal  terms  of  the  Notes  will  be  as
               described below:

  A. Distribution Dates       Payments of interest and principal on the Notes
                              will be made on the sixth day of each month or,
                              if any such  day is not a Business  Day, on the
                              next   succeeding   Business   Day   (each,   a
                              "Distribution Date"), commencing __________ __,
                              199__.  Each  reference to a "Payment  Date" in
                              the Prospectus  shall refer  to a  Distribution
                              Date herein.  Payments will be  made to holders
                              of record  of the Notes (the  "Noteholders") as
                              of   the   day   immediately   preceding   such
                              Distribution Date  or, if Definitive  Notes are
                              issued, as  of the  15th day  of the  preceding
                              month  (a "Record Date"). A "Business Day" is a
                              day other than   a Saturday, a Sunday  or a day
                              on   which   banking  institutions   or   trust
                              companies  in   the  City   of  New   York  are
                              authorized by law, regulation or executive order to be closed.

  B. Interest Rates           The Class A-1 Notes  will bear interest at the
                              rate of ______%  per annum  (the "Class  A-1
                              Rate"), the Class A-2 Notes will bear interest at the rate of ____% per annum (the "Class
                              A-2 Rate"), the Class A-3 Notes will bear interest at the rate of ____% per annum (the
                              "Class A-3 Rate"), the Class A-4 Notes will bear interest at the rate of ____% per annum
                              (the "Class A-4 Rate") and the Class B Notes will bear interest at the rate of ____% per annum
                              (the "Class B Rate").

                              The interest rates for the various classes of Notes are referred to herein collectively as "Interest Rates".

  C. Interest                 Interest on the outstanding principal amount of
                              the Notes will accrue at the applicable Interest
                              Rate from the Closing Date (in the case of the first Distribution Date) or from the sixth day of the month preceding the month of a Distribution Date to and including the fifth day of the month of such Distribution Date (each an "Interest Accrual Period"). Interest on each class of Notes (other than the Class A-1 Notes) will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
                              Interest on the Class A-1 Notes will be
                              calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360. See "Description of the Notes - Payments of Interest". Notwithstanding the Events of Default described in the Prospectus under the caption "Description of the Indenture -- The
                              Indenture -- Events of Default;  Rights upon
                              Event of Default", until the principal amount of the Class A-4 Notes has been paid in full, the failure to pay interest due on the Class B
                              Notes will not be an Event of Default.

  D. Principal      Principal   of  the  Notes   will  be  payable   on  each
                    Distribution  Date in an amount equal to the Noteholders'
                    Principal  Distributable  Amount for  the  calendar month
                    (the  "Collection  Period") preceding  such  Distribution
                    Date (in  the case  of the first  Distribution Date,  the
                    period from  and including  __________ __,  199__ to  and
                    including  __________ __, 199__)  to the extent  of funds
                    available   therefor.    The   "Noteholders'    Principal
                    Distributable  Amount"  will  equal the  sum  of  (i) the
                    Regular Principal  Distribution Amount (less,  during the
                    Collateral   Release   Period   described   below   under
                    "Overcollateralization  and Release  of Collateral",  the
                    Cash Release  Amount) plus (ii) the Accelerated Principal
                    Distribution Amount.  The "Regular Principal Distribution
                    Amount"  with respect to any Distribution Date will equal
                    the   amount   of   principal   paid   or,   in   certain
                    circumstances, scheduled to  be paid with respect  to the
                    Receivables plus, in certain circumstances, the principal
                    balance of  defaulted Receivables, as  calculated by  the
                    Servicer as described under  "Description of the Transfer
                    and   Servicing   Agreements   --   Distributions".   The
                    "Accelerated Principal Distribution  Amount" with respect
                    to a Distribution Date will equal the portion, if any, of
                    the Total Distribution Amount for the  related Collection
                    Period  that remains after  payment of (a)  the Servicing
                    Fee  (together with any portion of the Servicing Fee that
                    remains unpaid  from prior  Distribution Dates),  (b) the
                    interest  due on  the Notes,  (c)  the Regular  Principal
                    Distribution Amount, and (d) the amount, if any, required
                    to   be  deposited  in   the  Reserve  Account   on  such
                    Distribution Date.

          On the Business Day immediately preceding each Distribution Date (a "Determination Date"), the Indenture Trustee shall determine the amount in the Collection Account available for distribution on the related Distribution Date. Payments to Noteholders will be made on each Distribution Date in accordance with such determination. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on the Distribution Date such Collection Period out of collections for such Collection Period.

          No principal payments will be made (i) on the Class A-2 Notes until the Class A-1 Notes have been paid in full; (ii) on the Class A-3 Notes until the Class A-2 Notes have been paid in full; (iii) on the Class A-4 Notes until the Class A-3 Notes have been paid in full; or (iv) on the Class B Notes until the Class A-4 Notes have been paid in full.

          The outstanding principal amount of the Class A-1 Notes, to the extent not previously paid, will be payable on the _____________ Distribution Date (the "Class A-1 Final Scheduled Distribution Date"); the outstanding principal amount of the Class A-2 Notes, to the extent not previously paid, will be payable on the __________ Distribution Date (the "Class A-2 Final Scheduled Distribution Date"); the outstanding principal amount of the Class A-3 Notes, to the extent not previously paid, will be payable on the ___________ Distribution Date (the "Class A-3 Final Scheduled Distribution Date"); the outstanding principal amount of the Class A-4 Notes, to the extent not previously paid, will be payable on the __________ Distribution Date (the "Class A-4 Final Scheduled Distribution Date"); and the outstanding principal amount of the Class B Notes, to the extent not previously paid, will be payable on the ______________ Distribution Date (the "Class B Final Scheduled Distribution Date").

  E. Optional Redemption      The Class A-4 Notes  and Class B Notes  will be
                              redeemed  in whole,  but not  in  part, on  any
                              Distribution   Date  on   which  the   Servicer
                              exercises   its   option    to   purchase   the
                              Receivables,  which can  occur  after the  Pool
                              Balance  declines to 10% or less of the Initial
                              Pool Balance, at a redemption price equal to the unpaid principal amount of the Class A-4
                              Notes and Class B Notes plus accrued and unpaid interest thereon. See "Description of the Notes
                              -- Optional Redemption" herein.

Overcollateralization and
  Release of Collateral       The  Initial  Pool  Balance ($________________)
                              will  exceed  the initial  aggregate  principal
                              amount of  the  Notes  ($_____________)  by  an
                              amount  equal to  $_____________ (the  "Initial
                              Overcollateralization Amount"), which amount is
                              approximately  __%  of  the  initial  aggregate
                              principal amount of the Notes. Unless offset by
                              losses on the Receivables,  the distribution of
                              the Accelerated Principal  Distribution Amount,
                              if any, on  a Distribution Date is  expected to
                              cause  the  aggregate principal  amount  of the
                              Notes  to decrease faster than the Pool Balance
                              decreases,      thereby     increasing      the
                              Overcollateralization     Amount     and    the
                              Overcollateralization    Percentage.        The
                              "Overcollateralization Amount" in  respect of a
                              Distribution  Date is  equal  to (a)  the  Pool
                              Balance as  of the  beginning of  the preceding
                              Collection Period (the  "Related Pool Balance")
                              minus (b)  the aggregate  outstanding principal
                              amount  of  the  Notes after  giving  effect to
                              payments made  on  the Notes  on the  preceding
                              Distribution  Date  (the  "Note  Amount").  The
                              "Overcollateralization  Percentage" in  respect
                              of  a  Distribution   Date  is  the  percentage
                              derived from a fraction, the numerator of which
                              is  the Overcollateralization  Amount for  such
                              Distribution Date and  the denominator of which
                              is the  Related  Pool Balance.  Subject to  the
                              conditions   set    forth   below,    on   each
                              Distribution  Date, commencing  with the  First
                              Release Distribution Date, certain amounts of cash and Receivables will be released to the Trust, free of the lien of the Indenture, and thereupon paid or transferred to the Company.
                              Any such cash and Receivables released to the Company will not be available to make payments on the Notes.

          The release of cash and Receivables to the Trust (and then to the Company) is subject to the satisfaction of all of the following conditions:

               (1)  No release will  be permitted until the Distribution Date
          (the   "First   Release   Distribution   Date")   on   which    the
          Overcollateralization Amount is at least equal to:

                    (Initial Overcollateralization Amount)
                              plus

                    ((_%) x (Related Pool Balance minus
                    Initial Overcollateralization Amount))


               (2) Subject to condition (4) below, the aggregate principal balance of Receivables released in respect of a Distribution Date will equal:

                        Overcollateralization Amount
                                       less
                        Targeted Overcollateralization Amount.

          The "Targeted Overcollateralization Amount" for a Distribution Date is equal to:

                    (Note Amount)
                    ____________    minus (Note Amount)
                    (    (____%)  )

               (3) Subject to condition (4) below, the amount of cash released on a Distribution Date (the "Cash Release Amount") will equal (____%) of the Regular Principal Distribution Amount for such Distribution Date. However, on any Distribution Date the Cash Release Amount and any Receivables will be released only after the Noteholders shall have received principal in an amount at least equal to (____%) of the Regular Principal Distributable Amount for such Distribution Date.

               (4) The cumulative amount of cash and principal balances of Receivables released shall not exceed the Initial Overcollateralization Amount. Consequently, when such cumulative amount has been released, there will be no further release of cash or Receivables to the Trust pursuant to the release provisions described above, and the full Regular Principal Distribution Amount will thereafter again be distributable as principal to the Noteholders. The period during which such releases are permitted is the "Collateral Release Period".


Reserve Account          The  "Reserve  Account"  will  be  created  with  an
                         initial deposit by the Seller on the Closing Date of
                         cash or Eligible Investments having a value equal to
                         $__________   (the   "Specified    Reserve   Account
                         Balance"), which  is  __% of  the initial  aggregate
                         principal  amount  of  the   Notes.  If,  after  the
                         Collateral Release Period, the Overcollateralization
                         Percentage at any  time equals at least  ____%, then
                         the  Specified  Reserve  Account  Balance  will   be
                         $__________, which is ____% of the initial aggregate principal amount of the Notes.

          Funds will be withdrawn from the Reserve Account to the extent that the Total Distribution Amount with respect to any Collection Period remaining after the Servicing Fee is paid is less than the Noteholders' Distributable Amount and will be deposited in the Note Distribution Account for distribution to the Noteholders on the related Distribution Date. On each Distribution Date, the Reserve Account will be reinstated up to the Specified Reserve Account Balance to the extent of the portion, if any, of the Total Distribution Amount remaining after payment of the Servicing Fee and the deposit of the Noteholders' Distributable Amount into the Note Distribution Account. The Reserve Account will be maintained as an account in the name of the Indenture Trustee.

          Certain amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions made on such Distribution
          Date) in excess of the Specified Reserve Account Balance for such Distribution Date will be released to the Company (except to the extent described under "Description of the Transfer and Servicing Agreements -- Reserve Account").

Collection Account; Priority
  of Payments; Subordination
  of Class B Notes       Except under certain conditions  described herein or
                         as otherwise  acceptable to each Rating  Agency, the
                         Servicer  will  be  required  to  remit  collections
                         received with respect to the  Receivables within two
                         Business  Days of  receipt thereof  to  one or  more
                         accounts in the  name of the Indenture  Trustee (the
                         "Collection  Account").  Pursuant  to  the Sale  and
                         Servicing Agreement,  the  Servicer  will  have  the
                         revocable power to instruct the Indenture Trustee to
                         withdraw funds on deposit  in the Collection Account
                         and to apply such funds on each Distribution Date to
                         the following  (in the priority indicated):  (i) the
                         Servicing  Fee  for the  related  Collection Period,
                         together with any  unpaid Servicing Fees from  prior
                         Distribution  Dates,  to   the  Servicer,  (ii)  the
                         Noteholders' Interest  Distributable Amount  and the
                         Noteholders' Principal Distributable Amount into the
                         Note Distribution Account and (iii) the remaining balance, if any, to the Reserve Account.

          On each Distribution Date, the amount in the Note Distribution Account will be applied, first, to pay interest on the Class A Notes and to pay the Noteholders' Principal Distributable Amount (up to the outstanding principal amount of the Class A Notes) as principal of the Class A Notes in the order described herein and, second, to pay interest on the Class B Notes and, after the principal amount of the Class A-4 Notes has been reduced to zero, to pay the Noteholders' Principal Distributable Amount (less any portion thereof applied to the Class A-4 Notes on such Distribution Date) as principal of the Class B Notes (up to the outstanding principal amount of the Class B Notes).


Tax Status          In  the  opinion  of  Brown  &  Wood  LLP  ("Federal  Tax
                    Counsel"), for federal  income tax purposes, the  Offered
                    Notes will be  characterized as debt, and the  Trust will
                    not be  characterized as  an association  (or a  publicly
                    traded  partnership)  taxable  as a  corporation.    Each
                    Noteholder,  by the acceptance  of a Note,  will agree to
                    treat    the   Notes    as   indebtedness.    Alternative
                    characterizations of the Trust and the Class B Notes are possible, but would not generally result in materially adverse tax consequences to Class B Noteholders. See
                    "Certain Federal  Income  Tax  Consequences"  herein  and
                    "Certain  Federal Income  Tax Consequences"  and "Certain
                    State Tax Consequences" in the Prospectus for additional information concerning the application of federal income and Michigan tax laws to the Trust and the Notes.


ERISA Considerations          Subject to the considerations discussed under
                              "ERISA Considerations" herein and in the Prospectus, the Notes are eligible for purchase by employee benefit plans.

Rating of the Offered
  Notes It is a condition to the issuance of the Notes that the Offered Notes (other than the Class B Notes) be rated in the highest investment rating category, and that the Class B Notes be rated at least in the "A" category or its equivalent, by at least two nationally recognized rating agencies. There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant.




                            SPECIAL CONSIDERATIONS

     Limited Liquidity. There is currently no secondary market for the Notes offered hereby. Each Underwriter currently intends to make a market in the Notes offered hereby, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Noteholders with liquidity of investment or that it will continue for the life of the Notes offered hereby.


     Trust's Relationship to the Seller; Financial Condition of the Seller and Chrysler Corporation. CFC is not generally obligated to make any payments in respect of the Notes or the Receivables. However, if CFC were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Noteholders.

     Chrysler Corporation and its consolidated subsidiaries ("Chrysler") reported earnings before income taxes, extraordinary item, and the cumulative effect of a change in accounting principle of $___ billion in 199__, compared with $___ billion in 199__. Net earnings for 199__ were $___ billion, or $____ per common share, compared with $___ billion, or $____ per common share in 199__.

     Chrysler also reported earnings before income taxes and extraordinary item of $_____ million in the fourth quarter of 199__, compared with $_____ million in the fourth quarter of 199__. Net earnings for the fourth quarter of 199__ were $___ million, or $____ per common share, compared with $_____ million, or $____ per common share in the fourth quarter of 199__.

     CFC achieved net earnings of $___ million in 199__ compared to $___ million and $___ million in 199__ and 199__, respectively. The increase in net earnings for 199__ compared to 199__ primarily reflects net margin improvements partially offset by an increase in the provision for credit losses. The increase in net earnings for 199__ compared to 199__ primarily reflects higher levels of automotive financing, lower operating expenses and lower costs of bank facilities.

     Chrysler and CFC are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information regarding Chrysler and CFC reference is made to such reports and other information which are available as described under "Available Information" in the Prospectus.

     Subordination of the Class B Notes; Limited Assets. Distributions of interest and principal on the Class B Notes will be subordinated in priority of payment to interest and principal due on the Class A Notes. Consequently, the Class B Noteholders will not receive any payments on a Distribution Date unless the full amount of interest on and principal of the Class A Notes due on such Distribution Date has been paid to the Class A Noteholders. The Class B Noteholders will not receive any distributions of principal until the Distribution Date on which all of the Class A-4 Notes have been paid in full.

     The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. Holders of the Notes must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Notes, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Notes.

     Ratings of the Notes. It is a condition to the issuance of the Notes that each class of the Class A Notes be rated in the highest investment rating category, and that the Class B Notes be rated at least in the "A" category or its equivalent, by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes address the likelihood of the payment of principal and interest on the Notes pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.


                                  THE TRUST

GENERAL

     The Issuer, Premier Auto Trust 199__-__, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes, (iii) making payments on the Notes and (iv) engaging in other activities that are necessary or suitable to accomplish the foregoing or are incidental thereto or connected therewith.

     The Trust will initially be capitalized with equity (exclusive of the amounts deposited in the Reserve Account) equal to $__________, which is the difference between the aggregate principal amount of the Receivables as of the Cutoff Date and the initial aggregate principal amount of the Notes. The equity in the Trust (including the right to receive distributions from the Reserve Account) will be evidenced by certificates issued by the Trust to the Company, which may thereafter hold such equity or sell or otherwise transfer it. In the case of any such sale or transfer to another entity, such entity may become the "Company" for purposes of the events described under "Description of the Transfer and Servicing Agreements -- Insolvency Events" in the Prospectus and for other purposes. The net proceeds from the sale of the Notes will be used by the Trust to purchase the Receivables from the Seller pursuant to the Sale and Servicing Agreement.

     If the protection provided to the investment of the Noteholders by the Reserve Account is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Noteholders with respect to the Notes. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

     The Trust's principal offices are in Wilmington, Delaware, in care of Chase Manhattan Bank Delaware, as Owner Trustee, at the address listed below under "-- The Owner Trustee".

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes had taken place on such date:


     Class A-1 Notes          $
     Class A-2 Notes
     Class A-3 Notes
     Class A-4 Notes
     Class B Notes
     Equity
                    ------------------

             Total       $


THE OWNER TRUSTEE

     _____________________________ is the Owner Trustee under the Trust Agreement. _____________________________ is a Delaware banking corporation
and       its       principal       offices        are       located       at
_______________________________________________________. The  Seller and  its
affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.


                             THE RECEIVABLES POOL

     The pool of Receivables (the "Receivables Pool") will include only the Receivables purchased on the Closing Date. The Receivables were purchased, directly or indirectly, by the Seller from Dealers in the ordinary course of business and were selected from the Seller's portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools", as well as the requirement that, as of the Cutoff Date, each Receivable (i) had a principal balance of at least
($300) and (ii) was not more than 30 days past due (an account is not considered past due if the amount past due is less than 10% of the scheduled monthly payment). As of the Cutoff Date, no Obligor on any Receivable was noted in the related records of the Seller as being the subject of a bankruptcy proceeding, and no Obligor on any Receivable financed a Financed Vehicle under the Seller's "New-Finance Buyer Plan" program. No selection procedures believed by the Seller to be adverse to Noteholders were used in selecting the Receivables.

     Set  forth  in  the  following  tables  is  information  concerning  the
composition,  distribution  by   annual  percentage  rate  ("APR")   and  the
geographic distribution of the Receivables Pool as of the Cutoff Date.




                         PREMIER AUTO TRUST 199__-__
                     COMPOSITION OF THE RECEIVABLES POOL





WEIGHTED                                                  WEIGHTED          WEIGHTED
AVERAGE                                                    AVERAGE           AVERAGE        AVERAGE
APR OF          AGGREGATE               NUMBER OF         REMAINING         ORIGINAL       PRINCIPAL
RECEIVABLES     PRINCIPAL BALANCE      RECEIVABLES          TERM              TERM          BALANCE


    %          $                                                                            $












                         PREMIER AUTO TRUST 199__-__
                 DISTRIBUTION BY APR OF THE RECEIVABLES POOL




                                                                                         PERCENT OF
                                                                       AGGREGATE         AGGREGATE
                                                     NUMBER OF         PRINCIPAL         PRINCIPAL
                   APR RANGE                        RECEIVABLES         BALANCE           BALANCE(1)














___________________
(1)  Percentages may not add to 100.0% because of rounding.






                          PREMIER AUTO TRUST 199_-_
               GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL





                                  Percent of
                                  Aggregate
                                  Principal                                      Percent of Aggregate
State(2)                         Balance(1)        State(2)                      Principal Balance(1)










___________________
(1)  Percentages may not add to 100.0% because of rounding.

(2)  Based on physical addresses of the dealers originating the receivables.


     Approximately _____% of the aggregate principal balance of the Receivables, constituting _____% of the number of the Receivables, represent previously titled vehicles. Approximately _____% of the aggregate principal balance of the Receivables represent financing of vehicles manufactured or distributed by Chrysler. All of the Receivables are Simple Interest Receivables. Approximately ____% of the Receivables are Fixed Value Receivables. See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Simple Interest Receivables and Fixed Value Receivables.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Set forth below is certain information concerning the experience of the Seller and its United States subsidiaries pertaining to retail new and used automobile and light duty truck receivables, including those previously sold which CFC continues to service. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below.



                          DELINQUENCY EXPERIENCE(1)


                                                   AT DECEMBER 31,
                                          1996                   1995                    1994
                                   NUMBER                  NUMBER                  NUMBER
                                     OF                      OF                      OF
                                 CONTRACTS     AMOUNT    CONTRACTS     AMOUNT     CONTRACTS     AMOUNT
                                                         (DOLLARS IN MILLIONS)

Portfolio . . . . . . . . . .    1,679,880     $21,197    1,653,533    $20,913    1,444,736     $16,977
Period of Delinquency
  31-60 Days  . . . . . . . .       65,297        $843       55,507       $720       25,888        $293
  61 Days or More . . . . . .        8,175         118        6,792        100        2,085          27
Total Delinquencies . . . . .       73,472        $961       62,299       $820       27,973        $320
Total Delinquencies
  as a Percent of
  the Portfolio . . . . . . .        4.37%        4.53%       3.77%      3.92%        1.94%       1.88%





                                                            AT DECEMBER 31,
                                          1993                   1992                    1991
                                   NUMBER                  NUMBER                  NUMBER
                                     OF                      OF                      OF
                                 CONTRACTS     AMOUNT    CONTRACTS     AMOUNT    CONTRACTS     AMOUNT
                                                         (DOLLARS IN MILLIONS)

Portfolio . . . . . . . . . .    1,352,218    $14,116     1,344,799    $12,082    1,437,451    $11,994
Period of Delinquency
  31-60 Days  . . . . . . . .       16,350       $153        15,964       $134       21,025       $180
  61 Days or More . . . . . .        1,383         15         1,376         13        2,048         20
Total Delinquencies . . . . .       17,733       $168        17,340       $147       23,073       $200
Total Delinquencies as a
  Percent of the Portfolio  .        1.31%      1.19%         1.29%      1.22%        1.61%      1.67%




___________________
(1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sale contracts on vehicles other than automobiles and light duty trucks and includes previously sold contracts which CFC continues to service.



                    CREDIT LOSS/REPOSSESSION EXPERIENCE(1)

                                              YEAR ENDED DECEMBER 31,
                                  1996        1995        1994        1993         1992        1991
                                                        (DOLLARS IN MILLIONS)
Average Amount Outstanding
  During the Period . . . .     $21,062      $19,486     $15,517     $12,882      $11,818     $12,709

Average Number of Contracts
  Outstanding During the
  Period  . . . . . . . . .    1,671,405    1,572,963   1,396,497   1,341,084    1,382,898   1,517,178

Percent of Contracts
  Acquired During the
  Period with Recourse
  to the Dealer  . . . . . .     9.05%        14.8%        17.0%       16.2%       15.8%       21.7%


Repossessions as a Percent
  of Average Number of
  Contracts Outstanding . . .    3.82%        3.05%         2.36%       2.15%       2.31%       2.63%

Net Losses as a Percent of
  Liquidations(2)(3)  . . .      3.17%        2.25%         1.38%       1.34%       1.71%       2.28%

Net Losses as a Percent of
  Average Amount
  Outstanding(2)  . . . . .      1.68%        1.16%         0.73%       0.75%       0.97%       1.21%



___________________
(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sales contracts on vehicles other than automobiles and light duty trucks and includes previously sold contracts that CFC continues to service.

(2) Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.

(3) Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs.



     The net loss figures above reflect the fact that the Seller had recourse to Dealers on a portion of its retail installment sale contracts. By aggregate principal balance, approximately ____% of the Receivables represent contracts with recourse to Dealers. The Seller applies underwriting standards to the purchase of contracts without regard to whether recourse to Dealers is provided. Based on its experience, the Seller believes that there is no material difference between the rates of delinquency and repossession on contracts with recourse against Dealers as compared to contracts without recourse against Dealers. However, the net loss experience of contracts without recourse against Dealers is higher than that of contracts with recourse against Dealers because, under its recourse obligation, the Dealer is responsible to the Seller for payment of the unpaid balance of the contract, provided that the Seller repossesses the vehicle from the retail buyer and returns it to the Dealer within a specified time. In the event of a Dealer's bankruptcy, a bankruptcy trustee might attempt to characterize recourse sales of contracts as loans to the Dealer secured by the contracts. Such an attempt, if successful, could result in payment delays or losses on the affected Receivables.


                        CHRYSLER FINANCIAL CORPORATION

     Information regarding the Seller is set forth under "Chrysler Financial Corporation" in the Prospectus. In addition, as of ____________, 199__, the Seller had approximately _____ employees and was managing $____ billion in finance receivables and provided financial services to automobile dealers and their customers through ___ zone offices in the United States. During 199__, the Seller financed or leased approximately _______ new and used vehicles at retail, including approximately _______ new Chrysler passenger cars and light duty trucks, representing ___% of Chrysler's U.S. retail and fleet deliveries. The Seller also financed at wholesale approximately _________ new Chrysler passenger cars and light duty trucks, representing ___% of Chrysler's U.S. factory unit sales for the year ended ____________, 199__.




                      WEIGHTED AVERAGE LIFE OF THE NOTES

     Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the Prospectus. No principal payments will be made on the Class A-2 Notes until all Class A-1 Notes have been paid in full; no principal payments will be made on the Class A-3 Notes until all Class A-2 Notes have been paid in full; no principal payments will be made on the Class A-4 Notes until all Class A-3 Notes have been paid in full and no principal payments will be made on the Class B Notes until the Class A-4 Notes have been paid in full. See "Description of the Notes -- Payments of Principal" herein. As the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of the Notes could occur significantly earlier than their respective final scheduled Distribution Dates. In addition, the rate of payment of principal of each class of Notes will be affected by the Accelerated Principal Distribution Amounts applied to the payment of the principal of the Notes and, during the Collateral Release Period, the reduction in the amount of the Regular Principal Distribution Amount that is applied to the payment of principal of the Notes. Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yields on their respective Notes.




                           DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Notes. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made. The First National Bank of Chicago, a national banking association, will be the Indenture Trustee under the Indenture.

PAYMENTS OF INTEREST

     Each class of Notes will constitute (Fixed Rate Securities), as such term is defined under "Certain Information Regarding the Securities -- Fixed Rate Securities" in the Prospectus. Interest on the principal balances of the classes of the Notes will accrue at their respective per annum Interest Rates and will be payable to the Noteholders monthly on each Distribution Date, commencing ____________, 199_. Interest on the outstanding principal amount of the Notes will accrue at the applicable Interest Rate from the Closing Date (in the case of the first Distribution Date) or from the sixth day of the month preceding the month of a Distribution Date to and including the fifth day of the month of the Distribution Date (each an "Interest Accrual Period"). Interest on the Notes (other than the Class A-1 Notes) will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360. Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee and from the Reserve Account. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

     Interest payments to all classes of Class A Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case each class of Class A Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Class A Noteholders) of the aggregate amount available to be distributed in respect of interest on the Class A Notes. The Class B Noteholders will receive interest on the Class B Notes only to the extent of the funds remaining after payment of principal and interest due on the Class A Notes. However, notwithstanding the Events of Default described in the Prospectus under the caption "Description of the Indenture -- The Indenture -- Events of Default; Rights upon Event of Default", until the principal amount of the Class A-4 Notes has been paid in full, the failure to pay interest due on the Class B Notes will not be an Event of Default.

PAYMENTS OF PRINCIPAL

     Principal payments will be made to the Noteholders on each Distribution Date in an amount generally equal to the sum of (i) the Regular Principal Distribution Amount (less the Cash Release Amount during the Collateral Release Period) plus (ii) the Accelerated Principal Distribution Amount. The "Regular Principal Distribution Amount" with respect to any Distribution Date will equal the sum of principal payments received with respect to the Receivables during the preceding Collection Period or, in certain cases, scheduled to be paid during such Collection Period plus the principal balances of defaulted Receivables written off in respect of such Collection Period, subject to certain limitations. The "Accelerated Principal Distribution Amount" with respect to any Distribution Date will equal the portion, if any, of the Total Distribution Amount for the related Collection Period that remains after payment of (a) the Servicing Fee, (b) the Noteholders' Interest Distributable Amount, (c) the Regular Principal Distribution Amount, and (d) the amount, if any, required to be deposited in the Reserve Account on such Distribution Date. Principal payments on the Notes will generally be derived from the Total Distribution Amount and the amount, if any, in the Reserve Account remaining after the payment of the
Servicing Fee and the Noteholders'  Interest  Distributable  Amount   and,
in  the  case   of  any Accelerated Principal Distribution Amount, the
amount, if any, required to be deposited into the Reserve Account. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

     On the Business Day immediately preceding each Distribution Date (a "Determination Date"), the Indenture Trustee shall determine the amount in the Collection Account for the related Collection Period allocable to interest and the amount allocable to principal on an actual basis, and payments to Noteholders on the following Distribution Date will be based on such allocation.

     On each Distribution Date, principal payments on the Notes will be applied in the following order of priority: (i) to the principal balance of the Class A-1 Notes until the principal balance of the Class A-1 Notes is reduced to zero; (ii) to the principal balance of the Class A-2 Notes until the principal balance of the Class A-2 Notes is reduced to zero; (iii) to the principal balance of the Class A-3 Notes until the principal balance of the Class A-3 Notes is reduced to zero; (iv) to the principal balance of the Class A-4 Notes until the principal balance of the Class A-4 Notes is reduced to zero; and (v) to the principal balance of the Class B Notes until the principal balance of the Class B Notes has been reduced to zero. It is expected that all of the Class A-1 Notes, which are not being offered hereby, will be purchased by CFC, which may hold or later resell such Notes. The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on the Class A-1 Final Scheduled Distribution Date; the principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on the Class A-2 Final Scheduled Distribution Date; the principal balance of the Class A-3 Notes, to the extent not previously paid, will be due on the Class A-3 Final Scheduled Distribution Date; the principal balance of the Class A-4 Notes, to the extent not previously paid, will be due on the Class A-4 Final Scheduled Distribution Date; and the principal balance of the Class B Notes, to the extent not previously paid, will be due on the Class B Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the respective Final Scheduled Distribution Dates set forth above based on a variety of factors, including those described under "Weighted Average Life of the Securities" herein and in the Prospectus.

OPTIONAL REDEMPTION

     The Class A-4 Notes and Class B Notes will be redeemed in whole, but not in part, on any Distribution Date after all the other classes of Notes have been paid in full on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Initial Pool Balance, as described in the Prospectus under "Description of the Transfer and Servicing Agreements -- Termination". The redemption price of the Class A-4 Notes and Class B Notes will be equal to the unpaid principal amount of such Notes plus accrued and unpaid interest thereon (the "Redemption Price").



             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the
Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Sale and Servicing Agreement will be filed with the Commission following the issuance of the Notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

     Certain information regarding the conveyance of the Receivables by the Seller to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

ACCOUNTS

     No Payahead Account will be established in relation to the Trust because all of the Receivables are Simple Interest Receivables. The assets of the Trust also will not include a Pre-Funding Account. All other Accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the Prospectus, as well as a Reserve Account, will be established by the Servicer and maintained with the Indenture Trustee in the name of the Indenture Trustee on behalf of the Noteholders.

NO ADVANCES

     The Servicer will not make Advances in respect of the Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be 1.00% per annum of the Pool Balance as of the first day of the related Collection Period. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on the Distribution Date following such Collection Period out of collections for such Collection Period. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.


DISTRIBUTIONS

     Deposits to Collection Account. On or before each Distribution Date, the Servicer will cause all collections and other amounts constituting the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date shall be the sum of the Interest Distribution Amount and the Regular Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

     The "Interest Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables allocable to interest; (ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (iv) Investment Earnings for such Distribution Date. The Interest Distribution Amount shall be determined on the related Determination Date on an actual basis.

     The "Regular Principal Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; (iv) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract; and (v) on the Distribution Date immediately following the Final Scheduled Maturity Date (the "Final Scheduled Distribution Date"), any amounts advanced by the Servicer with respect to principal on the Receivables. The Regular Principal Distribution Amount shall be determined on the related Determination Date on an actual basis.

     The Interest Distribution Amount and the Regular Principal Distribution Amount on any Distribution Date shall exclude all payments and proceeds (including Liquidation Proceeds) of any Receivables, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period.

     Deposits to the Distribution Account. On each Distribution Date, the Servicer will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of the amount then on deposit in the Collection Account, in the following order of priority:

          (i) to the Servicer, from the Interest Distribution Amount (as so allocated) the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

               (ii) to the Note Distribution Account, from the Total Distribution Amount remaining after the payment of the Servicing Fee for the related Collection Period and all unpaid Servicing Fees from prior Collection Periods, the Noteholders' Interest Distributable Amount;

          (iii)     to  the  Note   Distribution  Account,  from   the  Total
     Distribution Amount remaining  after the application of  clauses (i) and
     (ii), the Noteholders' Principal Distributable Amount; and

          (iv)  the remaining balance, if any, to the Reserve Account.

     For purposes hereof, the following terms shall have the following meanings:

          "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

          "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

          "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related Interest Accrual Period on each class of Notes at the respective Interest Rate for such class on the outstanding principal balance of the Notes of such class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing
     Date), after giving effect to all payments of principal to the Noteholders of such class on or prior to such Distribution Date.

          "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by each class of the Notes for the related Interest Accrual Period.

          "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes; and provided, further, that (i) the Noteholders' Principal Distributable Amount on the Class A-1 Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-1 Notes to zero; (ii) the Noteholders' Principal Distributable Amount on the Class A-2 Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-2 Notes to zero; (iii) on the Class A-3 Final Scheduled Distribution Date the Noteholders' Principal Distributable Amount shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-3 Notes to zero; (iv) on the Class A-4 Final Scheduled Distribution Date the Noteholders' Principal Distributable Amount shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-4 Notes to zero; and (v) on the Class B Final Scheduled Distribution Date the Noteholders' Principal Distributable Amount shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class B Notes to zero.

          "Noteholders' Monthly Principal Distributable Amount" means, with respect to each Distribution Date, the sum of (i) the Regular Principal Distribution Amount (less the Cash Release Amount for such Distribution Date during the Collateral Release Period) and (ii) the Accelerated Principal Distribution Amount.

          "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

     On  each  Distribution  Date,  all   amounts  on  deposit  in  the  Note
Distribution Account (other than Investment Earnings) will be generally paid in the following order of priority:

          (i) to the applicable Class A Noteholders, accrued and unpaid interest on the outstanding principal balance of the applicable class of Notes at the applicable Interest Rate;

          (ii) the Noteholders' Principal Distributable Amount in the following order of priority:

               (a) to the Class A-1 Noteholders in reduction of principal until the principal balance of the Class A-1 Notes has been reduced to zero;

               (b) to the Class A-2 Noteholders in reduction of principal until the principal balance of the Class A-2 Notes has been reduced to zero;

               (c) to the Class A-3 Noteholders in reduction of principal until the principal balance of the Class A-3 Notes has been reduced to zero;

               (d) to the Class A-4 Noteholders in reduction of principal until the principal balance of the Class A-4 Notes has been reduced to zero; and

          (iii) to the Class B Noteholders, accrued and unpaid interest on the outstanding principal balance of the Class B Notes at the Class B Rate; and

          (iv) to the Class B Noteholders in reduction of principal until the principal balance of the Class B Notes has been reduced to zero.

OVERCOLLATERALIZATION AND RELEASE OF COLLATERAL

     The Initial Pool Balance ($________________) will exceed the initial aggregate principal amount of the Notes ($_____________) by an amount equal to $_____________ (the "Initial Overcollateralization Amount"), which amount is approximately __% of the initial aggregate principal amount of the Notes. Unless offset by losses on the Receivables, the distribution of the Accelerated Principal Distribution Amount, if any, on a Distribution Date is expected to cause the aggregate principal amount of the Notes to decrease faster than the Pool Balance decreases, thereby increasing the Overcollateralization Amount and the Overcollateralization Percentage. The "Overcollateralization Amount" in respect of a Distribution Date is equal to
(a) the Pool Balance as of the beginning of the preceding Collection Period (the "Related Pool Balance") minus (b) the aggregate outstanding principal amount of the Notes after giving effect to payments made on the Notes on the preceding Distribution Date (the "Note Amount"). The "Overcollateralization Percentage" in respect of a Distribution Date is the percentage derived from a fraction, the numerator of which is the Overcollateralization Amount for such Distribution Date and the denominator of which is the Related Pool Balance. Subject to the conditions set forth below, on each Distribution Date, commencing with the First Release Distribution Date, certain amounts of cash and Receivables will be released to the Trust, free of the lien of the Indenture, and thereupon paid or transferred to the Company. Any such cash and Receivables released to the Company will not be available to make payments on the Notes.

     The release of cash and Receivables to the Trust (and then to the Company) is subject to the satisfaction of all of the following conditions:

     (1) No release will be permitted until the Distribution Date (the "First Release Distribution Date") on which the Overcollateralization Amount is at least equal to:

                    (Initial Overcollateralization Amount)
                                     plus
  ((_%) X (Related Pool Balance minus Initial Overcollateralization Amount))

     (2) Subject to condition (4) below, the aggregate principal balance of Receivables released in respect of a Distribution Date will equal:.

   Overcollateralization Amount less Targeted Overcollateralization Amount

The "Targeted Overcollateralization Amount" for a Distribution Date is equal to:

                   (Note Amount)
                    ____________    minus (Note Amount)
                    (    (____%)  )

     (3) Subject to condition (4) below, the amount of cash released on such Distribution Date (the "Cash Release Amount") will equal (___%) of the Regular Principal Distribution Amount for such Distribution Date. However, on any Distribution Date the Cash Release Amount and any Receivables will be released only after the Noteholders shall have received principal in an amount at least equal to (____%) of the Regular Principal Distributable Amount for such Distribution Date.

     (4) The cumulative amount of cash and principal balances of Receivables released shall not exceed the Initial Overcollateralization Amount. Consequently, when such cumulative amount has been released, there will be no further release of cash or Receivables to the Trust pursuant to the release provisions described above, and the full Regular Principal Distribution Amount will thereafter again be distributable as principal to the
Noteholders. The period during which such releases are permitted is the "Collateral Release Period".

RESERVE ACCOUNT

     The protection afforded to the Noteholders will be effected both by the Overcollateralization Amount and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit by the Seller on the Closing Date of cash or Eligible Investments in the amount of $__________ (the "Specified Reserve Account Balance"), which is ____% of the initial aggregate principal amount of the Notes. If, after the Collateral Release Period, the Overcollateralization Percentage at any time equals at least ____%, then the Specified Reserve Account Balance will be $__________, which is ____% of the initial aggregate principal amount of the Notes.

     Amounts held from time to time in the Reserve Account will continue to be held for the benefit of Noteholders. On each Distribution Date, funds will be withdrawn from the Reserve Account to the extent that the Total Distribution Amount (after the payment of the Servicing Fee) with respect to any Collection Period is less than the Noteholders' Distributable Amount and will be deposited in the Note Distribution Account. On each Distribution Date, the Reserve Account will be reinstated up to the Specified Reserve Account Balance to the extent of the portion, if any, of the Total Distribution Amount remaining after payment of the Servicing Fee and the deposit of the Noteholders' Distributable Amount into the Note Distribution Account.

     If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits therein or other withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, except as described below and subject to certain limitations, the Servicer shall instruct the Indenture Trustee to distribute such excess to the Company. Upon any distribution to the Company of amounts from the Reserve Account, the Noteholders will not have any rights in, or claims to, such amounts. Subsequent to any reduction or withdrawal by any Rating Agency of its rating of any class of Class A Notes, unless such rating has been restored, any such excess released from the Reserve Account on a Distribution Date will be deposited in the Note Distribution Account for payment to Class A Noteholders as an accelerated payment of principal on such Distribution Date.

     After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Notes and (ii) the outstanding principal balance of the Notes, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the Company.

     The Overcollateralization Amount and the Reserve Account are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders could result, which could, in turn, increase the average life of the Notes.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Brown & Wood LLP, counsel for the Underwriters and special tax counsel for the Trust, for federal income tax purposes, the Offered Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. If, contrary to the above opinion, the IRS successfully asserted that the Class B Notes did not represent debt for federal income tax purposes, such Notes might be treated as equity interests in the Trust. In the event the Class B Notes were treated as interests in a partnership, the consequences governing the Certificates as equity interests in a partnership described in the Prospectus under "TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE -- Tax Consequences to Holders of the Certificates" would apply to the holders of such Notes.


                             ERISA CONSIDERATIONS

     The Offered Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of an Offered Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Offered Notes under ERISA, see "ERISA Considerations" in the Prospectus.

     The Offered Notes may not be purchased with the assets of a Plan if the Seller, the Indenture Trustee, the Owner Trustee or any of their affiliates
(a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.


                                 UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Underwriters named below (collectively, the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of the Offered Notes set forth opposite its name below:





                            Class A-2 Notes

                                                            $


Total  . . . . . . . . . . . . . . . . . . . . .            $


                            Class A-3 Notes

                                                             Principal
                                                             Amount
                                                             $




Total  . . . . . . . . . . . . . . . . . . . . .             $



                             Class A-4 Notes

                                                              Principal
                                                              Amount
                                                              $



Total  . . . .. . . . . . . . . . . . . . . . . .             $



                              Class B Notes
                                                               Principal
                                                               Amount

                                                               $

Total  . . . . . . . . . . . . . . . . . . . . . .             $






     The Seller has been advised by the Underwriters that they propose initially to offer the Offered Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of _____% per Class A-2 Note, _____% per Class A-3 Note, _____% per Class A-4 Note and _____% per Class B Note. The Underwriters may allow and such dealers may reallow a concession not in excess of _____% per Class A-2 Note, _____% per Class A-3 Note, _____% per Class A-4 Note and _____% per Class B Note to certain other dealers. After the initial public offering of the Offered Notes, the public offering price and such concessions may be changed.

     Until the distribution of the Offered Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Notes.


     If the Underwriters create a short position in the Offered Notes in connection with the offering, i.e., if they sell more Offered Notes than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Offered Notes in the open market.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Seller nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Notes. In addition, neither the Seller nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Each Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell, any Offered Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Offered Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Seller or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.


                                LEGAL OPINIONS

     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Offered Notes will be passed upon for the Underwriters and certain federal income tax and other matters will be passed upon for the Trust by Brown & Wood LLP, New York, New York. Brown & Wood LLP may from time to time render legal services to Chrysler Financial Corporation and its affiliates.



                                INDEX OF TERMS

Accelerated Principal Distribution Amount . . . . . . . . . . . . . . . .  S-
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Cash Release Amount . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
CEDEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
CEDEL Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
CFC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Chrysler  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A-1 Final Scheduled Distribution Date . . . . . . . . . . . . . . .  S-
Class A-1 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A-1 Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A-2 Final Scheduled Distribution Date . . . . . . . . . . . . . . .  S-
Class A-2 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A-2 Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A-3 Final Scheduled Distribution Date . . . . . . . . . . . . . . .  S-
Class A-3 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A-3 Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A-4 Final Scheduled Distribution Date . . . . . . . . . . . . . . .  S-
Class A-4 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A-4 Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class B Final Scheduled Distribution Date . . . . . . . . . . . . . . . .  S-
Class B Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class B Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Collateral Release Period . . . . . . . . . . . . . . . . . . . . . . . .  S-
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Cooperative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
CTAS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Depositaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
EITF  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
ESI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Euroclear Participants  . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Federal Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Final Scheduled Distribution Date . . . . . . . . . . . . . . . . . . . .  S-
Final Scheduled Maturity Date . . . . . . . . . . . . . . . . . . . . . .  S-
First Release Distribution Date . . . . . . . . . . . . . . . . . . . . .  S-
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Initial Overcollateralization Amount  . . . . . . . . . . . . . . . . . .  S-
Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Interest Accrual Period . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Interest Distribution Amount  . . . . . . . . . . . . . . . . . . . . . .  S-
Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Liquidated Receivables  . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Michigan Tax Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Note Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Noteholders' Distributable Amount . . . . . . . . . . . . . . . . . . . .  S-
Noteholders' Interest Carryover Shortfall . . . . . . . . . . . . . . . .  S-
Noteholders' Interest Distributable Amount  . . . . . . . . . . . . . . .  S-
Noteholders' Monthly Interest Distributable Amount  . . . . . . . . . . .  S-
Noteholders' Monthly Principal Distributable Amount . . . . . . . . . . .  S-
Noteholders' Principal Carryover Shortfall  . . . . . . . . . . . . . . .  S-
Noteholders' Principal Distributable Amount . . . . . . . . . . . . . . .  S-
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Offered Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Overcollateralization Amount  . . . . . . . . . . . . . . . . . . . . . .  S-
Overcollateralization Percentage  . . . . . . . . . . . . . . . . . . . .  S-
Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
PEI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Realized Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Regular Principal Distribution Amount . . . . . . . . . . . . . . . . . .  S-
Related Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Sale and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . .  S-
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Specified Reserve Account Balance . . . . . . . . . . . . . . . . . . . .  S-
Targeted Overcollateralization Amount . . . . . . . . . . . . . . . . . .  S-
Terms and Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Thrifty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Total Distribution Amount . . . . . . . . . . . . . . . . . . . . . . . .  S-
Transfer and Servicing Agreements . . . . . . . . . . . . . . . . . . . .  S-
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  S-











Subject to completion, dated August 1, 1997


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State.


PROSPECTUS
----------
                             PREMIER AUTO TRUSTS
                              ASSET BACKED NOTES
                          ASSET BACKED CERTIFICATES
                            ---------------------
                        CHRYSLER FINANCIAL CORPORATION
                             SELLER AND SERVICER
                            ---------------------
     The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust (each, a "Trust"). Each Trust will be formed pursuant to either (i) a Trust Agreement to be entered into among Chrysler Financial Corporation ("CFC"), as seller, the Trustee specified in the related Prospectus Supplement (the "Trustee") and an entity which will be specified in the related Prospectus Supplement and which initially will be owned, directly or indirectly, by CFC (such entity, as identified in the related Prospectus Supplement, the "Company"), or (ii) a Pooling and Servicing Agreement to be entered into between the Trustee and CFC, as seller and servicer. A Trust may issue one or more series of Securities. If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust or, if the related Trust issues more than one series of Securities, a separate subdivision of such Trust allocated to such series of Certificates. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust will include a pool of motor vehicle retail installment sale contracts secured by new or used automobiles and light duty trucks (the "Receivables"), certain monies due or received thereunder on and after the applicable Cutoff Date set forth in the related Prospectus Supplement, security interests in the vehicles financed thereby and certain other property and may include certain other assets, all as described herein and in the related Prospectus Supplement (collectively, with respect to a series of Securities issued by such Trust, the "Series Trust Property"). If the Trust issues more than one series of Securities, the Securities of a series will be supported solely by the Series Trust Property allocated to such series and will not have any rights in or claim on, or receive any payments from, the Series Trust Property allocated to any other series of Securities issued by such Trust. In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Trustee or the Indenture Trustee, which will be used to purchase additional motor vehicle retail installment sale contracts (the "Subsequent Receivables") from CFC from time to time during the Funding Period specified in the related Prospectus Supplement.

     Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes and/or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

     EXCEPT AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT
REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, CHRYSLER FINANCIAL CORPORATION, THE APPLICABLE COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "SPECIAL CONSIDERATIONS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.


                           ------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

 Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.
                         ---------------------
              The date of this Prospectus is ____________, 199_.





                            AVAILABLE INFORMATION

     Chrysler Financial Corporation, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to any Notes and the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Chrysler Financial Corporation, that file electronically with the Commission.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by Chrysler Financial Corporation, as originator of the Trust referred to in the accompanying Prospectus Supplement, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Chrysler Financial Corporation will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, Chrysler Financial Corporation, 27777 Franklin Road, Southfield, Michigan 48034-8286 (Telephone: 248-948-3058).


                               SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms".

  Issuer  . . . . . . . . . . . . .       With  respect  to  each  series  of
                                          Securities, the trust (referred  to
                                          herein  as   the  "Trust"   or  the
                                          "Issuer")  formed or  to be  formed
                                          pursuant   to   either   a    Trust
                                          Agreement    (as    amended     and
                                          supplemented from  time to  time, a
                                          "Trust   Agreement")    among   the
                                          Seller, the Company  for such Trust
                                          and the  Trustee for such  Trust or
                                          a  Pooling and  Servicing Agreement
                                          (as  amended and  supplemented from
                                          time  to  time,  the  "Pooling  and
                                          Servicing  Agreement") between  the
                                          Trustee   and   Chrysler  Financial
                                          Corporation,    as    Seller    and
                                          Servicer.  A Trust  may issue on or
                                          more series of Securities.

  Seller  . . . . . . . . . . . . .       Chrysler   Financial    Corporation
                                          ("CFC"  or,  in   its  capacity  as
                                          seller, the "Seller").

  Servicer  . . . . . . . . . . . .       Chrysler Financial Corporation  (in
                                          such capacity, the "Servicer").

  Trustee . . . . . . . . . . . . .       With  respect  to  each  series  of
                                          Securities,  the Trustee  specified
                                          in    the     related    Prospectus
                                          Supplement.

  Indenture Trustee . . . . . . . .       With  respect  to  any   applicable
                                          series    of    Securities,     the
                                          Indenture    Trustee  specified  in
                                          the related Prospectus Supplement.

  The Notes . . . . . . . . . . . .       A series of  Securities may include
                                          one  or  more   classes  of  Notes,
                                          which  will be  issued pursuant  to
                                          an Indenture between  the Trust and
                                          the  Indenture Trustee  (as amended
                                          and   supplemented  from   time  to
                                          time, an  "Indenture"), and  may or
                                          may  not include  any Certificates.
                                          The  related  Prospectus Supplement
                                          will   specify   which   class   or
                                          classes, if  any, of  Notes of  the
                                          related  series  are being  offered
                                          thereby.   If  a Trust  issues more
                                          than  one  series   of  Notes,  the
                                          Notes of a  series will be  secured
                                          solely   by   the   Series    Trust
                                          Property  allocated to  such series
                                          and will not have any rights in  or
                                          claims on, or  receive any payments
                                          from,  the  Series  Trust  Property
                                          allocated  to any  other series  of
                                          Securities issued by such Trust.

                                          Unless  otherwise specified  in the
                                          related   Prospectus    Supplement,
                                          Notes   will   be   available   for
                                          purchase   in   denominations    of
                                          $1,000  and  will be  available  in
                                          book-entry   form    only.   Unless
                                          otherwise specified in the  related
                                          Prospectus Supplement,  Noteholders
                                          will be able  to receive Definitive
                                          Notes      only  in   the   limited
                                          circumstances  described herein  or
                                          in    the     related    Prospectus
                                          Supplement.      See       "Certain
                                          Information      Regarding      the
                                          Securities      --       Definitive
                                          Securities".

                                          Unless  otherwise specified  in the
                                          related   Prospectus    Supplement,
                                          each  class of  Notes  will have  a
                                          stated  principal  amount and  will
                                          bear interest  at a  specified rate
                                          or  rates  (with  respect  to  each
                                          class   of  Notes,   the  "Interest
                                          Rate").  Each  class of  Notes  may
                                          have  a  different  Interest  Rate,
                                          which may  be a fixed,  variable or
                                          adjustable  Interest  Rate, or  any
                                          combination  of the  foregoing. The
                                          related Prospectus  Supplement will
                                          specify the Interest  Rate for each
                                          class of  Notes, or the  method for
                                          determining the Interest Rate.

                                          With  respect  to   a  series  that
                                          includes  two  or more  classes  of
                                          Notes, each class may differ  as to
                                          the   timing   and   priority    of
                                          payments,  seniority,   allocations
                                          of losses, Interest  Rate or amount
                                          of   payments   of   principal   or
                                          interest, or payments of  principal
                                          or interest in respect of  any such
                                          class or classes may or may not  be
                                          made   upon   the   occurrence   of
                                          specified  events or  on the  basis
                                          of   collections  from   designated
                                          portions of the Receivables Pool.

                                          In addition,  a series  may include
                                          one  or   more  classes   of  Notes
                                          ("Strip  Notes")  entitled  to  (i)
                                          principal       payments       with
                                          disproportionate,  nominal   or  no
                                          interest payments or (ii)  interest
                                          payments   with   disproportionate,
                                          nominal or no principal payments.

                                          If   the  Servicer   exercises  its
                                          option to purchase the  Receivables
                                          of  a Trust  allocated to  a series
                                          of Notes  (or, if  not and, if  and
                                          to  the  extent   provided  in  the
                                          related   Prospectus    Supplement,
                                          satisfactory bids for the  purchase
                                          of such Receivables are  received),
                                          in   the   manner    and   on   the
                                          respective  terms   and  conditions
                                          described  under   "Description  of
                                          the    Transfer    and    Servicing
                                          Agreements  --   Termination",  the
                                          outstanding  Notes  of such  series
                                          will  be redeemed  as set  forth in
                                          the related  Prospectus Supplement.
                                          In   addition,   if   the   related
                                          Prospectus   Supplement    provides
                                          that  the property  of  a Trust  in
                                          respect of a series  will include a
                                          Pre-Funding  Account (as  such term
                                          is    defined   in    the   related
                                          Prospectus     Supplement,      the
                                          "Pre-Funding   Account"),   one  or
                                          more  classes  of  the  outstanding
                                          Notes  of   such  series   will  be
                                          subject  to  partial redemption  on
                                          or  immediately  following the  end
                                          of  the  Funding  Period  (as  such
                                          term  is  defined  in  the  related
                                          Prospectus     Supplement,      the
                                          "Funding Period") in  an amount and
                                          manner  specified  in  the  related
                                          Prospectus   Supplement.   In   the
                                          event  of such  partial redemption,
                                          the Noteholders of  such series may
                                          be    entitled    to   receive    a
                                          prepayment premium from the  Trust,
                                          in  the  amount and  to  the extent
                                          provided in the related  Prospectus
                                          Supplement.

  The Certificates  . . . . . . . .       A  series may  include one  or more
                                          classes of Certificates  and may or
                                          may  not  include  any  Notes.  The
                                          related Prospectus  Supplement will
                                          specify which class  or classes, if
                                          any, of the  Certificates are being
                                          offered  thereby.     A  Trust  may
                                          issue   one  or   more  series   of
                                          Certificates   with   or    without
                                          Notes.       In   such    a   case,
                                          Certificates  of a  series will  be
                                          supported  solely  by  the   Series
                                          Trust  Property  allocated to  such
                                          series  and   will  not   have  any
                                          rights in or claims on,  or receive
                                          any   payments  from,   the  Series
                                          Trust  Property  allocated  to  any
                                          other  series of  Securities issued
                                          by such Trust.

                                          Unless  otherwise specified  in the
                                          related   Prospectus    Supplement,
                                          Certificates will be available  for
                                          purchase in a minimum  denomination
                                          of  $20,000 and  will be  available
                                          in  book-entry  form  only.  Unless
                                          otherwise specified in the  related
                                          Prospectus              Supplement,
                                          Certificateholders will be able  to
                                          receive   Definitive   Certificates
                                          only  in the  limited circumstances
                                          described herein or  in the related
                                            Prospectus    Supplement.     See
                                          "Certain Information  Regarding the
                                          Securities      --       Definitive
                                          Securities".

                                          Unless  otherwise specified  in the
                                          related   Prospectus    Supplement,
                                          each  class  of  Certificates  will
                                          have  a stated  Certificate Balance
                                          specified     in     the    related
                                          Prospectus     Supplement      (the
                                          "Certificate  Balance")   and  will
                                          accrue     interest     on     such
                                          Certificate Balance at a  specified
                                          rate  (with respect  to each  class
                                          of Certificates, the "Pass  Through
                                          Rate"). Each class of  Certificates
                                          may have  a different  Pass Through
                                          Rate,   which  may   be  a   fixed,
                                          variable    or   adjustable    Pass
                                          Through  Rate,  or any  combination
                                          of   the  foregoing.   The  related
                                          Prospectus Supplement  will specify
                                          the  Pass  Through  Rate  for  each
                                          class   of   Certificates  or   the
                                          method  for  determining  the  Pass
                                          Through Rate.

                                          With  respect  to   a  series  that
                                          includes  two  or more  classes  of
                                          Certificates,   each   class    may
                                          differ  as to  timing and  priority
                                          of    distributions,     seniority,
                                          allocations    of    losses,   Pass
                                          Through    Rate   or    amount   of
                                          distributions    in   respect    of
                                          principal    or    interest,     or
                                          distributions    in   respect    of
                                          principal  or  interest in  respect
                                          of  any such  class or  classes may
                                          or  may   not  be  made   upon  the
                                          occurrence  of specified  events or
                                          on  the basis  of collections  from
                                          designated    portions    of    the
                                          Receivables  Pool.  In addition,  a
                                          series  may  include  one  or  more
                                          classes  of   Certificates  ("Strip
                                          Certificates")   entitled  to   (i)
                                          distributions    in    respect   of
                                          principal  with   disproportionate,
                                          nominal     or      no     interest
                                          distributions   or   (ii)  interest
                                          distributions                  with
                                          disproportionate,  nominal   or  no
                                          distributions    in    respect   of
                                          principal.

                                          If a series  of Securities includes
                                          classes of Notes, distributions  in
                                          respect of the  Certificates may be
                                          subordinated    in    priority   of
                                          payment  to payments  on the  Notes
                                          to  the  extent  specified  in  the
                                          related Prospectus Supplement.

                                          If   the  Servicer   exercises  its
                                          option to purchase the  Receivables
                                          of  a Trust  allocated to  a series
                                          of Securities  (or, if not,  and if
                                          and to the  extent provided in  the
                                          related   Prospectus    Supplement,
                                          satisfactory bids for the  purchase
                                          of such Receivables are  received),
                                          in   the   manner    and   on   the
                                          respective  terms   and  conditions
                                          described  under  "Description   of
                                          the    Transfer    and    Servicing
                                          Agreements     --     Termination",
                                          Certificateholders  of  such series
                                          will  receive  as a  prepayment  an
                                          amount    in    respect   of    the
                                          Certificates  as  specified in  the
                                          related  Prospectus Supplement.  In
                                          addition,     if    the     related
                                          Prospectus   Supplement    provides
                                          that  the property  of  a Trust  in
                                          respect of a series  will include a
                                          Pre-Funding                Account,
                                          Certificateholders  of such  series
                                          may  receive  a partial  prepayment
                                          of  principal  on  or   immediately
                                          following  the end  of the  Funding
                                          Period  in  an  amount  and  manner
                                          specified     in     the    related
                                          Prospectus   Supplement.   In   the
                                          event  of such  partial prepayment,
                                          the   Certificateholders   of  such
                                          series may  be entitled  to receive
                                          a   prepayment  premium   from  the
                                          Trust,  in  the amount  and  to the
                                          extent  provided  in  the   related
                                          Prospectus Supplement.

  The Trust Property  . . . . . . .       The  property  of each  Trust  will
                                          include  a  pool of  motor  vehicle
                                          retail  installment  sale contracts
                                          secured by new  or used automobiles
                                          or    light   duty    trucks   (the
                                          "Receivables"),  including   rights
                                          to  receive  certain payments  made
                                          with  respect to  such Receivables,
                                          security interests in the  vehicles
                                          financed  thereby   (the  "Financed
                                          Vehicles"),  certain  accounts  and
                                          the  proceeds  thereof   and  any
                                          proceeds  from  claims  on  certain
                                          related   insurance  policies.   In
                                          addition, the  property of  a Trust
                                          may   include   (i)  notes   and/or
                                          certificates that were  issued by a
                                          prior  Trust  but   were  not  then
                                          offered     pursuant    to     this
                                          Prospectus   ("Previously    Issued
                                          Securities") and/or (ii) the  right
                                          to  receive collections  in respect
                                          of  Receivables  owned  by  one  or
                                          more   prior   Trusts  that   would
                                          otherwise   be   released  to   the
                                          Company.   In the  case of  a Trust
                                          that  issues more  than one  series
                                          of  Securities, such  property will
                                          be allocated to a  single series of
                                          Securities  issued  by  such  Trust
                                          (as  so  allocated,  "Series  Trust
                                          Property").  Series Trust  Property
                                          will   support   only  the   single
                                          series  of Securities  to which  it
                                          has  been  allocated and  will  not
                                          benefit or  result in  any payments
                                          on any  other series  of Securities
                                          issued by the related  Trust or any
                                          other Trust.

                                          On  the Closing  Date specified  in
                                          the  related  Prospectus Supplement
                                          with  respect   to  a   Trust,  the
                                          Seller  will,  if so  specified  in
                                          such  Prospectus  Supplement,  sell
                                          or   transfer    Receivables   (the
                                          "Initial  Receivables")  having  an
                                          aggregate     principal     balance
                                          specified     in    the     related
                                          Prospectus  Supplement  as  of  the
                                          dates   specified   therein    (the
                                          "Initial  Cutoff  Date")  to   such
                                          Trust  pursuant  to either  a  Sale
                                          and  Servicing  Agreement   between
                                          CFC,  as Seller  and Servicer,  and
                                          the    Trust   (as    amended   and
                                          supplemented from  time to  time, a
                                          "Sale  and   Servicing  Agreement")
                                          or, if  the Trust is  to be treated
                                          as  a  grantor  trust  for  federal
                                          income  tax  purposes, the  related
                                          Pooling  and   Servicing  Agreement
                                          between   CFC,   as   Seller    and
                                          Servicer,   and   the  Trustee.   A
                                          Prospectus  Supplement may  specify
                                          that there will not be  any Initial
                                          Receivables  sold to  the Trust  on
                                          the  Closing  Date   and  that  all
                                          Receivables  will  be sold  to  the
                                          Trust  during  the  Funding  Period
                                          (which  may  include  the   Closing
                                          Date)   as  described   below.  The
                                          property of each  Trust relating to
                                          a series will  also include amounts
                                          on   deposit   in   certain   trust
                                          accounts  relating  solely to  such
                                          series,   including   the   related
                                          Collection       Account,       any
                                          Pre-Funding  Account,  any  Reserve
                                          Account   and  any   other  account
                                          identified   in   the    applicable
                                          Prospectus Supplement.

                                          To  the  extent   provided  in  the
                                          related Prospectus  Supplement, the
                                          Seller  will be  obligated (subject
                                          only  to the  availability thereof)
                                          to  sell,  and  the  related  Trust
                                          will   be  obligated   to  purchase
                                          (subject  to  the  satisfaction  of
                                          certain  conditions   described  in
                                          the  applicable Sale  and Servicing
                                          Agreement or Pooling and  Servicing
                                          Agreement), additional  Receivables
                                          (the  "Subsequent Receivables")  in
                                          respect of the  related series from
                                          time  to  time  (as  frequently  as
                                          daily)  during  the Funding  Period
                                          specified     in     the    related
                                          Prospectus  Supplement   having  an
                                          aggregate     principal     balance
                                          approximately  equal to  the amount
                                          on   deposit  in   the  Pre-Funding
                                          Account  (the "Pre-Funded  Amount")
                                          on such Closing Date.

                                          To  the  extent   provided  in  the
                                          related Prospectus Supplement,  for
                                          a  period of time specified in such
                                          Prospectus     Supplement      (the
                                          "Revolving Period") collections  of
                                          principal  on  the Receivables  for
                                          the related  series may  be applied
                                          to purchase additional  Receivables
                                          ("Additional   Receivables")   from
                                          the Seller for such series.

                                          The   Receivables  arise   or  will
                                          arise  from  loans  originated   by
                                          motor    vehicle    dealers    (the
                                          "Dealers")  and  purchased  by  the
                                          Seller,  directly   or  indirectly,
                                          pursuant  to  agreements  with  the
                                          Dealers.  The  Receivables for  any
                                          given  Receivables  Pool  will   be
                                          selected  from the  contracts owned
                                          by   the   Seller  based   on   the
                                          criteria specified in  the Sale and
                                          Servicing Agreement or Pooling  and
                                          Servicing       Agreement,       as
                                          applicable,  and  described  herein
                                          and   in  the   related  Prospectus
                                          Supplement.

  Credit Enhancement,                     If and to  the extent specified  in
  Cash Flow Enhancement and               the related  Prospectus Supplement,
  Liquidity Arrangements  . . . . .       credit enhancement with respect  to
                                          a Trust or any  class or classes of
                                          Securities may  include any  one or
                                          more     of      the     following:
                                          subordination of one  or more other
                                          classes  of  Securities, a  Reserve
                                          Account,     overcollateralization,
                                          letters   of   credit,  credit   or
                                          liquidity    facilities,     surety
                                          bonds,    guaranteed     investment
                                          contracts,     swaps     (including
                                          without     limitation     currency
                                          swaps),    other   interest    rate
                                          protection  agreements,  repurchase
                                          obligations   (including    without
                                          limitation   put  options),   yield
                                          supplement  agreements,   liquidity
                                          arrangements,   other    agreements
                                          with   respect   to   third   party
                                          payments  or  other  support,  cash
                                          deposits  or   other  arrangements.
                                          Unless  otherwise specified  in the
                                          related Prospectus Supplement,  any
                                          form  of  credit enhancement,  cash
                                          flow   enhancement   or   liquidity
                                          arrangement   will   have   certain
                                          limitations  and   exclusions  from
                                          coverage thereunder, which will  be
                                          described     in     the    related
                                          Prospectus Supplement.

  Reserve Account . . . . . . . . .       Unless  otherwise specified  in the
                                          related  Prospectus  Supplement,  a
                                          Reserve  Account  will  be  created
                                          for a series of Securities  with an
                                          initial  deposit by  the Seller  of
                                          cash or certain investments  having
                                          a  value    equal  to   the  amount
                                          specified     in    the     related
                                          Prospectus   Supplement.   To   the
                                          extent  specified  in  the  related
                                          Prospectus  Supplement,   funds  in
                                          the     Reserve    Account     will
                                          thereafter  be supplemented  by the
                                          deposit  of  amounts  remaining  on
                                          any  Distribution  Date or  Payment
                                          Date   after   making   all   other
                                          distributions   required  on   such
                                          date  and  any  amounts   deposited
                                          from   time   to  time   from   the
                                          Pre-Funding  Account in  connection
                                          with   a  purchase   of  Subsequent
                                          Receivables.    Amounts    in   the
                                          Reserve  Account will  be available
                                          to cover shortfalls  in amounts due
                                          to the holders of those  classes of
                                          Securities    of     such    series
                                          specified     in    the     related
                                          Prospectus   Supplement   in    the
                                          manner and under the  circumstances
                                          specified   therein.  The   related
                                          Prospectus  Supplement  will   also
                                          specify  to whom and the manner and
                                          circumstances  under which  amounts
                                          on deposit  in the  Reserve Account
                                          (after giving  effect to  all other
                                          required  distributions to  be made
                                          by the applicable  Trust) in excess
                                          of  the  Specified Reserve  Account
                                          Balance (as defined  in the related
                                          Prospectus   Supplement)   will  be
                                          distributed.

  Transfer and Servicing                  With  respect  to  each  series  of
  Agreements  . . . . . . . . . . .       Securities,  the  Seller will  sell
                                          the  related  Receivables  to   the
                                          related  Trust pursuant  to a  Sale
                                          and   Servicing   Agreement  or   a
                                          Pooling  and  Servicing  Agreement.
                                          The  rights  and  benefits  of  any
                                          Trust  under a  Sale and  Servicing
                                          Agreement will  be assigned  to the
                                          Indenture  Trustee  as   collateral
                                          for  the   Notes  of   the  related
                                          series.  The  Servicer  will  agree
                                          with such  Trust to  be responsible
                                          for      servicing,       managing,
                                          maintaining  custody of  and making
                                          collections  on  the   Receivables.
                                          CFC    will    undertake    certain
                                          administrative   duties  under   an
                                          Administration    Agreement    with
                                          respect  to  any   Trust  that  has
                                          issued Notes.

                                          Unless  otherwise  provided in  the
                                          related Prospectus  Supplement, the
                                          Servicer   will  be   obligated  to
                                          purchase  or  make  Advances   with
                                          respect   to  any   Receivable  if,
                                          among other things,  it extends the
                                          date  for  final   payment  by  the
                                          Obligor  of such  Receivable beyond
                                          the   applicable   Final  Scheduled
                                          Maturity  Date (as  defined in  the
                                          related Prospectus  Supplement, the
                                          "Final  Scheduled  Maturity Date"),
                                          changes the annual percentage  rate
                                          ("APR")  or amount  of a  scheduled
                                          payment   of  such   Receivable  or
                                          fails   to  maintain   a  perfected
                                          security  interest  in the  related
                                          Financed Vehicle.

                                          Unless  otherwise specified  in the
                                          related Prospectus Supplement,  the
                                          Servicer   will   be  entitled   to
                                          receive  a  fee for  servicing  the
                                          Receivables included in each  Trust
                                          or Series  Trust Property  equal to
                                          a   specified  percentage   of  the
                                          aggregate principal balance of  the
                                          related  Receivables  Pool, as  set
                                          forth  in  the  related  Prospectus
                                          Supplement,   plus   certain   late
                                          fees, prepayment charges and  other
                                          administrative   fees  or   similar
                                          charges.  See  "Description of  the
                                          Transfer  and Servicing  Agreements
                                          --   Servicing   Compensation   and
                                          Payment of Expenses"  herein and in
                                          the related Prospectus Supplement.

  Certain Legal Aspects
  of the Receivables; Repurchase          In  connection  with  the  sale  of
  Obligations . . . . . . . . . . .       Receivables  to  a Trust,  security
                                          interests in the Financed  Vehicles
                                          securing  such Receivables  will be
                                          assigned  by  the  Seller  to  such
                                          Trust.   Due    to   administrative
                                          burden     and     expense,     the
                                          certificates   of   title  to   the
                                          Financed   Vehicles  will   not  be
                                          amended  to reflect  the assignment
                                          to  such Trust.  In the  absence of
                                          such an  amendment, such  Trust may
                                          not   have  a   perfected  security
                                          interest  in the  Financed Vehicles
                                          securing  the  Receivables in  some
                                          states. Unless  otherwise specified
                                          in    the    related     Prospectus
                                          Supplement,  the  Seller  will   be
                                          obligated    to   repurchase    any
                                          Receivable  sold to  a Trust  as to
                                          which  a  first perfected  security
                                          interest in the name  of the Seller
                                          in  the  Financed Vehicle  securing
                                          such Receivable shall  not exist as
                                          of  the  date  such  Receivable  is
                                          purchased  by such  Trust, if  such
                                          breach  shall materially  adversely
                                          affect the  interest of  such Trust
                                          in  such  Receivable  and  if  such
                                          failure  or breach  shall not  have
                                          been cured  by the last  day of the
                                          second (or,  if the  Seller elects,
                                          the  first)  month  following   the
                                          discovery  by  or   notice  to  the
                                          Seller  of  such  breach.  If  such
                                          Trust  does  not have  a  perfected
                                          security  interest  in  a  Financed
                                          Vehicle, its ability  to realize on
                                          such Financed Vehicle  in the event
                                          of  a  default   may  be  adversely
                                          affected.   To   the   extent   the
                                          security  interest   is  perfected,
                                          such Trust will have  a prior claim
                                          over subsequent purchasers of  such
                                          Financed  Vehicles  and holders  of
                                          subsequently   perfected   security
                                          interests.   However,   as  against
                                          liens   for  repairs   of  Financed
                                          Vehicles or for taxes  unpaid by an
                                          Obligor  under  a  Receivable,   or
                                          because  of  fraud  or  negligence,
                                          such Trust could  lose the priority
                                          of  its  security interest  or  its
                                          security   interest   in   Financed
                                          Vehicles.  Neither  the Seller  nor
                                          the   Servicer   will   have    any
                                          obligation    to    repurchase    a
                                          Receivable as  to which any  of the
                                          aforementioned  occurrences  result
                                          in  a Trust's  losing the  priority
                                          of  its  security interest  or  its
                                          security  interest  in the  related
                                          Financed Vehicle after the  Closing
                                          Date.

                                          Federal    and    state    consumer
                                          protection       laws        impose
                                          requirements   upon   creditors  in
                                          connection   with   extensions   of
                                          credit  and  collections of  retail
                                          installment  loans, and  certain of
                                          these  laws  make  an  assignee  of
                                          such a  loan liable to  the obligor
                                          thereon  for any  violation by  the
                                          lender. Unless  otherwise specified
                                          in    the     related    Prospectus
                                          Supplement,  the  Seller  will   be
                                          obligated    to   repurchase    any
                                          Receivable  which  fails to  comply
                                          with such requirements.


  Tax Status  . . . . . . . . . . .       Unless  the  Prospectus  Supplement
                                          specifies  that  the related  Trust
                                          will be treated as a  grantor trust
                                          and,  except as  otherwise provided
                                          in   such  Prospectus   Supplement,
                                          upon  the issuance  of the  related
                                          series    of    Securities  Federal
                                          Tax  Counsel  to  such  Trust  will
                                          deliver  an opinion  to the  effect
                                          that,   for   federal  income   tax
                                          purposes:  (i)  any Notes  of  such
                                          series  will  be  characterized  as
                                          debt and  (ii) such Trust  will not
                                          be characterized as an  association
                                          (or a publicly traded  partnership)
                                          taxable  as  a    corporation.   In
                                          respect  of any  such series,  each
                                          Noteholder, by the  acceptance of a
                                          Note of such series,  will agree to
                                          treat  such  Note as  indebtedness,
                                          and each Certificateholder, if  the
                                          Certificates   are   not   retained
                                          solely   by   the  Seller   or   an
                                          affiliate    thereof,     by    the
                                          acceptance  of  a  Certificate   of
                                          such  series, will  agree to  treat
                                          such  Trust  as  a  partnership  in
                                          which  such Certificateholder  is a
                                          partner  for  federal  income   tax
                                          purposes.  Alternative   character-
                                          izations of  such   Trust and  such
                                          Certificates   are   possible,  but
					  would not   result  in   materially
                                          adverse   tax    consequences    to
                                          Certificateholders.


                                          If   the    Prospectus   Supplement
                                          specifies  that  the related  Trust
                                          will be treated as a  grantor trust
                                          and  except  as otherwise  provided
                                          in   such  Prospectus   Supplement,
                                          upon  the issuance  of the  related
                                          series  of   Certificates,  Federal
                                          Tax  Counsel  to  such  Trust  will
                                          deliver  an opinion  to the  effect
                                          that  such Trust will be treated as
                                          a grantor trust  for federal income
                                          tax  purposes   and  will   not  be
                                          subject to federal income tax.

                                          See  "Certain  Federal  Income  Tax
                                          Consequences"  and  "Certain  State
                                          Tax  Consequences"  for  additional
                                          information     concerning      the
                                          application    of    federal    and
                                          Michigan tax laws.

  ERISA Considerations  . . . . . .       Subject   to   the   considerations
                                          discussed       under        "ERISA
                                          Considerations"  herein and  in the
                                          related Prospectus  Supplement, and
                                          unless     otherwise      specified
                                          therein,  the Notes  of any  series
                                          and  any Certificates  issued by  a
                                          Trust that  is a grantor  trust and
                                          are not  subordinated to  any other
                                          class   of  Certificates   will  be
                                          eligible  for purchase  by employee
                                          benefit plans.

                                          Unless  otherwise specified  in the
                                          related Prospectus Supplement,  the
                                          Certificates  of  any  series  that
                                          are   subordinated  to   any  other
                                          Security of that series may  not be
                                          acquired  by  any employee  benefit
                                          plan   subject   to  the   Employee
                                          Retirement  Income Security  Act of
                                          1974, as  amended ("ERISA"),  or by
                                          any individual  retirement account.
                                          See  "ERISA  Considerations" herein
                                          and   in  the   related  Prospectus
                                          Supplement.




                            SPECIAL CONSIDERATIONS

     Certain Legal Aspects -- Security Interests in Financed Vehicles. In connection with the sale of Receivables to a Trust, security interests in the Financed Vehicles securing such Receivables will be assigned by the Seller to such Trust simultaneously with the sale of such Receivables to such Trust. Due to administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment to the Trust. In the absence of such an amendment, such Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. Unless otherwise provided in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable sold to such Trust as to which a perfected security interest in the name of the Seller in the Financed Vehicle securing such Receivable shall not exist as of the date such Receivable is transferred to such Trust, if such breach shall materially adversely affect the interest of such Trust in such Receivable and if such failure or breach shall not have been cured by the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of such breach. If such Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicles and holders of subsequently perfected security interests. However, as against liens for repairs of Financed Vehicles or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Vehicle. Neither the Seller nor the Servicer will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in such Trust's losing the priority of its security interest or its security interest in such Financed Vehicle after the date such security interest was conveyed to such Trust. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans and certain of these laws make an assignee of such a loan (such as such Trust) liable to the obligor thereon for any violation by the lender. Unless otherwise specified in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable which fails to comply with such requirements.

     Certain Legal Aspects -- Bankruptcy Considerations. The Seller will warrant to each Trust in the related Sale and Servicing Agreement or Pooling and Servicing Agreement that the sale of the Receivables by the Seller to such Trust is a valid sale of the Receivables to such Trust. Notwithstanding the foregoing, if the Seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to such Trust should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, delays in payments of collections of Receivables to the related Securityholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables to a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Seller arising before the transfer of a Receivable to such Trust may have priority over such Trust's interest in such Receivable. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors.

     A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity that subsequently became bankrupt remained property of the debtor's bankruptcy estate because the sale of accounts is treated as a "security interest" that must be perfected under the Uniform Commercial Code ("UCC"). Although the Contracts constitute chattel paper rather than accounts under the UCC, sale of chattel paper, like sales of accounts, must be perfected under Article 9 of the UCC. If CFC were to become a debtor under any insolvency law and a court were to follow the reasoning of the Tenth Circuit Court of Appeals and apply such reasoning to chattel paper, the Owner Trust (and thus the Indenture Trustee) or the Grantor Trust (and thus the Trustee), as applicable, could experience a delay in or reduction of collections on the Contracts, and the Noteholders and/or the Certificateholders could incur a loss on their investment as a result.

     With respect to each Trust that is not a grantor trust, if the related Prospectus Supplement so specifies, upon the occurrence of an Insolvency Event with respect to the Company (which, unless otherwise specified in the related Prospectus Supplement, will be a wholly-owned subsidiary of the Seller or a limited liability company of which the Seller and/or one or more of its wholly-owned subsidiaries are members, as set forth in such Prospectus Supplement), the Indenture Trustee or Trustee for such Trust will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the related Collection Account of such Trust. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the related Reserve Account, the related Note Distribution Account, if any, and the related Certificate Distribution Account, if any, with respect to any such Trust and any amounts available from any credit enhancement are not sufficient to pay the Notes, if any, and the Certificates, if any, of each related series in full, the amount of principal  returned to any  Noteholders or the Certificateholders  of each
series   of  such   Trust  will   be   reduced  and   such  Noteholders  and
Certificateholders will incur a loss. See "Description of the Transfer and Servicing Agreements -- Insolvency Event".

     Trust's Relationship to the Seller and its Affiliates. None of CFC, Chrysler Corporation ("Chrysler") or any of their affiliates is generally obligated to make any payments in respect of any Notes, the Certificates or the Receivables of a given Trust.

     However, in connection with the sale of Receivables by the Seller to a Trust, the Seller will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Seller may be required to repurchase Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables". In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the Transfer and Servicing Agreements -- Servicing Procedures". Moreover, if CFC were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

     The related Prospectus Supplement may set forth certain additional information regarding CFC and Chrysler. In addition, CFC and Chrysler are subject to the information requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. For further information regarding CFC and Chrysler, reference is made to such reports and other information, which are available as described under "Available Information".

     Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Notes and/or Certificates of a series may be subordinated in priority of payment to interest and principal due on one or more classes of Notes of such series, and distributions of interest and principal on one or more classes of Certificates may be subordinated in priority of payment to interest and principal due on the Notes, if any, and one or more other classes of Certificates of such series. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account and any other credit enhancement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by CFC, the applicable Trustee, any Indenture Trustee or any other person or entity. Moreover, in the case of a Trust that issues more than one series of Securities, the Securities of a series issued by such Trust will be supported solely by the Series Trust Property allocated to such series and will not have any rights in or claim on, or receive any payments from, the Series Trust Property allocated to any other series of Securities issued by such Trust. Consequently, holders of the Securities of any series must rely for repayment upon payments on solely the Receivables allocated to such series and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Reserve Account (if any) and any other credit enhancement for such series, all as specified in the related Prospectus Supplement.

     Maturity and Prepayment Considerations. All the Receivables are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Securityholders of the related series of Securities. See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Servicer's option to purchase the Receivables of a Receivables Pool and "-- Insolvency Event" regarding the possible sale (if provided for in the related Prospectus Supplement) of the Receivables owned by a Trust that is not a grantor trust if an Insolvency Event with respect to the applicable Company occurs.


     Issuance in Series. A single Trust may issue more than one series of Notes and/or Certificates. The provisions of the Indenture for a series of Notes or the supplement to a Trust Agreement for a series of Certificates issued by a Trust will not be subject to the consent of prior review by the holders of a series of Notes and/or Certificates that have been previously issued by such Trust. However, the issuance of a subsequent series of Securities by the same Trust will be subject to the condition that each Rating Agency that rated a prior series of Securities issued by such Trust must indicate that the issuance of such subsequent series of Securities will not cause such Rating Agency to reduce or withdraw its rating of any such prior series of Securities. There can be no assurance, however, that the issuance of a subsequent series of Securities by a Trust will not have some effect on a prior series of Securities issued by such Trust.


     Risk of Commingling. With respect to each series of Securities, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account for such series within two business days of receipt thereof. However, in the event that CFC satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement, the "Rating Agencies") affirm their ratings of the related Securities at the initial level, then for so long as CFC is the Servicer and provided that (i) there exists no Servicer Default and (ii) each other condition to making such monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account for such series until on or before the business day preceding each Distribution Date. The Servicer will deposit the aggregate Purchase Amount of Receivables purchased by the Servicer into the applicable Collection Account on or before the business day preceding each Distribution Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

     Servicer Default. Unless otherwise provided in the related Prospectus Supplement with respect to a series of Securities that includes Notes, in the event a Servicer Default occurs, the Indenture Trustee or the Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements -- Rights upon Servicer Default", may remove the Servicer without the consent of the Trustee or any of the Certificateholders, if any, with respect to such series. The Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders, if any, of such series. See "Description of the Transfer and Servicing Agreements -- Waiver of Past Defaults".

     Book-Entry Registration. Unless otherwise specified in the related Prospectus Supplement, each class of a series of Securities will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for DTC set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".


                                  THE TRUSTS

     The Seller will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust allocated to a series of Securities issued by such Trust will include a pool (a "Receivables Pool") of motor vehicle retail installment sales contracts (and, with respect to Fixed Value Receivables (as defined below), the right to certain payments on retail installment sale contracts) between dealers (the "Dealers") and purchasers (the "Obligors") of new and used automobiles or light duty trucks and all payments due thereunder on and after the applicable Cutoff Date (as such term is defined in the related Prospectus Supplement, a "Cutoff Date") in the case of Precomputed Receivables and all payments received thereunder on  and after the applicable  Cutoff Date in the  case of
Simple Interest Receivables. The Receivables of each Receivables Pool were or will be originated by the Dealers and purchased by CFC, directly or indirectly, pursuant to agreements with Dealers ("Dealer Agreements"). Such Receivables will continue to be serviced by the Servicer and evidence indirect financing made available by the Seller to the Obligors. On the applicable Closing Date, after the issuance of the Securities of a series, the Seller will sell the Initial Receivables of the applicable Receivables Pool to the Trust to the extent, if any, specified in the related Prospectus Supplement. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables allocable to such series of Securities will be conveyed to the Trust as frequently as daily during the Funding Period and Additional Receivables allocable to such series of Securities may be conveyed to the Trust during the Revolving Period. Any Subsequent Receivables or Additional Receivables so conveyed will also be assets of the applicable Trust allocated solely to such series of Securities, subject to the prior rights of the related Indenture Trustee and the related Noteholders, if any, therein. The property of each Trust allocated to a series of Securities issued by such Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (ii) security interests in the Financed Vehicles and any other interest of the Seller in such Financed Vehicles; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the interest of the Seller in any proceeds from recourse to Dealers on Receivables or Financed Vehicles with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the applicable Trust; and (vi) any and all proceeds of the foregoing (as allocated to such series of Securities and together the Receivables Pool allocated to such series and payments thereon, the "Series Trust Property"). To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account or other form of credit enhancement or Previously Issued Securities may be a part of the property of the Series Trust Property in a Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities. If a Trust issues more than one series of Securities, the Securities of a series will be supported solely by the Series Trust Property allocated to such series and will not have any rights in or claim on, or receive any payments from, the Series Trust Property allocated to any other series of Securities issued by such Trust. Additionally, pursuant to contracts between the Seller and the Dealers, the Dealers have an obligation after origination to repurchase Receivables as to which Dealers have made certain misrepresentations.

     The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement. To facilitate the servicing of the Receivables, each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to each Trust. In the absence of such an amendment, any Trust may not have a perfected security interest in the Financed Vehicles in all states. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

     If the protection provided to any Noteholders of a series by the subordination of the related Certificates, if any, and by the Reserve
Account, if any, or other credit enhancement for such series or the protection provided to the related Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the Receivables in the related Series Trust Property, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables in the related Series Trust Property and the proceeds from any recourse against Dealers with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing such Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements -- Distributions", "-- Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

     The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

THE TRUSTEE

     The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Administrator of a Trust that is not a grantor trust and the Servicer in respect of a Trust that is a grantor trust may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Administrator or Servicer, as applicable, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                            THE RECEIVABLES POOLS

GENERAL

     The Receivables in each Receivables Pool have been or will be purchased by the Seller, directly or indirectly, from Dealers in the ordinary course of business through its branches located in the United States. Most of the Dealers sell products manufactured and/or distributed by Chrysler. The retail installment sale contracts are purchased pursuant to the Dealer Agreements. The Seller purchases contracts in accordance with its credit standards which are based upon the vehicle buyer's ability and willingness to repay the obligation as well as the value of the vehicle being financed.

     The Receivables to be held by a Trust and allocated to a series of Securities will be selected from the Seller's portfolio for inclusion in the related Receivables Pool by several criteria, including that, unless otherwise provided in the related Prospectus Supplement, each Receivable (i) is secured by a new or used vehicle, (ii) was originated in the United States, (iii) provides for level monthly payments (except for the last payment, which may be minimally different from the level payments or which, in the case of Fixed Value Receivables, may be a final fixed value payment) that fully amortize the amount financed over its original term to maturity,
(iv) is a Precomputed Receivable or a Simple Interest Receivable and (v) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Seller to be adverse to the Securityholders of any series were or will be used in selecting the related Receivables.

     "Precomputed Receivables" consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the APR of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's".

     "Fixed Value Receivables" are monthly receivables originated under CFC's Gold Key Plus program and secured by new automobiles or light duty trucks with a final payment which is greater than the scheduled monthly payments. A Fixed Value Receivable provides for amortization of the loan over a series of fixed level payment monthly installments like an Actuarial Receivable, but also requires a final fixed value payment due after payment of such monthly installments which may be satisfied by (i) payment in full in cash of such amount, (ii) transfer of the vehicle to CFC provided certain conditions are satisfied or (iii) refinancing the fixed value payment in accordance with certain conditions. With respect to Fixed Value Receivables, unless otherwise provided in the related Prospectus Supplement, only the principal and interest payments due prior to the final fixed value payment and not the final fixed value payment will be included in such Trust; the final fixed value payment will be sold by the Seller to the applicable Company. However, in the case of a Trust that is not a grantor trust, such Company will have the option to transfer the final fixed value payments with respect to the related Fixed Value Receivables retained by such Company to such Trust and to cause such Trust to issue certificates representing interests in such final fixed value payments or indebtedness secured by such final fixed value payments.

     "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid
principal  balance.  Accordingly,  if   an  obligor  pays  a   fixed  monthly
installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance and any finance charges up to the date of final payment.

     In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract, a "refund" or "rebate" will be made to the obligor of the portion of the total amount of payments then due and payable under the contract allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78's. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     Unless otherwise provided in the related Prospectus Supplement, each Trust will account for the Rule of 78's Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be paid to the Noteholders or passed through to the Certificateholders of the applicable series but will be paid to the Servicer as additional servicing compensation.

     Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of origination, the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Certain information concerning the experience of the Seller and its United States subsidiaries pertaining to delinquencies, repossessions and net losses with respect to new and used retail automobile and light duty truck receivables (including receivables previously sold which CFC continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.


                   WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the Notes, if any, and the Certificates, if any, of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased by the Seller or the Servicer for administrative reasons.) All of the Receivables are prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables from a Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "-- Servicing Procedures". See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Servicer's option to purchase the Receivables from a Trust and "-- Insolvency Event" regarding the possible sale (if provided for in the related Prospectus Supplement) of the Receivables owned by a Trust that is not a grantor trust if an Insolvency Event with respect to the Company applicable to such Trust occurs.

     In addition, a Prospectus Supplement may provide for a Revolving Period during which principal collections in respect of the Receivables allocated to the related series will be applied to purchase Additional Receivables for inclusion in the related Series Trust Property rather than applied to make distributions on the related Securities. Any such application would increase the weighted average life of such Securities. Moreover, a Prospectus Supplement may provide for a liquidity facility or similar arrangement under which collections of principal may be invested in certain Eligible Investments and distributed on the related Securities in planned amounts on scheduled Distribution Dates.

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates, if any, of a given series on each Payment Date or Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders, if any, of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.


                     POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The
"Certificate  Pool  Factor"  for  each   class  of  Certificates  will  be  a
seven-digit   decimal  which  the   Servicer  will  compute   prior  to  each
distribution  with respect  to  such  class  of Certificates  indicating  the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

     Unless otherwise provided in the related Prospectus Supplement with respect to a series, the Noteholders, if any, and the Certificateholders, if any, of such series will receive reports on or about each Payment Date concerning with respect to the Collection Period immediately preceding such Payment Date, payments received on the related Receivables, the related Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information. In addition,
Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Reports to Securityholders".


                               USE OF PROCEEDS

     Unless otherwise provided in the related Prospectus Supplement, the net proceeds from the sale of the Securities of a series will be applied by the applicable Trust (i) to the purchase of the Receivables and, if applicable, any Previously Issued Securities from the Seller, (ii) to make the initial deposit into the Reserve Account, if any, and (iii) to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any. Unless otherwise specified in the related Prospectus Supplement, the Seller will use that portion of such net proceeds paid to it with respect to such series of Securities for general corporate purposes.


                        CHRYSLER FINANCIAL CORPORATION


     CFC is a financial services organization, all of the common stock of which is owned by Chrysler. CFC, a Michigan corporation, is the continuing corporation resulting from a merger on June 1, 1967, of a financial services subsidiary of Chrysler into a newly acquired, previously nonaffiliated finance company incorporated in 1926. CFC is engaged in automotive retail, wholesale and fleet financing, servicing commercial leases and loans, secured small business financing, and property, casualty and other insurance and automotive dealership facility development and management. CFC's business is substantially dependent upon the operations of Chrysler. In particular, lower levels of production and sale of Chrysler's automotive products could result in a reduction in the level of finance and insurance operations of CFC. See "Special Considerations -- Trust's Relationship to the Seller; Financial Condition of Chrysler Corporation" in the related Prospectus Supplement. The related Prospectus Supplement will set forth certain additional information with respect to CFC. CFC's executive offices are located at 27777 Franklin Road, Southfield, Michigan 48034-8286, and its telephone number is (248) 948-3058.


     CFC will warrant to each Trust in the related Sale and Servicing Agreement or Pooling and Servicing Agreement that the sale of the applicable Receivables by CFC to such Trust is a valid sale of such Receivables to such Trust. In addition, CFC and such Trust will treat the transactions described herein and in the related Prospectus Supplement as a sale of such Receivables to such Trust and CFC will take all actions that are required to perfect the Trust's ownership interest in such Receivables. Notwithstanding the foregoing, if CFC were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to a Trust should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of such Receivables could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of CFC arising before the transfer of Receivables to such Trust may have priority over such Trust's interest in such Receivables. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of CFC's bankruptcy estate and would not be available to CFC's creditors.

     On December 31, 1995, Chrysler Credit Corporation ("CCC"), which had been a wholly owned subsidiary of CFC and had provided retail, wholesale and lease financing services to automobile dealers and their customers throughout the United States and had originated and serviced CFC's motor vehicle loan portfolio, was merged into CFC.


                           DESCRIPTION OF THE NOTES

GENERAL

     With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, the forms of which have been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

     If a Trust issues more than one series of Notes, each such series may be issued pursuant to a master Indenture. In such a case, the Notes of a series will be secured solely by the Series Trust Property allocated to such series and will not have any rights in or claims on, or receive any payments from, the Series Trust Property allocated to any other series of Securities issued by such Trust.

     Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".

PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest with respect to each class of Notes of a series will be described in the related Prospectus Supplement. The right of holders of any class of Notes of a series to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities". One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the related Receivables Pool.

     To  the extent  specified  in  any Prospectus  Supplement,  one or  more classes of Notes of a given series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement. The aggregate initial principal amount of the Notes and Certificates, if any, of a series may, after giving effect to the purchase of all Subsequent Receivables, if any, be greater than the aggregate initial principal balance of the Receivables in that series.

     To the extent specified in the related Prospectus Supplement, payments to Noteholders of two or more classes within a series in respect of interest may have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on such Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date", which may be the same date as each Distribution Date as specified in the related Prospectus Supplement), in which case the holders of such classes of Notes will receive its ratable share (based upon the aggregate amount of interest due to such classes of Noteholders) of the aggregate amount available to be distributed in respect of interest on such Notes. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Credit and Cash Flow Enhancement".

     In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class. A series with Notes may provide for a Revolving Period, during which collections of principal in respect of the Receivables are not applied to payments of principal of such Notes, or may provide for a liquidity facility of similar arrangement that permits one or more classes of Notes to be paid in planned amounts on scheduled Distribution Dates.

THE INDENTURE

     Master Indenture. If a Trust issues more than one series of Notes, such a series may be issued pursuant to a base indenture and a series supplement thereto that relates to such series of Notes (such base indenture together with such series supplement being also referred to herein as an "Indenture").

     Modification of Indenture. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

     Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby. However, no supplemental indenture will:
(i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment;
(iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables allocated to such series if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the Series Trust Property securing such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

     Unless otherwise provided in the applicable Prospectus Supplement, the Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

     Events of Default; Rights upon Event of Default. With respect to the Notes of a series, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will consist of:
(i) a default for five days (or for such other longer period specified in the related Prospectus Supplement) or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. The amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

     In the case of a Trust that issues more than one series of Notes, an Event of Default with respect to one such series of Notes will not of itself constitute an Event of Default with respect to any such other series of Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

     If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Series Trust Property allocated to such series, exercise remedies as a secured party, sell the Receivables included in such Series Trust Property or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days (or such longer period specified in the related Indenture) or more in the payment of any interest on any Note of such series, unless (i) the holders of all the outstanding Notes of such series consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of such Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such Notes.

     If a Trust issues more than one series of Notes, each such series of Notes will be secured solely by the Series Trust Property allocated to such series and will not have any rights in or claims on, or receive any payments from, the Series Trust Property allocated to any other series of Securities issued by such Trust.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee in respect of such series, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect to such Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

     Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

     In addition, each Indenture Trustee and the holders of a series of Notes, by accepting such Notes, will covenant, to the extent legally enforceable, that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law and that they do not have and will not assert any claims against any Series Trust Property allocated to any other series of Notes issued by such Trust.

     With respect to any series of Notes issued by a Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on such Notes or for the agreements of such Trust contained in the applicable Indenture.

     Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture,
(iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal income tax consequence to the Trust or to any related Noteholder or Certificateholder.

     With respect to each series of Notes issued by a Trust, such Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust and such series (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the Series Trust Property allocated to such series, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of such series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part,
(iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden such Series Trust Property or any part thereof, or any interest therein or the proceeds thereof.


     No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust". No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to one or more series of Notes issued by it and the related Indentures, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.


     Annual  Compliance Statement.    Each  Trust will  be  required to  file
annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the Series Trust Property securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for such series. The Issuer may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.


                       DESCRIPTION OF THE CERTIFICATES

GENERAL

     With respect to each Trust, if so specified in the related Prospectus Supplement, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

     Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a series purchased by the applicable Company, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the applicable Company, the Certificates will be available for purchase in minimum denominations of $20,000 in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the related Company. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the applicable Company) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and " -- Definitive Securities". Any Certificates of a given series owned by the applicable Company or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements -- Insolvency Event").

     If a Trust issues more than one series of Certificates, Certificates of a series will be supported solely by the Series Trust Property allocated to such series and will not have any rights in or claims on, or receive any payments from, the Series Trust Property allocated to any other series of Securities issued by such Trust.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of distributions, seniority, allocations of losses, Pass Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of
Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a series or the method for determining such Pass Through Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities". Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

     In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement. A series with Certificates may provide for a Revolving Period, during which collections of principal on the Receivables are not applied to distributions on the related Securities, or may provide for a liquidity facility or similar arrangement that permits one or more classes of the related Securities to be paid in planned amounts on scheduled Distribution Dates. The aggregate initial principal amount of the Certificates and the Notes, if any, of a series may, after giving effect to the purchase of all Subsequent Receivables, if any, for such series be greater than the aggregate initial principal balance of the Receivables in that series.


                 CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes -- Principal and Interest on the Notes" and "Description of the Certificates -- Distributions of Principal and Interest".

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

     The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) LIBOR (a "LIBOR Security"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"), (iii) the Treasury Rate (a "Treasury Rate Security"), (iv) the Federal Funds Rate (a "Federal Funds Rate Security"), (v) the CD Rate (a "CD Rate Security") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "Index Maturity" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

     As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

     CD Rate Securities. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

     The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                    D X 360
        Money Market Yield     =  ------------
                                                X  100
                                  360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The   "Calculation  Date"   pertaining  to   any   Federal  Funds   Rate
Determination Date shall be the next succeeding business day.

     LIBOR Securities. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

          On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on Telerate Page 3750 at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, LIBOR will be such rate. "LIBOR Business Day" as used herein means a day that is both a Business Day (as defined in the Indenture or Pooling and Servicing Agreement) and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for the period of the specified Index Maturity to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for the period of the specified Index Maturity; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the Interest Reset Period immediately preceding such Interest Reset Period.

     Treasury Rate Securities. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities -- Treasury bills -- auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

     The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

INDEXED SECURITIES

     To the extent so specified in any Prospectus Supplement, any class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable at the final scheduled Payment Date or Distribution Date, as the case may be, for such class (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable Prospectus Supplement (such Indexed Securities, "Currency Indexed Securities"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity Indexed Securities"); or (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "Stock Indexed Securities"); or (iv) such other objective price or economic measures as are described in the applicable Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

     If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall in the absence of manifest error be binding on all parties.

     Unless otherwise specified in the applicable Prospectus Supplement, interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement as the "Face Amount" of such Indexed Security. The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Payment Date or Distribution Date, as the case may be, will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement.

BOOK-ENTRY REGISTRATION

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Unless otherwise specified in the related Prospectus Supplement, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable (the "Applicable Trustee"), through Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's Nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except to the extent the applicable Company holds Certificates with respect to any series of Securities, it is anticipated that the only "Securityholder", "Noteholder" and "Certificateholder" will be DTC's Nominee. Noteholders will not be recognized by each Indenture Trustee as Noteholders, as such term is used in each Indenture, and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants. Similarly, Certificateholders will not be recognized by each Trustee as Certificateholders as such term is used in each Trust Agreement or Pooling and Servicing Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC has advised the Seller that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement or Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, neither the Administrator, if any, the applicable Trustee nor the applicable Indenture Trustee, if any, will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by DTC's Nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Cedel Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in
Euroclear  in any  of 32  currencies,  including United  States dollars.  The
Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks
(including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Notes to the owners thereof or their nominees in the manner described in the Prospectus under "Certain Information Regarding the Securities -- Definitive Securities".

DEFINITIVE SECURITIES

     Unless otherwise specified in the related Prospectus Supplement, the Notes, if any, and the Certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive
Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Administrator or Trustee, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Administrator or Trustee is unable to locate a qualified successor (and if it is an Administrator that has made such determination, such Administrator so notifies the Applicable Trustee in writing), (ii) the Administrator or Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

     Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

     Unless otherwise specified in the related Prospectus Supplement with respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

REPORTS TO SECURITYHOLDERS

     With respect to each series of Securities that includes Notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. With respect to each series of Securities that includes Certificates, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Noteholders, if any, will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to Certificateholders, if any, will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

          (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates, including, if applicable, the difference, if any (which may be a positive or negative number) between the amount determined on such date to be distributable to Noteholders and Certificateholders on account of principal on the next preceding Payment Date and the amount actually distributed to Noteholders and Certificateholders on account of principal on such Payment Date (the "Noteholders' Reconciliation
     Principal Adjustment Amount" and "Certificateholders' Reconciliation Principal Adjustment Amount", respectively);

          (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

          (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

          (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

          (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

          (vi) the Interest Rate or Pass Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;

          (vii) the amount of the aggregate realized losses, if any, for the second preceding Collection Period;

          (viii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

          (ix) the aggregate Purchase Amounts for Receivables, if any, included in the related Series Trust Property that were repurchased in such Collection Period;

          (x) the balance of the related Reserve Account (if any) on such date, after giving effect to changes therein on such date;

          (xi) for each such date during the related Funding Period (if any), the related remaining Pre-Funded Amount; and


          (xii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any related remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series.

     Each amount set forth pursuant to subclauses (i), (ii), (v) and (viii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".


             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Seller with respect to a series of Securities and the Servicer will agree to service such Receivables, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates, if any, will be issued and each Administration Agreement pursuant to which CFC will undertake certain administrative duties with respect to a series of Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

     On the Closing Date specified with respect to any series of Securities in the related Prospectus Supplement (the "Closing Date"), the Seller will, if so specified in such Prospectus Supplement, transfer and assign to the applicable Trustee, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in the Initial Receivables, if any, of the related Receivables Pool, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to such Pooling and Servicing Agreement or Sale and Servicing Agreement (a "Schedule of Receivables"). The applicable Trustee will, concurrently with such transfer and assignment, execute and deliver the related Notes and/or Certificates, as applicable. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates and the Notes of a series will be applied to the purchase of the related Receivables from the Seller and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount for such series into the related Pre-Funding Account. The related Prospectus Supplement for a series of Securities will specify whether, and the terms, conditions and manner under which, Subsequent Receivables for such series will be sold by the Seller to the applicable Trust from time to time during any Funding Period for such series on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

     In each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will represent and warrant to the applicable Trust, among other things, that: (i) the information provided in the related Schedule of Receivables is correct in all material respects; (ii) the Obligor on each related Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with the Seller's normal requirements;
(iii) as of the applicable Closing Date or the applicable Subsequent Transfer Date, if any, to the best of its knowledge, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is or will be secured by a first perfected security interest in favor of the Seller in the Financed Vehicle; (v) each related Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and (vi) any other representations and warranties that may be set forth in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, as of the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of a breach of any representation or warranty of the Seller that materially and adversely affects the interests of the related Trust in any Receivable, the Seller, unless the breach is cured, will repurchase such Receivable from such Trust at a price equal to the unpaid principal balance owed by the Obligor thereon plus interest thereon at the respective APR to the last day of the month of repurchase (the "Purchase Amount"). The repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of the related series for any such uncured breach.

     Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related motor vehicle retail installment sale contracts and any other documents relating to the Receivables. The Seller's accounting records and computer systems will reflect the sale and assignment of the related Receivables to the applicable Trust, and Uniform Commercial Code ("UCC") financing statements reflecting such sale and assignment will be filed.

ACCOUNTS

     With respect to each Trust that issues one or more series of Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders and Certificateholders, if any, of such series, into which all payments made on or with respect to the Receivables included in the Series Trust Property for such series will be deposited (the "Collection Account"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit enhancement for such series for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for such series for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders. The Trust Accounts relating to a series of Securities will not contain funds relating to any other series of Securities.

     If so provided in the related Prospectus Supplement, the Servicer will establish for each series an additional account (the "Payahead Account"), in the name of the related Indenture Trustee or Trustee, into which, to the extent required by the Sale and Servicing Agreement, early payments by or on behalf of Obligors on Precomputed Receivables allocated to such series will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Collection Account for such series, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee or, in the case of each Trust that does not issue Notes, the applicable Trustee.

     Any other accounts to be established with respect to a series of Securities, including any Pre-Funding Account or any Reserve Account, will be described in the related Prospectus Supplement.

     For any series of Securities, funds in the Collection Account, the Note Distribution Account and any Pre-Funding Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement
(collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies rating such Securities as being consistent with the rating of such Securities and may include motor vehicle retail sale contracts. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies for a series, funds in any Reserve Account for such series may be invested in securities that will not mature prior to the date of the next distribution with respect to the Certificates or Notes of such series and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the Receivables allocated to the related series (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders of such series could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Distribution Date or Payment Date and shall be treated as collections of interest on the related Receivables.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust in respect of a series and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to comparable motor vehicle retail installment sale contracts it services for itself or others. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates or the amount of the scheduled payments or extend the final payment date of any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement) for the related series. Some of such arrangements may result in the Servicer purchasing the Receivable for the Purchase Amount, while others may result in the Servicer making Advances. The Servicer may sell the Financed Vehicle securing the respective Receivable at public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

COLLECTIONS

     With respect to each series, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account within two business days after receipt thereof. However, at any time that and for so long as (i) CFC is the Servicer, (ii) there exists no Servicer Default and (iii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the applicable Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

     Collections on a Precomputed Receivable made during a Collection Period shall be applied first to repay any outstanding Precomputed Advances made by the Servicer with respect to such Receivable (as described below), and to the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances, the collections shall then be applied to the scheduled payment on such Receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then, unless otherwise provided in the related Prospectus Supplement, generally such remaining collections (the "Payaheads") shall be transferred to and kept in the Payahead Account, until such later Collection Period as the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay such Receivable in full.

ADVANCES

     If so provided in the related Prospectus Supplement, to the extent the collections of interest and principal on a Precomputed Receivable with respect to a Collection Period fall short of the respective scheduled payment, the Servicer will make a Precomputed Advance of the shortfall. The Servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup such advance from subsequent collections or recoveries on such Receivable or other Precomputed Receivables in the related Receivables Pool. The Servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date or Payment Date. The Servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the respective Obligor or from insurance or liquidation proceeds with respect to the Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

     If so provided in the related Prospectus Supplement, on or before the business day prior to each applicable Distribution Date or Payment Date, the Servicer shall deposit into the related Collection Account as a Simple Interest Advance an amount equal to the amount of interest that would have been due on the Simple Interest Receivables allocated to a series at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable allocated to a series becomes a Liquidated Receivable (as such term is defined in the related Prospectus Supplement), the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the Collection Account for such series and paid to the Servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

     As used herein, "Advances" means both Precomputed Advances and Simple Interest Advances.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the Prospectus Supplement with respect to any series, the Servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance for such series as of the first day of the related Collection Period (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates or Payment Dates) will be paid solely to the extent of the Interest Distribution Amount for such series. However, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the Noteholders or the Certificateholders of such series.

     Unless otherwise provided in the related Prospectus Supplement with respect to a given Trust, the Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and will be entitled to reimbursement from such Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collections and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

DISTRIBUTIONS

     With respect to each series of Securities, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

     With respect to each series, on each Payment Date and Distribution Date, as applicable, collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account, if any, and the Certificate Distribution Account, if any, for distribution to Noteholders, if any, and Certificateholders, if any, to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series.

     In the case of a Trust that issues more than one series of Securities, the distributions on the Securities of any such series will be made solely from funds in the Series Trust Property allocated to such series and not from any other Series Trust Property.

     Allocation of Collections on Receivables; Reconciliation. Distributions of principal on the Securities of a series may be based on the amount of principal collected or due, or the amount of Realized Losses incurred, in a Collection Period. If so specified in a Prospectus Supplement, the amounts of collections on the Receivables of a series that are allocable to interest and principal, respectively, will first be estimated and then be reconciled in the following manner with the following effect on the distributions on the related Securities.

     On the Business Day immediately preceding each Distribution Date or Payment Date (a "Determination Date"), the Indenture Trustee, if any, or, otherwise, the Trustee shall determine the amount in the Collection Account available for distribution on the related Distribution Date or Payment Date (excluding amounts retained in the Collection Account from prior periods, as described below). Such amount shall be allocated first to interest based on the weighted average APR and Pool Balance of the Receivables as of the first day of the related Collection Period, plus an amount related to the investment earnings on amounts contained in the Pre-Funding Account, if any, maintained with the Indenture Trustee or the Trustee, as applicable, in accordance with the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and then any remaining amount in the Collection Account shall be allocated to principal. Payments to Securityholders shall be distributed on each Distribution Date or Payment Date in accordance with such allocations, with appropriate adjustments from the prior period as described below, together with a payment notice setting forth the amount of such payment allocable to interest and the amount allocable to principal, including, separately stated, the amount attributable to any adjustment from the prior period. On each Determination Date (other than the first Determination Date), the Servicer will provide the Indenture Trustee or the Trustee, as applicable, with certain information with respect to the Collection Period related to the prior Distribution Date or Payment Date. On such current Determination Date or Payment Date, (i) the amounts so allocated and distributed on the preceding Distribution Date or Payment Date will be reconciled with the information provided by the Servicer on the preceding Determination Date, (ii) amounts will be deposited in the Reserve Account or held in the Collection Account, as appropriate, and (iii) reports reflecting such reconciled amounts will be forwarded to Securityholders. If, based on such reconciliation, the amounts distributed to Securityholders on account of principal on the preceding Distribution Date or Payment Date were less than the amounts required to be so distributed based on the reconciliation, the amount of such deficiency shall be retained in the Collection Account for distribution to Securityholders on such current Distribution Date or Payment Date. If amounts were distributed to holders as principal in excess of amounts allocable to principal based on such reconciliation, the amount of such excess will be deducted from principal when calculating principal distributable on such current Distribution Date or Payment Date. The payment of principal as described above is not expected to have a material effect on the average life of any class of Securities.

CREDIT AND CASH FLOW ENHANCEMENT; LIQUIDITY ARRANGEMENTS

     The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related
Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities of a series, Reserve Accounts, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps (including without limitation currency swaps), other interest rate protection agreements, repurchase obligations (including without limitation put options), yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement or any such other arrangement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement or any such other arrangement for a series of Securities may cover one or more other series of Securities.

     The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

     Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pool and Servicing Agreement, the Seller will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Seller on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date or Payment Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date or Payment Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby or to the applicable Company.

NET DEPOSITS

     As an administrative convenience, unless the Servicer is required to remit collections daily (see "--Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer may cause to be made a single, net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each series as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

     Prior to each Distribution Date or Payment Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities -- Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing
Date) with certain standards relating to the servicing of the applicable Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or Trustee, as applicable, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related
Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies   of  such  statements  and   certificates  may  be  obtained  by
Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that CFC may not resign from its obligations and duties as Servicer thereunder, except upon determination that CFC's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed CFC's servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement , any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Chrysler, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

SERVICER DEFAULT

     Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Applicable Trustee for deposit in any of the related Trust Accounts or the related Certificate Distribution Account any required payment or to direct the Applicable Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from the Applicable Trustee is received by the Servicer or after discovery of such failure by the Servicer; (ii) any failure by the Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer or the Seller, as the case may be, by the Applicable Trustee or (B) to the Servicer or the Seller, as the case may be, and to the Applicable Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance; and (iii) the occurrence of an Insolvency Event with respect to the Servicer, the Seller or any related Company. "Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

     In the case of any Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 25% of principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

WAIVER OF PAST DEFAULTS

     With respect to each Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, the holders of Notes of a series evidencing at least a majority in principal amount of the then outstanding Notes of such series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts or to the Certificate Distribution Account for such series in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of a series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the Trust Accounts for such series in accordance with such Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

     Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder. Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Seller, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.


INSOLVENCY EVENT

     Subject to the following paragraph, with respect to a Trust that is not a grantor trust, if the related Prospectus so provides, upon the occurrence of an Insolvency Event with respect to the Company in respect of such Trust, the related Receivables of such Trust will be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the related Trustee shall have received written instructions from (i) holders of each class of the Certificates (other than such Company) of each series with respect to such Trust representing more than 50% of the aggregate unpaid principal amount of each such class (not including the principal amount of such Certificates held by such Company), (ii) holders of each class of Notes, if any, of each series with respect to such Trust representing more than 50% of the aggregate unpaid principal amount of each such class and (iii) holders, if any, of certificates representing more than 50% of the aggregate unpaid principal amount of certificates representing interests in, or indebtedness secured by, final fixed value payments with respect to the Fixed Value Receivables, if any, initially purchased by such Company and subsequently added to such Trust (such certificates or indebtedness being referred to herein as "Fixed Value Securities"), to the effect that each such party disapproves of the liquidation of such Receivables and termination of such Trust. Promptly after the occurrence of an Insolvency Event with respect to such Company, notice thereof is required to be given to such Noteholders, Certificateholders and holders of Fixed Value Securities; provided that any failure to give such required notice will not prevent or delay termination of such Trust. Upon termination of any Trust, the related Trustee shall, or shall direct the related Indenture Trustee to, promptly sell the assets of such Trust (other than the Trust Accounts and Certificate Distribution Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables of such Trust allocable to each series issued by such Trust will be treated as collections on such Receivables and deposited in the related Collection Account for such series. With respect to any series of such Trust, if the proceeds from the liquidation of the Receivables allocated to such series and any amounts on deposit in the Reserve Account (if any), the Payahead Account (if any), the Note Distribution Account (if any) and the Certificate Distribution Account for such series are not sufficient to pay the Notes, if any, and the Certificates of such series in full, the amount of principal returned to Noteholders and Certificateholders of such series will be reduced and some or all of such Noteholders and Certificateholders will incur a loss.

     Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the applicable Company) of such Trust and the delivery to such Trustee by each such Certificateholder (including such Company) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes of a series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

COMPANY LIABILITY

     If the related Prospectus Supplement so provides, the applicable Company with respect to the related Trust will agree under the related Trust Agreement to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to such Trust) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which such Company was a general partner.

TERMINATION

     With respect to each series, the obligations of the Servicer, the Seller, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable included in the Series Trust Property allocated to such series and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of such series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

     Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables included in Series Trust Property allocated to a series is 10% or less of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance") of such series, all such remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period.

     If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date or Payment Date as of which the Pool Balance of such series is equal to or less than the percentage of the Initial Pool Balance of such series specified in the related Prospectus Supplement, solicit bids for the purchase of such Receivables remaining in such Trust and allocated to such series, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Applicable Trustee receives satisfactory bids as described in such Prospectus Supplement, then such remaining Receivables will be sold to the highest bidder.

     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

ADMINISTRATION AGREEMENT

     CFC, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related Prospectus Supplement with respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount equal to $200 per month with respect to each series of Notes, or such other amount as may be set forth in the related Prospectus Supplement (the "Administration Fee"), which fee will be paid by the Servicer.


                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTEREST IN VEHICLES

     In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles and light duty trucks by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the automobiles and light duty trucks financed by the Seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables have been originated, a security interest in automobiles and light duty trucks is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the vehicles' certificate of title (in addition, in Louisiana, a copy of the installment sale contract must be filed with the appropriate governmental recording office).

     All contracts originated or acquired by the Seller name the Seller or CCC as obligee or assignee and as the secured party. The Seller also takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect the Seller's or CCC's security interest in the financed vehicle, including, where applicable, having a notation of its lien or CCC's lien, as applicable, recorded on such vehicle's certificate of title. Because the Seller continues to service the contracts, the obligors on the contracts will not be notified of the sale to the Trust, and no action will be taken to record the transfer of the security interest from CCC to the Seller or from the Seller to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

     The Seller will assign its interests in the Financed Vehicles securing the related Receivables to each Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement (as applicable). However, because of the administrative burden and expense, neither the Seller nor the related Trustee will amend any certificate of title to identify the Trust as the new secured party on the certificate of title relating to a Financed Vehicle. Also, the Seller will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

     In most states, an assignment such as that under each Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, by not identifying a Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or the Seller or administrative error by state or local agencies, the notation of the Seller's lien or CCC's lien on the certificates of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Seller failed to obtain or assign to the Trust a perfected security interest, the security interest of the Trust would be subordinate to, among others, the interests of subsequent purchasers of the Financed Vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the warranties of the Seller under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the related Receivable unless the breach were cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "Special Considerations -- Certain Legal Aspects -- Security Interests in Financed Vehicles".

     Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Seller will represent to the related Trust that, as of the date the related Receivable is sold to such Trust, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or confiscation occurs.

REPOSSESSION

     In the event of default by vehicle purchasers, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace.
Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

     Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Seller's warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

     Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Seller will warrant to the related Trust that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against such Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of the Seller under such Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of special Federal tax counsel to each Trust specified in the related Prospectus Supplement ("Federal Tax Counsel"), regarding certain federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.


     The federal income tax consequences to Certificateholders will vary depending on whether (i) an election is made to treat the Trust as a partnership under the Code, (ii) all the certificates are retained by the Seller or an affiliate thereof, or (iii) whether the Trust will be treated as a grantor trust. The Prospectus Supplement for each series of Certificates will specify whether a partnership election will be made or the Trust will be treated as a grantor trust.



TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Federal Tax Counsel will deliver its opinion that a Trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.


     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID (including de minimis OID) and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains. Proposed investors in the Notes should consult their tax advisers concering recent legislation that reduces the federal income tax rates on long-term capital gains for securities held for more than eighteen months.


     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income at graduated rates (if received by a non-U.S. person with effectively connected income) and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a "tax home" within the United States.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described above (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the Trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust as a Partnership. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust and each separate Series Trust Property as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership  being the  Certificateholders  (including  the  Company  in  its capacity as recipient of distributions from the Reserve Account), and the Notes being debt of the related partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller, the Company and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Company or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9 1997, if such a termination occurs, the Trust will be considered to have contributed the assets of the Trust (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring
Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Company is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
(z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the
Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each  foreign holder  might be  required to  file a  U.S. individual  or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.



TRUSTS IN WHICH ALL CERTIFICATES ARE RETAINED BY THE SELLER OR AN AFFILIATE OF THE SELLER

TAX CHARACTERIZATION OF THE TRUST

     Federal Tax Counsel will deliver its opinion that a Trust which issues one or more classes of Notes to investors and all the Certificates of which are retained by Seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the Trust will constitute a mere security arrangement for the issuance of debt by the single Certificateholder.

     Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. Assuming such characterization of the Notes is correct, the federal income tax consequences to Noteholders described above under the heading "TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE--Tax Consequences to Holders of the Notes" would apply to the Noteholders.

     If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of Notes did not represent debt for federal income tax purposes, such class or classes of Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership taxable as a corporation. Alternatively, and more likely in the view of Federal Tax Counsel the Trust would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests.

     Nonetheless,  treatment  of   Notes  as  equity  interests   in  such  a
partnership could have adverse tax consequences to certain holders of such Notes. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. In the event one or more classes of Notes were treated as interests in a partnership, the consequences governing the Certificates as equity interests in a partnership described above under "TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE--Tax Consequences to Holders of the Certificates" would apply to the holders of such Notes.


TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

     If a partnership election is not made, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates".

     Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section
171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

STRIPPED BONDS AND STRIPPED COUPONS

     Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under recently issued Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount." Based on the preamble to the Section 1286 Treasury Regulations, Federal Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Receivables meeting the conditions necessary for these sections to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Receivable for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Receivable under the prepayment assumption used in respect of the Receivables and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of such accrual period. No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

     With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Receivable for an amount that is greater than its stated redemption price at maturity of such Receivable, such Grantor Trust Certificateholder will be considered to have purchased the Receivable with "amortizable bond premium" equal in amount to such excess. A Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Receivables to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

     Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "-- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.


     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than eighteen months).


     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     Non-U.S. Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables of where the obligor is not a natural person in order to qualify for the exemption from withholding.

     As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof, an estate or trust, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.


     FASIT Legislation. During 1996, President Clinton signed into law the "Small Business Job Protection Act of 1996" (the "Act"). The Act creates a new type of entity for federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." Beginning in September of 1997, the Act generally enables certain arrangements similar to a trust that is treated as a partnership to elect to be treated as a FASIT. Under the Act, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Securities and those securities would be treated as debt for federal income tax purposes. If so provided in the related Prospectus Supplement, the Trust Agreement or the Pooling and Servicing Agreement, as applicable, will permit the Seller or the Trustee to take the appropriate action, or will set forth certain conditions which, if satisfied, will permit the Seller to amend such Trust Agreement or Pooling and Servicing Agreement, in order to enable all or a portion of the Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to such Trust Agreement or Pooling and Servicing Agreement as may be permitted by reason of the making of such an election. However, there can be no assurance that the Seller or the Trustee will or will not cause any permissible FASIT election to be made with respect to a Trust or amend the related Trust Agreement or Pooling and Servicing Agreement in connection with any election. Transition rules provided for by the FASIT legislation contemplate that the entities in existence on August 31, 1997 may elect to be taxed under the FASIT rules. However, how such an election would be made and how outstanding interests of such entity are to be treated subsequent to the election is not explained in the FASIT legislation.


                        CERTAIN STATE TAX CONSEQUENCES

     The activities of servicing and collecting the Receivables will be undertaken throughout the United States by the Servicer, which is a Michigan corporation. Because of the variation throughout the United States in each state's  tax laws based in whole or in part upon income, it is
impossible to   predict tax  consequences to holders of Notes and Certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and Certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes and Certificates.

                                    * * *


     THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                             ERISA CONSIDERATIONS


     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

SENIOR CERTIFICATES ISSUED BY TRUSTS THAT DO NOT ISSUE NOTES

     Unless otherwise specified in the related Prospectus Supplement, the following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates") issued by a Trust that does not issue Notes.

     The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Benefit Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

          (1) The acquisition of the Senior Certificates by a Benefit Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Senior Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) The Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.;

          (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

          (5) The sum of all payments made to the Underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

          (6) The Benefit Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933. Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior
Certificates outstanding at the time of the acquisition, and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Seller, any Underwriter, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

     The Seller believes that the Exemption will apply to the acquisition and holding by Benefit Plans of Senior Certificates sold by the Underwriter or Underwriters named in the Prospectus Supplement and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust.


                             PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a series and an underwriting agreement with respect to the Certificates of such series (collectively, the "Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

     In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

     Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

     Each Underwriting Agreement will provide that the Seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Seller.

     Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                LEGAL OPINIONS

     Certain legal matters relating to the Securities of any series will be passed upon for the related Trust and the Seller by the General Counsel of the Seller.

                                INDEX OF TERMS

Actuarial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Additional Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . .
Administration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Administration Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Applicable Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Base Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Calculation Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Calculation Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
CCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
CD Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
CD Rate Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . .
CD Rate Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Certificate Distribution Account  . . . . . . . . . . . . . . . . . . . . . .
Certificate Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . . . .
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Certificateholders' Reconciliation Principal Adjustment Amount  . . . . . . .
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
CFC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Chrysler  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Commercial Paper Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Commercial Paper Rate Determination Date  . . . . . . . . . . . . . . . . . .
Commercial Paper Rate Security  . . . . . . . . . . . . . . . . . . . . . . .
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Commodity Indexed Securities  . . . . . . . . . . . . . . . . . . . . . . . .
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Composite Quotations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Currency Indexed Securities . . . . . . . . . . . . . . . . . . . . . . . . .
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Dealer Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Dealers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Definitive Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .
Definitive Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Depository  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
DTC's Nominee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Eligible Deposit Account  . . . . . . . . . . . . . . . . . . . . . . . . . .
Eligible Institution  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Federal Funds Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Federal Funds Rate Determination Date . . . . . . . . . . . . . . . . . . . .
Federal Funds Rate Security . . . . . . . . . . . . . . . . . . . . . . . . .
Federal Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Final Scheduled Maturity Date . . . . . . . . . . . . . . . . . . . . . . . .
Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Fixed Rate Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Fixed Value Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . .
Fixed Value Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .
Floating Rate Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .
FTC Rule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Grantor Trust Certificateholders  . . . . . . . . . . . . . . . . . . . . . .
Grantor Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . . . .
H.15(519) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Index Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Indexed Commodity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Indexed Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Indexed Principal Amount  . . . . . . . . . . . . . . . . . . . . . . . . . .
Indexed Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Initial Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Initial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Insolvency Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Interest Reset Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Interest Reset Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Investment Earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
LIBOR Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . .
LIBOR Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
London Banking Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Money Market Yield  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Note Distribution Account . . . . . . . . . . . . . . . . . . . . . . . . . .
Note Pool Factor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Noteholders' Reconciliation Principal Adjustment Amount . . . . . . . . . . .
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Obligors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Pass Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Payahead Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Payaheads . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Plan Assets Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . .
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . .
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Precomputed Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Precomputed Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . .
Previously Issued Securities  . . . . . . . . . . . . . . . . . . . . . . . .
Prospectus Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Purchase Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . .
Related Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Reuters Screen LIBO Page  . . . . . . . . . . . . . . . . . . . . . . . . . .
Revolving Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Rule of 78's  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Rule of 78's Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . .
Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Sale and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . . . .
Schedule of Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . .
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Section 1286 Treasury Regulations . . . . . . . . . . . . . . . . . . . . . .
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Senior Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Series Trust Property . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Servicer Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Short-Term Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Simple Interest Advance . . . . . . . . . . . . . . . . . . . . . . . . . . .
Simple Interest Receivables . . . . . . . . . . . . . . . . . . . . . . . . .
Spread  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Spread Multiplier . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Stock Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Stock Indexed Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .
Strip Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Strip Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Subsequent Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . .
Subsequent Transfer Date  . . . . . . . . . . . . . . . . . . . . . . . . . .
Transfer and Servicing Agreements . . . . . . . . . . . . . . . . . . . . . .
Treasury bills  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Treasury Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Treasury Rate Determination Date  . . . . . . . . . . . . . . . . . . . . . .
Treasury Rate Security  . . . . . . . . . . . . . . . . . . . . . . . . . . .
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Underwriting Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . .
U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .



                                                                ANNEX I

        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Offered Notes will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior debt issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

     Trading between CEDEL  and/or Euroclear Participants.   Secondary market
trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption of non-U.S. Persons (Form W-8). Beneficial owners of Offered Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for non-U.S. Person with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Offered Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Offered Notes or such owner's agent.

          Exemption  for U.S. Persons (Form W-9).   U.S. Persons can obtain a
     complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.




       NO   DEALER,  SALESPERSON   OR                $_____________
  OTHER  PERSON  HAS BEEN  AUTHORIZED
  TO GIVE ANY INFORMATION OR  TO MAKE              PREMIER AUTO TRUST
  ANY  REPRESENTATIONS,   OTHER  THAN                    199_-_
  THOSE CONTAINED IN THIS  PROSPECTUS
  SUPPLEMENT OR THE PROSPECTUS,  AND,
  IF GIVEN OR MADE, SUCH  INFORMATION
  OR   REPRESENTATION  MUST   NOT  BE                 $___________
  RELIED   UPON   AS   HAVING    BEEN       ____% ASSET BACKED NOTES, CLASS
  AUTHORIZED  BY THE SELLER OR BY THE       A-2
  UNDERWRITERS.    THIS    PROSPECTUS
  SUPPLEMENT  AND  THE PROSPECTUS  DO                 $___________
  NOT CONSTITUTE  AN  OFFER TO  SELL,       ____% ASSET BACKED NOTES, CLASS
  OR A  SOLICITATION OF  AN OFFER  TO       A-3
  BUY, THE SECURITIES OFFERED  HEREBY
  TO ANYONE  IN  ANY JURISDICTION  IN                 $___________
  WHICH THE PERSON MAKING SUCH  OFFER       ____% ASSET BACKED NOTES, CLASS
  OR  SOLICITATION  IS NOT  QUALIFIED       A-4
  TO DO  SO OR  TO ANYONE TO  WHOM IT                 $__________
  IS UNLAWFUL TO MAKE ANY  SUCH OFFER      ____% ASSET BACKED NOTES, CLASS B
  OR   SOLICITATION.    NEITHER   THE
  DELIVERY    OF   THIS    PROSPECTUS
  SUPPLEMENT  AND THE  PROSPECTUS NOR
  ANY  SALE  MADE  HEREUNDER   SHALL,        CHRYSLER FINANCIAL CORPORATION
  UNDER ANY CIRCUMSTANCES, CREATE  AN             SELLER AND SERVICER
  IMPLICATION    THAT     INFORMATION
  HEREIN  OR THEREIN IS CORRECT AS OF
  ANY TIME SUBSEQUENT TO  THE DATE OF
  THIS   PROSPECTUS   SUPPLEMENT   OR      ---------------------------------
  PROSPECTUS.
        _______________________                  PROSPECTUS SUPPLEMENT

           TABLE OF CONTENTS               ---------------------------------

         PROSPECTUS SUPPLEMENT
                                 PAGE
                                 ----                 (UNDERWRITERS)

  Reports to Noteholders  . . . .  S-
  Summary of Terms  . . . . . . .  S-
  Special Considerations  . . . .  S-
  The Trust . . . . . . . . . . .  S-
  The Receivables Pool  . . . . .  S-
  Chrysler Financial Corporation   S-
  Weighted Average Life of
    the Notes . . . . . . . . . .  S-
  Description of the Notes  . . .  S-
  Description  of  the  Transfer
  and Servicing Agreements. . . .  S-
  Certain Federal Income  Tax
    Consequences. . . . . . . . .  S-
  ERISA Considerations  . . . . .  S-
  Underwriting  . . . . . . . . .  S-
  Legal Opinions  . . . . . . . .  S-           ------------------------
  Index of Terms  . . . . . . . .  S-

               PROSPECTUS                       DATED ___________, 199_
  Available Information . . . . . .
  Incorporation of Certain  Documents
  by Reference  . . . . . . . . . .
  Summary of Terms  . . . . . . . .
  Special Considerations  . . . . .
  The Trusts  . . . . . . . . . . .
  The Receivables Pools . . . . . .
  Weighted   Average   Life  of   the
  Securities  . . . . . . . . . . .
  Pool     Factors    and     Trading
  Information . . . . . . . . . . .
  Use of Proceeds . . . . . . . . .
  Chrysler Financial Corporation  .
  Description of the Notes  . . . .
  Description of the Certificates .
  Certain  Information Regarding  the
  Securities  . . . . . . . . . . .
  Description  of  the  Transfer  and
  Servicing Agreements  . . . . . .
  Certain   Legal   Aspects  of   the
  Receivables . . . . . . . . . . .
  Certain    Federal    Income    Tax
  Consequences  . . . . . . . . . .
  Certain   State  Tax   Consequences
  with Respect to Trusts
    which Issue  one or  more Classes
  of Notes  . . . . . . . . . . . .
  ERISA Considerations  . . . . . .
  Plan of Distribution  . . . . . .
  Legal Opinions  . . . . . . . . .
  Index of Terms  . . . . . . . . .
  Annex I . . . . . . . . . . .   A-1

      UNTIL  90 DAYS  AFTER THE  DATE
  OF THIS PROSPECTUS SUPPLEMENT,  ALL
  DEALERS  EFFECTING TRANSACTIONS  IN
  THE    NOTES   OFFERED    BY   THIS
  PROSPECTUS  SUPPLEMENT,  WHETHER OR
  NOT    PARTICIPATING     IN    THIS
  DISTRIBUTION,  MAY  BE REQUIRED  TO
  DELIVER THIS PROSPECTUS  SUPPLEMENT
  AND  THE  PROSPECTUS.  THIS  IS  IN
  ADDITION   TO  THE   OBLIGATION  OF
  DEALERS TO DELIVER THIS  PROSPECTUS
  SUPPLEMENT AND THE PROSPECTUS  WHEN
  ACTING  AS  UNDERWRITERS  AND  WITH
  RESPECT TO THEIR UNSOLD  ALLOTMENTS
  OR SUBSCRIPTIONS.


                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.




Registration Fee  . . . . . . . . . . . . . . . . . . . . . .   $2,424,243.00
Printing Expenses . . . . . . . . . . . . . . . . . . . . . .      225,000.00
Trustee Fees and Expenses . . . . . . . . . . . . . . . . . .      172,500.00
Legal Fees and Expenses . . . . . . . . . . . . . . . . . . .      150,000.00
Accountants' Fees and Expenses  . . . . . . . . . . . . . . . .    150,000.00
Rating Agencies' Fees . . . . . . . . . . . . . . . . . . . .    1,500,000.00
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . .          257.00
                                                                 ------------
          Total . . . . . . . . . . . . . . . . . . . . . . .   $4,622,000.00




---------------
 * All amounts except registration fee are estimates.



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Chrysler Corporation (parent of the Registrant) is incorporated under Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal actions or proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     Section B of Article VIII of the Certificate of Incorporation of Chrysler Corporation, the parent of the Registrant, provides, in effect, that, subject to certain limited exceptions, Chrysler Corporation will indemnify the officers and directors of Chrysler Corporation or its subsidiaries to the extent permitted by Delaware law. In addition, Chrysler Corporation maintains insurance providing for payment, subject to certain exceptions, on behalf of officers and directors of Chrysler Corporation and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers or directors.

     The Registrant is incorporated under Michigan law. Sections 561 to 565, inclusive, and Sections 567 and 569 of the Michigan Business Corporation Act provide, in effect, that a Michigan corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer or director of such corporation, or is or was serving at there quest of such corporation as a director, officer, partner, trustee, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, for criminal proceedings, had no reasonable cause to believe that his or her conduct was illegal. A Michigan corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

     (a) All financial statements, schedules and historical financial information have been omitted as they are not applicable.

      1.1 Form of Underwriting Agreement for the Notes. Filed as Exhibit 1.1 to Registration Statement No. 33-58942 of Chrysler Financial Corporation, and incorporated herein by reference.

      1.2   Form  of Underwriting  Agreement for  the Certificates.  Filed as
Exhibit 1.2 to Registration Statement No. 33-58942 of Chrysler Financial Corporation, and incorporated herein by reference.

      3.1 Restated Articles of Incorporation of Chrysler Financial Corporation as adopted and filed with the Corporation Division of Michigan Department of Treasury on October 1, 1971. Filed as Exhibit 3-A to Registration No. 2-43097 of Chrysler Financial Corporation, and incorporated herein by reference.

      3.2 Amendments to the Restated Articles of Incorporation of Chrysler Financial Corporation filed with the Department of Commerce of the State of Michigan on December 26, 1975, April 23, 1985 and June 21, 1985, respectively. Filed as Exhibit 3-B to the Annual Report of Chrysler Financial Corporation on Form 10-K for the year ended December 31, 1985, and incorporated herein by reference.

      3.3 Amendments to the Restated Articles of Incorporation of Chrysler Financial Corporation filed with the Department of Commerce of the State of Michigan on August 12, 1987 and August 14, 1987, respectively. Filed as
Exhibit 3 to the Quarterly Report of Chrysler Financial Corporation on Form 10-Q for the quarter ended September 30, 1987, and incorporated herein by reference.

      3.4 Amendments to the Restated Articles of Incorporation of Chrysler Financial Corporation filed with the Department of Commerce of the State of Michigan on December 11, 1987 and January 25, 1988, respectively. Filed as
Exhibit 3-D to the Annual Report of Chrysler Financial Corporation on Form 10-K for the year ended December 31, 1989, and incorporated herein by reference.

      3.5 Amendments to the Restated Articles of Incorporation of Chrysler Financial Corporation filed with the Department of Commerce of the State of Michigan on June 13, 1989, June 23, 1989 (two amendments), September 13, 1989, January 31, 1990 and March 8, 1990, respectively. Filed as Exhibit 3-E to the Annual Report of Chrysler Financial Corporation on Form 10-K for the year ended December 31, 1989, and incorporated herein by reference.

      3.6 Amendments to the Restated Articles of Incorporation of Chrysler Financial Corporation filed with the Department of Commerce of the State of Michigan on March 29, 1990 and May 10, 1990. Filed as Exhibit 3-G to the
Quarterly Report of Chrysler Financial Corporation on Form 10-Q for the quarter ended March 31, 1990, and incorporated herein by reference.

      3.7 By-Laws of Chrysler Financial Corporation as amended to August 1, 1990. Filed as Exhibit 3-I to the Quarterly Report of Chrysler Financial Corporation on Form 10-Q for the quarter ended September 30, 1990, and incorporated herein by reference.

      3.8 By-Laws of Chrysler Financial Corporation as amended to January 1, 1992 and presently in effect. Filed as Exhibit 3-H to the Annual Report of Chrysler Financial Corporation on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference.

     3.9   Form of Certificate of Trust for  Premier Auto Trusts (included in
Exhibit 4.2).

     4.1 Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes).

     4.2 Form of Trust Agreement among the Registrant, the Company and the Trustee (including forms of Certificates). Filed as Exhibit 4.2 to Registration Statement No. 33-58942 of Chrysler Financial Corporation, and incorporated herein by reference.

     4.3 Form of Trust Agreement (for issuance of more than one Series of Certificates) among the Registrant, the Company and the Trustee (including form of Certificate).

     4.4 Form of Pooling and Servicing Agreement, including the Form of Standard Terms and Conditions of Agreement, among the Registrant, the Servicer and the Trustee (including forms of Certificates). Filed as Exhibit
4.3 to Registration Statement 33-58942 of Chrysler Financial Corporation and incorporated herein by reference.

     5.1  Opinion of Brown & Wood LLP with respect to legality.

     5.2  Opinion of Richards, Layton & Finger with respect to legality.

     8.1  Opinion of Brown & Wood LLP with respect to federal tax matters.

     23.1 Consent of Brown & Wood LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

     23.2 Consent of Richards, Layton & Finger (included in its opinion filed as Exhibit 5.2).


     *24.1 Powers of Attorney.

     25.1 Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The First National Bank of Chicago.

     25.2 Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.

     99.1 Form of Sale and Servicing Agreement among the Registrant and the Trust.

     99.2 Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee. Filed as Exhibit 28.2 to Registration Statement No. 33-58942 of Chrysler Financial Corporation, and incorporated herein by reference.

     99.3 Form of Purchase Agreement between the Company and the Registrant.

______________________________
*Previously filed.


ITEM 17.  UNDERTAKINGS

     (a) As to Rule 415:

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of that Act.

     (b) As to documents subsequently filed that are incorporated by reference:

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) As to indemnification:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield and State of Michigan, on the 31st day of July, 1997.


                                            CHRYSLER FINANCIAL CORPORATION,


                                             by: /s/ T.W. SIDLIK
                                             -----------------------------
                                             Name:  T.W. Sidlik
                                             Title: Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





      Signature                   Title                          Date
      ---------                   -----                          ----

Principal Executive Officer:



      /s/ T.W. Sidlik             Chairman of the Board          July 31, 1997
-------------------------
      T.W. Sidlik


Principal Financial Officer:


      /s/ D.M. Cantwell           Vice President and Treasurer   July 31, 1997
--------------------------
      D.M. Cantwell


Principal Accounting Officer:


      /s/ T.F. Gilman             Vice President and Controller  July 31, 1997
--------------------------
      T.F. Gilman



        Signature                 Title                          Date
        ---------                 -----                          ----


Board of Directors:


        *                         Director                       July 31, 1997
-------------------------
      T.P. Capo


        *                         Director                       July 31, 1997
-------------------------
      D.L. Davis


        *                          Director                      July 31, 1997
-------------------------
      W.J. O'Brien III


        *                          Director                      July 31, 1997
-------------------------
      T.W. Sidlik


        *                          Director                      July 31, 1997
-------------------------
      G.C. Valade




*By:  /s/ B.C. Babbish
     ---------------------
      B.C. Babbish
      Attorney-in-Fact




                                EXHIBIT INDEX



EXHIBIT
  NO.                               DESCRIPTION OF EXHIBIT
-------                             ----------------------

 1.1           Form of Underwriting Agreement for the Notes. Filed as Exhibit
               1.1  to  Registration  Statement  No.  33-58942   of  Chrysler
               Financial Corporation, and incorporated herein by reference.

 1.2           Form  of Underwriting Agreement for the Certificates. Filed as
               Exhibit 1.2 to Registration Statement No. 33-58942 of Chrysler Financial Corporation, and incorporated herein by reference.

 3.1 Restated Articles of Incorporation of Chrysler Financial Corporation as adopted and filed with the Corporation Division of Michigan Department of Treasury on October 1, 1971. Filed as Exhibit 3-A to Registration No. 2-43097 of Chrysler Financial Corporation, and incorporated herein by reference.

 3.2 Amendments to the Restated Articles of Incorporation of Chrysler Financial Corporation filed with the Department of Commerce of the State of Michigan on December 26, 1975, April 23, 1985 and June 21, 1985, respectively. Filed as Exhibit 3-B to the Annual Report of Chrysler Financial Corporation on Form 10-K for the year ended December 31, 1985, and incorporated herein by reference.

 3.3 Amendments to the Restated Articles of Incorporation of Chrysler Financial Corporation filed with the Department of Commerce of the State of Michigan on August 12, 1987 and August 14, 1987, respectively. Filed as Exhibit 3 to the Quarterly Report of Chrysler Financial Corporation on Form 10-Q for the quarter ended September 30, 1987, and incorporated herein by reference.

 3.4 Amendments to the Restated Articles of Incorporation of Chrysler Financial Corporation filed with the Department of Commerce of the State of Michigan on December 11, 1987 and
               January 25, 1988, respectively. Filed as Exhibit 3-D to the Annual Report of Chrysler Financial Corporation on Form 10-K for the year ended December 31, 1989, and incorporated herein by reference.

 3.5 Amendments to the Restated Articles of Incorporation of Chrysler Financial Corporation filed with the Department of Commerce of the State of Michigan on June 13, 1989, June 23, 1989 (two amendments), September 13, 1989, January 31, 1990 and March 8, 1990, respectively. Filed as Exhibit 3-E to the Annual Report of Chrysler Financial Corporation on Form 10-K for the year ended December 31, 1989, and incorporated herein by reference.

 3.6 Amendments to the Restated Articles of Incorporation of Chrysler Financial Corporation filed with the Department of Commerce of the State of Michigan on March 29, 1990 and May 10, 1990. Filed as Exhibit 3-G to the Quarterly Report of Chrysler Financial Corporation on Form 10-Q for the quarter ended March 31, 1990, and incorporated herein by reference.

 3.7 By-Laws of Chrysler Financial Corporation as amended to August 1, 1990. Filed as Exhibit 3-I to the Quarterly Report of Chrysler Financial Corporation on Form 10-Q for the quarter ended September 30, 1990, and incorporated herein by reference.

 3.8 By-Laws of Chrysler Financial Corporation as amended to January 1, 1992 and presently in effect. Filed as Exhibit 3-H to the Annual Report of Chrysler Financial Corporation on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference.

 3.9 Form of Certificate of Trust for Premier Auto Trusts (included in Exhibit 4.2).

 4.1 Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes).

 4.2 Form of Trust Agreement among the Registrant, the Company and the Trustee (including forms of Certificates). Filed as
               Exhibit 4.2 to Registration Statement No. 33-58942 of Chrysler Financial Corporation, and incorporated herein by reference.

 4.3 Form of Trust Agreement (for issuance of more than one Series of Certificates) among the Registrant, the Company and the Trustee (including form of Certificate).

 4.4 Form of Pooling and Servicing Agreement, including the Form of Standard Terms and Conditions of Agreement, among the Registrant, the Servicer and the Trustee (including forms of Certificates). Filed as Exhibit 4.3 to Registration Statement 33-58942 of Chrysler Financial Corporation and incorporated herein by reference.

 5.1           Opinion of Brown & Wood LLP with respect to legality.

 5.2           Opinion of Richards, Layton & Finger with respect to legality.

 8.1 Opinion of Brown & Wood LLP with respect to federal tax matters.

 23.1 Consent of Brown & Wood LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

 23.2 Consent of Richards, Layton & Finger (included in its opinion filed as Exhibit 5.2).

*24.1          Powers of Attorney.


 25.1 Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The First National Bank of Chicago.

 25.2 Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.

 99.1 Form of Sale and Servicing Agreement among the Registrant and the Trust.

 99.2 Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee. Filed as Exhibit
               28.2 to Registration Statement No. 33-58942 of Chrysler Financial Corporation, and incorporated herein by reference.

 99.3 Form of Purchase Agreement between the Company and the Registrant.



______________________________
*Previously filed.





                                                                  EXHIBIT 4.1












                                  INDENTURE



                                   between



                          PREMIER AUTO TRUST 199_-_,
                                  as Issuer



                                     and



                       _______________________________,
                             as Indenture Trustee

                               (Series 199_-_)

                       Dated as of ______________, 199_











                              TABLE OF CONTENTS
                                                                         Page
                                  ARTICLE I

                  Definitions and Incorporation by Reference

SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 1.02.  Incorporation by  Reference of  Trust Indenture
               Act  . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
SECTION 1.03.  Rules of Construction  . . . . . . . . . . . . . . . . . .   9

                                  ARTICLE II

                                  The Notes

SECTION 2.01.  Form . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
SECTION 2.02.  Execution, Authentication and Delivery . . . . . . . . . .  10
SECTION 2.03.  Temporary Notes  . . . . . . . . . . . . . . . . . . . . .  10
SECTION 2.04.  (Reserved) . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 2.05.  Registration;  Registration  of   Transfer  and
               Exchange . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 2.06.  Mutilated, Destroyed, Lost or Stolen Notes . . . . . . . .  12
SECTION 2.07.  Persons Deemed Owner . . . . . . . . . . . . . . . . . . .  13
SECTION 2.08.  Payment  of Principal  and Interest;  Defaulted
               Interest . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 2.09.  Cancellation . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 2.10.  Release of Collateral  . . . . . . . . . . . . . . . . . .  14
SECTION 2.11.  Book-Entry Notes . . . . . . . . . . . . . . . . . . . . .  14
SECTION 2.12.  Notices to Clearing Agency . . . . . . . . . . . . . . . .  15
SECTION 2.13.  Definitive Notes . . . . . . . . . . . . . . . . . . . . .  15
SECTION 2.14.  Tax Treatment  . . . . . . . . . . . . . . . . . . . . . .  16

                                 ARTICLE III

                                  Covenants

SECTION 3.01.  Payment of Principal and Interest  . . . . . . . . . . . .  16
SECTION 3.02.  Maintenance of Office or Agency  . . . . . . . . . . . . .  16
SECTION 3.03.  Money for Payments To Be Held in Trust . . . . . . . . . .  16
SECTION 3.04.  Existence  . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 3.05.  Protection of Trust Estate . . . . . . . . . . . . . . . .  18
SECTION 3.06.  Opinions as to Trust Estate  . . . . . . . . . . . . . . .  18
SECTION 3.07.  Performance   of   Obligations;   Servicing  of
               Receivables  . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 3.08.  Negative Covenants . . . . . . . . . . . . . . . . . . . .  21
SECTION 3.09.  Annual Statement as to Compliance  . . . . . . . . . . . .  21
SECTION 3.10.  Issuer May Consolidate,  etc., Only on  Certain
               Terms  . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 3.11.  Successor or Transferee  . . . . . . . . . . . . . . . . .  23
SECTION 3.12.  No Other Business  . . . . . . . . . . . . . . . . . . . .  23
SECTION 3.13.  No Borrowing . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 3.14.  Servicer's Obligations . . . . . . . . . . . . . . . . . .  23
SECTION 3.15.  Guarantees,   Loans,    Advances   and    Other
               Liabilities  . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 3.16.  Capital Expenditures . . . . . . . . . . . . . . . . . . .  24
SECTION 3.17.  Removal of Administrator . . . . . . . . . . . . . . . . .  24
SECTION 3.18.  Restricted Payments  . . . . . . . . . . . . . . . . . . .  24
SECTION 3.19.  Notice of Events of Default  . . . . . . . . . . . . . . .  24
SECTION 3.20.  Further Instruments and Acts . . . . . . . . . . . . . . .  24
SECTION 3.21.  Other Series of Notes  . . . . . . . . . . . . . . . . . .  24

                                  ARTICLE IV

                          Satisfaction and Discharge

SECTION 4.01.  Satisfaction and Discharge of Indenture  . . . . . . . . .  24
SECTION 4.02.  Application of Trust Money . . . . . . . . . . . . . . . .  26
SECTION 4.03.  Repayment of Moneys Held by Paying Agent . . . . . . . . .  26

                                  ARTICLE V

                                   Remedies

SECTION 5.01.  Events of Default  . . . . . . . . . . . . . . . . . . . .  26



SECTION 5.02.  Acceleration   of   Maturity;   Rescission  and
               Annulment  . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 5.03.  Collection  of   Indebtedness  and   Suits  for
               Enforcement by Indenture Trustee . . . . . . . . . . . . .  28
SECTION 5.04.  Remedies; Priorities . . . . . . . . . . . . . . . . . . .  30
SECTION 5.05.  Optional Preservation of the Receivables . . . . . . . . .  31
SECTION 5.06.  Limitation of Suits  . . . . . . . . . . . . . . . . . . .  32
SECTION 5.07.  Unconditional Rights of  Noteholders To Receive
               Principal and Interest . . . . . . . . . . . . . . . . . .  32
SECTION 5.08.  Restoration of Rights and Remedies . . . . . . . . . . . .  33
SECTION 5.09.  Rights and Remedies Cumulative . . . . . . . . . . . . . .  33
SECTION 5.10.  Delay or Omission Not a Waiver . . . . . . . . . . . . . .  33
SECTION 5.11.  Control by Noteholders . . . . . . . . . . . . . . . . . .  33
SECTION 5.12.  Waiver of Past Defaults  . . . . . . . . . . . . . . . . .  34
SECTION 5.13.  Undertaking for Costs  . . . . . . . . . . . . . . . . . .  34
SECTION 5.14.  Waiver of Stay or Extension Laws . . . . . . . . . . . . .  34
SECTION 5.15.  Action on Notes  . . . . . . . . . . . . . . . . . . . . .  34
SECTION 5.16.  Performance   and   Enforcement    of   Certain
               Obligations  . . . . . . . . . . . . . . . . . . . . . . .  35

                                  ARTICLE VI

                            The Indenture Trustee

SECTION 6.01.  Duties of Indenture Trustee  . . . . . . . . . . . . . . .  35
SECTION 6.02.  Rights of Indenture Trustee  . . . . . . . . . . . . . . .  36
SECTION 6.03.  Individual Rights of Indenture Trustee . . . . . . . . . .  37
SECTION 6.04.  Indenture Trustee's Disclaimer . . . . . . . . . . . . . .  37
SECTION 6.05.  Notice of Defaults . . . . . . . . . . . . . . . . . . . .  37
SECTION 6.06.  Reports by Indenture Trustee to Holders  . . . . . . . . .  37
SECTION 6.07.  Compensation and Indemnity . . . . . . . . . . . . . . . .  37
SECTION 6.08.  Replacement of Indenture Trustee . . . . . . . . . . . . .  38
SECTION 6.09.  Successor Indenture Trustee by Merger  . . . . . . . . . .  39
SECTION 6.10.  Appointment of Co-Indenture Trustee or Separate
               Indenture Trustee  . . . . . . . . . . . . . . . . . . . .  39
SECTION 6.11.  Eligibility; Disqualification  . . . . . . . . . . . . . .  40
SECTION 6.12.  Preferential      Collection     of      Claims
               Against Issuer . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 6.13.  Pennsylvania  Motor Vehicle  Sales Finance  Act
               Licenses . . . . . . . . . . . . . . . . . . . . . . . . .  41

                                 ARTICLE VII

                        Noteholders' Lists and Reports

SECTION 7.01.  Issuer To  Furnish Indenture Trustee  Names and
               Addresses of Noteholders . . . . . . . . . . . . . . . . .  41
SECTION 7.02.  Preservation of Information;  Communications to
               Noteholders  . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 7.03.  Reports by Issuer  . . . . . . . . . . . . . . . . . . . .  41
SECTION 7.04.  Reports by Indenture Trustee . . . . . . . . . . . . . . .  42

                                 ARTICLE VIII

                     Accounts, Disbursements and Releases

SECTION 8.01.  Collection of Money  . . . . . . . . . . . . . . . . . . .  42
SECTION 8.02.  Trust Accounts . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 8.03.  General Provisions Regarding Accounts  . . . . . . . . . .  43
SECTION 8.04.  Release of Trust Estate  . . . . . . . . . . . . . . . . .  44
SECTION 8.05.  Opinion of Counsel . . . . . . . . . . . . . . . . . . . .  45

                                  ARTICLE IX

                           Supplemental Indentures



SECTION 9.01.  Supplemental  Indentures  Without   Consent  of
               Noteholders  . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 9.02.  Supplemental   Indentures   with   Consent   of
               Noteholders  . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 9.03.  Execution of Supplemental Indentures . . . . . . . . . . .  47
SECTION 9.04.  Effect of Supplemental Indenture . . . . . . . . . . . . .  48
SECTION 9.05.  Conformity with Trust Indenture Act  . . . . . . . . . . .  48
SECTION 9.06.  Reference in Notes to Supplemental Indentures  . . . . . .  48

                                  ARTICLE X

                             Redemption of Notes

SECTION 10.01. Redemption . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 10.02. Form of Redemption Notice  . . . . . . . . . . . . . . . .  49
SECTION 10.03. Notes Payable on Redemption Date . . . . . . . . . . . . .  49

                                  ARTICLE XI

                                Miscellaneous

SECTION 11.01. Compliance Certificates and Opinions, etc. . . . . . . . .  49
SECTION 11.02. Form  of   Documents  Delivered   to  Indenture
               Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 11.03. Acts of Noteholders  . . . . . . . . . . . . . . . . . . .  52
SECTION 11.04. Notices, etc., to Indenture Trustee, Issuer and
               Rating Agencies  . . . . . . . . . . . . . . . . . . . . .  52
SECTION 11.05. Notices to Noteholders; Waiver . . . . . . . . . . . . . .  53
SECTION 11.06. Alternate Payment and Notice Provisions  . . . . . . . . .  53
SECTION 11.07. Conflict with Trust Indenture Act  . . . . . . . . . . . .  53
SECTION 11.08. Effect of Headings and Table of Contents . . . . . . . . .  54
SECTION 11.09. Successors and Assigns . . . . . . . . . . . . . . . . . .  54
SECTION 11.10. Separability . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 11.11. Benefits of Indenture  . . . . . . . . . . . . . . . . . .  54
SECTION 11.12. Legal Holidays . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 11.13. GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 11.14. Counterparts . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 11.15. Recording of Indenture . . . . . . . . . . . . . . . . . .  54
SECTION 11.16. Trust Obligation . . . . . . . . . . . . . . . . . . . . .  55
SECTION 11.17. No Petition  . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 11.18. Inspection . . . . . . . . . . . . . . . . . . . . . . . .  55


SCHEDULE A     -    Schedule of Receivables

EXHIBIT A-1         -    Form of Class A-1 Note
EXHIBIT A-2         -    Form of Class A-2 Note
EXHIBIT A-3         -    Form of Class A-3 Note
EXHIBIT A-4         -    Form of Class A-4 Note
EXHIBIT A-5         -    Form of Class B Note
EXHIBIT B      -    Form of Note Depository Agreement



     INDENTURE dated as  of ______________, 199_, between PREMIER  AUTO TRUST
199_-_,    a     Delaware    business     trust    (the    "Issuer"),     and
_________________________________, a _____________________, as trustee and not in its individual capacity (the "Indenture Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Class A-1 _________% Asset Backed Notes (, Series 199_-_) (the "Class A-1 Notes"), Class A-2 ________% Asset Backed Notes (, Series 199_-_) (the "Class A-2 Notes"), Class A-3 ________% Asset Backed Notes (, Series 199_-_) (the "Class A-3 Notes"), Class A-4 ______% Asset Backed Notes (, Series 199_-_) (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes"), and Class B ______% Asset Backed Notes (, Series 199_-_) (the "Class B Notes" and, together with the Class A Notes, the "Notes"):

                               GRANTING CLAUSE

     The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes, all of the Issuer's right, title and interest in and to (a) the Receivables and all moneys received thereon on and after ____________, 199_; (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Issuer in such Financed Vehicles;
(c) any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors; (d) any proceeds with respect to the Receivables from recourse to Dealers thereon with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely; (e) any Financed Vehicle that shall have secured a Receivable and that shall have been acquired by or on behalf of the Seller, the Servicer, the Company or the Issuer; (f) all funds on deposit from time to time in the Trust Accounts, including the Reserve Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon);
(g) the Sale and Servicing Agreement (including the Issuer's right to cause the Seller to repurchase Standard Receivables or Fixed Value Receivables from the Issuer under certain circumstances described therein); and (h) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

     The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

     The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Holders of the Notes may be adequately and effectively protected.




                                  ARTICLE I

                  Definitions and Incorporation by Reference

     SECTION 1.01.  (a)   Definitions.  Except as otherwise specified herein
                          -----------
or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.

     "Act" has the meaning specified in Section 11.03(a).
      ---

     "Administration Agreement" means the Administration Agreement dated as
      ------------------------
of ______________, 199_, among the Administrator, the Issuer and the Indenture Trustee.

     "Administrator" means Chrysler Financial Corporation, a Michigan
      -------------
corporation,  or  any  successor   Administrator  under  the   Administration
Agreement.

     "Affiliate" means, with respect to any specified Person, any other
      ---------
Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Authorized Officer" means, with respect to the Issuer, any officer of
      ------------------
the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     "Basic Documents" means the Certificate of Trust, the Trust Agreement,
      ---------------
the Sale and Servicing Agreement, the Purchase Agreement, the Administration Agreement, the Note Depository Agreement and other documents and certificates delivered in connection therewith.

     "Book-Entry Notes" means a beneficial interest in the Class A-1 Notes,
      ----------------
Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11.

     "Business Day" means any day other than a Saturday, a Sunday or a day
      ------------
on which banking institutions or trust companies in The City of New York are authorized or obligated by law, regulation or executive order to remain closed.

     "Certificate of Trust" means the certificate of trust of the Issuer
      --------------------
substantially in the form of Exhibit B to the Trust Agreement.

     "Class A Notes" means the Class A-1 Notes, Class A-2 Notes, Class A-3
      -------------
Notes and Class A-4 Notes.

     "Class A-1 Interest Rate" means ________% per annum (computed on the
      -----------------------
basis  of the actual number of days in the Interest Accrual Period divided by
360).

     "Class A-1 Notes" means the Class A-1 _________% Asset Backed Notes,
      ---------------
(Series 199_-_,) substantially in the form of Exhibit A-1.


     "Class A-2 Interest Rate" means _____% per annum (computed on the basis
      -----------------------
of a 360-day year consisting of twelve 30-day months).

     "Class A-2 Notes" means the Class A-2 ______% Asset Backed Notes,
      ---------------
(Series 199_-_,) substantially in the form of Exhibit A-2.

     "Class A-3 Interest Rate" means _____% per annum (computed on the basis
      -----------------------
of a 360 day year consisting of twelve 30-day months).

     "Class A-3 Notes" means the Class A-3 ______% Asset Backed Notes,
      ---------------
substantially in the form of Exhibit A-3.

     "Class A-4 Interest Rate" means _____% per annum (computed on the basis
      -----------------------
of a 360-day year consisting of twelve 30-day months).

     "Class A-4 Notes" means the Class A-4 ______% Asset Backed Notes,
      ---------------
(Series 199_-_,) substantially in the form of Exhibit A-4.

     "Class B Interest Rate" means _______% per annum (computed on the basis
      ---------------------
of a 360-day year consisting of twelve 30-day months).

     "Class B Notes" means the Class B _______% Asset Backed Notes, (Series
      -------------
199_-_,) substantially in the form of Exhibit A-5.

     "Clearing Agency" means an organization registered as a "clearing
      ---------------
agency" pursuant to Section 17A of the Exchange Act.

     "Clearing Agency Participant" means a broker, dealer, bank, other
      ---------------------------
financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" means _________________, 199_.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time, and Treasury Regulations promulgated thereunder.

     "Collateral" has the meaning specified in the Granting Clause of this
      ----------
Indenture.

     "Company" means _________________, a ___________, any successor in
      -------
interest and any transferee of the Rights (as defined in the Purchase Agreement) that becomes such transferee in accordance with Section 5.06 of the Purchase Agreement.

     "Corporate Trust Office" means the principal office of the Indenture
      ----------------------
Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at _________________________________________, Attention:
__________________________, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuer.

     "Default" means any occurrence that is, or with notice or the lapse of
      -------
time or both would become, an Event of Default.

     "Definitive Notes" has the meaning specified in Section 2.11.
      ----------------

     "Event of Default" has the meaning specified in Section 5.01.
      ----------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Executive Officer" means, with respect to any corporation, the Chief
      -----------------
Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

     "Grant" means mortgage, pledge, bargain, warrant, alienate, remise,
      -----
release, convey, assign, transfer, create, and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.


     "Holder" or "Noteholder" means the Person in whose name a Note is
      ------      ----------
registered on the Note Register.

     "Indenture Trustee" means _________________________________, a ________
      -----------------
__________________, as Indenture Trustee under this Indenture, or any successor Indenture Trustee under this Indenture.

     "Independent" means, when used with respect to any specified Person,
      -----------
that the Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Seller and any Affiliate of any of the foregoing Persons,
(b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     "Independent Certificate" means a certificate or opinion to be delivered
      -----------------------
to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

     "Interest Accrual Period" means, with respect to any Distribution Date
      -----------------------
and the Notes, the period from and including the sixth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Closing Date) to and including the fifth day of the month of such Distribution Date.

     "Interest Rate" means the Class A-1 Interest Rate, the Class A-2
      -------------
Interest Rate, the Class A-3 Interest Rate, the Class A-4 Interest Rate or the Class B Interest Rate.

     "Issuer" means Premier Auto Trust 199_-_ until a successor replaces it
      ------
and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

     "Issuer Order" or "Issuer Request" means a written order or request
      ------------      --------------
signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

     "Note" means a Class A-1 Note, a Class A-2 Note, a Class A-3 Note, a
      ----
Class A-4 Note or a Class B Note.

     "Note Depository Agreement" means the agreement dated ____________.
      -------------------------
199_,  among the  Issuer, the  Administrator, the  Indenture Trustee  and The
Depository Trust Company, as the initial Clearing Agency, relating to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, substantially in the form of Exhibit B.

     "Note Owner" means, with respect to a Book-Entry Note, the Person who
      ----------
is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Note Register" and "Note Registrar" have the respective meanings
      -------------       --------------
specified in Section 2.05.

     "Officer's Certificate" means a certificate signed by any Authorized
      ---------------------
Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

     "Opinion of Counsel" means one or more written opinions of counsel who
      ------------------
may, except as otherwise expressly provided in this Indenture, be an employee of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.01 and shall be in form and substance satisfactory to the Indenture Trustee.

     "Outstanding" means, as of the date of determination, all Notes
      -----------
theretofore authenticated and delivered under this Indenture except:

          (i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

          (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

          (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided,  that  in   determining  whether  the  Holders   of  the  requisite
Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

     "Outstanding Amount" means the aggregate principal amount of all Notes,
      ------------------
or Class of Notes, as applicable, Outstanding at the date of determination.

     "Owner Trustee" means __________________________, not in its individual
      -------------
capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

     "Paying Agent" means the Indenture Trustee or any other Person that
      ------------
meets the  eligibility  standards  for the  Indenture  Trustee  specified  in
Section 6.11 and is authorized by the Issuer to make payments to and distributions from the Collection Account and the Note Distribution Account, including payments of principal of or interest on the Notes on behalf of the Issuer.

     "Payment Date" means a Distribution Date.
      ------------

     "Person" means any individual, corporation, estate, partnership, joint
      ------
venture, association, joint  stock company, trust (including  any beneficiary
thereof),   unincorporated  organization  or  government  or  any  agency  or political subdivision thereof.

     "Predecessor Note" means, with respect to any particular Note, every
      ----------------
previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Proceeding" means any suit in equity, action at law or other judicial
      ----------
or administrative proceeding.

     "Purchase Agreement" means the Purchase Agreement dated as of
      ------------------
______________, 199_, between the Seller and the Company.

     "Rating Agency Condition" means, with respect to any action, that each
      -----------------------
Rating Agency shall have been given 10 days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer and the Issuer in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes.

     "Rating Agency" means Moody's Investor's Service ("Moody's") and
      -------------
Standard & Poor's Ratings Services ("Standard & Poor's"). If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer. Any notice required to be given to a Rating Agency pursuant to this Agreement shall also be given to Fitch Investors Service, L.P. and Duff & Phelps Credit Rating Co., although, except as set forth above, neither shall be deemed to be a Rating Agency for any purposes of this Agreement.

     "Record Date" means, with respect to a Distribution Date or Redemption
      -----------
Date,  the  close   of  business  on  the  day   immediately  preceding  such
Distribution Date or Redemption Date or, if Definitive Notes have been issued pursuant to Section 2.13, the 15th day of the preceding month.

     "Redemption Date" means, in the case of a redemption of the Notes
      ---------------
pursuant to Section 10.01, the Distribution Date specified by the Servicer or the Issuer pursuant to Section 10.01.

     "Redemption Price" means in connection with a redemption of the Notes
      ----------------
pursuant to Section 10.01, an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon at the weighted average of the Interest Rates for each Class of Notes being so redeemed to but excluding the Redemption Date.

     "Registered Holder" means the Person in whose name a Note is registered
      -----------------
on the Note Register on the applicable Record Date.

     "Responsible Officer" means, with respect to the Indenture Trustee, any
      -------------------
officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Sale and Servicing Agreement" means the Sale and Servicing Agreement
      ----------------------------
dated as of ______________, 199_, between the Issuer and Chrysler Financial Corporation, as Seller and Servicer.

     "Schedule of Receivables" means the list of the Standard Receivables and
      -----------------------
the Fixed Value Receivables set forth in Schedule A (which Schedule may be in the form of microfiche).

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Seller" means Chrysler Financial Corporation, in its capacity as seller
      ------
under the Sale and Servicing Agreement, and its successor in interest.

     "Servicer" means Chrysler Financial Corporation, in its capacity as
      --------
servicer under the Sale and Servicing Agreement, and any Successor Servicer thereunder.

     "State" means any one of the 50 States of the United States of America
      -----
or the District of Columbia.

     "Successor Servicer" has the meaning specified in Section 3.07(e).
      ------------------

     "Telerate Page 3750" means the page so designated on the Dow Jones
      ------------------
Telerate Service or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks.

     "Trust Estate" means all money, instruments, rights and other property
      ------------
that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders (including, without limitation, all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as
      -------------------      ---
in force on the date hereof, unless otherwise specifically provided.

     "UCC" means, unless the context otherwise requires, the Uniform
      ---
Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

     (b) Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Sale and Servicing Agreement for all purposes of this Indenture.

     SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.
                    -------------------------------------------------
Whenever this Indenture  refers to a provision  of the TIA, the  provision is
incorporated  by  reference  in and  made  a  part of  this  Indenture.   The
following TIA terms used in this Indenture have the following meanings:

     "Commission" means the Securities and Exchange Commission.

     "indenture securities" means the Notes.

     "indenture security holder" means a Noteholder.

     "indenture to be qualified" means this Indenture.

     "indenture  trustee"  or  "institutional  trustee"  means  the Indenture
Trustee.

     "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

     SECTION 1.03.  Rules of Construction.   Unless the context otherwise
                    ---------------------
requires:

          (i)  a term has the meaning assigned to it;

          (ii) an  accounting  term  not otherwise  defined  has  the meaning
     assigned   to  it  in  accordance  with  generally  accepted  accounting principles as in effect from time to time;

          (iii)     "or" is not exclusive;

          (iv) "including" means including without limitation;

          (v) words in the singular include the plural and words in the plural include the singular; and

          (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                  ARTICLE II

                                  The Notes
                                  ---------

     SECTION 2.01.  Form.   The Class A-1 Notes, the Class A-2 Notes, the
                    ----
Class A-3 Notes, the Class A-4 Notes and the Class B Notes, in each case together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit A-4 and Exhibit A-5, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     The definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit A-4 and Exhibit A-5 are part of the terms of this Indenture.

     SECTION 2.02.  Execution, Authentication and Delivery.   The Notes shall
                    --------------------------------------
be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     The Indenture Trustee shall upon Issuer Order authenticate and deliver Class A-1 Notes for original issue in an aggregate principal amount of $_____________, Class A-2 Notes for original issue in an aggregate principal amount of $_______________, Class A-3 Notes for original issue in an aggregate principal amount of $_____________, Class A-4 Notes for original issue in an aggregate principal amount of $_____________, and Class B Notes for original issue in an aggregate principal amount of $_____________. The aggregate principal amount of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes outstanding at any time may not exceed such respective amounts except as provided in Section 2.06.

     Each  Note shall  be dated the  date of  its authentication.   The Notes
shall be issuable as registered Notes in the minimum denomination of $1,000 and in integral multiples thereof.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     SECTION 2.03.  Temporary Notes.   Pending the preparation of definitive
                    ---------------
Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

     If temporary Notes are issued, the Issuer shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

     SECTION 2.04.  (Reserved)

     SECTION 2.05.  Registration; Registration of Transfer and Exchange.
                    ---------------------------------------------------
The Issuer shall cause to be kept a register (the "Note Register") in which the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee initially shall be the "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

     If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

     Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, if the requirements of Section 8-401(1) of the UCC are met the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations, of a like aggregate principal amount.

     At the option of the Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of
Section 8-401(1) of the UCC are met the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

     No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.03 or 9.06 not involving any transfer.

     The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

     SECTION 2.06.  Mutilated, Destroyed, Lost or Stolen Notes.   If (i) any
                    ------------------------------------------
mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

     Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

     Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 2.07.  Persons Deemed Owner.   Prior to due presentment for
                    --------------------
registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

     SECTION 2.08.  Payment of Principal and Interest; Defaulted Interest.
                    -----------------------------------------------------
 (a) The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes shall accrue interest at the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate, the Class A-4 Interest Rate and the Class B Interest Rate, respectively, as set forth in Exhibits A-1, A-2, A-3, A-4 and A-5, respectively, and such interest shall be payable on each Distribution Date as specified therein, subject to
Section 3.01. Any installment of interest or principal payable on a Note that is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by check mailed first-class postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.13, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Distribution Date or on the applicable class final scheduled Distribution Date (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.01) which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

     (b) The principal of each Note shall be payable in installments on each Distribution Date as provided in the forms of the Notes set forth in Exhibits A-1, A-2, A-3, A-4 and A-5. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or Holders of the Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.

     (c) If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Interest Rate in any lawful manner. The Issuer may pay such defaulted interest to the persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Issuer shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

     SECTION 2.09.  Cancellation.   All Notes surrendered for payment,
                    ------------
registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this
Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

     SECTION 2.10.  Release of Collateral.   Subject to Section 11.01 and the
                    ---------------------
terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and
Independent Certificates in accordance with TIA SectionSection 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

     SECTION 2.11.  Book-Entry Notes.   The Notes, upon original issuance,
                    ----------------
will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner thereof will receive a definitive Note representing such Note Owner's interest in such Note, except as provided in Section 2.13. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to such Note Owners pursuant to Section 2.13:

          (i) the provisions of this Section shall be in full force and effect;

          (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Note Owners;

          (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

          (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

          (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

     SECTION 2.12.  Notices to Clearing Agency.   Whenever a notice or other
                    --------------------------
communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to
Section 2.13, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to such Note Owners.

     SECTION 2.13.  Definitive Notes.   If (i) the Administrator advises the
                    ----------------
Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Administrator is unable to locate a qualified successor,
(ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or a Servicer Default, Owners of the Book-Entry Notes representing beneficial interests aggregating at least a majority of the Outstanding Amount of such Notes advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

     SECTION 2.14.  Tax Treatment.   The Issuer has entered into this
                    -------------
Indenture, and the Notes will be issued, with the intention that, for all purposes including federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for all purposes including federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.


                                 ARTICLE III

                                  Covenants
                                  ---------

     SECTION 3.01.  Payment of Principal and Interest.   The Issuer will duly
                    ---------------------------------
and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, subject to Section 8.02(c), the Issuer will cause to be distributed all amounts on deposit in the Note Distribution Account on a Distribution Date deposited therein pursuant to the Sale and Servicing
Agreement (i) for the benefit of the Class A-1 Notes, to the Class A-1 Noteholders, (ii) for the benefit of the Class A-2 Notes, to the Class A-2 Noteholders, (iii) for the benefit of the Class A-3 Notes, to the Class A-3 Noteholders, (iv) for the benefit of the Class A-4 Notes, to the Class A-4 Noteholders and (v) for the benefit of the Class B Notes, to the Class B Noteholders; provided that on any Distribution Date no payment shall be made on the Class B Notes until payments then due on the Class A Notes have been made. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

     SECTION 3.02.  Maintenance of Office or Agency.   The Issuer will
                    -------------------------------
maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

     SECTION 3.03.  Money for Payments To Be Held in Trust.   As provided in
                    --------------------------------------
Section 8.02(a) and (b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account and the Note Distribution Account pursuant to Section 8.02(c) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account and the Note Distribution Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

     On or before the Business Day preceding each Distribution Date and Redemption Date, the Issuer shall deposit or cause to be deposited in the Note Distribution Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

     The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

          (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

          (ii) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

          (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

          (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

          (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

     SECTION 3.04.  Existence.   The Issuer will keep in full effect its
                    ---------
existence, rights and franchises as a business trust under the laws of the State of __________ (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

     SECTION 3.05.  Protection of Trust Estate.   The Issuer will from time
                    --------------------------
to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

          (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

          (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

          (iii)     enforce any of the Collateral; or

          (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.05.

     SECTION 3.06.  Opinions as to Trust Estate.   (a)   On the Closing Date,
                    ---------------------------
the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

     (b) On or before March 31, in each calendar year, beginning in ______, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until March 31 in the following calendar year.

     SECTION 3.07.  Performance of Obligations; Servicing of Receivables.
                    ----------------------------------------------------
(a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Sale and Servicing Agreement or such other instrument or agreement.

     (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

     (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee or the Holders of at least a majority of the Outstanding Amount of the Notes.

     (d) If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.

     (e) As promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers pursuant to Section 8.01 of the Sale and Servicing Agreement, the Issuer shall appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed and accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. The Indenture Trustee may resign as the Servicer by giving written notice of such resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a new servicer enters into a servicing agreement with the Issuer as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Servicer under the Sale and Servicing Agreement. Any Successor Servicer other than the Indenture Trustee shall (i) be an established financial institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of Contracts and (ii) enter into a servicing agreement with the Issuer having substantially the same provisions as the provisions of the Sale and Servicing Agreement applicable to the Servicer. If within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new servicer, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Sale and Servicing Agreement, and in accordance with Section 8.02 of the Sale and Servicing Agreement, the Issuer shall enter into an agreement with such successor for the servicing of the Receivables (such agreement to be in form and substance satisfactory to the Indenture Trustee). If the Indenture Trustee shall succeed to the Servicer's duties as servicer of the Receivables as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as the successor to the Servicer and the servicing of the Receivables. In case the Indenture Trustee shall become successor to the Servicer under the Sale and Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Servicer any one of its affiliates, provided that it shall be fully liable for the actions and omissions of such affiliate in such capacity as Successor Servicer.

     (f) Upon any termination of the Servicer's rights and powers pursuant to the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee. As soon as a Successor Servicer is appointed, the Issuer shall notify the Indenture Trustee of such appointment, specifying in such notice the name and address of such Successor Servicer.

     (g) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) that it will not, without the prior written consent of the Indenture Trustee or the Holders of at least a majority in Outstanding Amount of the Notes, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Sale and Servicing Agreement) or the Basic Documents, or waive timely performance or observance by the Servicer or the Seller under the Sale and Servicing Agreement; and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Holders, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

     SECTION 3.08.  Negative Covenants.   So long as any Notes are
                    ------------------
Outstanding, the Issuer shall not:

          (i) except as expressly permitted by this Indenture, the Purchase Agreement or the Sale and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Indenture Trustee;

          (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate; or

          (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related Obligor) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Trust Estate.

     SECTION 3.09.  Annual Statement as to Compliance.   The Issuer will
                    ---------------------------------
deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 199_), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

          (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

          (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

     SECTION 3.10.  Issuer May Consolidate, etc., Only on Certain Terms.
                    ---------------------------------------------------
(a) The Issuer shall not consolidate or merge with or into any other Person, unless:

          (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

          (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

          (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this
     Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     (b) Except as otherwise contemplated by Section 3.21, the Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

          (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted (A) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and
     (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse federal income or Michigan income or single business tax consequence to the Issuer, any Noteholder or any Certificateholder;

          (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

          (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this
     Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     SECTION 3.11.  Successor or Transferee.   (a)  Upon any consolidation
                    -----------------------
or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

     (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), Premier Auto Trust 199_-_ will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that Premier Auto Trust 199_-_ is to be so released.

     SECTION 3.12.  No Other Business.   Except as otherwise contemplated by
                    -----------------
Section 3.21, the Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Standard Receivables and Fixed Value Receivables in the manner contemplated by this Indenture and the Basic Documents and activities incidental thereto. The Issuer shall not fund the purchase of any new Contracts.

     SECTION 3.13.  No Borrowing.   Except as otherwise contemplated by
                    ------------
Section 3.21, the Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes and the Fixed Value Securities as provided in Section 2.04 of the Sale and Servicing Agreement.

     SECTION 3.14.  Servicer's Obligations.   The Issuer shall cause the
                    ----------------------
Servicer to comply with Sections 4.09, 4.10, 4.11 and 5.09(b) and Article IX of the Sale and Servicing Agreement.

     SECTION 3.15.  Guarantees, Loans, Advances and Other Liabilities.
                    -------------------------------------------------
Except as contemplated by the Sale and Servicing Agreement or this Indenture (including Section 3.21), the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

     SECTION 3.16.  Capital Expenditures.   The Issuer shall not make any
                    --------------------
expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     SECTION 3.17.  Removal of Administrator.   So long as any Notes are
                    ------------------------
Outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal.

     SECTION 3.18.  Restricted Payments.   The Issuer shall not, directly or
                    -------------------
indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions as contemplated by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement or the Trust Agreement and (y) payments to the Indenture Trustee pursuant to
Section 1(a)(ii) of the Administration Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

     SECTION 3.19.  Notice of Events of Default.   The Issuer shall give the
                    ---------------------------
Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder, each default on the part of the Servicer or the Seller of its obligations under the Sale and Servicing Agreement and each default on the part of the Company or the Seller of its obligations under the Purchase Agreement.

     SECTION 3.20.  Further Instruments and Acts.   Upon request of the
                    ----------------------------
Indenture  Trustee,  the  Issuer  will  execute  and  deliver  such   further
instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


     (SECTION 3.21. Issuance of Additional Series of Notes.   The Issuer may,
                    --------------------------------------
at its election from time to time, issue one or more additional series of notes that are secured motor vehicle retail installment sale contracts (or securities based thereon) other than the Contracts and the Receivables. The Noteholders hereby acknowledge and agree that they have no interest in or claim on (directly or indirectly) the collateral or the trust estate (or any asset thereof) that secures such additional series of notes.

     The Issuer shall not issue any additional series of notes unless:

     (i) immediately after giving effect to such issuance, no Default or Event of Default shall have occurred and be continuing;

     (ii) the Rating Agency Condition shall have been satisfied with respect to such issuance;

     (iii) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse federal income or Michigan income or single business tax consequence to the Issuer, any Noteholder or any Certificateholder;

     (iv) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that the issuance of such additional series of notes satisfies the conditions of this
Section 3.21.)


                                  ARTICLE IV

                          Satisfaction and Discharge
			  --------------------------

     SECTION 4.01.  Satisfaction and Discharge of Indenture.   This Indenture
                    ---------------------------------------
shall cease to be  of further effect with  respect to the Notes except  as to
(i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon,
(iv) Sections 3.03, 3.04, 3.05,  3.08, 3.10, 3.12  and 3.13, (v) the  rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

          (A)  either

          (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

          (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

               a.   have become due and payable,

               b. will become due and payable at the Class B Final Scheduled Distribution Date within one year, or

               c. are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of a., b. or c. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable final scheduled Distribution Date or Redemption Date (if Notes shall have been called for redemption pursuant to
     Section 10.01), as the case may be;

          (B) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

          (C) the Issuer has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of
     Section 11.01(a) and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     SECTION 4.02.  Application of Trust Money.   All moneys deposited with
                    --------------------------
the Indenture Trustee pursuant to Section 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

     SECTION 4.03.  Repayment of Moneys Held by Paying Agent.   In connection
                    ----------------------------------------
with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.


                                  ARTICLE V

                                   Remedies
                                   --------

     SECTION 5.01.  Events of Default.   "Event of Default", wherever used
                    -----------------
herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of ( ); (provided that a default in the payment of interest on the Class B Notes shall not be an Event of Default until the Outstanding Amount of the Class A-4 Notes has been reduced to zero); or

          (ii) default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; or

          (iii) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding
     Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

          (iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (v) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

The Issuer shall deliver to the Indenture Trustee, within five days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii), its status and what action the Issuer is taking or proposes to take with respect thereto.

     SECTION 5.02.  Acceleration of Maturity; Rescission and Annulment.   If
                    --------------------------------------------------
an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

     At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Outstanding Amount of the Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

          (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

               (A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

               (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

          (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

     SECTION 5.03.  Collection of Indebtedness and Suits for Enforcement by
                    -------------------------------------------------------
Indenture Trustee.   (a)   The Issuer covenants that if (i) default is made
-----------------
in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or
(ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the rate borne by the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

     (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable; provided that, in the case of a default in the payment of interest on the Class B Notes, the Indenture Trustee shall not institute such Proceeding unless the Outstanding Amount of the Class A-4 Notes has been reduced to zero.

     (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

          (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

          (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

          (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture
Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

     (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

     (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

     SECTION 5.04.  Remedies; Priorities.   (a)   If an Event of Default
                    --------------------
shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.05):

          (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

          (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

          (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

          (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, other than an Event of Default described in Section 5.01(i) or (ii), unless (A) the Holders of 100% of the Outstanding Amount of the Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of 662/3% of the Outstanding Amount of the Notes. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

     (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

          FIRST:       to  the  Indenture  Trustee  for   amounts  due  under
     Section 6.07;

          SECOND: to Holders of the Class A Notes for amounts due and unpaid on the Class A Notes for interest (including any premium), ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for interest (including any premium);

          THIRD:    to  the Class  A Noteholders  in the  following order  of
     priority:

          (a) to Holders of the Class A-1 Notes for amounts due and unpaid on the Class A-1 Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-1 Notes for principal, until the Outstanding Amount of the Class A-1 Notes is reduced to zero;

          (b) to Holders of the Class A-2 Notes for amounts due and unpaid on the Class A-2 Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-2 Notes for principal, until the Outstanding Amount of the Class A-2 Notes is reduced to zero;

          (c) to Holders of the Class A-3 Notes for amounts due and unpaid on the Class A-3 Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-3 Notes for principal, until the Outstanding Amount of the Class A-3 Notes is reduced to zero;

          (d) to Holders of the Class A-4 Notes for amounts due and unpaid on the Class A-4 Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-4 Notes for principal, until the Outstanding Amount of the Class A-4 Notes is reduced to zero;

          FOURTH: to Holders of the Class B Notes for amounts due and unpaid on the Class B Notes for interest (including any premium), ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for interest (including any premium);

          FIFTH: to Holders of the Class B Notes for amounts due and unpaid on the Class B Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for principal, until the Outstanding Amount of the Class B Notes is reduced to zero; and

          SIXTH:   to  the  Issuer  for distribution  pursuant  to the  Trust
     Agreement.

The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

     ((c) Notwithstanding anything in this Indenture to the contrary, the Indenture Trustee and the Noteholders (in their respective capacities as such) shall not (i) have any rights in or claims on the collateral or trust estate (or any asset thereof) (collectively, "Unavailable Collateral") that the Issuer has Granted in order to secure any additional series of notes issued or to be issued by the Issuer or (ii) exercise or attempt to exercise any remedies to realize upon such Unavailable Collateral.)

     SECTION 5.05.  Optional Preservation of the Receivables.   If the Notes
                    ----------------------------------------
have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

     SECTION 5.06.  Limitation of Suits.   No Holder of any Note shall have
                    -------------------
any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

          (ii) the Holders of not less than 25% of the Outstanding Amount of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

          (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

          (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

          (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

     SECTION 5.07.  Unconditional Rights of Noteholders To Receive Principal
                    --------------------------------------------------------
and Interest.   Notwithstanding any other provisions in this Indenture, the
------------
Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; provided that, until the Outstanding Amount of the Class A-4 Notes has been reduced to zero, the Holder of any Class B Note shall have the right to receive payment of principal and interest due on such Class B Note only to the extent that there are funds in the Note Distribution Account after applying the funds therein to the payment of all principal and interest then due on the Class A Notes.

     SECTION 5.08.  Restoration of Rights and Remedies.   If the Indenture
                    ----------------------------------
Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

     SECTION 5.09.  Rights and Remedies Cumulative.   No right or remedy
                    ------------------------------
herein  conferred  upon or  reserved  to  the  Indenture  Trustee or  to  the
Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 5.10.  Delay or Omission Not a Waiver.   No delay or omission
                    ------------------------------
of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this
Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

     SECTION 5.11.  Control by Noteholders.   The Holders of a majority of
                    ----------------------
the Outstanding Amount of the Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

          (i) such direction shall not be in conflict with any rule of law or with this Indenture;

          (ii) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Outstanding Amount of the Notes;

          (iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Amount of the Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

          (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

     SECTION 5.12.  Waiver of Past Defaults.   Prior to the declaration of
                    -----------------------
the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes of not less than a majority of the Outstanding Amount of the Notes may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

     Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     SECTION 5.13.  Undertaking for Costs.   All parties to this Indenture
                    ---------------------
agree, and each Holder of a Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

     SECTION 5.14.  Waiver of Stay or Extension Laws.   The Issuer covenants
                    --------------------------------
(to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 5.15.  Action on Notes.   The Indenture Trustee's right to seek
                    ---------------
and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

     SECTION 5.16.  Performance and Enforcement of Certain Obligations.   (a)
                    --------------------------------------------------
 Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller or the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement or by the Seller or the Company, as applicable, of each of their obligations under or in connection with the Purchase Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale and Servicing Agreement.

     (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 662/3% of the Outstanding Amount of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale and Servicing Agreement, or against the Company or the Seller under or in connection with the Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer, or the Company or the Seller, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement or the Purchase Agreement, as the case may be, and any right of the Issuer to take such action shall be suspended.


                                  ARTICLE VI

                            The Indenture Trustee
                            ---------------------

     SECTION 6.01.  Duties of Indenture Trustee.   (a)   If an Event of
                    ---------------------------
Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b)  Except during the continuance of an Event of Default:

          (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

          (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

     (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section.

     (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

     (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

     (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     SECTION 6.02.  Rights of Indenture Trustee.   (a)   The Indenture
                    ---------------------------
Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

     (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     SECTION 6.03.  Individual Rights of Indenture Trustee.   The Indenture
                    --------------------------------------
Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections
6.11 and 6.12.

     SECTION 6.04.  Indenture Trustee's Disclaimer.   The Indenture Trustee
                    ------------------------------
shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

     SECTION 6.05.  Notice of Defaults.   If a Default occurs and is
                    ------------------
continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     SECTION 6.06.  Reports by Indenture Trustee to Holders.   The Indenture
                    ---------------------------------------
Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns.

     SECTION 6.07.  Compensation and Indemnity.   The Issuer shall, or shall
                    --------------------------
cause the Administrator to, pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall, or shall cause the Administrator to, reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall, or shall cause the Administrator to, indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder. The Issuer shall, or shall cause the Administrator to, defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall, or shall cause the Administrator to, pay the fees and expenses of such counsel. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

     The Issuer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

     SECTION 6.08.  Replacement of Indenture Trustee.   No resignation or
                    --------------------------------
removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in Outstanding Amount of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

          (i)  the Indenture Trustee fails to comply with Section 6.11;

          (ii) the Indenture Trustee is adjudged a bankrupt or insolvent;

          (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

          (iv) the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

     If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

     If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

     Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under
Section 6.07  shall  continue  for  the benefit  of  the  retiring  Indenture
Trustee.

     SECTION 6.09.  Successor Indenture Trustee by Merger.   If the Indenture
                    -------------------------------------
Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies prior written notice of any such transaction.

     In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

     SECTION 6.10.  Appointment of Co-Indenture Trustee or Separate Indenture
                    ---------------------------------------------------------
Trustee.   (a)   Notwithstanding any other provisions of this Indenture, at
-------
any  time,  for  the  purpose  of  meeting  any  legal   requirement  of  any
jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

     (b)  Every   separate  trustee  and  co-trustee  shall,  to  the  extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii)     the   Indenture  Trustee  may  at  any  time  accept  the
     resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 6.11.  Eligibility; Disqualification.   The Indenture Trustee
                    -----------------------------
shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and the time deposits of the Indenture Trustee shall be rated at least A-1 by Standard & Poor's and P-1 by Moody's. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA
Section 310(b)(1) are met.

     SECTION 6.12.  Preferential Collection of Claims Against Issuer.   The
                    ------------------------------------------------
Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

     SECTION 6.13.  Pennsylvania Motor Vehicle Sales Finance Act Licenses.
                    -----------------------------------------------------
 The Indenture Trustee shall use its best efforts to maintain the effectiveness of all licenses required under the Pennsylvania Motor Vehicle Sales Finance Act in connection with this Indenture and the transactions contemplated hereby until the lien and security interest of this Indenture shall no longer be in effect in accordance with the terms hereof.


                                 ARTICLE VII

                        Noteholders' Lists and Reports
                        ------------------------------

     SECTION 7.01.  Issuer To Furnish Indenture Trustee Names and Addresses
                    -------------------------------------------------------
of Noteholders.   The Issuer will furnish or cause to be furnished to the
--------------
Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

     SECTION 7.02.  Preservation of Information; Communications to
                    ----------------------------------------------
Noteholders.  (a)  The Indenture Trustee shall preserve, in as current a form
-----------
as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such
Section 7.01 upon receipt of a new list so furnished.

     (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

     (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

     SECTION 7.03.  Reports by Issuer.   (a)   The Issuer shall:
                    -----------------

          (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

          (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA
     Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

     (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

     SECTION 7.04.  Reports by Indenture Trustee.   If required by TIA
                    ----------------------------
Section 313(a), within 60 days after each February 1 beginning with February 1, _______, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA
Section 313(b).

     A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.


                                 ARTICLE VIII

                     Accounts, Disbursements and Releases
                     ------------------------------------

     SECTION 8.01.  Collection of Money.   Except as otherwise expressly
                    -------------------
provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate
Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

     SECTION 8.02.  Trust Accounts.   (a)   On or prior to the Closing Date,
                    --------------
the Issuer shall cause the Servicer to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Certificateholders, the Trust Accounts as provided in Section 5.01 of the Sale and Servicing Agreement.

     (b) On or before each Distribution Date, the Total Distribution Amount with respect to the preceding Collection Period will be deposited in the Collection Account as provided in Section 5.02 of the Sale and Servicing Agreement. On or before each Distribution Date, all amounts required to be deposited in the Note Distribution Account with respect to the preceding Collection Period pursuant to Sections 5.06 and 5.07 of the Sale and Servicing Agreement will be transferred from the Collection Account and/or the Reserve Account to the Note Distribution Account.

     (c) On each Distribution Date and Redemption Date, the Indenture Trustee shall distribute all amounts on deposit in the Note Distribution Account to Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest (including any premium) in the following amounts and in the following order of priority (except as otherwise provided in Section 5.04(b); provided that if any amount withdrawn from the Reserve Account has been allocated to pay interest on the Class B Notes pursuant to clause second of the proviso to Section 5.07(c)(i) of the Sale and Servicing Agreement, then such amount shall be applied pursuant to clause (iii) below):

          (i) accrued and unpaid interest on the Class A Notes; provided, that if there are not sufficient funds in the Note Distribution Account to pay the entire amount of accrued and unpaid interest then due on the Class A Notes, the amount in the Note Distribution Account shall be applied to the payment of such interest on the Class A Notes pro rata on the basis of the total such interest due on the Class A Notes;

          (ii) the  Noteholders'   Principal  Distributable  Amount   in  the
     following order of priority:

               (1) to the Holders of the Class A-1 Notes on account of principal until the Outstanding Amount of the Class A-1 Notes is reduced to zero;

               (2) to the Holders of the Class A-2 Notes on account of principal until the Outstanding Amount of the Class A-2 Notes is reduced to zero;

               (3) to the Holders of the Class A-3 Notes on account of principal until the Outstanding Amount of the Class A-3 Notes is reduced to zero;

               (4) to the Holders of the Class A-4 Notes on account of principal until the Outstanding Amount of the Class A-4 Notes is reduced to zero;

          (iii)     accrued and unpaid interest on the Class B Notes; and

          (iv) the Noteholders' Principal Distributable Amount (less any portion thereof distributed on such Distribution Date pursuant to clause
     (ii) above) to the Class B Noteholders until the Outstanding Amount of the Class B Notes is reduced to zero.


     SECTION 8.03.  General Provisions Regarding Accounts.   (a)   So long
                    -------------------------------------
as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee (or the investment manager referred to in clause (2) of Section 5.01(b) of the Sale and Servicing Agreement) upon Issuer Order, subject to the provisions of
Section 5.01(b) of the Sale and Servicing Agreement. All income or other gain from investments of moneys deposited in the Trust Accounts shall be deposited by the Indenture Trustee in the Collection Account, and any loss resulting from such investments shall be charged to such account. The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

     (b) Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

     (c) If (i) the Issuer (or the Servicer or any investment manager pursuant to Section 5.01(b) of the Sale and Servicing Agreement) shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Indenture Trustee by 11:00 a.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.02 or (iii) if such Notes shall have been declared due and payable following an Event of Default but amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.05 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments.

     SECTION 8.04.  Release of Trust Estate.   (a)   Subject to the payment
                    -----------------------
of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the
Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.07 have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA SectionSection 314(c) and 314(d)(1) meeting the applicable requirements of
Section 11.01.

     (c) Each Noteholder, by the acceptance of a Note, acknowledges that promptly following the Closing Date and each Transfer Date the Indenture Trustee shall release the lien of this Indenture on each Fixed Value Payment assigned by the Issuer to the Seller, and consents to such release.

     (d) Upon the written notification from the Servicer pursuant to Section 5.06(a)(ii)(D) or 5.06(c) of the Sale and Servicing Agreement, on the related Distribution Date the Issuer shall deliver to the Indenture Trustee an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA SectionSection 314(c) and 314(d)(1) meeting the applicable requirements of
Section 11.01, and upon its receipt of such items on such Distribution Date the Indenture Trustee shall deposit the Cash Release Amount (to the extent of funds available pursuant to Section 5.06(a)(ii)(D) of the Sale and Servicing Agreement) in the Certificate Distribution Account and release from the lien of this Indenture the Receivables to be so released pursuant to Section 5.06(c) of the Sale and Servicing Agreement.

     SECTION 8.05.  Opinion of Counsel.   The Indenture Trustee shall receive
                    ------------------
at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, except in connection with any action contemplated by Section 8.04(c), as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.


                                  ARTICLE IX

                           Supplemental Indentures
                           -----------------------

     SECTION 9.01.  Supplemental Indentures Without Consent of Noteholders.
                    ------------------------------------------------------
 (a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

          (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

          (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

          (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

          (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

          (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not adversely affect the interests of the Holders of the Notes;

          (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

          (vii)     to  modify, eliminate or  add to  the provisions  of this
     Indenture  to  such   extent  as  shall  be  necessary   to  effect  the
     qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

     (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

     SECTION 9.02.  Supplemental Indentures with Consent of Noteholders.
                    ---------------------------------------------------
The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

          (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

          (ii) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

          (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

          (iv) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

          (v) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

          (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

          (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

     It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 9.03.  Execution of Supplemental Indentures.   In executing, or
                    ------------------------------------
permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     SECTION 9.04.  Effect of Supplemental Indenture.   Upon the execution
                    --------------------------------
of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     SECTION 9.05.  Conformity with Trust Indenture Act.   Every amendment
                    -----------------------------------
of this Indenture and every  supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

     SECTION 9.06.  Reference in Notes to Supplemental Indentures.   Notes
                    ---------------------------------------------
authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.


                                  ARTICLE X

                             Redemption of Notes
                             -------------------

     SECTION 10.01. Redemption.   The Class A-4 Notes and the Class B Notes
                    ----------
are subject to redemption in whole, but not in part, at the direction of the Servicer pursuant to Section 9.01(a) of the Sale and Servicing Agreement, on any Distribution Date on which the Servicer exercises its option to purchase the Trust Estate pursuant to said Section 9.01(a), for a purchase price equal to the Redemption Price; provided that the Issuer has available funds sufficient to pay the Redemption Price. The Servicer or the Issuer shall furnish the Rating Agencies notice of such redemption. If the Class A-4 Notes and the Class B Notes are to be redeemed pursuant to this Section, the Servicer or the Issuer shall furnish notice of such election to the Indenture Trustee not later than 20 days prior to the Redemption Date and the Issuer shall deposit by 10:00 A.M. New York City time on the Redemption Date with the Indenture Trustee in the Note Distribution Account the Redemption Price of the Class A-4 Notes and the Class B Notes to be redeemed, whereupon all such Class A-4 Notes and Class B Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Notes.

     SECTION 10.02. Form of Redemption Notice.   Notice of redemption under
                    -------------------------
Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than 10 days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address or facsimile number appearing in the Note Register.

     All notices of redemption shall state:

          (i)  the Redemption Date;

          (ii) the Redemption Price; and

          (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02).

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

     SECTION 10.03. Notes Payable on Redemption Date.   The Notes or portions
                    --------------------------------
thereof to be redeemed shall,  following notice of redemption as required  by
Section 10.02, on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.


                                  ARTICLE XI

                                Miscellaneous
                                -------------

     SECTION 11.01. Compliance Certificates and Opinions, etc.   (a)   Upon
                    -----------------------------------------
any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (2)  a  brief  statement  as  to   the  nature  and  scope  of  the
     examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.


          (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

          (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause
     (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

          (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

          (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

          (v) Notwithstanding Section 2.10 or any other provision of this Section, the Issuer may, without compliance with the requirements of the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Basic Documents, (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Basic Documents and (C) convey to the Seller each Fixed Value Payment in accordance with Section 8.04(c), so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing _____________, 199_, an Officer's Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A), (B) or (C) above that occurred during the preceding six calendar months were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Basic Documents.

     SECTION 11.02. Form of Documents Delivered to Indenture Trustee.   In
                    ------------------------------------------------
any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

     SECTION 11.03. Acts of Noteholders.  (a)  Any request, demand,
                    -------------------
authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

     (c)  The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

     SECTION 11.04. Notices, etc., to Indenture Trustee, Issuer and Rating
                    ------------------------------------------------------
Agencies.  Any request, demand, authorization, direction, notice, consent,
--------
waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

          (i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

          (ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: Premier Auto Trust 199_-_, in care of _________________________, Attention of
     ____________________, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

     Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007,
(ii) in the case of Standard & Poor's, at the following address: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 25 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department, (iii) in the case of Fitch Investors Service, L.P., at the following address: One State Street Plaza, New York, N.Y. 10004, and
(iv) in the case of Duff & Phelps Credit Rating Co., at the following address: 17 State Street, 12th Floor, New York, N.Y. 10004; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     SECTION 11.05. Notices to Noteholders; Waiver.   Where this Indenture
                    ------------------------------
provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Holder's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

     SECTION 11.06. Alternate Payment and Notice Provisions.
                    ---------------------------------------
Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

     SECTION 11.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is-- ------------------------------- required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     The provisions of TIA SectionSection 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     SECTION 11.08. Effect of Headings and Table of Contents.   The Article
                    ----------------------------------------
and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 11.09. Successors and Assigns.   All covenants and agreements
                    ----------------------
in this Indenture and the  Notes by the Issuer shall bind  its successors and
assigns, whether  so expressed  or  not.   All  agreements of  the  Indenture
Trustee in this Indenture shall bind its successors, co-trustees and agents.

     SECTION 11.10. Separability.   In case any provision in this Indenture
                    ------------
or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 11.11. Benefits of Indenture.   Nothing in this Indenture or in
                    ---------------------
the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 11.12. Legal Holidays.   In any case where the date on which any
                    --------------
payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     SECTION 11.13. GOVERNING LAW.   THIS INDENTURE SHALL BE CONSTRUED IN
                    -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 11.14. Counterparts.   This Indenture may be executed in any
                    ------------
number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.15. Recording of Indenture.   If this Indenture is subject
                    ----------------------
to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

     SECTION 11.16. Trust Obligation.   No recourse may be taken, directly
                    ----------------
or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of
Article VI, VII and VIII of the Trust Agreement.

     SECTION 11.17. No Petition.   The Indenture Trustee, by entering into
                    -----------
this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Company or the Issuer, or join in any institution against the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

     SECTION 11.18. Inspection.   The Issuer agrees that, on reasonable prior
                    ----------
notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.


                         PREMIER AUTO TRUST 199_-_,

                         by:  _______________________________,
                              not in its individual capacity but solely as
                              Owner Trustee,



                              by: __________________________________________

                                        Name:  ___________________________
                                        Title: ___________________________



                         ____________________________________,
                         not in its individual capacity but solely as Indenture Trustee,



                              by: __________________________________________

                                        Name:  ___________________________
                                        Title: ___________________________


                                  SCHEDULE A



                   Provided to the Owner Trustee at Closing


                                                                  EXHIBIT A-1


                           (FORM OF CLASS A-1 NOTE)


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.



REGISTERED                                                      $____________
No. R-__                                                CUSIP NO. ___________


                          PREMIER AUTO TRUST 199_-_

                               (SERIES 199_-_)

                    CLASS A-1 ________% ASSET BACKED NOTES

     Premier Auto Trust 199_-_, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $________________ and the denominator of which is $____________ by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-1 Notes pursuant to Section 3.01 of the Indenture dated as of ______________, 199_ (the "Indenture"), between the Issuer and _________________________________, a national banking association, as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the _______________ 199_ Distribution Date (the "Class A-1 Final Scheduled Distribution Date"). Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

     The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date from the sixth day of the month preceding the month of such Distribution Date (in the case of the first Distribution Date, from the Closing Date) to and including the fifth day of the month of such Distribution Date. Interest will be computed on the basis of the actual number of days in the Interest Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.


Date:                    PREMIER AUTO TRUST 199_-_,





                         by:  __________________________,    not    in    its
                              individual capacity but solely as Owner Trustee under the Trust Agreement,


                              by: _______________________________________
                                   Authorized Signatory

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:                    _________________________________,   not   in    its
                         individual capacity but solely as Indenture Trustee,


                         by: _________________________________________
                              Authorized Signatory

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-1 _______% Asset (, Series 199__) Backed Notes (herein called the "Class A-1 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-1 Notes are subject to all terms of the Indenture.

     The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture, subject to the subordination of the Class B Notes as provided in the Indenture.

     Principal of the Class A-1 Notes will be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the sixth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing ____________, 199_.

     As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class A-1 Final Scheduled Distribution Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-1 Notes shall be made pro rata to the Class A-1 Noteholders entitled thereto.

     Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in (The City of New York).

     The Issuer shall pay interest on overdue installments of interest at the Class A-1 Interest Rate to the extent lawful.

     As provided in the Indenture and subject to the limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, the Company or the Issuer, or join in any institution against the Seller, the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

     (Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner (in their capacities as such) shall not (i) have any rights in or claims on the collateral or trust estate (or any asset thereof) (collectively, "Unavailable Collateral") that the Issuer has granted in order to secure any additional series of notes issued or to be issued by the Issuer or (ii) exercise or attempt to exercise any remedies to realize upon such Unavailable Collateral.)

     The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of ________________________ in its individual capacity, _________________________________ in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or failure to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee:

--------------------------------------------------------------------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

--------------------------------------------------------------------------
                        (name and address of assignee)

the  within  Note  and  all   rights  thereunder,    and  hereby  irrevocably
constitutes  and appoints ___________________________________________________
_______________________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _____________________   ____________________________________________*/
                                       Signature Guaranteed:



                              ____________________________________________*/








________________________

  */ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                                                  EXHIBIT A-2


                           (FORM OF CLASS A-2 NOTE)


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


REGISTERED                                                      $____________

No. R-__                                               CUSIP NO. ____________

                          PREMIER AUTO TRUST 199_-_

                     CLASS A-2 ______% ASSET BACKED NOTES

                               (SERIES 199_-_)

     Premier Auto Trust 199_-_, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns,
the principal sum of                                DOLLARS payable on each
                     ------------------------------
Distribution Date in  an amount equal to  the result obtained by  multiplying
(i) a fraction the numerator of which is $____________ and the denominator of which is $___________________ by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-2 Notes pursuant to Section 3.01 of the Indenture dated as of ______________,
199_      (the      "Indenture"),      between      the      Issuer       and
_________________________________,   a  national   banking  association,   as
Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the __________ Distribution Date (the "Class A-2 Final Scheduled Distribution Date"). No payments of principal of the Class A-2 Notes shall be made until the Class A-1 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

     The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date from the sixth day of the month preceding the month of such Distribution Date (in the case of the first Distribution Date, from the Closing Date) to and including the fifth day of the month of such Distribution Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.


Date:                         PREMIER AUTO TRUST 199_-_,

                         by:  _____________________________,   not   in   its
                              individual capacity but solely as Owner Trustee under the Trust Agreement,


                              by: ____________________________________
                                   Authorized Signatory

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:                              _________________________________,  not in
                                   its individual capacity but solely as Indenture Trustee,


                         by:  _____________________________________________
                              Authorized Signatory

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-2 ______% Asset Backed Notes(, Series 199_-_) (herein called the "Class A-2 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-2 Notes are subject to all terms of the Indenture.

     The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture, subject to the subordination of the Class B Notes as provided in the Indenture.

     Principal of the Class A-2 Notes will be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the sixth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing ____________, 199_.

     As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class A-2 Final Scheduled Distribution Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-2 Notes shall be made pro rata to the Class A-2 Noteholders entitled thereto.

     Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in (The City of New York).

     The Issuer shall pay interest on overdue installments of interest at the Class A-2 Interest Rate to the extent lawful.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, the Company or the Issuer, or join in any institution against the Seller, the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

     (Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner (in their capacities as such) shall not (i) have any rights in or claims on the collateral or trust estate (or any asset thereof) (collectively, "Unavailable Collateral") that the Issuer has granted in order to secure any additional series of notes issued or to be issued by the Issuer or (ii) exercise or attempt to exercise any remedies to realize upon such Unavailable Collateral.)

     The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of _________________________________ in its individual capacity, _________________________________ in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee:

--------------------------------------------------------------------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

--------------------------------------------------------------------------
                        (name and address of assignee)

the  within  Note  and  all   rights  thereunder,    and  hereby  irrevocably
constitutes  and appoints

---------------------------------------------------------------------------
                                      , attorney, to transfer said Note on
--------------------------------------
the books kept for registration thereof, with full power of substitution in the premises.

Dated: _______________________  ___________________________________________*/
                                       Signature Guaranteed:


				_____________________________________________*/





________________________

  */ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                  EXHIBIT A-3


                           (FORM OF CLASS A-3 NOTE)


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


REGISTERED                                                      $____________

No. R-__                                              CUSIP NO. _____________

                          PREMIER AUTO TRUST 199_-_

                     CLASS A-3 ______% ASSET BACKED NOTES

                               (SERIES 199_-_)

     Premier Auto Trust 199_-_, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns,
the principal sum of                                DOLLARS payable on each
                     ------------------------------
Distribution Date  in an amount equal  to the result  obtained by multiplying
(i) a fraction the numerator of which is $____________ and the denominator of which is $________________ by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-3 Notes pursuant to Section 3.01 of the Indenture dated as of ______________, 199_ (the "Indenture"), between the Issuer and _________________________________, a national banking association, as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the __________________ Distribution Date (the "Class A-3 Final Scheduled Distribution Date"). No payments of principal of the Class A-3 Notes shall be made until the Class A-1 Notes and the Class A-2 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

     The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date from the sixth day of the month preceding the month of such Distribution Date (in the case of the first Distribution Date, from the Closing Date) to and including the fifth day of the month of such Distribution Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.


Date:                         PREMIER AUTO TRUST 199_-_,

                         by:  _________________________________,  not in  its
                              individual capacity but solely as Owner Trustee under the Trust Agreement,


                              by: ______________________________________
                                   Authorized Signatory

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:                         _________________________________,  not  in its
                              individual  capacity  but solely  as  Indenture
                              Trustee,


                         by: ____________________________________________
                              Authorized Signatory

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-3 _______% Asset Backed Notes(, Series 199_-_) (herein called the "Class A-3 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-3 Notes are subject to all terms of the Indenture.

     The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture, subject to the subordination of the Class B Notes as provided in the Indenture.

     Principal of the Class A-3 Notes will be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the sixth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing ______________, 199_.

     As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class A-3 Final Scheduled Distribution Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-3 Notes shall be made pro rata to the Class A-3 Noteholders entitled thereto.

     Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in (The City of New York).

     The Issuer shall pay interest on overdue installments of interest at the Class A-3 Interest Rate to the extent lawful.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, the Company or the Issuer, or join in any institution against the Seller, the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

     (Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner (in their capacities as such) shall not (i) have any rights in or claims on the collateral or trust estate (or any asset thereof) (collectively, "Unavailable Collateral") that the Issuer has granted in order to secure any additional series of notes issued or to be issued by the Issuer or (ii) exercise or attempt to exercise any remedies to realize upon such Unavailable Collateral.)

     The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of _________________________________ in its individual capacity, _________________________________ in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee:

--------------------------------------------------------------------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:


--------------------------------------------------------------------------
                        (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ___________________________________________________
_________________________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ________________________________ ____________________________________*/
                                             Signature Guaranteed:


				  ___________________________________________*/



________________________

  */ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                  EXHIBIT A-4


                           (FORM OF CLASS A-4 NOTE)


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.




REGISTERED                                                      $____________

No. R-__                                                CUSIP NO. ___________

                          PREMIER AUTO TRUST 199_-_

                     CLASS A-4 ______% ASSET BACKED NOTES

                               (SERIES 199_-_)

     Premier Auto Trust 199_-_, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns,
the principal sum of                                DOLLARS payable on each
                     ------------------------------
Distribution Date  in an amount  equal to the result  obtained by multiplying
(i) a fraction the numerator of which is $____________ and the denominator of which is $_________________ by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-4 Notes pursuant to Section 3.01 of the Indenture dated as of ______________,
199_      (the      "Indenture"),      between      the      Issuer       and
_________________________________,   a  national   banking  association,   as
Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the ______________ Distribution Date (the "Class A-4 Final Scheduled Distribution Date") or the Redemption Date, if any, pursuant to
Section 10.01 of the Indenture. No payments of principal of the Class A-4 Notes shall be made until the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

     The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date from the sixth day of the month preceding the month of such Distribution Date (in the case of the first Distribution Date, from the Closing Date) to and including the fifth day of the month of such Distribution Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.



Date:                         PREMIER AUTO TRUST 199_-_,

                         by:  _________________________________,  not in  its
                              individual capacity but solely as Owner Trustee under the Trust Agreement,


                              by:  ____________________________________
                                   Authorized Signatory

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:                         _________________________________,  not  in its
                              individual  capacity  but solely  as  Indenture
                              Trustee,


                         by: ___________________________________________
                                           Authorized Signatory

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-4 _______% Asset Backed Notes(, Series 199_-_) (herein called the "Class A-4 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A-4 Notes are subject to all terms of the Indenture.

     The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture, subject to the subordination of the Class B Notes as provided in the Indenture.

     Principal of the Class A-4 Notes will be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the sixth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing ______________, 199_.

     As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class A-4 Final Scheduled Distribution Date or the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-4 Notes shall be made pro rata to the Class A-4 Noteholders entitled thereto.

     Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in (The City of New York).

     The Issuer shall pay interest on overdue installments of interest at the Class A-4 Interest Rate to the extent lawful.

     As provided in the Indenture, the Class A-4 Notes may be redeemed in whole but not in part at the option of the Servicer on any Distribution Date on and after the date on which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, the Company or the Issuer, or join in any institution against the Seller, the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

     (Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner (in their capacities as such) shall not (i) have any rights in or claims on the collateral or trust estate (or any asset thereof) (collectively, "Unavailable Collateral") that the Issuer has granted in order to secure any additional series of notes issued or to be issued by the Issuer or (ii) exercise or attempt to exercise any remedies to realize upon such Unavailable Collateral.)

     The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of _________________________________ in its individual capacity, _________________________________ in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.


                                  ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee:

--------------------------------------------------------------------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

--------------------------------------------------------------------------
                        (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ___________________________________________________
_________________________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _________________________________ ___________________________________*/
                                             Signature Guaranteed:



                                   _________________________________________*/



________________________

  */ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                  EXHIBIT A-5


                            (FORM OF CLASS B NOTE)


THE CLASS B NOTES ARE SUBORDINATED TO THE PAYMENT OF THE CLASS A NOTES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                                      $____________

No. R-__                                               CUSIP NO. ____________

                          PREMIER AUTO TRUST 199_-_

                      CLASS B ______% ASSET BACKED NOTES

                               (SERIES 199_-_)

     Premier Auto Trust 199_-_, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns,
the principal sum of                                DOLLARS payable on each
                     ------------------------------
Distribution Date in  an amount equal to  the result obtained by  multiplying
(i) a fraction the numerator of which is $____________ and the denominator of which is $________________ by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class B Notes pursuant to Section 3.01 of the Indenture dated as of ______________, 199_ (the "Indenture"), between the Issuer and _________________________________, a national banking association, as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the ___________ Distribution Date (the "Class B Final Scheduled Distribution Date") and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. No payments of principal of the Class B Notes shall be made until the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes have been paid in full. Capitalized terms used but not defined herein are defined in
Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

     The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture; provided that until the Outstanding Amount of the Class A-4 Notes has been reduced to zero, interest on the Class B Notes will be due and payable only to the extent of funds in the Note Distribution Account after the application of funds in the Note Distribution Account to the payment of principal and interest then due and payable on the Class A Notes. Interest on this Note will accrue for each Distribution Date from the sixth day of the month preceding the month of such Distribution Date (in the case of the first Distribution Date, from the Closing Date) to and including the fifth day of the month of such Distribution Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                         PREMIER AUTO TRUST 199_-_,

                         by:  _________________________________,  not in  its
                              individual capacity but solely as Owner Trustee under the Trust Agreement,


                              by: __________________________________________
                                        Authorized Signatory

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:                         _________________________________,  not in  its
                              individual  capacity  but solely  as  Indenture
                              Trustee,


                         by: ______________________________________________


                              Authorized Signatory


     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class B _______% Asset Backed Notes, (Series 199_-_) (herein called the "Class B Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class B Notes are subject to all terms of the Indenture.

     The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

     Principal of the Class B Notes will be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the sixth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing ___________________, 199_.

     As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class B Final Scheduled Distribution Date and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class B Notes shall be made pro rata to the Class A-4 Noteholders entitled thereto.

     Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in (The City of New York).

     The Issuer shall pay interest on overdue installments of interest at the Class B Interest Rate to the extent lawful.

     As provided in the Indenture, the Class B Notes may be redeemed in whole but not in part at the option of the Servicer on any Distribution Date on and after the date on which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller, the Company or the Issuer, or join in any institution against the Seller, the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

     (Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner (in their capacities as such) shall not (i) have any rights in or claims on the collateral or trust estate (or any asset thereof) (collectively, "Unavailable Collateral") that the Issuer has granted in order to secure any additional series of notes issued or to be issued by the Issuer or (ii) exercise or attempt to exercise any remedies to realize upon such Unavailable Collateral.)

     The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of _________________________________ in its individual capacity, _________________________________ in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

-----------------------------------------------------------------------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

------------------------------------------------------------------------------
                        (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ___________________________________________________
___________________________________, attorney, to  transfer said Note on  the books kept for registration thereof, with full power of substitution in the premises.

Dated: ____________________________ ________________________________________*/
                                           Signature Guaranteed:



					_____________________________________*/








________________________

  */ NOTICE:   The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                    EXHIBIT B

                     (Form of Note Depository Agreement)


                          Letter of Representations
                   (To be Completed by Issuer and Trustee)


			_________________________________
                               (Name of Issuer)


			_________________________________
                         (Name of Trustee)



     (Date)

Attention: General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street; 49th Floor


New York, NY 10041-0099



     Re:  ____________________________________________________

	  ____________________________________________________

	  ____________________________________________________

                             (Issue Description)

Ladies and Gentlemen:


     This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trustee will act as trustee with respect to the Securities pursuant to a trust indenture dated ____________________, 199__ (the "Document"). __________________
_____________________________________________________ (the  "Underwriter") is
distributing the Securities through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:

     1. Prior to closing on the Securities on _____________________, 199_, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

     3. In the event of a full or partial redemption, Issuer or Trustee shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Trustee shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                    Manager; Call Notification Department
                    The Depository Trust Company
                    711 Stewart Avenue
                    Garden City, NY 11530-4719

     4. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Trustee to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                    Manager; Reorganization Department
                    Reorganization Window
                    The Depository Trust Company
                    7 Hanover Square, 23rd Floor
                    New York, NY 10004-2695

     5. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

     6. Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain the current pool factor, and special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

                    Manager; Announcements
                    Dividend Department
                    The Depository Trust Company
                    7 Hanover Square, 22nd Floor
                    New York, NY 10004-2695

     7. (NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND CROSS OUT THE OTHER:) (The interest accrual period is record date to record date.) (The interest accrual period is payment date to payment date.)

     8. Trustee must provide DTC, no later than noon (Eastern Time) on the payment date, CUSIP numbers for each issue for which payment is being sent, as well as the dollar amount of the payment for each issue. Notification of payment details should be sent using automated communications.

     9. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds, no later than 2:30 p.m. (Eastern Time) on each payment date (in accordance with existing arrangements between Issuer or Trustee and DTC). Absent any other arrangements between Issuer or Trustee and DTC, such funds shall be wired as follows:

                    The Chase Manhattan Bank
                    ABA 021000021
                    For credit to A/C The Depository Trust Company Dividend Deposit Account 066-026776

Issuer or Trustee shall provide interest payment information to a standard announcement service subscribed to by DTC. In the unlikely event that no such service exists, Issuer or Trustee shall provide interest payment information directly to DTC in advance of the interest payment date as soon as the information is available. This information should be conveyed directly to DTC electronically. If electronic transmission is not available, absent any other arrangements between Trustee and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or
(212) 709-1686, and receipt of such notices shall be confirmed by telephoning
(212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                    Manager, Announcements
                    Dividend Department
                    The Depository Trust Company
                    7 Hanover Square; 22nd Floor
                    New York, NY  10004-2695

     10. DTC shall receive maturity and redemption payments allocated with respect to each CUSIP number on the payable date in same-day funds by 2:30 p.m. (Eastern Time). Absent any other arrangements between Trustee and DTC, such payments shall be wired as follows:

                    The Chase Manhattan Bank
                    ABA 021000021
                    For credit to A/C The Depository Trust Company Redemption Account 066-027306

in accordance with existing SDFS payment procedures in the manner set forth in DTC's SDFS Paying Agent Operating Procedures, a copy of which has previously been furnished to Trustee.

     11. DTC shall receive all reorganization payments and CUSIP-level detail resulting from corporate actions (such as tender offers, remarketings, or mergers) on the first payable date in same-day funds by 2:30 p.m. (Eastern
Time). Absent any other arrangements between Trustee and DTC, such payments shall be wired as follows:

                    The Chase Manhattan Bank
                    ABA 021000021
                    For credit to A/C The Depository Trust Company Reorganization Account 066-027608

     12. DTC may direct Issuer or Trustee to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

     13. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Trustee's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Trustee to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Trustee prior to payment, if required.

     14. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Trustee shall notify DTC of the availability of certificates. In such event, Issuer or Trustee shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.


     15. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

     16. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and
(b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

     17. Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer.


  Notes:                                  Very truly yours,
  A.  If there is a Trustee (as
  defined in this Letter of		  ___________________________________
  Representations), Trustee as well                     (Issuer)
  as Issuer must sign this Letter.
  If there is no Trustee, in signing      By: _______________________________
  this Letter Issuer itself                 (Authorized Officer's Signature)
  undertakes to perform all of the
  obligations set forth herein.		  ___________________________________
                                                       (Trustee)
  B. Schedule B contains statements
  that DTC believes accurately            By: _______________________________
  describe DTC, the method of               (Authorized Officer's Signature)
  effecting book-entry transfers of
  securities distributed through
  DTC, and certain related matters.


  Received and Accepted:
  THE DEPOSITORY TRUST COMPANY

  By: _____________________________


  cc:  Underwriter
       Underwriter's Counsel


                                                                   SCHEDULE A



		_______________________________________________

		_______________________________________________



                               (Describe Issue)


CUSIP     Principal Amount    Maturity Date  Interest Rate
-----     ----------------    -------------  -------------
                                                                   SCHEDULE B

                     SAMPLE OFFICIAL STATEMENT LANGUAGE
                     DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
    (PREPARED BY DTC--BRACKETED MATERIAL MAY BE APPLICABLE ONLY TO CERTAIN
ISSUES)


     1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for (each issue of the Securities, (each) in the aggregate principal amount of such issue, and will be deposited with DTC. (If, however, the aggregate principal amount of (any) issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.)

     2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in  the  name of  Cede  & Co.  effect  no change  in  beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     (6. Redemption notices shall be sent to Cede & Co. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.)

     7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Trustee, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Issuer or Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     (9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to Trustee (or Tender/Remarketing Agent), and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to Trustee (or Tender/Remarketing Agent). The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to Trustee (or Tender/Remarketing Agent's) DTC account.)

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

     11. The Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.



                                                                  EXHIBIT 4.3

___________________________________________________________________________







                             AMENDED AND RESTATED

                               TRUST AGREEMENT


                                    among


                       CHRYSLER FINANCIAL CORPORATION,
                                as Depositor,


                         [_________________________]

                                     and

                       [_____________________________]
                               as Owner Trustee



                         Dated as of _________, 199_











_____________________________________________________________________________





                          TABLE OF CONTENTS
                                                                      Page
                                                                     ______

ARTICLE I

                                 Definitions

     SECTION  1.01. Capitalized Terms . . . . . . . . . . . . . . . . . .   1
     SECTION  1.02. Other Definitional Provisions . . . . . . . . . . . .   4

ARTICLE II

                                 Organization

     SECTION  2.01. Name  . . . . . . . . . . . . . . . . . . . . . . . .   4
     SECTION  2.02. Office  . . . . . . . . . . . . . . . . . . . . . . .   4
     SECTION  2.03. Purposes and Powers . . . . . . . . . . . . . . . . .   5
     SECTION  2.04. Appointment of Owner Trustee  . . . . . . . . . . . .   5
     SECTION  2.05. Initial Capital Contribution of Series Owner Trust
                    Estate    . . . . . . . . . . . . . . . . . . . . . .   6
     SECTION  2.06. Declaration of Trust  . . . . . . . . . . . . . . . .   6
     SECTION  2.07. Liability of Owners . . . . . . . . . . . . . . . . .   6
     SECTION  2.08. Title to Trust Property . . . . . . . . . . . . . . .   6
     SECTION  2.09. Situs of Trust  . . . . . . . . . . . . . . . . . . .   6
     SECTION  2.10. Subdivision . . . . . . . . . . . . . . . . . . . . .   7
     SECTION  2.11. Representations and Warranties of Depositor and
                    Company . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE III

                 Trust Certificates and Transfer of Interests

     SECTION  3.01. Initial Ownership; Beneficial Interests in the
                    Trust . . . . . . . . . . . . . . . . . . . . .   . .  10
     SECTION  3.02. The Trust Certificates  . . . . . . . . . . . . . . .  10
     SECTION  3.03. Authentication of Trust Certificates  . . . . . . . .  10
     SECTION  3.04. Registration of Transfer and Exchange of Trust
                    Certificates  . . . . . . . . . . . . . . . . . . . .  10
     SECTION  3.05. Mutilated, Destroyed, Lost or Stolen Trust
                    Certificates  . . . . . . . . . . . . . . . . . . . .  12
     SECTION  3.06. Persons Deemed Owners . . . . . . . . . . . . . . . .  12
     SECTION  3.07. Access to List of Certificateholders' Names and
                    Addresses . . . . . . . . . . . . . . . . . . . . . .  12
     SECTION  3.08. Maintenance of Office or Agency . . . . . . . . . . .  13
     SECTION  3.09. Appointment of Paying Agent . . . . . . . . . . . . .  13
     SECTION  3.10. Fixed Value Securities  . . . . . . . . . . . . . . .  13
     SECTION  3.11. Definitive Trust Certificates . . . . . . . . . . . .  15

ARTICLE IV

                           Actions by Owner Trustee

     SECTION  4.01. Prior Notice to Owners with Respect to Certain
                    Matters . . . . . . . . . . . . . . . . . . . . . . .  15
     SECTION  4.02. Action by Owners with Respect to Certain Matters  . .  15
     SECTION  4.03. Action by Owners with Respect to Bankruptcy . . . . .  16
     SECTION  4.04. Restrictions on Owners' Power . . . . . . . . . . . .  16
     SECTION  4.05. Majority Control  . . . . . . . . . . . . . . . . . .  16

ARTICLE V

                  Application of Trust Funds; Certain Duties

     SECTION  5.01. Establishment of Trust Account  . . . . . . . . . . .  16
     SECTION  5.02. Application of Trust Funds  . . . . . . . . . . . . .  17
     SECTION  5.03. Method of Payment . . . . . . . . . . . . . . . . . .  17
     SECTION  5.04. No Segregation of Moneys; No Interest . . . . . . . .  17
     SECTION  5.05. Accounting and Reports to Owners, Internal Revenue
                    Service and Others  . . . . . . . . . . . . . . . . .  17

ARTICLE VI

                    Authority and Duties of Owner Trustee

     SECTION  6.01. General Authority . . . . . . . . . . . . . . . . . .  18
     SECTION  6.02. General Duties  . . . . . . . . . . . . . . . . . . .  18
     SECTION  6.03. Action upon Instruction . . . . . . . . . . . . . . .  19
     SECTION  6.04. No Duties Except as Specified in this Agreement or in Instructions . . . . . . . . . . . . . . . . . . .  20
     SECTION  6.05. No Action Except Under Specified Documents or
                    Instructions  . . . . . . . . . . . . . . . . . . . .  20
     SECTION  6.06. Restrictions  . . . . . . . . . . . . . . . . . . . .  20

ARTICLE VII

                           Concerning Owner Trustee

     SECTION  7.01. Acceptance of Trusts and Duties . . . . . . . . . . .  20
     SECTION  7.02. Furnishing of Documents . . . . . . . . . . . . . . .  22
     SECTION  7.03. Representations and Warranties  . . . . . . . . . . .  22
     SECTION  7.04. Reliance; Advice of Counsel . . . . . . . . . . . . .  22
     SECTION  7.05. Not Acting in Individual Capacity . . . . . . . . . .  23
     SECTION  7.06. Owner Trustee Not Liable for Trust Certificates or
                    Receivables . . . . . . . . . . . . . . . . . . . . .  23
     SECTION  7.07. Owner Trustee May Own Trust Certificates and Notes  .  23
     SECTION  7.08. Pennsylvania Motor Vehicle Sales Finance Act
                    Licenses   .. . . . . . . . . . . . . . . . . . . . .  23

ARTICLE VIII

                       Compensation of Owner Trustee

     SECTION  8.01. Owner Trustee's Fees and Expenses . . . . . . . . . .  24
     SECTION  8.02. Indemnification . . . . . . . . . . . . . . . . . . .  24
     SECTION  8.03. Payments to Owner Trustee . . . . . . . . . . . . . .  24

ARTICLE IX

                Dissolution and Termination of Trust Agreement

     SECTION  9.01. Dissolution of the Trust and Termination of Trust
                    Agreement . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE X

            Successor Owner Trustees and Additional Owner Trustees

     SECTION  10.01.     Eligibility Requirements for Owner Trustee . . .  26
     SECTION  10.02.     Resignation or Removal of Owner Trustee  . . . .  26
     SECTION  10.03.     Successor Owner Trustee  . . . . . . . . . . . .  26
     SECTION  10.04.     Merger or Consolidation of Owner Trustee . . . .  27
     SECTION  10.05.     Appointment of Co-Trustee or Separate Trustee  .  27

ARTICLE XI

                                Miscellaneous

     SECTION  11.01.     Supplements and Amendments . . . . . . . . . . .  28
     SECTION  11.02.     No Legal Title to any Series Owner Trust Estate
                         in Owners . . . . . . . . . . . . . . . . . .  .  30
     SECTION  11.03.     Limitations on Rights of Others  . . . . . . . .  30
     SECTION  11.04.     Notices  . . . . . . . . . . . . . . . . . . . .  30
     SECTION  11.05.     Severability . . . . . . . . . . . . . . . . . .  30
     SECTION  11.06.     Separate Counterparts  . . . . . . . . . . . . .  30
     SECTION  11.07.     Successors and Assigns . . . . . . . . . . . . .  31
     SECTION  11.08.     Covenants of Company . . . . . . . . . . . . . .  31
     SECTION  11.09.     No Petition  . . . . . . . . . . . . . . . . . .  31
     SECTION  11.10.     No Recourse  . . . . . . . . . . . . . . . . . .  31
     SECTION  11.11.     Headings . . . . . . . . . . . . . . . . . . . .  31
     SECTION  11.12.     GOVERNING LAW  . . . . . . . . . . . . . . . . .  31
     SECTION  11.13.     Trust Certificate Transfer Restrictions  . . . .  32
     SECTION  11.14.     Depositor Payment Obligation . . . . . . . . . .  32




                                   EXHIBITS

     EXHIBIT A      Form of Trust Certificate . . . . . . . . . . . . . . A-1
     EXHIBIT B      Form of Certificate of Trust of Premier Auto Trust
                    1997-1  . . . . . . . . . . . . . . . . . . . . . . . B-1
     EXHIBIT C      Form of Transferor Certificate  . . . . . . . . . . . C-1
     EXHIBIT D      Form of Investment Letter . . . . . . . . . . . . . . D-1
     EXHIBIT E      Form of Rule 144A Letter  . . . . . . . . . . . . . . E-1
     EXHIBIT F      Form of Supplement    . . . . . . . . . . . . . . . . F-1






     AMENDED AND RESTATED TRUST AGREEMENT dated as of _______, 199_, among CHRYSLER FINANCIAL CORPORATION, a Michigan corporation, as depositor (the "Depositor"), [__________________________] (the
     "Company"),      a     __________________________________,      and
     [______________________________], a ___________  ______________, as
     owner trustee (the "Owner Trustee").

     WHEREAS, the Depositor, the Owner Trustee and the Company entered into a Trust Agreement dated as of ___________, 199_ (the "Trust Agreement");

     WHEREAS, the Trust Agreement is being amended and restated as of _______, 199_;

     WHEREAS, the Trust may purchase Receivables from the Depositor from time to time; each group of Receivables so purchased will support a separate series of Notes and/or Certificate issued by the Trust from time to time;

     WHEREAS, the Depositor and the Company may enter into separate Purchase Agreements from time to time, pursuant to which the Depositor will assign to the Company any and all of the Depositor's rights and interests with respect to the receipt of amounts from the Reserve Account for a Series and with respect to any Fixed Value Payments for a Series; and

     WHEREAS, in connection therewith, the Company is willing to assume certain obligations pursuant hereto;

     NOW, THEREFORE, the Depositor, the Company and the Owner Trustee hereby agree as follows:


                                  ARTICLE I

                                 Definitions

     SECTION  1.01.     Capitalized  Terms.     For  all  purposes  of   this
                        __________________
Agreement, the following terms shall have the meanings set forth below:

     "Administration Agreement:"  with respect to a Series, as defined in the
      ________________________
related Supplement.

     "Administration"  shall  mean  Chrysler  Financial Corporation  and  its
      ______________
successors and permitted assigns.

     "Agreement" shall mean this Amended and Restated Trust Agreement and all
      _________
amendments hereof and supplements hereto, including each Supplement.

     "Basic Documents"  shall mean,  with respect to  a Series,  the Purchase
      _______________
Agreement, the Sale and Servicing Agreement, the Indenture, the Administration Agreement and the Note Depository Agreement, each as defined in the related Supplement, and the other documents and certificates delivered in connection therewith.

     "Benefit  Plan"  shall  have  the  meaning  assigned  to  such  term  in
      _____________
Section 11.13.

     "Business Trust  Statute"  shall  mean Chapter 38  of  Title 12  of  the
      _______________________
Delaware Code, 12 Del. Code    3801 et seq., as the same  may be amended from
                  ____ ____         _______
time to time.

     "Certificate  of Trust" shall mean the  Certificate of Trust in the form
      _____________________
of Exhibit B filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

     "Certificate  Register"  and  "Certificate  Registrar"  shall  mean  the
      _____________________         ______________________
register mentioned in and the registrar appointed pursuant to Section 3.04.

     "Certificateholder"  or "Holder"  shall mean  a Person  in whose  name a
      _________________       ______
Trust Certificate is registered.

     "CFC" shall mean Chrysler Financial Corporation, a Michigan corporation,
      ___
and any successor in interest.

     "Code"  shall mean the  Internal Revenue Code  of 1986,  as amended, and
      ____
Treasury Regulations promulgated thereunder.

     "Company":    with  respect  to  a Series,  as  defined  in  the related
      _______
Supplement.

     "Corporate Trust Office" shall mean,  with respect to the Owner Trustee,
      ______________________
the principal corporate trust office of the Owner Trustee located at ______________________________, ______________, or at such other address as the Owner Trustee may designate by notice to the Owners, the Depositor and the Company, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Owners, the Depositor and the Company.

     "Depositor" shall mean CFC in its capacity as depositor hereunder.
      _________

     "ERISA" shall mean the Employee  Retirement Income Security Act of 1974,
      _____
as amended.

     "Exchange  Act" shall  mean  the  Securities Exchange  Act  of 1934,  as
      _____________
amended.

     "Expenses" shall have the meaning assigned to such term in Section 8.02.
      ________

     "Indemnified Parties"  shall have the  meaning assigned to such  term in
      ___________________
Section 8.02.

     "Indenture":    with respect  to  a Series,  as defined  in  the related
      _________
Supplement.

     "Note Depository  Agreement":  with respect  to a Series,  as defined in
      __________________________
the related Supplement.

     "Opinion of Counsel" means one or more written  opinions of counsel, who
      __________________
may be an employee of or counsel to the Seller, the Company or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

     "Owner" shall mean each Holder of a Trust Certificate.
      _____

     "Owner    Trustee"   shall    mean   _____________________________,    a
      ________________
__________________ _______ corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

     "Paying Agent" shall mean any  paying agent or co-paying agent appointed
      ____________
pursuant to Section 3.09 and shall initially be ________________________.

     "Percentage Interest" means, as to  any Trust Certificate of any Series,
      ___________________
the percentage interest, specified on the face thereof, in the distributions on the Trust Certificates of such Series pursuant to this Agreement and the related Supplement.

     "Record Date"  shall mean,  with respect to  any Distribution  Date, the
      ___________
15th day of the month preceding such Distribution Date.

     "Sale and Servicing Agreement":  with respect to a Series, as defined in
      ____________________________
the related Supplement.

     "Secretary of  State" shall mean the Secretary of  State of the State of
      ___________________
Delaware.

     "Series" shall mean any series of Notes and/or Trust Certificates, which
      ______
may include a class or classes of Notes and/or Trust Certificates.

     "Series  Certificate  Distribution  Account"  shall   have  the  meaning
      __________________________________________
assigned to such term in Section 5.01.

     "Series Owner Trust  Estate":  with respect  to a Series, as  defined in
      __________________________
the related Supplement.

     "Subdivision"   shall  mean,  with  respect  to  a  Series,  a  separate
      ___________
subdivision of this Trust, within the meaning of Section 3806(b)(2) of the Business Trust Statute, containing assets separate and apart from all other assets of the Trust, all as specified in the related Supplement.

     "Supplement" shall mean,  with respect to a Series, a supplement to this
      __________
Agreement executed in connection with the issuance of a Series of Notes and/or Trust Certificates.

     "Treasury  Regulations" shall  mean regulations,  including  proposed or
      _____________________
temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "Trust" shall mean the trust established by this Agreement.
      _____

     "Trust Certificate" shall  mean a certificate evidencing  the beneficial
      _________________
interest of an Owner in the Trust, or, if specified in such certificate, in a separate Subdivision for a Series substantially in the form attached hereto as Exhibit A.

     SECTION  1.02.     Other Definitional Provisions.   (a)  With respect to
                        _____________________________
a Series, capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Sale and Servicing Agreement for such Series or, if not defined therein, in the Indenture for such Series.

     (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

     (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.



                                  ARTICLE II

                                 Organization
                                 ____________

     SECTION  2.01.     Name.   The  Trust created hereby  shall be  known as
                        ____
"Premier Auto Trust 199_-_," in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

     SECTION  2.02.     Office.  The office of the Trust shall be in  care of
                        ______
the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Owners, the Depositor and the Company.

     SECTION  2.03.     Purposes and Powers.   (a)  The purpose of  the Trust
                        ___________________
is to engage in the following activities:

          (i) to issue one or more Series of Notes pursuant to the related Indenture or Indentures and one or more Series of the Trust Certificates pursuant to this Agreement and the related Supplement or Supplements and to sell the Notes and the Trust Certificates;

          (ii) with the proceeds of the sale of the Notes and the Trust Certificates of a Series, to purchase the Receivables for such Series, to fund the Reserve Account, if any, for such Series, and to pay the balance to the Depositor pursuant to the Sale and Servicing Agreement for such Series;

          (iii) to pay the organizational, start-up and transactional expenses of the Trust for each Series;

          (iv) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate of a Series pursuant to the Indenture for such Series and to hold, manage and distribute to the Owners pursuant to the terms of the Sale and Servicing Agreement for such Series any portion of the Trust Estate of such Series released from the Lien of, and remitted to the Trust pursuant to, such Indenture;

          (v) to enter into and perform its obligations under the Basic Documents for each Series to which it is to be a party;

          (vi) to sell the Fixed Value Payments of a Series to the Depositor and, if requested by the Company for such Series (as assignee of the Depositor), subsequently to acquire the related Fixed Value Payments and to issue and sell the Fixed Value Securities;

          (vii) to engage in those activities, including entering into agreements, that are necessary or suitable to accomplish the foregoing or are incidental thereto or connected therewith; and

          (viii) subject to compliance with the Basic Documents of each Series, to engage in such other activities as may be required in connection with conservation of the Series Owner Trust Estate for such Series and the making of distributions to the related Owners and the related Noteholders and in respect of the Fixed Value Securities for such Series.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents for a Series.

     SECTION  2.04.     Appointment  of Owner Trustee.   The Depositor hereby
                        _____________________________
appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Business Trust Statute.

     SECTION  2.05.     Initial  Capital Contribution  of Series  Owner Trust
                        _____________________________________________________
Estate.   The Depositor  hereby sells, assigns,  transfers, conveys  and sets
______
over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Series Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

     SECTION  2.06.     Declaration  of Trust.    The  Owner  Trustee  hereby
                        _____________________
declares that it will hold each Series Owner Trust Estate in trust upon and subject to the conditions set forth herein and the related Supplement for the use and benefit of the related Owners, subject to the obligations of the Trust under the related Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, with respect to each Series and the related Subdivision (i) so long as there is a sole Owner with respect to such Subdivision, such Subdivision shall be treated as a security arrangement, with the assets of such Subdivision being the Receivables and other assets held in such Subdivision, the owner of such Receivables being the sole Owner and the Notes of such Series being non-recourse debt of such sole Owner and
(ii) if there is more than one Owner, such Subdivision shall be treated as a partnership for income and franchise tax purposes, with the assets of the partnership being the related Receivables and other assets held by the Trust in such Subdivision, the partners of the partnership being such Owners (including the Company as assignee of the Depositor pursuant to the Purchase Agreement for such Series, in its capacity as recipient of distributions from the Reserve Account for such Series) and such Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust and its Subdivisions as provided in the preceding sentence for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.


   SECTION  2.07.     Liability  of  Owners.    The  Owners  (including the
                        _____________________
Company) shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

     SECTION  2.08.     Title to Trust  Property.  Legal title  to all of the
                        ________________________
Series Owner Trust Estate of each Series shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of a Series Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

     SECTION  2.09.     Situs  of  Trust.   The  Trust  will be  located  and
                        ________________
administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall
                                __________________
restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office in Delaware.

     SECTION  2.10.     Subdivision.  (a)   Each Supplement for a Series will
                        ___________
create a separate Subdivision, which shall contain the Series Owner Trust Estate for such Series, which will consist of the Receivables and other assets specified in such Supplement. The holders of the Notes and Trust Certificates of a Series shall only have an interest in and rights and claims to the Subdivision for such Series and the Series Owner Trust Estate for such Subdivision, and shall not have, and hereby agree that they will not have, any interest in or rights or claims to the Subdivision for any other Series and the related Series Owner Trust Estate.
The holders of the Trust Certificates of any Series shall not have legal title to any part of the Series Owner Trust Estate related to such Series of Trust Certificates.

     (b) Upon the written direction of the Depositor, the Owner Trustee and the Depositor shall enter into one or more Supplements, providing for the issuance of separate Series of Trust Certificates. Each Series shall be a separate Series of the Trust within the meaning of Section 3806(b)(2) of the Business Trust Statute. Separate and distinct records (including tax records) shall be maintained for each Series and the Series Owner Trust Estate associated with each such Series shall be maintained for each Series and the Series Owner Trust Estate associated with each such Series shall be held in the Trust and accounted for separately from the Series Owner Trust Estate of any other Series. Except as specified in this Agreement or in any Supplement, the Series Owner Trust Estate of any Series shall not be subject to claims, debts, liabilities, expenses or obligations arising from or with respect to the Trust or any other Series. The debts, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the related Series Owner Trust Estate only and not against the assets of the Trust generally or any other Series. Notice of this limitation on inter-series liabilities shall be set forth in the Certificate of Trust (whether originally or by amendment) as filed with the Secretary of State pursuant to the Business Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Business Trust Statute relating to limitations on inter-series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate Trust) shall become applicable to the Trust and each Series of Trust Certificates.

     (c) Each Supplement shall contain provisions requiring that neither the Depositor nor any Holder of a Trust Certificate of the related Series of Trust Certificates shall direct the Owner Trustee to (i) take any action that would cause the Series Owner Trust Estate of the related Series to be substantively consolidated into any other Series Owner Trust Estate of any other Series such that it will have its separate existence disregarded in the event of an insolvency event with respect to any Certificateholder of such Series, the Trust or another Series, (ii) to commingle any of the Series Owner Trust Estate of the related Series with the Series Owner Trust Estate of any other Series, (iii) to maintain the corporate, financial and accounting books and records and statements of the related Series, if any, in a manner such that they cannot be separated from those of any other Series,
(iv) to take any action that would cause (a) the funds and other assets of the related Series, if any, not be identifiable or the bank accounts, corporate records and books of account, if any, of the related Series not to be inseparable from those of any other Series and (b) the Trust to pay, other than from assets of the related Series, any obligations or indebtedness of any kind incurred by the related Series and payable by the Trust pursuant to this agreement, (v) to maintain the assets and liabilities of the related Series so that they are not readily ascertainable from those of any other Series and subject to segregation without requiring substantial time or expense to effect and account for such segregated assets and liabilities,
(vi) to take any actions with respect to the related Series except in its capacity as Owner Trustee in respect of such Series. The Administrator shall have the right to take any action on behalf of the Trust to enforce the foregoing provisions of each Supplement for the benefit of the Trust and of each Series.

     SECTION  2.11.     Representations  and   Warranties  of  Depositor  and
                        _____________________________________________________
Company.   (a)  The Depositor hereby represents and  warrants, as of the date
_______
on which this Agreement is executed and delivered and as of each date on which a Supplement is executed and delivered, to the Owner Trustee that:

          (i) The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Michigan, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

          (ii) The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

          (iii) The Depositor has the power and authority to execute and deliver this Agreement and any Supplement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action.

          (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents for a Series); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

          (v) To the Depositor's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement or any Supplement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any Supplement.

          (vi) The representations and warranties of the Company and the Depositor in Sections 3.01 and 3.02 of the Purchase Agreement for each Series are true and correct.

     (b) The Company hereby represents and warrants, as of the date on which this Agreement is executed and delivered and as of each date on which a Supplement is executed and delivered, to the Owner Trustee that:

          (i) The Company has been duly organized and is validly existing as a [limited liability company] in good standing under the laws of the jurisdiction of its organization, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

          (ii) The Company is duly qualified to do business as a foreign [limited liability company] in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

          (iii) The Company has the power and authority to execute and deliver this Agreement and any Supplement and to carry out its terms; the Company has full power and authority to purchase the Trust Certificates; and the execution, delivery and performance of this Agreement and any Supplement has been duly authorized by the Company by all necessary action.

          (iv) The consummation of the transactions contemplated by this Agreement and any Supplement and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of the Company, or any indenture, agreement or other instrument to which the Company is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents for a Series); nor violate any law or, to the best of the Company's knowledge, any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties.

          (v) There are no proceedings or investigations pending or, to the Company's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement.


                                 ARTICLE III

                 Trust Certificates and Transfer of Interests
                 ____________________________________________

     SECTION  3.01.     Initial Ownership; Beneficial Interests in the Trust.
                        ____________________________________________________
(a) Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Trust Certificates for a Series, the Depositor shall be the sole beneficiary of the Trust.

     (b) Each holder of a Trust Certificate of a Series shall hold an exclusive, divided beneficial interest in the Series Owner Trust Estate of such Series.

     SECTION  3.02.     The  Trust Certificates.  The Trust Certificates of a
                        _______________________
Series shall be issued in minimum denominations of a one percent Percentage Interest in the related Subdivision. A Trust Certificate shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement and the related Supplement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates.

     A transferee of a Trust Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder and the related Supplement upon such transferee's acceptance of a Trust Certificate duly registered in such transferee's name pursuant to Section 3.04.

     SECTION  3.03.     Authentication of Trust Certificates.  On the Closing
                        ____________________________________
Date, the Owner Trustee shall cause the Trust Certificates of a Series in an aggregate Percentage Interest equal to 100% to be executed on behalf of the
Trust, authenticated  and  delivered to  or  upon the  written order  of  the
Depositor, signed by its chairman of the board, its president, any vice president, secretary or any assistant treasurer, without further corporate action by the Depositor, in authorized denominations. No Trust Certificate shall entitle its Holder to any benefit under this Agreement or the related Supplement or be valid for any purpose unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or ________________________, as the Owner Trustee's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication.

     SECTION  3.04.     Registration  of  Transfer  and  Exchange  of   Trust
                        _____________________________________________________
Certificates; Limitations on Transfer.  The Certificate  Registrar shall keep
_____________________________________
or  cause  to  be  kept, at  the  office  or  agency  maintained pursuant  to
Section 3.08, a Certificate Register for each Series in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Trust Certificates of such Series and of transfers and exchanges of such Trust Certificates as herein provided. ________________________ shall be the initial Certificate Registrar.

     Unless otherwise provided in the related Supplement, the Trust Certificates of a Series will not be registered under the Securities Act and will not be listed on any exchange. No transfer of a Trust Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure compliance with the Securities Act and such laws, the Holder desiring to effect such transfer and such Holder's prospective transferee shall each certify to the Owner Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit C (the "Transferor Certificate") and either Exhibit D (the "Investment Letter") or Exhibit E (the "Rule 144A Letter"). Except in the case of a transfer as to which the proposed transferee has provided a Rule 144A Letter, there shall also be delivered to the Owner Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust or the Owner Trustee; provided that such Opinion of Counsel in
                                  ________
respect of the applicable state securities laws may be a memorandum of law rather than an opinion if such counsel is not licensed in the applicable jurisdiction. The Depositor shall provide to any Holder of a Trust Certificate and any prospective transferee designated by any such Holder, information regarding the Trust Certificates and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Trust Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. Each Holder of a Trust Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws. The Owner Trustee shall cause each Trust Certificate to contain a legend in the form set forth on the form of Trust Certificate attached hereto as Annex A.

     Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.08 and subject to the satisfaction of the preceding paragraph, the Owner Trustee shall execute, authenticate and deliver (or shall cause _____ ___________________ as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Trust Certificates of the same Series in authorized denominations of a like aggregate Percentage Interest dated the date of authentication by the Owner Trustee or any authenticating agent; provided that, unless otherwise specified in the
                       __________
related Supplement, prior to such execution, authentication and delivery, the Owner Trustee shall have received an Opinion of Counsel to the effect that the proposed transfer will not cause the Trust to be characterized as an association (or a publicly traded partnership) taxable as a corporation or alter the tax characterization of the Notes of such Series for federal income tax purposes or Michigan income and single business tax purposes. At the option of a Holder, Trust Certificates may be exchanged for other Trust Certificates of such Series of authorized denominations of a like aggregate Percentage Interest upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.08.

     Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Trust Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

     No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

     The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make, and the Certificate Registrar shall not register transfers or exchanges of, Trust Certificates of a Series for a period of 15 days preceding the due date for any payment with respect to the Trust Certificates of such Series.

     SECTION  3.05.     Mutilated,   Destroyed,    Lost   or   Stolen   Trust
                        _____________________________________________________
Certificates.  If (a) any mutilated Trust Certificate shall be surrendered to
____________
the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee or The Chase
Manhattan Bank, as the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of the same Series of like tenor and denomination. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate of a Series issued pursuant to this Section shall constitute conclusive evidence of ownership in the related Subdivision, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

     SECTION  3.06.     Persons  Deemed Owners.  Prior to due presentation of
                        ______________________
a Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Paying Agent may treat the Person in whose name any Trust Certificate is registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

     SECTION  3.07.     Access  to  List  of  Certificateholders'  Names  and
                        _____________________________________________________
Addresses.  The Owner Trustee shall  furnish or cause to be furnished  to the
_________
Servicer and the Depositor, within 15 days after receipt by the Owner Trustee of a written request therefor from the Servicer or the Depositor, a list, in such form as the Servicer or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If a Certificateholder of a Series applies in writing to the Owner Trustee, and such application states that the applicant desires to communicate with other Certificateholders of such Series with respect to their rights under this Agreement and the related Supplement or under the Trust Certificates of such Series, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicant access during normal business hours to the current list of Certificateholders of such Series. Each Holder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Company, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION  3.08.     Maintenance of Office  or Agency.  The  Owner Trustee
                        ________________________________
shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Trust Certificates and the Basic Documents may be served. The Owner Trustee initially designates _________ _________________________________________________________ as its office for such purposes. The Owner Trustee shall give prompt written notice to the Company and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     SECTION  3.09.     Appointment  of Paying Agent.  The Paying Agent shall
                        ____________________________
make distributions to Certificateholders of a Series from the Certificate Distribution Account of such Series pursuant to the related Supplement and shall report the amounts of such distributions to the Owner Trustee. Any
Paying Agent shall have the revocable power to withdraw funds from a Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent initially shall be ________________________, and any co-paying agent chosen by _________
______________ and acceptable to the Owner Trustee.  ________________________
shall be permitted to resign as Paying Agent upon 30 day's written notice to the Owner Trustee. In the event that ________________________ shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which successor shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Section 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     SECTION  3.10.     Fixed Value  Securities.   Pursuant to  the Sale  and
                        _______________________
Servicing Agreement and the Purchase Agreement for a Series, promptly following the sale of the Standard Receivables and Fixed Value Receivables for such Series to the Trust on the Closing Date, the Trust will sell to the Depositor the related Fixed Value Payments in accordance with such Sale and Servicing Agreement. Neither the Depositor nor the Company (as assignee of the Depositor) shall transfer such Fixed Value Payments to any Person other than the Trust and except as contemplated by such Purchase Agreement. At any time after the Trust sells the Fixed Value Payments of a Series to the Depositor, at the option of the Company (as assignee of the Depositor) and upon 10 days prior written notice to the Owner Trustee and the Indenture Trustee for such Series, the Company will be permitted to sell to the Trust, and the Trust shall be obligated to purchase from the Company (subject to the availability of funds), all or any portion of such Fixed Value Payments due under the Receivables for such Series, subject to the terms and conditions of such Sale and Servicing Agreement. Upon any such sale, (i) the Depositor, the Company and the Owner Trustee will enter into an amendment to this Agreement and the related Supplement to provide for, at the election of the Company, the issuance of certificates representing ownership interests in the related Subdivision to the extent of such Fixed Value Payments due under such Receivables or the issuance of indebtedness by the Trust secured by such Fixed Value Payments due under such Receivables and to make any other provisions herein that are necessary or desirable in connection therewith and
(ii) the Owner Trustee and the Depositor will enter into any other agreements or instruments related thereto as may be requested by the Company; provided,
                                                                    _________
however,  that the Owner  Trustee may, but  shall not be  obligated to, enter
_______
into any such amendment, agreement or instrument that affects the Owner Trustee's own rights, duties or immunities under this Agreement; and provided, further, that the obligation of the Owner Trustee to enter into any
__________________
such amendment or other agreement or instrument is subject to the following conditions precedent:

     (a) Such amendment and other agreements and instruments, in forms satisfactory to the Owner Trustee and, in the case of amendments or agreements to be executed and delivered by the Indenture Trustee for such Series, such Indenture Trustee, shall have been executed by each other party thereto and delivered to the Owner Trustee;

     (b) The Company shall have delivered to the Owner Trustee and such Indenture Trustee an Officer's Certificate and an Opinion of Counsel to the effect that each condition precedent (including the requirement with respect to all required filings) provided by this Section has been complied with and such amendment or other agreement or instrument is authorized or permitted by this Agreement;

     (c) The Rating Agency Condition shall have been satisfied with respect to such sale and issuance;

     (d) Such sale and issuance and such amendment or other agreement or instrument shall not adversely affect in any material respect the interest of any Noteholder or Certificateholder of such Series, and the Company shall have provided to the Owner Trustee and such Indenture Trustee an Officer's Certificate to such effect;

     (e) The Owner Trustee and such Indenture Trustee shall have received an Opinion of Counsel to the effect that such sale and issuance will not have any material adverse tax consequence to the Trust, the related Subdivision or to any Noteholder or Certificateholder of such Series; and

     (f) All filings and other actions required to continue the first perfected interest of the Trust in the Series Owner Trust Estate and of such Indenture Trustee in the related Trust Estate shall have been duly made or taken by the Company.

     SECTION  3.11.     Definitive  Trust  Certificates.    Unless  otherwise
                        _______________________________
provided in the related Supplement, the Trust Certificates of a Series, upon original issuance, will be issued in definitive, fully registered form.


                                  ARTICLE IV

                           Actions by Owner Trustee
                           ________________________

     SECTION  4.01.     Prior  Notice  to  Owners  with  Respect  to  Certain
                        _____________________________________________________
Matters.   With respect to the following matters with respect to a Series and
_______
the related Subdivision, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders of such Series in writing of the proposed action and the Owners shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Owners have withheld consent or provided alternative direction:

     (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Receivables) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Receivables);

     (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

     (c) the amendment of the Indenture for such Series by a supplemental indenture in circumstances where the consent of any related Noteholder is required;

     (d) the amendment of the Indenture for such Series by a supplemental indenture in circumstances where the consent of any related Noteholder is not required and such amendment materially adversely affects the interests of the Owners of such Series;

     (e) the amendment, change or modification of the Administration Agreement for such Series, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Owners of such Series; or

     (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee for such Series or pursuant to this Agreement of a successor Certificate Registrar for such Series, or the consent to the assignment by such Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture for such Series or this Agreement, as applicable.

     SECTION  4.02.     Action  by Owners  with  Respect to  Certain Matters.
                        ____________________________________________________
The Owner Trustee shall not have the power, except upon the direction of the Owners, to (a) remove the Administrator for a Series under the related Administration Agreement pursuant to the terms thereof, (b) appoint a successor Administrator pursuant to the terms of an Administration Agreement,
(c) remove the Servicer under a Sale and Servicing Agreement pursuant to the terms thereof or (d) except as expressly provided in the Basic Documents of a Series, sell the related Receivables after the termination of the related Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Owners of the related Series.

     SECTION  4.03.     Action by  Owners with  Respect to  Bankruptcy.   The
                        ______________________________________________
Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Owners and the delivery to the Owner Trustee by each such Owner of a certificate certifying that such Owner reasonably believes that the Trust is insolvent.

     SECTION  4.04.     Restrictions  on Owners' Power.  The Owners shall not
                        ______________________________
direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents of any Series or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

     SECTION  4.05.     Majority  Control.    Except  as  expressly  provided
                        _________________
herein, any action that may be taken by the Owners of a Series under this Agreement and the related Supplement may be taken by the Holders of Trust Certificates of such Series evidencing not less than a majority of the Percentage Interests evidenced by such Trust Certificates. Except as expressly provided herein or the related Supplement, any written notice of the Owners of a Series delivered pursuant to this Agreement and the related Supplement shall be effective if signed by Holders of Trust Certificates of such Series evidencing not less than a majority of the Percentage Interests evidenced by the Trust Certificates of such Series at the time of the delivery of such notice.


                                  ARTICLE V

                  Application of Trust Funds; Certain Duties
                  __________________________________________

     SECTION  5.01.     Establishment of Trust Account.   The Owner  Trustee,
                        ______________________________
for the benefit of the Certificateholders of each Series, shall establish and maintain in the name of the Trust an Eligible Deposit Account for a single Series or two or more Series, as specified in the related Supplements (the "Series Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held solely for the benefit of the Certificateholders of the specified Series.

     The Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in each Series Certificate Distribution Account and in all proceeds thereof. Except as otherwise expressly provided herein or the related Supplement, each Series Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee solely for the benefit of the Certificateholders of the related Series. If, at any time, a Series Certificate Distribution Account ceases to be an Eligible Deposit Account, the Owner Trustee (or the Depositor on behalf of the Owner Trustee, if such Certificate Distribution Account is not then held by the Owner Trustee or an affiliate thereof) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Series Certificate Distribution Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Series Certificate Distribution Account.

     SECTION  5.02.     Application of Trust Funds.   (a)  The holders of any
                        __________________________
Series of Trust Certificates shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with the provisions of this Article V.

     (b) With respect to each Series on each Distribution Date, the Owner Trustee will distribute to Certificateholders of such Series, on the basis of the Percentage Interest evidenced by their Trust Certificates, amounts deposited in the Series Certificate Distribution Account for such Series pursuant to the applicable provisions of the Sale and Servicing Agreement for such Series with respect to such Distribution Date.

     (c) On each Distribution Date for a Series, the Owner Trustee shall send to each Certificateholder of such Series the statement or statements provided to the Owner Trustee by the Servicer pursuant to the applicable provisions of the Sale and Servicing Agreement for such Series with respect to such Distribution Date.

     (d) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to an Owner, such tax shall reduce the amount otherwise distributable to such Owner in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Owners of a Series sufficient funds from the related Series Certificate Distribution Account for the payment of any tax that is legally owed by the Trust in respect of such Owners (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to an Owner shall be treated as cash distributed to such Owner at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Owner), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this paragraph (c).

     SECTION  5.03.     Method  of  Payment.    Subject  to  Section 9.01(c),
                        ___________________
distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date, or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.

     SECTION  5.04.     No  Segregation of Moneys;  No Interest.   Subject to
                        _______________________________________
Sections 5.01 and 5.02, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the related Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

     SECTION  5.05.     Accounting  and Reports  to Owners,  Internal Revenue
                        _____________________________________________________
Service and  Others.  The  Owner Trustee  shall deliver  to each  Owner of  a
___________________
Series such information, reports or statements with respect to such Series as may be required by the Code and applicable Treasury Regulations and as may be required to enable each Owner to prepare its federal and state income tax returns. Unless otherwise provided in respect of a Series in the related Supplement, consistent with the Trust's characterization for tax purposes, as a security arrangement for the issuance of non-recourse debt, no federal income tax return shall be filed on behalf of the Trust unless either (i) the Owner Trustee shall receive an Opinion of Counsel that, based on a change in applicable law occurring after the date hereof, or as a result of a transfer by the Company permitted by Section 3.04, the Code requires such a filing or
(ii) the Internal Revenue Service shall determine that the Trust, or a Subdivision, is required to file such a return. Notwithstanding the preceding sentence, the Owner Trustee shall file Internal Revenue Service
Form 8832 and elect for the Trust and each Subdivision to be treated as a domestic eligible entity with a single owner that is disregarded as a separate entity, which election shall remain in effect so long as the Company or any other party is the sole Owner. In the event that the Trust is required to file tax returns, the Owner Trustee shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Company (or if the Company no longer owns any Certificates, the Owner designated for such purpose by the Company to the Owner Trustee in writing) at least five (5) days before such returns are due to be filed. The Company (or such designee Owner, as applicable) shall promptly sign such returns and deliver such returns after signature to the Owner Trustee and such returns shall be filed by the Owner Trustee with the appropriate tax authorities. In no event shall the Owner Trustee or the Company (or such designee Owner, as applicable) be liable for any liabilities, costs or expenses of the Trust or the Noteholders arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith) except for any such liability, cost or expense attributable to any act or omission by the Owner Trustee or the Company (or such designee Owner, as applicable), as the case may be, in breach of its obligations under this Agreement.


                                  ARTICLE VI

                    Authority and Duties of Owner Trustee
                    _____________________________________

     SECTION  6.01.     General Authority.   The Owner  Trustee is authorized
                        _________________
and directed to execute and deliver the Basic Documents for each Series to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents of a Series to which the Trust is to be a party and any amendment or other agreement or instrument described in Section 3.10, in each case, in such form as the Company for the related Series shall approve, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents of each Series. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents for each Series.

     SECTION  6.02.     General Duties.   It shall  be the duty  of the Owner
                        ______________
Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement, each Supplement and the Basic Documents for each Series to which the Trust is a party and to administer the Trust in the interest of the Owners, subject to the Basic Documents for each Series and in accordance with the provisions of this Agreement and each Supplement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under a Supplement and the Basic Documents for each Series to the extent the Administrator has agreed in the Administration Agreement for the related Series to perform any act or to discharge any duty of the Owner Trustee hereunder or under such Supplement and any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement for the related Series.

     SECTION  6.03.     Action upon Instruction.  (a)  Subject to  Article IV
                        _______________________
and in accordance with the terms of the Basic Documents of a Series and the related Supplement, the Owners of such Series may by written instruction direct the Owner Trustee in the management of the related Subdivision. Such direction may be exercised at any time by written instruction of the Owners pursuant to Article IV.

     (b) The Owner Trustee shall not be required to take any action hereunder or under any Supplement or related Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of such Supplement or Basic Document or is otherwise contrary to law.

     (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Supplement or related Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Owners of the related Series requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of such Owners received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement, the related Supplement, or the related Basic Documents, as it shall deem to be in the best interests of the Owners of such Series, and shall have no liability to any Person for such action or inaction.

     (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Supplement or related Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or a Supplement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owners of the related Series requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the related Supplement and Basic Documents, as it shall deem to be in the best interests of the Owners of the related Series, and shall have no liability to any Person for such action or inaction.

     SECTION  6.04.     No Duties Except as Specified in this Agreement or in
                        _____________________________________________________
Instructions.  The  Owner Trustee shall  not have any  duty or obligation  to
____________
manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Series Owner Trust Estate of any Series, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby or by any Supplement to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or such Supplement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement, any Supplement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or any Subdivision or to record this Agreement, any Supplement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of any Series Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of such Series Owner Trust Estate.

     SECTION  6.05.     No  Action  Except   Under  Specified   Documents  or
                        _____________________________________________________
Instructions.   The  Owner  Trustee  shall not  manage,  control, use,  sell,
____________
dispose of or otherwise deal with any part of Series Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement or the related Supplement, (ii) in accordance with the related Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

     SECTION  6.06.     Restrictions.  The  Owner Trustee shall not  take any
                        ____________
action (a) that is inconsistent with the  purposes of the Trust set forth  in
Section 2.03 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust or any Subdivision becoming taxable as a corporation for federal income tax purposes. The Owners shall not direct the Owner Trustee to take action that would violate the provisions of this Section.


                                 ARTICLE VII

                           Concerning Owner Trustee
                           ________________________

     SECTION  7.01.     Acceptance of Trusts  and Duties.  The  Owner Trustee
                        ________________________________
accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement and each Supplement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of any Series Owner Trust Estate upon the terms of this Agreement and the related Supplement and Basic Documents. The Owner Trustee shall not be answerable or accountable hereunder or under the related Supplement and the related Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

     (a) The Owner Trustee shall not be liable for any error of judgment made in good faith by the Owner Trustee;

     (b) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Owner;

     (c) No provision of this Agreement, any Supplement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Supplement or any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (d) Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes of any Series;

     (e) The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or any Supplement or for the due execution hereof by the Depositor or the Company or for the form, character, genuineness, sufficiency, value or validity of any Series Owner Trust Estate, or for or in respect of the validity or sufficiency of any Basic Documents, other than the certificate of authentication on the Trust Certificates of any Series, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Owner, other than as expressly provided for herein or expressly agreed to in the related Basic Documents;

     (f) The Owner Trustee shall not be liable for the default or misconduct of the Administrator, CFC, as Seller or Depositor, the Company, the Indenture Trustee or the Servicer of any Series under any of the related Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement, any Supplement or any Basic Documents that are required to be performed by the Administrator under the related Administration Agreement, the Indenture Trustee under the related Indenture or the Servicer or CFC, as Depositor or as Seller, under the related Sale and Servicing Agreement; and

     (g) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Supplement, or to institute, conduct or defend any litigation under this Agreement or any Supplement or otherwise or in relation to this Agreement, any Supplement or any Basic Document, at the request, order or direction of any of the Owners, unless such Owners have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement, any Supplement or any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

     SECTION  7.02.     Furnishing  of Documents.    The Owner  Trustee shall
                        ________________________
furnish to the Owners of a Series, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents for such Series.

     SECTION  7.03.     Representations and  Warranties.   The Owner  Trustee
                        _______________________________
hereby represents and warrants, as of the date on which this Agreement is executed and delivered and as of each date on which a Supplement is executed and delivered, to the Depositor and the Company and for the benefit of the Owners that:

     (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and such Supplement.

     (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and such Supplement, and this Agreement and such Supplement have been executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement and such Supplement on its behalf.

     (c) Neither the execution or the delivery by it of this Agreement and such Supplement, nor the consummation by it of the transactions contemplated hereby or thereby, nor compliance by it with any of the terms or provisions hereof or thereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

     SECTION  7.04.     Reliance; Advice of Counsel.  (a)  The Owner  Trustee
                        ___________________________
shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement, any Supplement or any Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement, any Supplement or any Basic Document.

     SECTION  7.05.     Not  Acting  in  Individual  Capacity.     Except  as
                        _____________________________________
provided in this Article VII, in accepting the trusts hereby created _____________________________ acts solely as Owner Trustee hereunder and under each Supplement and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the applicable Series Owner Trust Estate for payment or satisfaction thereof.

     SECTION  7.06.     Owner Trustee  Not Liable  for Trust  Certificates or
                        _____________________________________________________
Receivables.   The recitals  contained herein and  in any Supplement  and the
___________
related Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) shall be taken as the statements of the Depositor and the Company, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Supplement or any Basic Document or of the Trust Certificates of any Series (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) or the Notes of any series, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of any Series Owner Trust Estate or its ability to generate the payments to be distributed to the related Certificateholders under this Agreement or the related Supplement or the Noteholders under the Indenture for the related Series, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor, the Company or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Administrator, the Indenture Trustee or the Servicer for any Series or any subservicer taken in the name of the Owner Trustee.

     SECTION  7.07.     Owner Trustee  May Own Trust  Certificates and Notes.
                        ____________________________________________________
The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Company, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

     SECTION  7.08.     Pennsylvania   Motor   Vehicle   Sales  Finance   Act
                        _____________________________________________________
Licenses.  The Owner Trustee, in its individual capacity, shall use  its best
________
efforts to maintain, and the Owner Trustee, as Owner Trustee, shall cause the Trust to use its best efforts to maintain, the effectiveness of all licenses required under the Pennsylvania Motor Vehicle Sales Finance Act in connection with this Agreement, each Supplement and the Basic Documents and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof.


                                 ARTICLE VIII

                        Compensation of Owner Trustee
                        _____________________________

     SECTION  8.01.     Owner Trustee's Fees and Expenses.  The Owner Trustee
                        _________________________________
shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder and under each Supplement, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

     SECTION  8.02.     Indemnification.   The Depositor  shall be liable  as
                        _______________
primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, any Supplement, any Basic Documents, any Series Owner Trust Estate, the administration of any Series Owner Trust Estate or the action or inaction of the Owner Trustee hereunder or under any Supplement, except only that the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement or any Supplement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

     SECTION  8.03.     Payments to  Owner Trustee.  Any  amounts paid to the
                        __________________________
Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of any Series Owner Trust Estate immediately after such payment.


                                  ARTICLE IX

                Dissolution and Termination of Trust Agreement
                ______________________________________________

     SECTION  9.01.     Dissolution  of  the Trust  and Termination  of Trust
                        _____________________________________________________
Agreement.  (a)  This Agreement (other than Article VIII) and the Trust shall
_________
terminate and be of no further force or effect upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of each Series Owner Trust Estate in accordance with the terms of the related Supplement, Indenture, Sale and Servicing Agreement and Article V. The bankruptcy, liquidation, dissolution, death or incapacity of any Owner shall not
(x) operate to terminate this Agreement, the Trust or the related Supplement or Subdivision or (y) entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or such Series Owner Trust Estate or Subdivision or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b) Except as provided in Section 9.01(a), none of the Depositor, the Company or any Owner shall be entitled to revoke or terminate the Trust or any Subdivision.

     (c) Notice of any dissolution and termination of the Trust, specifying the Distribution Date upon which Certificateholders of each Series then outstanding shall surrender their Trust Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to such Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to each related Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of such Trust Certificates shall be made upon presentation and surrender of such Trust Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of such Trust Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to such Certificateholders. Upon presentation and surrender of such Trust Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.02.

     In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable escheat laws, any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Company for the related Series.

     (d) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.



                                  ARTICLE X

            Successor Owner Trustees and Additional Owner Trustees
            ______________________________________________________

     SECTION  10.01.    Eligibility  Requirements for  Owner  Trustee.    The
                        _____________________________________________
Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least
$50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) time deposits that are rated at least A-1 by Standard & Poor's and P-1 by Moody's. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

     SECTION  10.02.    Resignation or Removal  of Owner Trustee.   The Owner
                        ________________________________________
Trustee may  at any  time resign  and be  discharged from  the trusts  hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

     If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

     SECTION  10.03.    Successor Owner Trustee.  Any successor Owner Trustee
                        _______________________
appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

     No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to all Certificateholders, each Indenture Trustee, the Noteholders of each Series and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

     SECTION  10.04.    Merger  or  Consolidation  of  Owner  Trustee.    Any
                        _____________________________________________
corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such corporation shall be eligible pursuant
                __________
to Section 10.01  and, provided, further,  that the Owner Trustee  shall mail
                       __________________
notice of such merger or consolidation to the Rating Agencies.

     SECTION  10.05.    Appointment  of   Co-Trustee  or   Separate  Trustee.
                        ____________________________________________________
Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of any Series Owner Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of any Series Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to
Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     (a) All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to any Series Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

     (b) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement or any Supplement; and

     (c) The Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

     Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement or the related Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.


                                  ARTICLE XI

                                Miscellaneous
                                _____________

     SECTION  11.01.    Supplements and Amendments.   This Agreement  and any
                        __________________________
Supplement may be amended by the Depositor, the applicable Company and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders of any Series, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders of any Series; provided, however, that such action shall not, as evidenced by an Opinion of
__________________
Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

     This Agreement and any Supplement may also be amended from time to time by the Depositor, the Company and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the Holders (as defined in the related Indenture) of Notes evidencing not less than a majority of the Outstanding Amount of the Notes of each Series adversely affected thereby and the consent of the Holders of Trust Certificates evidencing not less than a majority of the Percentage Interests evidenced by the Trust Certificates of each Series adversely affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall
                            ___________________
(a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables of a Series or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders of a Series or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes of a Series or of the Percentage Interests evidenced by the Trust Certificates of a Series required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Trust Certificates of a Series.

     Promptly after the execution of any such amendment or consent in respect of a Series, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder of such Series, the Indenture Trustee of such Series and each of the Rating Agencies.

     It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement, any Supplement or any Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

     Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

     Prior to the execution of any amendment to this Agreement, any Supplement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, duties or immunities under this Agreement, any Supplement or otherwise.

     In connection with the execution of any amendment to this Trust Agreement, any Supplement or any amendment of any other agreement to which the Issuer is a party, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the related Basic Documents and that all conditions precedent in such Basic Documents for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satisfied.

     SECTION  11.02.    No Legal Title to  any Series Owner  Trust Estate  in
                        _____________________________________________________
Owners.  The  Owners shall not  have legal title  to any part  of any  Series
______
Owner Trust Estate. The Owners shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX and the related Supplement. No transfer, by operation of law or otherwise, of any right, title or interest of the Owners of a Series to and in their ownership interest in the related Series Owner Trust Estate shall operate to terminate this Agreement or the related Supplement or the trusts hereunder or thereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of such Series Owner Trust Estate.

     SECTION  11.03.    Limitations  on Rights of Others.  Subject to Section
                        ________________________________
2.10 the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Company, the Owners, the Administrator and, to the extent expressly provided herein, each Indenture Trustee and the Noteholders of each Series, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in any Series Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION  11.04.    Notices.   (a)  Unless otherwise  expressly specified
                        _______
or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to Chrysler Financial Corporation, 27777 Franklin Road, Southfield, Michigan 48034, Attention of Assistant Secretary; if to the Company, addressed to Premier Receivables L.L.C., 27777 Franklin Road, Southfield, Michigan 48034, Attention of Assistant Secretary; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the related Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     SECTION  11.05.    Severability.   Any provision of  this Agreement that
                        ____________
is  prohibited  or  unenforceable  in  any jurisdiction  shall,  as  to  such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION  11.06.    Separate   Counterparts.    This  Agreement   may  be
                        _______________________
executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION  11.07.    Successors and Assigns.  All covenants and agreements
                        ______________________
contained herein shall be binding upon, and inure to the benefit of, each of the Depositor, the Company and its permitted assignees, the Owner Trustee and its successors and each Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

     SECTION  11.08.    Covenants   of  Company.    In  the  event  that  any
                        _______________________
litigation with claims in excess of $1,000,000 to which the Company is a party which shall be reasonably likely to result in a material judgment against the Company that the Company will not be able to satisfy shall be commenced by an Owner, during the period beginning nine months following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against the Company, such judgment has been satisfied), the Company shall not make any distribution on or in respect of its membership interests to any of its members, or repay the principal amount of any indebtedness of the Company held by CFC, unless (i) after giving effect to such distribution or repayment, the Company's liquid assets shall not be less than the amount of actual damages claimed in such litigation or (ii) the Rating Agency Condition shall have been satisfied with respect to any such distribution or repayment. The Company will not at any time institute against the Trust any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

     SECTION  11.09.    No Petition.   The  Owner Trustee,  by entering  into
                        ___________
this Agreement, each Certificateholder, by accepting a Trust Certificate, and the Indenture Trustee of each Series and each Noteholder of each Series, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Company or the Trust, or join in any institution against the Company or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates of any Series, the Notes of any Series, this Agreement or any of the Basic Documents for any Series.

     SECTION  11.10.    No Recourse.   Each Certificateholder by  accepting a
                        ___________
Trust Certificate acknowledges that such Certificateholder's Trust Certificates represent beneficial interests in the related Subdivision only and do not represent interests in or obligations of the Depositor, the Servicer, the Company, the Administrator, the Owner Trustee, the Indenture Trustee of any Series or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement and the related Supplement, the related Trust Certificates or the related Basic Documents.

     SECTION  11.11.    Headings.  The  headings of the various  Articles and
                        ________
Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION  11.12.    GOVERNING  LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                        ______________
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION  11.13.    Trust  Certificate  Transfer  Restrictions.    Unless
                        __________________________________________
otherwise specified in any Supplement, the Trust Certificates of any Series may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or
(iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding a Trust Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

     SECTION  11.14.    Depositor Payment Obligation.  The Depositor shall be
                        ____________________________
responsible for payment of the Administrator's fees under the Administration Agreement for any Series and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder. In addition, the Depositor shall be responsible for the payment of all fees and expenses of the Trust, the Owner Trustee and the Indenture Trustee for each Series paid by any of them in connection with any of their obligations under the related Basic Documents to obtain or maintain any required license under the Pennsylvania Motor Vehicle Sales Finance Act.




     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                               CHRYSLER FINANCIAL CORPORATION, as Depositor



                               By:
                                   __________________________________________
                                   Name:
                                   Title:



                               [__________________________]

                               By:




                               By:
                                   __________________________________________

                                   Name:
                                   Title:



                               [______________________________]
                               not in its individual capacity but solely as Owner Trustee



                               By:
                                   __________________________________________
                                   Name:
                                   Title:







                                                                  EXHIBIT A

                          Form of Trust Certificate
                          _________________________


THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS SET FORTH IN
SECTION 3.04 OF THE TRUST AGREEMENT UNDER WHICH THIS CERTIFICATE IS ISSUED (A COPY OF WHICH TRUST AGREEMENT IS AVAILABLE FROM THE OWNER TRUSTEE OR UPON REQUEST), INCLUDING RECEIPT BY THE OWNER TRUSTEE OF AN INVESTMENT LETTER IN WHICH THE TRANSFEREE MAKES CERTAIN REPRESENTATIONS.


NUMBER                                                             Percentage
R-__                                                       Interest: _______%


                   PREMIER AUTO TRUST 199_-_, Series 199_-_

                   ASSET BACKED CERTIFICATE, Series 199_-_

evidencing a fractional undivided interest in the Subdivision of the Trust for Series 199_-_, as defined below, the property of which includes a pool of retail installment sale contracts and the Amortizing Payments on the Fixed
Value Receivables (each, as defined herein) secured by new and used automobiles and light duty trucks.

(This Trust Certificate does not represent an interest in or obligation of Chrysler Financial Corporation or any of its affiliates, except to the extent described below.)

     THIS CERTIFIES THAT _______________________________ is the registered owner of a ________________ PERCENT nonassessable, fully-paid, undivided percentage interest in the Subdivision for Series 199_-_ of Premier Auto Trust 199_-_ (the "Trust"), formed by Chrysler Financial Corporation, a Michigan corporation (the "Depositor"), and [Premier Receivables L.L.C., a Michigan limited liability company] (the "Company").


                OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.

_____________________________,        _____________________________,
as Owner Trustee                      or        as Owner Trustee

                                      by:  ________________________,
                                                  as Authenticating Agent

by:
    ____________________________________________
     Authorized Signatory
                                           by:
                                            _________________________________
                                               Authorized Signatory










     The Trust was created pursuant to a Trust Agreement dated as of ________ __, 199_, as amended and restated by an Amended and Restated Trust Agreement dated as of ________, 199_ (as so amended and restated and further amended or supplemented from time to time, the "Trust Agreement"), among the Depositor, the Company and ____________________, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. The Subdivision for Series 199_-_ of the Trust (the "Series 199_-_ Subdivision") was created pursuant to the Supplement (the "Series 199_-_ Supplement") dated ___________, 199_-_ to the Trust Agreement. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement, the Series 199_-_ Supplement or the Sale and Servicing Agreement dated as of _______, 199_ (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), between the Trust and the Depositor, as seller and as servicer (in such capacity, the "Servicer"), as applicable.

     This Certificate is one of the duly authorized certificates designated as "Asset Backed Certificates, Series 199_-_" (herein called the "Series 199_-_ Trust Certificates"). Also issued under an Indenture dated as of _______, 199_ (the "Indenture"), between the Trust and The First National Bank of Chicago, as indenture trustee, are the five classes of Notes designated as "Class A-1 ____% Asset Backed Notes," "Class A-2 ____% Asset Backed Notes," "Class A-3 ____% Asset Backed Notes," "Class A-4 ____% Asset Backed Notes" and "Class B ____% Asset Backed Notes" (collectively, the "Series 199_-_ Notes"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Series 199_-_ Trust Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. The property of the Series 199_-_ Subdivision consists of a pool of retail installment sale contracts for new and used automobiles and light duty trucks and the Amortizing Payments on the Fixed Value Receivables (collectively, the "Receivables"), all monies received on or after ________ __, 1997, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement, the Series 199_-_ Supplement and the Sale and Servicing Agreement and all proceeds of the foregoing. The term "Fixed Value Receivables" shall mean retail sale contracts secured by new automobiles or light duty trucks with a series of fixed level payment monthly installments (the "Amortizing Payments") and a final fixed value payment that is greater than each Amortizing Payment. Distributions, if any, in respect of this Series 199_-_ Trust Certificate will be made pursuant to
Section 5.02 of the Trust Agreement.

     It is the intent of the Depositor, the Company, the Servicer and the Certificateholder that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Series 199_-_ Subdivision will be treated as a security arrangement for the issuance of debt by the sole Certificateholder. The Company, by acceptance of the Series 199_-_ Trust Certificates, agrees to treat, and to take no action inconsistent with the above treatment for so long as the Company is the sole Owner.

     Solely in the event the Series 199_-_ Trust Certificates are held by more than a single Owner, it is the intent of the Depositor, the Company, the Servicer and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Series 199_-_ Subdivision will be treated as a partnership and the Certificateholders (including the Company) will be treated as partners in the partnership. The Company and the other Certificateholders, by acceptance of a Series _-_ Trust Certificate, agree to treat, and to take no action inconsistent with the Treatment of, the Series _-_ Trust Certificates for such tax purposes as partnership interests in the Trust.

     Each Certificateholder, by its acceptance of a Trust Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Company, or join in any institution against the Company of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Series _-_ Trust Certificates, the Series _-_ Notes, the Trust Agreement or any of the Basic Documents.

     The holders of the Series 199_ Trust Certificates shall not have legal title to any part of the Series Owner Trust Estate of any other Series of Trust Certificates.

     Distributions on this Series 199_-_ Trust Certificate will be made as provided in the Trust Agreement and the Series 199_-_ Supplement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Series 199_-_ Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and the Series 199_-_ Supplement and notwithstanding the above, the final distribution on this Series 199_-_ Trust Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Series 199_-_ Trust Certificate at the office or agency maintained for that purpose by the Owner Trustee in the Borough of Manhattan, The City of New York.

     Reference is hereby made to the further provisions of this Series 199_-_ Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Series 199_-_ Trust Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement, the Series 199_-_ Supplement or the Sale and Servicing Agreement or be valid for any purpose.

     THIS SERIES 199_-_ TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Series 199_-_ Trust Certificate to be duly executed.

                               PREMIER AUTO TRUST 199_-_

                               By:__________________________________________
                                  Not  in  its individual  capacity
                                  but solely as Owner Trustee


Dated:                         By:________________________________
                                   Authorized Signatory










                 [REVERSE OF SERIES 199_-_ TRUST CERTIFICATE]


     The Series 199_-_ Trust Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Company, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement, the Series 199_-_ Supplement or the Basic Documents. In addition, this Series 199_-_ Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement, the Trust Agreement and the Series 199_-_ Supplement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and of the Series 199_-_ Supplement and the modification of the rights and obligations of the Depositor and the Company and the rights of the Certificateholders under the Trust Agreement and the Series 199_-_ Supplement at any time by the Depositor, the Company and the Owner Trustee with the consent of the Holders of the Series 199_-_ Trust Certificates and the Series 199_-_ Notes, each voting as a class, evidencing not less than a majority of the Percentage Interests evidenced by the outstanding Series 199_-_ Trust Certificates or a majority of the outstanding principal balance of the Series 199_-_ Notes of each class. Any such consent by the Holder of this Series 199_-_ Trust Certificate shall be conclusive and binding on such Holder and on all future Holders of this Series 199_-_ Trust Certificate and of any Series 199_-_ Trust Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Series 199_-_ Trust Certificate. The Trust Agreement also permits the amendment thereof, and of the Series 199_-_ Supplement, in certain limited circumstances, without the consent of the Holders of any of the Series 199_-_ Trust Certificates.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Series 199_-_ Trust Certificate is registerable in the Certificate Register upon surrender of this Series 199_-_ Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Series 199_-_ Trust Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is ________________________, New York, New York.

     Except as provided in the Trust Agreement and the Series 199_-_ Supplement, the Series 199_-_ Trust Certificates are issuable only as registered Trust Certificates. As provided in the Trust Agreement and subject to certain limitations therein set forth, Series 199_-_ Trust Certificates are exchangeable for new Series 199_-_ Trust Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Trust Agreement as they related to the Series 1997 _-_ Subdivision shall terminate upon the payment to Series 199_-_ Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement, the Series 199_-_ Supplement and the Sale and Servicing Agreement and the disposition of all property held as part of the Series Owner Trust Estate. The Servicer of the Receivables may at its option purchase the Series Owner Trust Estate at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Trust Certificates; provided, however, such right of purchase is exercisable only
              _________________
as of the last day of any Collection Period as of which the Series 199_-_ Pool Balance is less than or equal to 10% of the Series 199_-_ Original Pool Balance.

     The Series 199_-_ Trust Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in
Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Trust Certificates (each, a "Benefit Plan"). By accepting and holding this Series 199_-_ Trust Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.




                              ASSIGNMENT


     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE




_____________________________________________________________________________
    (Please print or type name and address, including postal zip code, of assignee)

the  within  Trust  Certificate,  and   all  rights  thereunder,  and  hereby

irrevocably constitutes and appoints                              , attorney,
                                     _____________________________

to transfer said Trust Certificate on the books of the Certificate Registrar,

with full power of substitution in the premises.




Dated:

                        ___________________________________________*/
                                Signature Guaranteed:


                                 ____________________________*/


_________________

  */ NOTICE:  The signature to this assignment must correspond  with the name of the registered owner as it appears on the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.





                                                                    EXHIBIT B

          Form of Certificate of Trust of Premier Auto Trust 199_-_
          _________________________________________________________


          THIS Certificate  of  Trust  of  Premier  Auto  Trust  199_-_  (the

"Trust"),  dated ___________,  199_,  is  being duly  executed  and filed  by

_____________________________, a Delaware banking corporation, as trustee, to form a business  trust under the Delaware Business Trust Act (12 Del. Code,
                                                                 _________

3801 et seq.).
     _______

          1.   Name.  The name of the business trust formed hereby is PREMIER
               ____

AUTO TRUST 199_-_.

          2.   Delaware  Trustee.   The  name  and  business address  of  the
               _________________

trustee    of    the    Trust    in     the    State    of    Delaware     is

_____________________________,  Attention:  Corporate Trustee  Administration

Department.

          3.   Series  Trust.   The Trust  shall be  a series  trust  and the
               _____________

debts,  liabilities, obligations  and expenses  incurred,  contracted for  or otherwise existing with  respect to a particular series  shall be enforceable against  the assets of  such series only,  and not against the  assets of the

Trust generally.

          4.  Effective  Date.  This Certificate  of Trust shall be effective
              _______________

upon its filing with the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee  of the

Trust, has executed  this Certificate  of Trust  as of the  date first  above written.



                             _______________________________________________
                               not in its individual capacity but solely as owner trustee under the Trust Agreement dated as of ____________, 199_-_


                               By:
                                    _________________________________________
                                    Name:
                                    Title:






                                                             EXHIBIT C


                        FORM OF TRANSFEROR CERTIFICATE


                   [DATE]


[Seller]
[Seller Address]
[Owner Trustee]
[Owner Trustee Address]

     Re: Premier Auto Trust 199_-_
         Asset Backed Certificates, Series 199_-_
         ________________________________________

Ladies and Gentlemen:

  In connection with our disposition of the above-referenced Asset Backed Certificates Series 199_-_ (the "Series 199_-_ Certificates") we certify that
(a) we understand that the Series 199_-_ Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being transferred by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Series 199_-_ Certificates to, or solicited offers to buy any Series 199_-_Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.

                   Very truly yours,

                   [NAME OF TRANSFEROR]



                   By:
                       __________________________________
                      Authorized Officer






                                                                    EXHIBIT D
                          FORM OF INVESTMENT LETTER

                   [DATE]

[Seller]
[Seller Address]
[Owner Trustee]
[Owner Trustee Address]

     Re: Premier Auto Trust 199_-_
       Asset Backed Certificates Series 199_-_

Ladies and Gentlemen:

  In connection with our acquisition of the above-referenced Asset Backed Certificates, Series 199_-_ (the "Series 199_-_ Certificates") we certify that (a) we understand that the Series 199_-_ Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws,
(b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Series 199_-_ Certificates, (c) we have had the opportunity to ask questions of and receive answers from the seller concerning the purchase of the Series 199_-_ Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Series 199_-_ Certificates, (d) we are acquiring the Series 199_-_ Certificates for investment for our own account and not with a view to any distribution of such Series 199_-_ Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Series 199_-_ Certificates in accordance with clause (f) below), (e) we have not offered or sold any Series 199_-_ Certificates to, or solicited offers to buy any Series 199_-_ Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action that would result in a violation of Section 5 of the Act or any state securities laws and (f) we will not sell, transfer or otherwise dispose of any Series 199_-_ Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act and in compliance with any relevant state securities laws or is exempt from such registration requirements and, if requested, we will at our expense provide an Opinion of Counsel satisfactory to the addresses of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Series 199_-_ Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Amended and Restated Trust dated as of _______, 199_, between Chrysler Financial Corporation, as Depositor, Premier Receivables L.L.C. and Chase Manhattan Bank Delaware, as Owner Trustee and the Series 199_-_ Series Supplement thereto dated as of ________________, 199_-_.

                 Very truly yours,

                 [NAME OF TRANSFEREE]



                  By:
                   ____________________________________
                   Authorized Officer






                                                                    EXHIBIT E

                           FORM OF RULE 144A LETTER


                   [DATE]

[Seller]
[Seller Address]
[Owner Trustee]
[Owner Trustee Address]

     Re: Premier Auto Trust 199_-_
       Asset Backed Certificates, Series 199_-_
       ________________________________________

Ladies and Gentlemen:

  In connection with our acquisition of the above-referenced Asset Backed Certificates, Series 199_-_ (the "Series 199_-_ Certificates") we certify that (a) we understand that the Series 199_-_ Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws,
(b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Series 199_-_ Certificates, (c) we have had the opportunity to ask questions of and receive answers from the seller concerning the purchase of the Series 199_-_ Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Series 199_-_ Certificates, (d) we have not, nor has anyone acting on our behalf, offered, transferred, pledged, sold or otherwise disposed of the Series 199_-_ Certificates or any interest in the Series 199_-_ Certificates, or solicited any offer to buy, transfer, pledge or otherwise dispose of the Series 199_-_ Certificates or any interest in the Series 199_-_ Certificates from any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Series 199_-_ Certificates under the Act or that would render the disposition of the Series 199_-_ Certificates a violation of Section 5 of the Act or any state securities laws or require registration pursuant thereto, and we will not act, or authorize any person to act, in such manner with respect to the Series 199_-_ Certificates, and
(e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Series 199_-_ Certificates for our own account or for resale pursuant to Rule 144A and understand that such Series 199_-_ Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (ii) pursuant to another exemption from registration under the Act.

                   Very truly yours,

                   [NAME OF TRANSFEREE]




                   By:
                       __________________________________
                      Authorized Officer






                                                                    EXHIBIT F


                              FORM OF SUPPLEMENT


     SERIES 199_-_ SUPPLEMENT, dated as of ____________, 199_ (this "Series Supplement") among CHRYSLER FINANCIAL CORPORATION, a Michigan corporation, as Depositor (the "Depositor"), ______________, a ____________ (the "Company")
and _____________, a Delaware banking corporation, as Owner Trustee (the "Owner Trustee") is made pursuant to the Amended and Restated Trust Agreement dated as of ____________, 199_ (as amended or supplemented from time to time, the "Trust Agreement") among the Depositor, the Company and the Owner Trustee.

     The Trust Agreement provides, among other things, that the parties thereto may from time to time enter into a supplement to the Trust Agreement to provide for the issuance by Trust of one or more Series of Notes and/or Trust Certificates.

     Pursuant to this Series Supplement, the Trust shall create a new series of Trust Certificates and authorize the issuance of a new Series of Notes.

     SECTION 1.  Designation of Series 199_-_ Trust Certificates.  There
                 -----------------------------------------------
is hereby created a Series of Trust Certificates to be issued under the Trust Agreement and this Series Supplement that shall be known as the "Series 199_- _ Trust Certificates."

     SECTION 2.1.  Conflicts; Definitions.  In the event that any term or
                   ----------------------
provision contained herein shall conflict with or be inconsistent with any provision contained in the Trust Agreement, the terms and provisions of this Series Supplement shall govern with respect to the Series 199_-_ Trust Certificates. Each capitalized term defined herein shall relate only to the Series 199_-_ Trust Certificates and no other Series of Trust Certificates issued by the Trust.

     "Administration Agreement" shall mean the Administration Agreement
      ------------------------
dated as of ______________, 199_ among the Trust, the Indenture Trustee and CFC, as Administrator.

     "Administrator" shall mean CFC and its successors as Administrator
      -------------
pursuant to the terms of the Administration Agreement.

     "Company" shall mean ________, a __________ and any successor in
      -------
interest.

     "Series 199_ Note Depository Agreement" shall mean the Agreement
      -------------------------------------
dated as of _______, 199_ among the Trust, the Indenture Trustee, the Administrator and The Depository Trust Company, as the initial Clearing Agency, relating to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, as the same may be amended and supplemented from time to time.

     "Series 199_ Indenture" shall mean the Indenture dated __________,
      ---------------------
199_ between the Trust and ____________, as Indenture Trustee.

     "Series 199_ Owner Trust Estate" shall mean all right, title and
      ------------------------------
interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Series 199_ Trust Accounts and the Series 199_ Certificate Distribution Account and all other property of the Trust allocated to the Series 199_ Subdivision from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement.

     "Series 199_ Sale and Servicing Agreement" shall mean the Sale and
      ----------------------------------------
Servicing Agreement dated as of ________, 199_, between the Trust, as issuer, and the Depositor, as seller and servicer, as the same may be amended or supplemented from time to time.

     SECTION 2.2.  Other Definitional Provisions. (a) Capitalized terms
                   -----------------------------
used   and not otherwise defined herein have the meanings assigned to them in the Trust Agreement and the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

     (b) All terms defined in this Series Supplement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (c) As used in this Series Supplement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Series Supplement or in any such certificate or other document, and accounting terms partly defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Series Supplement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provisions of this Series Supplement; and the term "including" and its variants shall mean "including without limitation".

     (e) The definitions contained in this Series Supplement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplements and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

     SECTION 3.  Creation of Series 199_ Subdivision.  There is hereby
                 -----------------------------------
created a Subdivision of the Trust for Series 199_ (the "Series 199_ Subdivision"). The Series 199_ Owner Trust Estate shall be the only assets of the Series 199_ Subdivision.

     Separate and distinct records (including tax records) shall be maintained for the Series 199_ Trust Certificates, the Series 199_ Subdivision and the Series 199_ Owner Trust Estate, and the Series 199_ Owner Trust Estate shall be maintained and accounted for separately from the Series Owner Trust Estate of any other Series. The Series 199_ Owner Trust Estate shall not be subject to claims, debts, liabilities, expenses or obligations arising from or with respect to any other Series or the Trust generally. The debts, obligations and expenses incurred, contracted for or otherwise existing with respect to the Series 199_ Subdivision shall be enforceable against the Series 199_ Owner Trust Estate only and not against the assets of the Trust generally or any other Series. The statutory provisions of Section 3804 of the Business Trust Statute relating to limitations on inter-series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate Trust) are applicable to the Trust and each Series of Trust Certificates.

     Neither the Depositor, the Company nor any Holder of a Series 199_ Trust Certificate shall direct the Owner Trustee to (i) take any action that would cause the Series 199_ Owner Trust Estate to be substantively consolidated into any other Series Owner Trust Estate of any other Series such that it will have its separate existence disregarded in the event of any insolvency event with respect to any Certificateholder of such Series, the Trust or another Series, (ii) to commingle any of the Series 199_ Owner Trust Estate with the Series Owner Trust Estate of any other Series, (iii) to maintain the financial and accounting books and records and statements of the Series 199_ Subdivision, if any, in a manner such that they cannot be separated from those of any other Series, (iv) to take any action that would cause (a) the funds and other assets of the Series 199_ Subdivision, if any, not be identifiable or the bank accounts, records and books of account, if any, of the Series 199_ Subdivision, not to be inseparable from those of any other Subdivision and (b) the Trust to pay, other than from assets of the Series 199_ Subdivision, any obligations or indebtedness of any kind incurred by the Series 199_ Subdivision and payable by the Trust pursuant to this Series Supplement, (v) to maintain the assets and liabilities of the Series 199_ Subdivision so that they are not readily ascertainable from those of any other Subdivision and subject to segregation without requiring substantial time or expense to effect and account for such segregated assets and liabilities, (vi) to take any actions with respect to the Series 199_
Subdivision except in its capacity as Owner Trustee in respect of such Subdivision. The Administrator shall have the right to take any action on behalf of the Trust to enforce the foregoing provisions of this Series Supplement for the benefit of the Trust and of the Series 199_ Subdivision.

     SECTION 3.  Issuance of Series 199_ Trust Certificates.  The Owner
                 ------------------------------------------
Trustee shall  execute, authenticate  and deliver to  the Company  the Series
199_  Trust  Certificates  in  accordance   with  Article III  of  the  Trust
Agreement.

     SECTION 4.  Series 199_ Basic Documents.  The Owner Trustee shall
                 ---------------------------
cause the Trust to execute and deliver  the Series 199_ Indenture, the Series
199_  Notes,  the  Sale  and  Servicing  Agreement  and   the  Administration
Agreement.  The Trust shall perform its obligations under such agreements.

     SECTION 5.  Application of Series 199_ Subdivision Funds.  The Owner
                 --------------------------------------------
Trustee shall establish the Series 199_ Certificate Distribution Account in accordance with Section 5.01 of the Trust Agreement. The Owner Trustee shall distribute the funds deposited into the Series 199_ Certificate Distribution Account pursuant to the Sale and Servicing Agreement to the Series 199_ Certificateholders in accordance with Section 5.02 on each Distribution Date.

     SECTION 6.  Ratification of Trust Agreement.  As supplemented by this
                 -------------------------------
Series Supplement, the Trust Agreement is in all respects ratified and confirmed and the Trust Agreement as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

     SECTION 7.  Counterparts.  This Series Supplement may be executed in
                 ------------
any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     SECTION 8.  GOVERNING LAW.  THIS SERIES SUPPLEMENT SHALL BE CONSTRUED
                 -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Series
Supplement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

     CHRYSLER FINANCIAL CORPORATION,
     as Depositor



     By:____________________________
          Name:
          Title:


     (______________________________)

          By:



     By:____________________________
          Name:
          Title:


     (______________________________)
     not in its individual capacity by solely as Owner Trustee



     By:____________________________
          Name:
          Title:



                                                                  Exhibit 5.1

                        (Brown & Wood LLP Letterhead)

                         August 1, 1997


Chrysler Financial Corporation
27777 Franklin Road
Southfield, Michigan 48034


          Re:  Chrysler Financial Corporation
               Registration Statement on Form S-3
               (File No. 333-31093)
               ---------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel for you in connection with the Registration Statement on (File No. 333-31093) Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $8,000,000,000 aggregate principal amount of asset backed notes (the "Notes") and asset backed certificates ("Certificates" and, together with the Notes, the "Securities"). Each series of such Securities will be issued pursuant to (i) a separate pooling and servicing agreement (the "Pooling and Servicing Agreement"), among Chrysler Financial Corporation (the "Registrant") and a trustee to be identified in the prospectus supplement for such series of Securities, (ii) a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement, the Registrant and another entity named in such prospectus supplement and/or (iii) an indenture (the "Indenture") between the trust formed pursuant to the Trust
Agreement  and  the  indenture  trustee   named  in  the  related  prospectus
supplement.

     We have made such investigation of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Securities.

     Based on the foregoing, we are of the opinion that:

     (i) When each Pooling and Servicing Agreement and/or Indenture in respect of which we have participated has been duly authorized by all necessary corporate action and has been duly executed and delivered, it will constitute a valid and binding obligation of the Registrant enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and
subject,  as  to   enforceability,  to  general  principles  of   equity
(regardless of whether enforcement is sought in a proceeding in equity or at law); and

    (ii) When the issuance, execution and delivery of the Securities issued pursuant to a Pooling and Servicing Agreement or an Indenture in respect of which we have participated have been duly authorized by all necessary corporate action, and when such Securities have been duly executed and delivered and sold and paid for as described in the Registration Statement, such Securities will be legally and validly issued and the holders of such Securities will be entitled to the benefits provided by the Pooling and Servicing Agreement or the Indenture, as applicable, pursuant to which such Securities were issued.

     In rendering the foregoing opinions, we have assumed the accuracy and truthfulness of all public records regarding the Registrant and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrant acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that each such Pooling and Servicing Agreement and Indenture and the related Securities, as applicable, will be executed and delivered in substantially the form filed as exhibits to the Registration Statement with such changes acceptable to us, and that such Securities will be sold as described in the Registration Statement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                         Very truly yours,

                         Brown & Wood LLP


                                                                  Exhibit 5.2


                    (Richards, Layton & Finger letterhead)


                         August 1, 1997


Chrysler Financial Corporation
27777 Franklin Road
Southfield, Michigan 48034

     Re:  Chrysler Financial Corporation
          Registration Statement on Form S-3 (File No. 333-31093)
          -------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special Delaware counsel for Chrysler Financial Corporation (the "Registrant") in connection with the Registration Statement on Form S-3 (File No. 333-31093)(the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of up to $8,000,000,000 aggregate principal amount of asset backed notes (the "Notes") and asset backed certificates (the "Certificates" and together with the Notes, the "Securities"). Each series of such Securities may be issued pursuant to a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement, the Registrant and another entity named in such prospectus supplement. This opinion is being delivered to you at your request.

     For  purposes   of  giving  the  opinions  hereinafter  set  forth,  our
examination of documents has been limited to the examination of originals or copies of the following:

     (a) The form of Trust Agreement (including the form of Certificate of Trust
          (the "Certificate of Trust") attached as Exhibit B thereto); and

     (b)  The Registration Statement.

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, (ii) the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, and (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. When each Trust Agreement in respect of which we have participated as your counsel has been duly authorized by all necessary corporate action and has been duly executed and delivered, it will constitute a valid and binding obligation of the Registrant enforceable in accordance with its terms; and

     2. When the issuance, execution and delivery of the Certificates in respect of which we have participated as your counsel have been duly authorized by all necessary corporate action, and when such Certificates have been duly executed and delivered and sold as described in the Registration Statement, such Certificates will be legally and validly issued and the holders of such Certificates will be entitled to the benefits provided by the Trust Agreement pursuant to which such Certificates were issued.

     The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement, including this exhibit. Except as stated above, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.


                                        Very truly yours,

                                        Richards, Layton & Finger



                                                                  Exhibit 8.1




                        (Brown & Wood LLP Letterhead)





                         August 1, 1997



Chrysler Financial Corporation
27777 Franklin Road
Southfield, Michigan  48034

          Re:  Chrysler Financial Corporation
               Registration Statement on Form S-3
               (File No. 333-31093)
               ------------------------------------


Ladies and Gentlemen:

     We have acted as special federal tax counsel to the trusts referred to below in connection with the filing by Chrysler Financial Corporation, a Michigan corporation (the "Registrant"), of a Registration Statement (File No. 333-31093) on Form S-3 (such registration statement, together with the exhibits and any amendments thereto as of the date hereof, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") for the registration under the Act of asset backed notes (the "Notes") and asset backed certificates (the "Certificates") in an aggregate principal amount of up to $8,000,000,000. As described in the Registration Statement, the Notes and/or the Certificates will be issued from time to time in series, with each series being issued by a trust (each, a "Trust") to be formed by the Registrant pursuant to a Trust Agreement (each, a "Trust Agreement") among the Registrant, a wholly-owned subsidiary of the Registrant and an owner trustee, or a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") between the Registrant and a trustee. Each series may include one or more classes of Notes, which will be issued pursuant to an Indenture between the related Trust and an indenture trustee. Each series may include one or more classes of Certificates, which will be issued pursuant to a Trust Agreement or a Pooling and Servicing Agreement.

     We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the notes and the Certificates. This advice is summarized under the headings "Summary of Terms -- Tax Status" and "Certain Federal Income Tax Consequences" in the Prospectus and "Summary of Terms - "Tax Status" in the Prospectus Supplements, all a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as special federal tax counsel to the Trust) under the heading "Certain Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                         Very truly yours,


                         Brown & Wood LLP



                                                                 EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM T-1
                                  --------

                           STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)
                                                       -----


                     ---------------------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
             (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                 36-0899825
                                                (I.R.S. EMPLOYER
                                             IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS       60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)     (ZIP CODE)

                      THE FIRST NATIONAL BANK OF CHICAGO
                     ONE FIRST NATIONAL PLAZA, SUITE 0286
                        CHICAGO, ILLINOIS   60670-0286
                  ATTN:  STEVEN M. WAGNER  (312) 407-1819
          (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                    -----------------------------------


                         PREMIER AUTO TRUST _______
       (each trust that issues notes under the related prospectus and prospectus supplement)
             (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


       DELAWARE                                        APPLIED FOR
   (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

 C/O ___________________, AS OWNER TRUSTEE

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


                              ASSET BACKED NOTES
                          (TITLE OF INDENTURE SECURITIES)


ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          --------------------
          INFORMATION AS TO THE TRUSTEE:

          (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

               Comptroller  of Currency,  Washington,  D.C., Federal  Deposit
               Insurance  Corporation,   Washington,  D.C.,   The  Board   of
               Governors of the Federal Reserve System, Washington D.C.


          (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR IS AN AFFILIATE OF
          ------------------------------
          THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS
          -----------------
          STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6. The consent of the trustee required by Section 321(b) of the Act.

          7.   A  copy of  the  latest  report of  condition  of the  trustee
               published  pursuant  to   law  or  the  requirements   of  its
               supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


*EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).




     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 22nd day of July, 1997.


                         THE FIRST NATIONAL BANK OF CHICAGO,
                         TRUSTEE


                         BY:  /S/ STEVEN M. WAGNER
                              Steven M. Wagner
                              Vice President


                                  EXHIBIT 6



                     THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



                                                  July 22, 1997


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of one or more indentures between Premier Auto Trust 199__-__ and each other Premier Auto Trust 199__-__ that issues notes under the related prospectus and prospectus supplement and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                        Very truly yours,

                                        THE FIRST NATIONAL BANK OF CHICAGO



                                 BY:    /S/ STEVEN M. WAGNER
                                        Steven M. Wagner
                                        Vice President



                                  EXHIBIT 7

Legal Title of Bank:      The First National Bank of Chicago   Call Date: 03/31/97  ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Ste 0303                                Page RC-1
City, State  Zip:         Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1997

All schedules are to  be reported in thousands of dollars.   Unless otherwise
indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                             DOLLAR AMOUNTS IN                        C400
                                                                          THOUSANDS                RCFD     BIL MIL THOU
                                                                          ---------                ----     ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):
     a. Noninterest-bearing balances and currency and coin(1)                                               0081   3,871,170   1.a.
     b. Interest-bearing balances(2)                                                                        0071   6,498,314   1.b.
2.   Securities
     a. Held-to-maturity securities (from Schedule RC-B, column A)                                          1754           2   2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D)............                            1773   3,901,208   2.b.
3.   Federal funds sold and securities purchased under agreements to
     resell                                                                                                 1350   4,612,975   3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule
     RC-C)                                                                RCFD 2122 23,345,201                                 4.a.
     b. LESS: Allowance for loan and lease losses                         RCFD 3123    420,963                                 4.b.
     c. LESS: Allocated transfer risk reserve                             RCFD 3128          0                                 4.c.
     d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c)                                                                2125  22,924,238   4.d.
5.   Trading assets (from Schedule RD-D)                                                                    3545   8,792,158   5.
6.   Premises and fixed assets (including capitalized leases)                                               2145     706,928   6.
7.   Other real estate owned (from Schedule RC-M)                                                           2150       6,563   7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)                                                                         2130      61,551   8.
9.   Customers' liability to this bank on acceptances outstanding                                           2155     488,866   9.
10.  Intangible assets (from Schedule RC-M)                                                                 2143     291,569   10.
11.  Other assets (from Schedule RC-F)                                                                      2160   1,775,283   11.
12.  Total assets (sum of items 1 through 11)                                                               2170  53,930,823   12.


------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.




Legal Title of Bank:      The First National Bank of Chicago   Call Date: 03/31/97  ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Ste 0303                                Page RC-1
City, State  Zip:         Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------


SCHEDULE RC-CONTINUED
                                                                                DOLLAR AMOUNTS IN
                                                                       Thousands                     BIL MIL THOU
                                                                       ---------                     ------------

LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)                                                       RCON 2200   21,550,056      13.a.
        (1) Noninterest-bearing(1)                                   RCON 6631 8,895,137                              13.a.1
        (2) Interest-bearing                                         RCON 6636 12,654,919                             13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)                                                RCFN 2200  12,364,650       13.b.
        (1) Noninterest bearing                                      RCFN 6631    287,496                             13.b.1
        (2) Interest-bearing
               RCFN 6636 12,077,154                                        13.b.2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                      RCFD 2800    3.817,421       14
15.  a. Demand notes issued to the U.S. Treasury                                         RCON 2840       63,621       15.a.
     b. Trading  Liabilities(from Schedule RC-D)...................                   RCFD 3548     5,872,831 15b.
16.  Other borrowed money:
     a. With original maturity of one year or less                                       RCFD 2332    2,607,549       16.a.
     b. With original  maturity of more than one year                                    RCFD 2333      322,414       16.b.
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding                             RCFD 2920      488,866       18.
19.  Subordinated notes and debentures                                                   RCFD 3200    1,550,000       19.
20.  Other liabilities (from Schedule RC-G)                                              RCFD 2930    1,196,229       20.
21.  Total liabilities (sum of items 13 through 20)                                      RCFD 2948   49,833,637       21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus                                       RCFD 3838            0       23.
24.  Common stock                                                                        RCFD 3230      200,858       24.
25.  Surplus (exclude all surplus related to preferred stock)                            RCFD 3839    2,944,244       25.
26.  a. Undivided profits and capital reserves                                           RCFD 3632       954,885      26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities                                                                       RCFD 8434        (1,089)     26.b.
27.  Cumulative foreign currency translation adjustments                                 RCFD 3284        (1,712)     27.
28.  Total equity capital (sum of items 23 through 27)                                   RCFD 3210     4,097,186      28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)                                               RCFD 3300    53,930,823      29.


Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box  at the right the number of the statement below that best describes the most comprehensive level of auditing work performed
     for the bank by independent external                                            Number
     auditors  as of any date during 1996 . . . . . . . . . . . . ....RCFD 6724 . ... 2                       M.1.



1 =  Independent audit of the bank conducted in accordance            4=    Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified              external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank              authority)
2 =  Independent audit of the bank's parent holding company           5=    Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing               auditors
     standards by a certified public accounting firm which            6=    Compilation of the bank's financial statements by
     submits a report on the consolidated holding company                   external auditors
     (but not on the bank separately)                                 7=    Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                  8=    No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

-------------------
(1)  Includes total demand deposits  and noninterest-bearing time and savings deposits.



                                                                 EXHIBIT 25.2


=========================================================================


                                              FORM T-1

                                 SECURITIES AND EXCHANGE COMMISSION
                                      Washington, D.C.  20549

                                      STATEMENT OF ELIGIBILITY
                             UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                              CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                CHECK IF AN APPLICATION TO DETERMINE
                                ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                  SECTION 305(b)(2)           |__|



                                        THE BANK OF NEW YORK
                        (Exact name of trustee as specified in its charter)


          New York                                           13-5160382
          (State of incorporation                       (I.R.S. employer
          if not a U.S. national bank)                 identification no.)

          48 Wall Street, New York, N.Y.                       10286
          (Address of principal executive offices)          (Zip code)




                                      PREMIER AUTO TRUST _________
                        (each trust that issues notes under the related
                          prospectus and prospectus supplement)
                        (Exact name of obligor as specified in its charter)


          Michigan                                38-0961430
          (State or other jurisdiction of              (I.R.S. employer
          incorporation or organization)               identification no.)



          27777 Franklin Road
          Southfield, Michigan                         48034-8286
          (Address of principal executive offices)          (Zip code)

                                       ______________________

                                      Asset Backed Notes
                                (Title of the indenture securities)

1.   General information.    Furnish  the  following information  as  to  the
     Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

----------------------------------------------------------------------
Name                                        Address
----------------------------------------------------------------------

Superintendent of Banks of the State of     2 Rector Street,
New York                                    New York,  N.Y.  10006,
                                            and  Albany, N.Y.  12203

Federal Reserve Bank of New York            33 Liberty Plaza, New York,
                                            N.Y.  10045

Federal Deposit Insurance Corporation       Washington, D.C.  20429

New York Clearing House Association         New York, New York   10005


(b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4.   A copy of the existing By-laws of the Trustee.   (Exhibit 4 to Form
          T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                             SIGNATURE

              Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 23rd day of July, 1997.


                                             THE BANK OF NEW YORK


                                            By:   /s/  MARY JANE MORRISSEY
                                            Name:  MARY JANE MORRISSEY
                                            Title: VICE PRESIDENT




                                                                Exhibit 7




                          Consolidated Report of Condition of

                                 THE BANK OF NEW YORK

                        of 48 Wall Street, New York, N.Y. 10286
                        And Foreign and Domestic Subsidiaries,
          a member of the Federal Reserve System, at the close of business March 31, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                          Dollar Amounts
          ASSETS                                            in Thousands
          Cash and balances due from depos-
            itory institutions:
            Noninterest-bearing balances and
            currency and coin ..................             $ 8,249,820
            Interest-bearing balances ..........               1,031,026
          Securities:
            Held-to-maturity securities ........               1,118,463
            Available-for-sale securities ......               3,005,838
          Federal funds sold and Securities pur-
          chased under agreements to resell......              3,100,281
          Loans and lease financing
            receivables:
            Loans and leases, net of unearned
              income .................32,895,077
            LESS: Allowance for loan and
              lease losses ..............633,877
            LESS: Allocated transfer risk
              reserve........................429
              Loans and leases, net of unearned
              income, allowance, and reserve                  32,260,771
          Assets held in trading accounts ......               1,715,214
          Premises and fixed assets (including
            capitalized leases) ................                 684,704
          Other real estate owned ..............                  21,738
          Investments in unconsolidated
            subsidiaries and associated
            companies ..........................                 195,761
          Customers' liability to this bank on
            acceptances outstanding ............               1,152,899
          Intangible assets ....................                 683,503
          Other assets .........................               1,526,113
          Total assets .........................             $54,746,131

          LIABILITIES
          Deposits:
            In domestic offices ................             $25,614,961
            Noninterest-bearing ......10,564,652
            Interest-bearing .........15,050,309
            In foreign offices, Edge and
            Agreement subsidiaries, and IBFs ...              15,103,615
            Noninterest-bearing .........560,944
            Interest-bearing .........14,542,671
          Federal funds purchased and Securities
            sold under agreements to repurchase.               2,093,286
          Demand notes issued to the U.S.
            Treasury ...........................                 239,354
          Trading liabilities ..................               1,399,064
          Other borrowed money:


            With remaining maturity of one year
              or less ..........................               2,075,092
            With remaining maturity of more than
              one year .........................                  20,679
          Bank's liability on acceptances exe-
            cuted and outstanding ..............               1,160,012
          Subordinated notes and debentures ....               1,014,400
          Other liabilities ....................               1,840,245
          Total liabilities ....................              50,560,708

          EQUITY CAPITAL
          Common stock ........................                  942,284
          Surplus .............................                  731,319
          Undivided profits and capital
            reserves ..........................                2,544,303
          Net unrealized holding gains
            (losses) on available-for-sale
            securities ........................              (   19,449)
          Cumulative foreign currency transla-
            tion adjustments ..................             (    13,034)
          Total equity capital ................                4,185,423
          Total liabilities and equity
            capital ...........................              $54,746,131


             I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                       Robert E. Keilman

             We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


             Alan R. Griffith
             J. Carter Bacot
             Thomas A. Renyi           Directors






                                                                 Exhibit 99.1













                         SALE AND SERVICING AGREEMENT


                                   between


                          PREMIER AUTO TRUST 199_-_,
                                   Issuer,


                               (Series 199_-_)


                                     and


                       CHRYSLER FINANCIAL CORPORATION,
                             Seller and Servicer




                      Dated as of _______________, 199_




                              TABLE OF CONTENTS
                                                                         Page

                                  ARTICLE I

                                 Definitions

     SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 1.02.  Other Definitional Provisions . . . . . . . . . . . .  16

                                  ARTICLE II

                          Conveyance of Receivables

     SECTION 2.01.  Conveyance of Receivables . . . . . . . . . . . . . .  16
     SECTION 2.02.  (Reserved)  . . . . . . . . . . . . . . . . . . . . .  17


     SECTION 2.03.  Conveyance of Fixed Value Payments  . . . . . . . . .  17
     SECTION 2.04.  Fixed Value Securities  . . . . . . . . . . . . . . .  17

                                 ARTICLE III

                               The Receivables

     SECTION 3.01.  Representations and Warranties of Seller with
                     Respect to the Receivables.  . . . . . . . . . . . .  18
     SECTION 3.02.  Repurchase upon Breach  . . . . . . . . . . . . . . .  22
     SECTION 3.03.  Custody of Receivable Files . . . . . . . . . . . . .  22
     SECTION 3.04.  Duties of Servicer as Custodian . . . . . . . . . . .  23
     SECTION 3.05.  Instructions; Authority To Act  . . . . . . . . . . .  23
     SECTION 3.06.  Custodian's Indemnification . . . . . . . . . . . . .  23
     SECTION 3.07.  Effective Period and Termination  . . . . . . . . . .  24

                                  ARTICLE IV

                 Administration and Servicing of Receivables

     SECTION 4.01.  Duties of Servicer  . . . . . . . . . . . . . . . . .  24
     SECTION 4.02.  Collection and Allocation of Receivable
                      Payments  . . . . . . . . . . . . . . . . . . . . .  25
     SECTION 4.03.  Realization upon Receivables  . . . . . . . . . . . .  25
     SECTION 4.04.  Physical Damage Insurance . . . . . . . . . . . . . .  25
     SECTION 4.05.  Maintenance of Security Interests in Financed
                      Vehicles . . . . . . . . . .  . . . . . . . . . . .  25
     SECTION 4.06.  Covenants of Servicer . . . . . . . . . . . . . . . .  25
     SECTION 4.07.  Purchase of Receivables upon Breach . . . . . . . . .  26
     SECTION 4.08.  Servicing Fee . . . . . . . . . . . . . . . . . . . .  26
     SECTION 4.09.  Servicer's Certificate  . . . . . . . . . . . . . . .  26
     SECTION 4.10.  Annual Statement as to Compliance; Notice of
                                           Default  . . . . . . . . . . .  26
     SECTION 4.11.  Annual Independent Certified Public Accountants'
                                           Report . . . . . . . . . . . .  27
     SECTION 4.12.  Access to Certain Documentation and Information
          Regarding                        Receivables  . . . . . . . . .  27
     SECTION 4.13.  Servicer Expenses . . . . . . . . . . . . . . . . . .  27
     SECTION 4.14.  Appointment of Subservicer  . . . . . . . . . . . . .  28

                                  ARTICLE V

                       Distributions; Reserve Account;
               Statements to Certificateholders and Noteholders

     SECTION 5.01.  Establishment of Trust Accounts . . . . . . . . . . .  28
     SECTION 5.02.  Collections . . . . . . . . . . . . . . . . . . . . .  30
     SECTION 5.03.  Application of Collections  . . . . . . . . . . . . .  31
     SECTION 5.04.  (Reserved)  . . . . . . . . . . . . . . . . . . . . .  31
     SECTION 5.05.  Additional Deposits . . . . . . . . . . . . . . . . .  31
     SECTION 5.06.  Distributions . . . . . . . . . . . . . . . . . . . .  31
     SECTION 5.07.  Reserve Account . . . . . . . . . . . . . . . . . . .  32
     SECTION 5.08.  (Reserved)  . . . . . . . . . . . . . . . . . . . . .  33
     SECTION 5.09.  Statements to Noteholders and Certificateholders  . .  34
     SECTION 5.10.  Net Deposits  . . . . . . . . . . . . . . . . . . . .  34
     SECTION 5.11.  Transfer of Certificates  . . . . . . . . . . . . . .  35

                                  ARTICLE VI

                                  The Seller

     SECTION 6.01.  Representations of Seller . . . . . . . . . . . . . .  35
     SECTION 6.02.  Corporate Existence . . . . . . . . . . . . . . . . .  36
     SECTION 6.03.  Liability of Seller; Indemnities  . . . . . . . . . .  36


     SECTION 6.04.  Merger or Consolidation of, or Assumption of
                     Obligations of, Seller  . . . . . . . . . . . . . .   37
     SECTION 6.05.  Limitation on Liability of Seller and Others  . . . .  38
     SECTION 6.06.  Seller May Own Notes  . . . . . . . . . . . . . . . .  38

                                 ARTICLE VII

                                 The Servicer

     SECTION 7.01.  Representations of Servicer . . . . . . . . . . . . .  38
     SECTION 7.02.  Indemnities of Servicer . . . . . . . . . . . . . . .  39
     SECTION 7.03.  Merger or Consolidation of, or Assumption of
          Obligations of, Servicer  . . . . . . . . . . . . . . . . . . .  40
     SECTION 7.04.  Limitation on Liability of Servicer and Others  . . .  40
     SECTION 7.05.  CFC Not To Resign as Servicer . . . . . . . . . . . .  41


                                 ARTICLE VIII

                                   Default

     SECTION 8.01.  Servicer Default  . . . . . . . . . . . . . . . . . .  41
     SECTION 8.02.  Appointment of Successor  . . . . . . . . . . . . . .  42
     SECTION 8.03.  Notification to Noteholders and
                Certificateholders  . . . . . . . . . . . . . . . . . . .  43
     SECTION 8.04.  Waiver of Past Defaults . . . . . . . . . . . . . . .  43

                                  ARTICLE IX

                                 Termination

     SECTION 9.01.  Optional Purchase of All Receivables  . . . . . . . .  43

                                  ARTICLE X

                                Miscellaneous

     SECTION 10.01.  Amendment  . . . . . . . . . . . . . . . . . . . . .  44
     SECTION 10.02.  Protection of Title to Trust . . . . . . . . . . . .  45
     SECTION 10.03.  Notices  . . . . . . . . . . . . . . . . . . . . . .  47
     SECTION 10.04.  Assignment by the Seller or the Servicer . . . . . .  47
     SECTION 10.05.  Limitations on Rights of Others  . . . . . . . . . .  47
     SECTION 10.06.  Severability . . . . . . . . . . . . . . . . . . . .  48
     SECTION 10.07.  Separate Counterparts  . . . . . . . . . . . . . . .  48
     SECTION 10.08.  Headings . . . . . . . . . . . . . . . . . . . . . .  48
     SECTION 10.09.  Governing Law  . . . . . . . . . . . . . . . . . . .  48
     SECTION 10.10.  Assignment by Issuer . . . . . . . . . . . . . . . .  48
     SECTION 10.11.  Nonpetition Covenants  . . . . . . . . . . . . . . .  48
     SECTION 10.12.  Limitation of Liability of Owner Trustee and
                 Indenture Trustee  . . . . . . . . . . . . . . . . . . .  49


     SCHEDULE A     Schedule of Receivables
     SCHEDULE B     Location of Receivable Files

     EXHIBIT A      (Reserved)
     EXHIBIT B      Form of Distribution Statement to Noteholders . . . . B-1
     EXHIBIT C      Form of Servicer's Certificate  . . . . . . . . . . . C-1


     SALE AND SERVICING AGREEMENT dated as of _______________, 199_, between PREMIER AUTO TRUST 199_-_, a Delaware business trust (the "Issuer"), and CHRYSLER FINANCIAL CORPORATION, a Michigan corporation, as seller and servicer.


     WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with automobile retail installment sale contracts generated by Chrysler Financial Corporation in the ordinary course of business; and

     WHEREAS  Chrysler  Financial   Corporation  is  willing  to   sell  such
receivables to, and to service such receivables on behalf of, the Issuer;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                            (PRELIMINARY STATEMENT

     This Agreement relates to Receivables that secure only the Issuer's Asset Backed Notes, Series 199_-_ that have been issued pursuant to the Indenture referred to herein and are contained in a Subdivision of the Issuer formed only for its Series 199_-_ Trust Certificates, which have been issued pursuant to the Supplement referred to in the definition of Trust Agreement herein. The Receivables and their proceeds are not available for any other purpose.)


                                  ARTICLE I

                                 Definitions

     SECTION  1.01.   Definitions.    Whenever used  in  this Agreement,  the
following words and phrases, unless the context otherwise requires, shall have the following meanings:

     "Accelerated Principal Distribution Amount" means, with respect to any Distribution Date, an amount equal to that portion of the Total Distribution Amount for such Distribution Date that remains after the payment of (i) the Servicing Fee, (ii) the Noteholders' Interest Distributable Amount, (iii) the Regular Principal Distribution Amount and (iv) the amount, if any, required to be deposited into the Reserve Account on such Distribution Date pursuant to Section 5.06(a)(ii)(E).

     "Amortizing Payment" means with respect to each Fixed Value Receivable and each Collection Period prior to the date on which the Fixed Value Payment is due, the amount specified in the applicable Contract in the payment schedule as the "Amount of Each Payment", except that in the case of a prepayment, liquidation or repurchase by the Seller or purchase by the Servicer, the Amortizing Payment shall be equal to the aggregate "Amount of Each Payment" that has not yet been paid for the period through and including the last payment prior to the date when the Fixed Value Payment is due less the amount of the unearned finance charges under the related Contract allocable to such amount in accordance with the Servicer's customary procedures.

     "Amount Financed" means (i) with respect to a Standard Receivable, the amount advanced under the Standard Receivable toward the purchase price of the Financed Vehicle and any related costs, exclusive of any amount allocable to the premium of force-placed physical damage insurance covering the Financed Vehicle; and (ii) with respect to a Fixed Value Receivable an amount equal to the present value of the fixed level payment monthly installments (not including the amount designated as the Fixed Value Payment) under the Fixed Value Receivable, assuming that each payment is made on the due date in the month in which such payment is due, discounted at the APR for such Fixed Value Receivable.

     "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the related Contract.

     "Basic   Documents"  means  the  Indenture,  the  Trust  Agreement,  the
Administration Agreement and the Purchase Agreement.

     "Cash Release Amount" means, with respect to a Distribution Date, the amount equal to _____% of the Regular Principal Distribution Amount for such Distribution Date.

     "Certificate Distribution Account" has the meaning assigned in the Trust Agreement.

     "Certificateholders" has the meaning assigned to such term in the Trust Agreement.

     "Certificates" means the (Series 199_-_) Trust Certificates (as defined in the Trust Agreement).

     "CFC" means Chrysler Financial Corporation, a Michigan corporation, or its successors.

     "Class" means any one of the classes of Notes.

     "Class A Notes" means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes.

     "Class A-1 Final Scheduled Distribution Date" means the _____________ Distribution Date.

     "Class A-1 Noteholder" means the Person in whose name a Class A-1 Note is registered in the Note Register.

     "Class A-2 Final Scheduled Distribution Date" means the _____________ Distribution Date.

     "Class A-2 Noteholder" means the Person in whose name a Class A-2 Note is registered in the Note Register.

     "Class A-3 Final Scheduled Distribution Date" means the _______________ Distribution Date.

     "Class A-3 Noteholder" means the Person in whose name a Class A-3 Note is registered in the Note Register.

     "Class A-4 Final Scheduled Distribution Date" means the _______________ Distribution Date.

     "Class A-4 Noteholder" means the Person in whose name a Class A-4 Note is registered in the Note Register.

     "Class B Available Amount" means, with respect to a Distribution Date, the lesser of (i) $______________ less the aggregate amount of any applications of funds in the Reserve Account pursuant to clause second of
Section 5.07(c)(i) to pay interest on the Class B Notes and (ii) ____________% of the Outstanding Amount of the Class B Notes on such Distribution Date (before giving effect to any reduction thereof on such Distribution Date); provided, however, that the Class B Available Amount shall be zero after any reduction by a Rating Agency of its rating of any Class of Class A Notes to less than "A" or its equivalent, or any withdrawal of such a rating by a Rating Agency, unless such rating has been restored.

     "Class B Final Scheduled Distribution Date" means the ______________ Distribution Date.

     "Class B Noteholder" means the Person in whose name a Class B Note is registered in the Note Register.

     "Collateral Release Period" means the period from and including the First Release Distribution Date to and including the Distribution Date on which the aggregate amount of the cash and Principal Balances of Receivables released from the lien of the Indenture pursuant to Sections 5.06(a)(ii)(D) and 5.06(c) is equal to the Initial Overcollateralization Amount.

     "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.01(a)(i).

     "Collection Period" means a calendar month. Any amount stated as of the last day of a Collection Period or as of the first day of a Collection Period shall give effect to the following calculations as determined as of the close of business on such last day: (1) all applications of collections, and
(2) all distributions to be made on the following Distribution Date.

     "Company" means Premier Receivables L.L.C., a Michigan limited liability company, and any successor in interest or, if the Rights (as defined in the Purchase Agreement) have been assigned to a Person that becomes a transferee in accordance with Section 5.06 of the Purchase Agreement, such transferee Person and any successor in interest.

     "Contract" means a motor vehicle retail installment sale contract.

     "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at __________________________________; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Seller, or the principal corporate trust office of any successor Indenture Trustee (of which address such successor Indenture Trustee will notify the Noteholders and the Seller).

     "Cutoff Date" means ______________, 199_.

     "Dealer" means the dealer who sold a Financed Vehicle and who originated and assigned the related Receivable to CFC under an existing agreement between such dealer and CFC.

     "Delivery" when used with respect to Trust Account Property means:

          (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property (as defined herein) to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

          (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that are book-entry securities held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the identification by the Federal Reserve Bank of such book-entry securities on its record being credited to the financial intermediary's Participant's securities account; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as being credited to the Indenture Trustee's securities account or custodian's securities account and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

          (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

     "Depositor" means the Seller in its capacity as Depositor under the Trust Agreement.

     "Distribution Date" means, with respect to each Collection Period, the sixth day of the following month or, if such day is not a Business Day, the immediately following Business Day, commencing on ______________, 199_.

     "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

     "Eligible Institution" means (a) the corporate trust department of the Indenture Trustee, the Owner Trustee or ____________________ so long as it shall be Paying Agent under the Trust Agreement or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of AAA or better by Standard & Poor's and A1 or better by Moody's or
(B) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 or better by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC. If so qualified, the Indenture Trustee, the Owner Trustee or _____________________ may be considered an Eligible Institution for the purposes of clause (b) of this definition.

     "Eligible   Investments"   means   book-entry   securities,   negotiable
instruments or securities represented by instruments in bearer or registered form which evidence:

          (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

          (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest applicable rating category granted thereby;

          (c) commercial paper, variable amount notes or other short term debt obligations having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest applicable rating category granted thereby;

          (d) investments in money market or common trust funds having a rating from each of the Rating Agencies in the highest applicable rating category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor);

          (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

          (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b);

          (g) repurchase obligations with respect to any security or whole loan, entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) above (except that the rating referred to in the proviso in such clause (b) shall be A-1 or higher in the case of Standard & Poor's) (such depository institution or trust company being referred to in this definition as a "financial institution"), (ii) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (a "broker/dealer") the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by Standard & Poor's at the time of entering into such repurchase obligation (a "rated broker/dealer"),
     (iii) an unrated broker/dealer (an "unrated broker/dealer"), acting as principal, that is a wholly-owned subsidiary of a non-bank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by Standard & Poor's at the time of entering into such repurchase obligation (a "Rated Holding Company") or (iv) an unrated subsidiary (a "Guaranteed Counterparty"), acting as principal, that is a wholly-owned subsidiary of a direct or indirect parent Rated Holding Company, which guarantees such subsidiary's obligations under such repurchase agreement; provided that the following conditions are satisfied:

               (A) the aggregate amount of funds invested in repurchase obligations of a financial institution, a rated broker/dealer, an unrated broker/dealer or Guaranteed Counterparty in respect of which the Standard & Poor's unsecured short-term ratings are A-1 (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall not exceed 20% of the sum of the then outstanding principal balance of the Notes (there being no limit on the amount of funds that may be invested in repurchase obligations in respect of which such Standard & Poor's rating is A-1+ (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company));

               (B) in the case of the Reserve Account, the rating from Standard & Poor's in respect of the unsecured short-term debt obligations of the financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall be A-1+;

               (C) the repurchase obligation must mature within 30 days of the date on which the Indenture Trustee or the Issuer, as applicable, enters into such repurchase obligation;

               (D) the repurchase obligation shall not be subordinated to any other obligation of the related financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty;

               (E) the collateral subject to the repurchase obligation is held, in the appropriate form, by a custodial bank on behalf of the Indenture Trustee or the Issuer, as applicable;

               (F)  the   repurchase  obligation   shall  require   that  the
          collateral subject thereto shall be marked to market daily;

               (G) in the case of a repurchase obligation of a Guaranteed Counterparty, the following conditions shall also be satisfied:

                    (i)  the Indenture Trustee or  the Issuer, as applicable,
               shall have received an opinion of counsel (which may be in-house counsel) to the effect that the guarantee of the related Rated Holding Company is a legal, valid and binding agreement of the Rated Holding Company, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization and moratorium or other similar laws affecting creditors' rights generally and to general equitable principles;

                    (ii) the Indenture Trustee or the Issuer,  as applicable,
               shall have received (x) an incumbency certificate for the signer of such guarantee, certified by an officer of such Rated Holding Company and (y) a resolution, certified by an officer of the Rated Holding Company, of the board of directors (or applicable committee thereof) of the Rated Holding Company authorizing the execution, delivery and performance of such guarantee by the Rated Holding Company;

                    (iii) the only conditions to the obligation of such Rated Holding Company to pay on behalf of the Guaranteed Counterparty shall be that the Guaranteed Counterparty shall not have paid under such repurchase obligation when required (it being understood that no notice to, demand on or other action in respect of the Guaranteed Counterparty is necessary) and that the Indenture Trustee or the Issuer shall make a demand on the Rated Holding Company to make the payment due under such guarantee;

                    (iv) the  guarantee of the Rated Holding Company shall be
               irrevocable with respect to such repurchase obligation and shall not be subordinated to any other obligation of the Rated Holding Company; and

                    (v) each of Standard & Poor's and Moody's has confirmed in writing to the Indenture Trustee or Issuer, as applicable, that it has reviewed the form of the guarantee of the Rated Holding Company and has determined that the issuance of such guarantee will not result in the downgrade or withdrawal of the ratings assigned to the Notes.

               (H) the repurchase obligation shall require that the repurchase obligation be overcollateralized and shall provide that, upon any failure to maintain such overcollateralization, the repurchase obligation shall become due and payable, and unless the repurchase obligation is satisfied immediately, the collateral subject to the repurchase agreement shall be liquidated and the proceeds applied to satisfy the unsatisfied portion of the repurchase obligation;

          (h) any other investment with respect to which the Issuer or the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as an Eligible Investment will not result in a withdrawal or downgrading of the ratings on the Notes.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Final  Scheduled  Distribution   Date"  means  the  Distribution   Date
immediately following the Final Scheduled Maturity Date.

     "Final Scheduled Maturity Date" means __________________.

     "Financed Vehicle" means an automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective Standard Receivable or Fixed Value Receivable.

     "First Release Distribution Date" means the first Distribution Date on which the Overcollateralization Amount is at least equal to the sum of (a) the Initial Overcollateralization Amount and (b) the product of (i) _% and
(ii) the excess of the Related Pool Balance over the Initial Overcollateralization Amount.

     "Fixed Value Payment" means, with respect to each Fixed Value Receivable, the amount specified on the applicable Contract as the "Amount of Fixed Value Payment" reduced (i) in the case of a prepayment or repurchase, by the amount of the unearned finance charges under the Contract allocable to such payment in accordance with the Servicer's customary procedures and
(ii) in the case of a liquidation, by the excess of Liquidation Proceeds collected by the Servicer over the Amortizing Payment on such date.

     "Fixed Value Receivable" means any Contract listed on Schedule A (which Schedule may be in the form of microfiche) that provides for amortization of the loan over a series of fixed level payment monthly installments in accordance with the actuarial method, the simple interest method or the Rule of 78s, but also requires a final payment that is greater than the scheduled monthly payments and is due after payment of such scheduled monthly payments and that may be made by (i) payment in full in cash of a fixed value amount,
(ii) return of the Financed Vehicle to the Servicer provided certain conditions are satisfied or (iii) refinancing the final fixed value payment in accordance with certain conditions.

     "Fixed  Value Securities"  has  the  meaning assigned  to  such term  in
Section 2.04.

     "Indenture" means the Indenture dated as of _______________, 199_, between the Issuer and the Indenture Trustee (that provides for the issuance of the Issuer's Asset Backed Notes, Series 199_-_).

     "Indenture Trustee" means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

     "Initial Overcollateralization Amount" means $________________.

     "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     "Interest Distribution Amount" means, with respect to any Distribution Date, the sum of the following amounts, without duplication, with respect to the Receivables in respect of the Collection Period preceding such
Distribution Date: (a) that portion of all collections on Receivables allocable to interest, (b) Liquidation Proceeds with respect to the Receivables to the extent allocable to interest due thereon in accordance with the Servicer's customary servicing procedures, (c) the Purchase Amount of each Receivable that became a Purchased Receivable during such Collection Period to the extent attributable to accrued interest on such Receivable, (d) Recoveries for such Collection Period, and (e) Investment Earnings for the related Distribution Date; provided, however, that in calculating the Interest Distribution Amount all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in the Interest Distribution Amount in a prior Collection Period shall be excluded.

     "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on such Distribution Date pursuant to Section 5.01(b).

     "Issuer" means Premier Auto Trust 199_-_.

     "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

     "Liquidated Receivable" means any Receivable liquidated by the Servicer through the sale of a Financed Vehicle or otherwise.

     "Liquidation Proceeds" means, with respect to any Liquidated Receivable, the moneys collected in respect thereof, from whatever source on a Liquidated Receivable during the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable.

     "Moody's" means Moody's Investors Service, Inc., or its successor.

     "Note Amount" means, with respect to any Distribution Date, the aggregate outstanding principal amount of the Notes after giving effect to payments of principal made on the Notes on all preceding Distribution Dates.

     "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.01.

     "Note Pool Factor" means, with respect to each Class of Notes as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the outstanding principal balance of such Class of Notes (after giving effect to any reductions thereof to be made on the immediately following Distribution Date) divided by the original outstanding principal balance of such Class of Notes. The Note Pool Factor will be
1.0000000 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reductions in the outstanding principal balance of such Class of Notes.

     "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount for such Distribution Date.

     "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the sum of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by each Class of the Notes for the related Interest Period.

     "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date. For all purposes of this Agreement and the Basic Documents, interest with respect to all Classes of Notes other than the Class A-1 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months; and interest with respect to the Class A-1 Notes shall be computed on the basis of the actual number of days in each applicable Interest Accrual Period divided by 360.

     "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related Interest Accrual Period on each Class of Notes at the respective Interest Rate for such Class on the outstanding principal balance of the Notes of such Class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date), after giving effect to all distributions of principal to the Noteholders of such Class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

     "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the sum of (i) the Regular Principal Distribution Amount (less, on each Distribution Date in the Collateral Release Period, the Cash Release Amount) plus (ii) the Accelerated Principal Distribution Amount plus (iii) any accelerated payments of principal required to be made from amounts on deposit in the Reserve Account pursuant to Section 5.07(b)(ii).

     "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Note Distribution Account on such current Distribution Date.

     "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. In addition, (a) on the Class A-1 Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-1 Notes to zero; (b) on the Class A-2 Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-2 Notes to zero; (c) on the Class A-3 Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-3 Notes to zero; (d) on the Class A-4 Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-4 Notes to zero; and (e) on the Class B Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class B Notes to zero.

     "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

     "Officers' Certificate" means a certificate signed by (a) the chairman of the board, any vice president, the controller or any assistant controller and (b) the president, a treasurer, assistant treasurer, secretary or
assistant  secretary  of  the  Seller,   the  Company  or  the  Servicer,  as
appropriate.

     "OMSC" means Overseas Military Sales Corporation, or its successor.

     "OMSC Receivable" means any Standard Receivable acquired by CFC from OMSC.

     "Opinion of Counsel" means one or more written opinions of counsel, who may be an employee of or counsel to the Seller, the Company or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

     "Original Pool Balance" means $_________________.

     "Overcollateralization Amount" means, with respect to any Distribution Date, the excess of (i) the Related Pool Balance over (ii) the Note Amount.

     "Overcollateralization Percentage" means, with respect to any Distribution Date, the percentage derived from the fraction, the numerator of which is the Overcollateralization Amount for such Distribution Date and the denominator of which is the Related Pool Balance.

     "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

     "Owner Trustee" means the Person acting as Owner Trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

     "Payment Determination Date" means, with respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

     "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

     "Pool Balance" means, as of the close of business on the last day of a Collection Period, the aggregate Principal Balance of the Receivables as of such day (excluding Purchased Receivables and Liquidated Receivables).

     "Principal Balance" of a Receivable, as of the close of business on the last day of a Collection Period, means the Amount Financed minus the sum of
(i) the portion of all payments made by or on behalf of the related Obligor on or prior to such day and allocable to principal using the Simple Interest Method and (ii) any payment of the Purchase Amount with respect to the Receivable allocable to principal.

     "Purchase   Agreement"  means  the   Purchase  Agreement  dated   as  of
_______________, 199_, between the Seller and the Company.

     "Purchase Amount" means the amount, as of the close of business on the last day of a Collection Period, required to prepay in full a Receivable under the terms thereof including interest to the end of the month of purchase.

     "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to
Section 4.07 or by the Seller pursuant to Section 3.02.

     "Rating Agency" means Moody's and Standard & Poor's or, if no such organization or successor is any longer in existence, a nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer. Any notice required to be given to a Rating Agency pursuant to this Agreement shall also be given to Fitch Investors Service, L.P. and Duff & Phelps Credit Rating Co., although, except as set forth above, neither shall be deemed to be a Rating Agency for any purposes of this Agreement.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Company, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes.

     "Realized Losses" means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

     "Receivable" means (i) any Standard Receivable and (ii) the Amortizing Payments with respect to any Fixed Value Receivable.

     "Receivable Files" means the documents specified in Section 3.03.

     "Recoveries" means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

     "Regular Principal Distribution Amount" means, with respect to any Distribution Date, the sum of the following amounts, without duplication, with respect to the Receivables in respect of the Collection Period preceding such Distribution Date: (a) that portion of all collections on Receivables allocable to principal, (b) all Liquidation Proceeds attributable to the principal amount of Receivables that became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables, (c) to the extent attributable to principal, the Purchase Amount of each Receivable that became a Purchased Receivable during such Collection Period, (d) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligors thereon as of the date of the original contract and only to the extent not included under clause (a) above, and
(e) on the Final Scheduled Distribution Date, any amounts advanced by the Servicer on such Final Scheduled Distribution Date with respect to principal on the Receivables; provided, however, that in calculating the Regular Principal Distribution Amount all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in the Principal Distribution Amount in a prior Collection Period will be excluded

     "Related Pool Balance" means, with respect to any Distribution Date, the Pool Balance as of the beginning of the preceding Collection Period.

     "Reserve Account" means the account designated as such, established and maintained pursuant to Section 5.01.

     "Reserve Account Initial Deposit" means the initial deposit of cash and Eligible Investments in the amount of $________________ made by the Seller into the Reserve Account on the Closing Date.

     "Seller" means CFC and its successors in interest to the extent permitted hereunder.

     "Servicer" means CFC, as the servicer of the Receivables, and each successor to CFC (in the same capacity) pursuant to Section 7.03 or 8.02.

     "Servicer Default" means an event specified in Section 8.01.

     "Servicer's Certificate" means an Officers' Certificate of the Servicer delivered pursuant to Section 4.09, substantially in the form of Exhibit C.

     "Servicing Fee" means the fee payable to the Servicer for services rendered during each Collection Period, determined pursuant to Section 4.08.

     "Servicing Fee Rate" means ______% per annum.

     "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

     "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

     "Specified Reserve Account Balance" means, with respect to any Distribution Date, an amount equal to the Reserve Account Initial Deposit; provided, however, that if, after the Collateral Release Period, the Overcollateralization Percentage at any time equals at least ____%, then the Specified Reserve Account Balance shall be $_______________.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

     "Standard Receivable" means any Contract listed on Schedule A (which Schedule may be in the form of microfiche) that is not a Fixed Value Receivable.

     "Targeted Overcollateralization Amount" means, with respect to a Distribution Date, the amount equal to (a) the quotient derived from dividing the Note Amount for such Distribution Date by _________ minus (b) such Note Amount.

     "Total Distribution Amount" means, for each Distribution Date, the sum of the applicable Interest Distribution Amount and the applicable Regular Principal Distribution Amount (other than the portion thereof attributable to Realized Losses).

     "Trust" means the Issuer.

     "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, and all proceeds of the foregoing.

     "Trust Accounts" has the meaning assigned thereto in Section 5.01.

     "Trust Agreement" means the Amended and Restated Trust Agreement dated as of _______________, 199_, among the Seller, the Company and the Owner Trustee (as supplemented by the Supplement thereto dated ___________, 199_-_ relating to Series 199_-_).

     "Trust Officer" means, in the case of the Indenture Trustee, any Officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, with respect to the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

     SECTION  1.02.  Other  Definitional Provisions.   (a)  Capitalized terms
used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (d) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

     (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                  ARTICLE II

                          Conveyance of Receivables

     SECTION 2.01. Conveyance of Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller of $_________________, less (i) the amount to be deposited to the Reserve Account on the Closing Date and (ii) the Initial Overcollateralization Amount, and the Certificates, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations of the Seller set forth herein), all right, title and interest of the Seller in and to:

          (a) the Receivables and all moneys received thereon on and after __________________;

          (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in the Financed Vehicles;

          (c) any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors;

          (d) any proceeds from recourse to Dealers with respect to Receivables with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely;

          (e) any Financed Vehicle that shall have secured a Receivable and shall have been acquired by or on behalf of the Seller, the Servicer, the Company or the Trust;

          (f) all right, title and interest in all funds on deposit from time to time in the Trust Accounts, including the Reserve Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon); and

          (g)  the proceeds of any and all of the foregoing.

The Seller hereby directs the Issuer to issue the Certificates to the Company. The Seller and the Issuer acknowledge that $________________ of the purchase price of the Receivables owed by the Issuer to the Seller pursuant to this Section 2.01 shall be offset by the Issuer against delivery of the Class A-1 Notes to the Seller.

     SECTION 2.02.  (Reserved)

     SECTION 2.03. Conveyance of Fixed Value Payments. Promptly following the transfer to the Issuer of the Receivables on the Closing Date, the Issuer shall, without further action hereunder, be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, effective as of the Closing Date, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to the Fixed Value Payments, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof, subject to Section 5.03(b).

     SECTION 2.04. Fixed Value Securities. (a) At any time after the Closing Date, at the option of the Seller and upon 10 days prior notice to the Owner Trustee and the Indenture Trustee, the Seller will be permitted to sell to the Issuer, and the Issuer shall be obligated to purchase from the Seller (subject to the availability of funds), all or any portion of the Fixed Value Payments, subject to the terms and conditions described below. Upon any such sale, (x) the Seller and the Owner Trustee will enter into an amendment to this Agreement and the Basic Documents to provide for, at the election of the Seller, the issuance of certificates representing ownership interests in the Trust to the extent of such Fixed Value Payments or the issuance of indebtedness by the Issuer secured by such Fixed Value Payments (collectively, the "Fixed Value Securities") and to make any other provisions herein or therein that are necessary or desirable in connection therewith and
(y) the Owner Trustee will enter into any other agreements or instruments related thereto as requested by the Seller; provided, however, that the Owner Trustee may, but shall not be obligated to, enter into any such amendment, agreement or instrument that affects the Owner Trustee's own rights, duties or immunities under this Agreement; and provided, further, that the obligation of the Issuer to purchase such Fixed Value Payments and of the Owner Trustee to enter into any such amendment or other agreement or instrument is subject to the following conditions precedent:

          (i) such amendment and other agreements and instruments, in forms satisfactory to the Owner Trustee and, in the case of amendments or agreements to be executed and delivered by the Indenture Trustee, in forms satisfactory to the Indenture Trustee, shall have been executed by each other party thereto and delivered to the Owner Trustee or the Indenture Trustee as appropriate;

          (ii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel to the effect that each condition precedent (including the requirement with respect to all required filings) provided by this Section has been complied with and such amendment or other agreement or instrument is authorized or permitted by this Agreement;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such sale and issuance;

          (iv) such sale and issuance and such amendment or other agreement or instrument shall not adversely affect in any material respect the interest of any Noteholder or Certificateholder, and the Depositor shall have provided to the Owner Trustee and the Indenture Trustee an Officers' Certificate to such effect;

          (v) the Owner Trustee and the Indenture Trustee shall have received an Opinion of Counsel to the effect that such sale and issuance will not have any material federal income or Michigan income or single business tax consequence to any Noteholder or Certificateholder; and

          (vi) all filings and other actions required to continue the first perfected interest of the Trust in the Owner Trust Estate and the Indenture Trustee in the Collateral shall have been duly made or taken by the Seller.

     (b) Except as described in Section 10.04, the Seller will not sell, transfer, assign, set over or otherwise convey the Fixed Value Payments other than to the Issuer pursuant to paragraph (a).


                                 ARTICLE III

                               The Receivables

     SECTION 3.01. Representations and Warranties of Seller with Respect to the Receivables. The Seller makes the following representations and warranties as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (a) Characteristics of Receivables. Each Standard Receivable and Fixed Value Receivable (A) was originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, was purchased by the Seller from such Dealer under an existing dealer agreement, (B) has created or shall create a valid, subsisting and enforceable first priority security interest in favor of the Seller and is assignable by the Seller to the Issuer and by the Issuer to the Indenture Trustee, (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, and (D) provides for level monthly payments (provided, that the payment in the first or last month in the life of the Standard Receivable or Fixed Value Receivable may be minimally different from the level payments and that the payment in the last month of a Fixed Value Receivable may be a Fixed Value Payment) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate. The Obligor on each OMSC Receivable was in the services of the United States of America military at the time such OMSC Receivable was originated. No Receivable conveyed to the Issuer on the Closing Date is an OMSC Receivable.

          (b) Schedule of Receivables. The information set forth in Schedule A to this Agreement is true and correct in all material respects as of the opening of business on the applicable Cutoff Date, and no selection procedures believed to be adverse to the Noteholders or were utilized in selecting the Receivables. The computer tape or other listing regarding the Standard Receivables and the Fixed Value Receivables made available to the Issuer and its assigns (which computer tape or other listing is required to be delivered as specified herein) is true and correct in all respects.

          (c) Compliance with Law. Each Standard Receivable and Fixed Value Receivable and the sale of the Financed Vehicle complied at the time it was originated or made and, at the execution of this Agreement, complies in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder (or, in the case of the OMSC Receivables, Swiss laws and regulations and the laws and regulations of the jurisdiction where the Receivable was originated), including usury laws, the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Texas Consumer Credit Code and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

          (d) Binding Obligation. Each Standard Receivable and Fixed Value Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

          (e) No Government Obligor. None of the Standard Receivables or Fixed Value Receivables is due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

          (f) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment and transfer thereof, each Standard Receivable and Fixed Value Receivable shall be secured by a validly perfected first security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first security interest in the Financed Vehicle in favor of the Seller as secured party.

          (g) Receivables in Force. No Standard Receivable or Fixed Value Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Standard Receivable or Fixed Value Receivable in whole or in part.

          (h) No Amendments. No Standard Receivable or Fixed Value Receivable has been amended such that the amount of the Obligor's scheduled payments has been increased except for increases resulting from the inclusion of any premiums for forced placed physical damage insurance covering the Financed Vehicle.

          (i)  No Waiver.   No  provision of a  Standard Receivable  or Fixed
     Value Receivable has been waived.

          (j) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Standard Receivable or Fixed Value Receivable.

          (k) No Liens. To the best of the Seller's knowledge, no liens or claims have been filed for work, labor or materials relating to a Financed Vehicle that are liens prior to, or equal to or coordinate with, the security interest in the Financed Vehicle granted by any Standard Receivable or Fixed Value Receivable.

          (l) No Default. No Standard Receivable or Fixed Value Receivable has a payment that is more than 30 days overdue as of the related Cutoff Date, and, except as permitted in this paragraph, no default, breach, violation or event permitting acceleration under the terms of any Standard Receivable or Fixed Value Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Standard Receivable or Fixed Value Receivable has arisen; and the Seller has not waived and shall not waive any of the foregoing.

          (m) Insurance. The Seller, in accordance with its customary procedures, has determined that, at the origination of the Receivable, the Obligor had obtained physical damage insurance covering the Financed Vehicle and under the terms of the Standard Receivable and Fixed Value Receivable the Obligor is required to maintain such insurance.

          (n) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Standard Receivables and Fixed Value Receivables from the Seller to the Issuer and that the beneficial interest in and title to the Standard Receivables and Fixed Value Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Standard Receivable or Fixed Value Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuer. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Standard Receivable and Fixed Value Receivable free and clear of all Liens, encumbrances, security interests and rights of others and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to each Standard Receivable and Fixed Value Receivable, free and clear of all Liens, encumbrances, security interests and rights of others; and the transfer has been perfected under the UCC.

          (o) Lawful Assignment. No Standard Receivable or Fixed Value Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Standard Receivable or Fixed Value Receivable or any Receivable under this Agreement or the Indenture is unlawful, void or voidable.

          (p) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Issuer a first perfected ownership interest in the Standard Receivables and Fixed Value Receivables, and to give the Indenture Trustee a first perfected security interest therein, shall have been made.

          (q)  One Original.   There  is only one  original executed  copy of
     each Standard Receivable and Fixed Value Receivable.

          (r)  Maturity of Receivables.   Each Standard Receivable  and Fixed
     Value   Receivable   has  a   final   maturity  date   not   later  than
     ________________.

          (s) Scheduled Payments. (A) Each Standard Receivable and Fixed Value Receivable has a first scheduled due date on or prior to the end of the month following the related Cutoff Date and (B) no Standard
     Receivable or Fixed Value Receivable has a payment that is more than 30 days overdue as of the related Cutoff Date, and has a final scheduled payment date no later than the Final Scheduled Maturity Date.

          (t)  Location of Receivable Files.   The Receivable Files are  kept
     at one or more of the locations listed in Schedule B.

          (u)  Remaining  Maturity.   The latest  scheduled  maturity of  any
     Standard Receivable or Fixed Value Receivable shall be no later than the Final Scheduled Maturity Date.

          (v)  Outstanding  Principal Balance.   Each Standard Receivable and
     Fixed Value Receivable has an outstanding principal balance of at least $____.

          (w) No Bankruptcies or First-Time Buyers. No Obligor on any Standard Receivable or Fixed Value Receivable as of the related Cutoff Date was noted in the related Receivable File as having filed for bankruptcy, and no such Obligor financed a Financed Vehicle under the Seller's "New Finance Buyer Plan" program.

          (x)  No Repossessions.   No Financed Vehicle securing  any Standard
     Receivable or Fixed Value Receivable is in repossession status.

          (y)  Chattel  Paper.    Each Standard  Receivable  and  Fixed Value
     Receivable constitutes "chattel paper" as defined in the UCC.

          (z) Agreement. The representations of the Seller in Section 6.01 are true and correct.

          (aa) Financing. As of the Cutoff Date, approximately ________% of the aggregate principal balance of the Receivables, constituting ________% of the number of Receivables, represents previously titled vehicles; approximately _____% of the aggregate principal balance of the Receivables represents financing of vehicles manufactured or distributed by Chrysler Corporation; all of the Receivables are Simple Interest Receivables; by aggregate principal balance, approximately _____% of the Receivables are Fixed Value Receivables. The aggregate principal balance of the Receivables, as of the Cutoff Date is $_____________________. For the purposes of this subparagraph (aa), Receivable shall mean only that portion of the Receivables with respect to which the Trust has an ownership interest.

     SECTION 3.02. Repurchase upon Breach. The Seller, the Servicer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to
Section 3.01 or 6.01. Unless any such breach shall have been cured by the last day of the second Collection Period following the discovery thereof by the Owner Trustee or receipt by the Owner Trustee of written notice from the Seller or the Servicer of such breach, the Seller shall be obligated to repurchase any Receivable materially and adversely affected by any such breach as of such last day (or, at the Seller's option, the last day of the first Collection Period following the discovery). In consideration of the repurchase of any such Receivable, the Seller shall remit the Purchase Amount, in the manner specified in Section 5.05. Subject to the provisions of Section 6.03, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of representations and warranties pursuant to Section 3.01 and the agreement contained in this Section shall be to require the Seller to repurchase Receivables pursuant to this Section, subject to the conditions contained herein.

     SECTION 3.03. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as custodian of the following documents or instruments which are hereby or will hereby be constructively delivered to the Indenture Trustee, as pledgee of the Issuer, as of the Closing Date with respect to each Receivable:

          (a) the fully executed original of the Standard Receivable or Fixed Value Receivable;

          (b)  the original credit application fully executed by the Obligor;

          (c) the original certificate of title or such documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Seller in the Financed Vehicle; and

          (d) any and all other documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Standard Receivable or Fixed Value Receivable, an Obligor or a Financed Vehicle.

     SECTION 3.04. Duties of Servicer as Custodian. (a) Safekeeping. The Servicer shall hold the Receivable Files as custodian for the benefit of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Receivable Files.

     (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice not later than 90 days after any change in location. The Servicer shall make available to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer or the Indenture Trustee shall instruct.

     (c) Release of Documents. Upon instruction from the Indenture Trustee, the Servicer shall release any Receivable File to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

     SECTION 3.05. Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee.

     SECTION 3.06. Custodian's Indemnification. The Servicer as custodian shall indemnify the Trust, the Owner Trustee and the Indenture Trustee and each of their respective officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust, the Owner Trustee or the Indenture Trustee or any of their respective officers, directors, employees and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee, and the Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee.

     SECTION 3.07. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section. If CFC shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.01, the appointment of such Servicer as custodian shall be terminated by the Indenture Trustee or by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes or, with the consent of Holders of the Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by the Owner Trustee, in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.01. The Indenture Trustee or, with the consent of the Indenture Trustee, the Owner Trustee may terminate the Servicer's appointment as custodian, with cause, at any time upon written notification to the Servicer and, without cause, upon 30 days' prior written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Indenture Trustee or the Indenture Trustee's agent at such place or places as the Indenture Trustee may reasonably designate.


                                  ARTICLE IV

                 Administration and Servicing of Receivables

     SECTION 4.01. Duties of Servicer. The Servicer, for the benefit of the Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections and furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions. Subject to the provisions of Section 4.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders. The Owner Trustee shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     SECTION 4.02. Collection and Allocation of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer may grant extensions, rebates or adjustments on a Standard Receivable or Fixed Value Receivable, which shall not, for the purposes of this Agreement, modify the original due dates or amounts of the originally scheduled payments of interest on such Receivable; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled Maturity Date, it shall promptly repurchase the Receivable from the Issuer in accordance with the terms of Section 4.07. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not agree to any alteration of the interest rate or the originally scheduled payments on any Receivable.

     SECTION 4.03. Realization upon Receivables. On behalf of the Issuer, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

     SECTION 4.04. Physical Damage Insurance. The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Vehicle as of the execution of the Standard Receivable or the Fixed Value Receivable.

     SECTION 4.05. Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Standard Receivable and Fixed Value Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason.

     SECTION 4.06. Covenants of Servicer. The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Issuer, the Indenture Trustee, the
Certificateholders or the Noteholders in such Receivable, nor shall the Servicer increase the number of scheduled payments due under a Standard Receivable or Fixed Value Receivable.

     SECTION 4.07. Purchase of Receivables upon Breach. The Servicer or the Owner Trustee shall inform the other party and the Indenture Trustee and the Seller promptly, in writing, upon the discovery of any breach pursuant to
Section 4.02, 4.05 or 4.06. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer's election, the last day of the first following Collection Period), the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such last day. If the Servicer takes any action during any Collection Period pursuant to Section 4.02 that impairs the rights of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders in any Receivable or as otherwise provided in Section 4.02, the Servicer shall purchase such Receivable as of the last day of such Collection Period. In consideration of the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.05. Subject to Section 7.02, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders with respect to a breach pursuant to
Section 4.02, 4.05 or 4.06 shall be to require the Servicer to purchase Receivables pursuant to this Section. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

     SECTION 4.08. Servicing Fee. The Servicing Fee for a Distribution Date shall equal the product of (a) one-twelfth, (b) the Servicing Fee Rate and
(c) the Pool Balance as of the first day of the preceding Collection Period. The Servicer shall also be entitled to all late fees, prepayment charges, and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables, plus any reimbursement pursuant to the last paragraph of
Section 7.02.

     SECTION 4.09. Servicer's Certificate. Not later than 11:00 A.M. (New York time) on each Payment Determination Date, the Servicer shall deliver to the Owner Trustee, each Paying Agent, the Indenture Trustee and the Seller, with a copy to the Rating Agencies, a Servicer's Certificate containing all information necessary to make the distributions to be made on the related Distribution Date pursuant to Sections 5.06 and 5.07 for the related Collection Period. Receivables to be purchased by the Servicer or to be repurchased by the Seller shall be identified by the Servicer by account number with respect to such Receivable (as specified in Schedule A).

     SECTION 4.10.  Annual  Statement as  to Compliance;  Notice of  Default.
(a) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee, on or before April 30 of each year beginning ______________, 199_, an Officers' Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such longer period as shall have elapsed since the Closing Date) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The
Indenture Trustee shall send a copy of such certificate and the report referred to in Section 4.11 to the Rating Agencies. A copy of such certificate and the report referred to in Section 4.11 may be obtained by any Certificateholder, Noteholder or Note Owner by a request in writing to the Owner Trustee addressed to the Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Indenture Trustee will promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

     (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under
Section 8.01(a) or (b).

     SECTION 4.11. Annual Independent Certified Public Accountants' Report. The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer, the Seller or their Affiliates, to deliver to the Owner Trustee and the Indenture Trustee on or before April 30 of each year beginning April 30, 199_, a report addressed to the Board of Directors of the Servicer, to the effect that such firm has examined the financial statements of CFC and issued its report thereon and that such examination (a) was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (b) included tests relating to automotive loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers (the "Program"), to the extent the procedures in such Program are applicable to the servicing obligations set forth in this Agreement; and (c) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light-duty truck loans serviced for others that, in the firm's opinion, paragraph four of such Program requires such firm to report.

     Such report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     SECTION 4.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Certificateholders and
Noteholders access to the Receivable Files in such cases where the Certificateholders or Noteholders shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

     SECTION 4.13. Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders.

     SECTION 4.14. Appointment of Subservicer. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith; and provided, further, that the Servicer shall remain obligated and be liable to the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders shall have any responsibility therefor.


                                  ARTICLE V

                       Distributions; Reserve Account;
               Statements to Certificateholders and Noteholders

     SECTION 5.01. Establishment of Trust Accounts. (a) (i) The Servicer, for the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

          (ii) The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

          (iii) The Servicer, for the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

     (b) Funds on deposit in the Collection Account, the Note Distribution Account and the Reserve Account (collectively the "Trust Accounts") shall be invested (1) by the Indenture Trustee in Eligible Investments selected in writing by the Servicer or an investment manager selected by the Servicer, which investment manager shall have agreed to comply with the terms of this Agreement as it relates to investing such funds or (2) by an investment manager in Eligible Investments selected by such investment manager; provided that (A) such investment manager shall be selected by the Servicer, (B) such investment manager shall have agreed to comply with the terms of this Agreement as it relates to investing such funds, (C) any investment so selected by such investment manager shall be made in the name of the Indenture Trustee and shall be settled by a Delivery to the Indenture Trustee that complies with the terms of this Agreement as it relates to investing such funds, and (D) prior to the settlement of any investment so selected by such investment manager the Indenture Trustee shall affirm that such investment is an Eligible Investment. The Servicer initially appoints the Indenture Trustee investment manager hereunder, which the Indenture Trustee hereby accepts. It is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from an investment in Eligible Investments made in accordance with this Section 5.01(b). All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders and the Certificateholders or the Noteholders, as applicable; provided, that on each Payment Determination Date all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Trust Accounts shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Interest Distribution Amount for the related Distribution Date. Other than as permitted by the Rating Agencies, funds on deposit in the Collection Account, the Reserve Account and the Note Distribution Account shall be invested in Eligible Investments that will mature (A) not later than the Business Day immediately preceding the next Distribution Date or (B) on such next Distribution Date if either (x) such investment is held in the corporate trust department of the institution with which the Collection Account, the Reserve Account, the Note Distribution Account or the Certificate Distribution Account, as applicable, is then maintained and is invested either in a time deposit of the Indenture Trustee rated at least A-1 by Standard & Poor's and P-1 by Moody's (such account being maintained within the corporate trust department of the Indenture Trustee) or in the Indenture Trustee's common trust fund so long as such fund is rated in the highest applicable rating category by Standard & Poor's and Moody's or (y) the Indenture Trustee (so long as the short-term unsecured debt obligations of the Indenture Trustee are either (i) rated at least P-1 by Moody's and A-1 by Standard & Poor's on the date such investment is made or (ii) guaranteed by an entity whose short-term unsecured debt obligations are rated at least P-1 by Moody's and A-1 by Standard & Poor's on the date such investment is made) has agreed to advance funds on such Distribution Date to the Note Distribution Account and the Certificate Distribution Account in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions on such Distribution Date.The guarantee referred to in clause (y) of the preceding sentence shall be subject to the Rating Agency Condition. For the purpose of the foregoing, unless the Indenture Trustee affirmatively agrees in writing to make such advance with respect to such investment prior to the time an investment is made, it shall not be deemed to have agreed to make such advance. Funds deposited in a Trust Account on a day which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight.

          (c) (i) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders or the Noteholders and the Certificateholders, as the case may be. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account.

          (ii) With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

               (A) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts, subject to the last sentence of Section 5.01(c)(i); and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

               (B) any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Indenture Trustee;

               (C) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

               (D) any Trust Account Property that is an "uncertificated security" under Article VIII of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

          (iii) The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

     SECTION 5.02. Collections. The Servicer shall remit within two Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables and not including Fixed Value Payments) and all
Liquidation Proceeds, both as collected during the Collection Period. Notwithstanding the foregoing, for so long as (i) CFC remains the Servicer,
(ii) no  Servicer   Default  shall  have  occurred  and   be  continuing  and
(iii)(x) CFC maintains a short-term rating of at least A-1 by Standard & Poor's and P-1 by Moody's (and for five Business Days following a reduction in either such rating) or (y) prior to ceasing daily remittances, the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), the Servicer shall remit such collections with respect to the preceding calendar month to the Collection Account on the Payment Determination Date immediately preceding the related Distribution Date. For purposes of this
Article V the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Seller.

     SECTION 5.03. Application of Collections. (a) All collections for the Collection Period shall be applied by the Servicer as follows:

          With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied, to interest and principal in accordance with the Simple Interest Method.

     (b) All Liquidation Proceeds and any subsequent Recoveries with respect to any Fixed Value Receivable shall be applied first to the related Receivable and only after the payment in full of the Principal Balance thereof plus accrued but unpaid interest thereon shall any such Liquidation Proceeds or Recoveries be applied to, or constitute, the related Fixed Value Payment.

     SECTION 5.04.  (Reserved)

     SECTION 5.05. Additional Deposits. The Servicer and the Seller shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased receivables and the Servicer shall deposit therein all amounts to be paid under Section 9.01. The Servicer will deposit the aggregate Purchase Amount with respect to Purchased Receivables when such obligations are due, unless the Servicer shall not be required to make daily deposits pursuant to Section 5.02. All such other deposits shall be made on the Payment Determination Date for the related Collection Period.

     SECTION 5.06.  Distributions.

          (a) (i) On each Payment Determination Date, the Servicer shall calculate all amounts required to be deposited in the Note Distribution Account and the Certificate Distribution Account.

               (ii) On each Distribution Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on the related Payment Determination Date pursuant to Section 4.09) to make the following deposits and distributions for receipt by the Servicer or deposit in the applicable account by 11:00 A.M. (New York time), to the extent of the Total Distribution Amount, in the following order of priority:

               (A) to the Servicer, from the Interest Distribution Amount, the Servicing Fee (and all unpaid Servicing Fees from prior Collection Periods);

               (B)  to  the  Note  Distribution   Account,  from  the   Total
          Distribution Amount remaining after the application of clause (A), the Noteholders' Interest Distributable Amount;

               (C)  to  the   Note  Distribution  Account,  from   the  Total
          Distribution Amount remaining after the application of clauses (A) and (B), the Noteholders' Principal Distributable Amount;

               (D) if all of the conditions set forth in Section 5.06(b) are satisfied, to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (A) through (C), the Cash Release Amount for such Distribution Date;

               (E) to the Reserve Account, from the Total Distribution Amount remaining after the application of clauses (A) through (D) (it being understood that the Accelerated Principal Distribution Amount is a function of and subject to the amount required to be deposited in the Reserve Account pursuant to this clause (E)), the amount, if any, necessary to reinstate the balance in the Reserve Account up to the Specified Reserve Account Balance; and

               (F)  to the Certificate Distribution  Account, the portion, if
          any,  of  the   Total  Distribution  Amount  remaining   after  the
          application of clauses (A) through (E).

Notwithstanding that the Notes have been paid in full, the Indenture Trustee shall continue to maintain the Collection Account hereunder until the Pool Balance is reduced to zero.

     (b) The distribution of a Cash Release Amount pursuant to Section 5.06(a)(ii)(D) and the release of Receivables from the lien of the Indenture pursuant to Section 5.06(c) on a Distribution Date shall be subject to the satisfaction of all of the following conditions:

          (i) no such distribution or release shall be made until the First Release Date;

          (ii) subject to condition (iii) below, the aggregate Principal Balance of Receivables released in respect of such Distribution Date shall equal (x) the Overcollateralization Amount for such Distribution Date less (y) the Targeted Overcollateralization Amount;

          (iii) the aggregate amount of Cash Release Amounts distributed pursuant to Section 5.06(a)(ii)(D) and the aggregate Principal Balance of Receivables released pursuant to Section 5.06(c) shall not exceed the Initial Overcollateralization Amount; and

          (iv) the entire amount of the Noteholders' Principal Distribution Amount for such Distribution Date is distributed pursuant to Section 5.06(a)(ii)(c).

     (c) If on any Distribution Date all of the conditions in Section 5.06(b) will be satisfied, then on the related Payment Determination Date the Servicer shall notify the Owner Trustee of such fact and instruct the Indenture Trustee to release from the lien of the Indenture and transfer to the Trust, free and clear of the lien of the Indenture, Receivables having the aggregate Principal Balance specified in Section 5.06(b)(ii). The Servicer shall randomly select the Receivables to be released.

     SECTION 5.07. Reserve Account. (a) On the Closing Date, the Owner Trustee will deposit, on behalf of the Seller, the Reserve Account Initial Deposit into the Reserve Account from the net proceeds of the sale of the Notes.

          (b) (i) After giving effect to clause (ii) below, if the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer shall instruct the Indenture Trustee to distribute the amount of such excess to the Seller.

               (ii) On each Distribution Date subsequent to any reduction or withdrawal by any Rating Agency of its rating of any Class of Class A Notes, unless such rating has been restored, if the amount on deposit in the Reserve Account (after taking into account any deposits thereto pursuant to Section 5.06(a) and withdrawals therefrom pursuant to
     Section 5.07(c) or (d) on such date) is greater than the Specified Reserve Account Balance for such Distribution Date, then the Servicer shall instruct the Indenture Trustee to include the amount of such excess in the Noteholders' Monthly Principal Distribution Amount and to deposit the amount of such excess to the Collection Account for deposit to the Note Distribution Account for distribution to Noteholders as an accelerated payment of principal on such Distribution Date; provided, that the amount of such deposit shall not exceed the outstanding principal balance of the Notes after giving effect to all other payments of principal to be made on such date.

          (c) (i) In the event that the Noteholders' Distributable Amount for a Distribution Date exceeds the sum of the amounts deposited into the Note Distribution Account pursuant to Section 5.06(a)(ii)(B) and (C) on such Distribution Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein, and deposit such amount into the Note Distribution Account; provided that such amount shall be applied first to the payment of interest due on the Class A Notes to the extent, if any, that the amount deposited pursuant to Section 5.06(a)(ii)(B) is not sufficient to cover such payment of interest, second, to the extent of the Class B Available Amount, to the payment of interest due on the Class B Notes (to the extent, if any, the amount deposited pursuant to Section 5.06(a)(ii)(B) is not sufficient to cover such payment of interest) and third to the payment of principal of the Notes but only to the extent of the amount remaining in the Reserve Account less the Class B Available Amount (calculated after giving effect to the amount applied pursuant to clause second on such Distribution Date).

               (ii) In the event that the Noteholders' Principal Distributable Amount on the Class A-1 Final Scheduled Distribution Date, the Class A-2 Final Scheduled Distribution Date, the Class A-3 Final Scheduled Distribution Date, the Class A-4 Final Scheduled Distribution Date or the Class B Final Scheduled Distribution Date exceeds the amount deposited into the Note Distribution Account pursuant to Section 5.06(a)(ii)(C) on such Distribution Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein, and deposit such amount into the Note Distribution Account.

     (d) Subject to Section 9.01, amounts will continue to be applied pursuant to Section 5.06(a) following payment in full of the Outstanding Amount of the Notes until the Pool Balance is reduced to zero. Following the payment in full of the aggregate Outstanding Amount of the Notes and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders and the termination of the Trust, any amount remaining on deposit in the Reserve Account shall be distributed to the Seller.

     SECTION 5.08.  (Reserved)

     SECTION 5.09. Statements to Noteholders and Certificateholders. On each Distribution Date, the Servicer shall provide to the Owner Trustee (with a copy to the Rating Agencies and each Paying Agent) for the Owner Trustee to forward to each Certificateholder of record as of the most recent Record Date and to the Indenture Trustee (with a copy to each Paying Agent) for the Indenture Trustee to forward to each Noteholder of record as of the most recent Record Date a statement substantially in the form of Exhibit B, setting forth at least the following information as to the Notes, to the extent applicable:

          (i)  the  amount   of  such  distribution  allocable  to  principal
     allocable to each Class of Notes;

          (ii) the  amount   of  such  distribution   allocable  to  interest
     allocable to each Class of Notes;

          (iii) the outstanding principal balance of each Class of Notes and the Note Pool Factor for each such Class as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

          (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

          (v) the amount of Realized Losses, if any, with respect to the related Collection Period;

          (vi) the  balance   of  the   Reserve  Account   on  such   Payment
     Determination Date after giving effect to deposits and withdrawals to be made on the next following Distribution Date, if any;

          (vii) the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above; and

          (viii) the amount, if any, distributed to the Certificate Distribution Account.

     Each amount set  forth on the Distribution Date  statement under clauses
(i), (ii) or (iv) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note.

     SECTION 5.10. Net Deposits. As an administrative convenience, unless the Servicer is required to remit collections daily, the Servicer will be permitted to make the deposit of collections on the Receivables and Purchase Amounts for or with respect to the Collection Period net of distributions to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account to the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.

     SECTION 5.11. Transfer of Certificates. In the event any Holder of a Certificate shall wish to transfer such Certificate, the Seller shall provide to such Holder and any prospective transferee designated by such Holder information regarding the Certificates and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act of 1933, as amended, pursuant to the exemption from registration provided by Rule 144A.


                                  ARTICLE VI

                                  The Seller

     SECTION 6.01. Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (a) Organization and Good Standing. The Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of Michigan, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire and own the Standard Receivables and Fixed Value Receivables.

          (b) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

          (c) Power and Authority. The Seller has the corporate power and authority to execute and deliver this Agreement and to carry out their respective terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer, and the Seller shall have duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

          (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms.

          (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to this Agreement and the Basic Documents); or violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

          (f) No Proceedings. To the Seller's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, the
     Indenture or any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents,
     (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) which might adversely affect the federal or state income tax attributes of the Notes or the Certificates.

     SECTION 6.02. Corporate Existence. During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Seller and its Affiliates (including the Company) will be conducted on an arm's-length basis.

     SECTION 6.03.   Liability of Seller; Indemnities.   The Seller  shall be
liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement:

          (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Company and the Servicer and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the Basic Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Certificates and the Notes, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Certificates or the Notes) and costs and expenses in defending against the same.

          (b)  The  Seller  shall  indemnify, defend  and  hold  harmless the
     Issuer, the Owner Trustee, the Indenture Trustee, the Company, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation of federal or state securities laws in connection with the offering and sale of the Notes and the Certificates.

          (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and in the Trust Agreement contained, in the case of the Owner Trustee, and in the Indenture contained, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability: (i) in the case of the Owner Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or, in the case of the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Indenture Trustee; or
     (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement.

          (d) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

     Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

     SECTION 6.04. Merger or Consolidation of, or Assumption of Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that
(i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing,
(ii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with,
(iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii),
(iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

     SECTION 6.05. Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

     SECTION 6.06.   Seller  May Own  Notes.   The Seller  and any  Affiliate
thereof may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. The Seller shall not own any Certificates unless the Rating Agency Condition is satisfied.


                                 ARTICLE VII

                                 The Servicer

     SECTION 7.01. Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (a) Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire, own, sell and service the Standard Receivables and the Fixed Value Receivables and to hold the Receivable Files as custodian.

          (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Standard Receivables and the Fixed Value Receivables as required by this Agreement) shall require such qualifications.

          (c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.


          (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms.

          (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

          (f) No Proceedings. To the Servicer's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties:
     (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) relating to the Servicer and which might adversely affect the federal or state income tax attributes of the Notes or the Certificates.

          (g)  No  Insolvent Obligors.   As  of the  related Cutoff  Date, no
     Obligor on a Standard Receivable or Fixed Value Receivable is shown on the Receivable Files as the subject of a bankruptcy proceeding.

     SECTION 7.02. Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement:

          (a) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders, the Company and the Seller and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

          (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Seller, the Company, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

     For purposes of this Section, in the event of the termination of the rights and obligations of CFC (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.02.

     Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

     SECTION 7.03. Merger or Consolidation of, or Assumption of Obligations of, Servicer. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, (c) which may succeed to the properties and assets of the Servicer substantially as a whole or (d) with respect to the Servicer's obligations hereunder, which is a corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Chrysler Corporation, which Person executed an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no Servicer Default and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) immediately after giving effect to such transaction, the successor to the Servicer shall become the Administrator under the Administration Agreement in accordance with
Section 8 of such Agreement and (v) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clause (a),
(b) or (c) above.

     SECTION 7.04. Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

     Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the Basic Documents and the rights and duties of the parties to this Agreement and the Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture.

     SECTION 7.05. CFC Not To Resign as Servicer. Subject to the provisions of Section 7.03, CFC shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law and cannot be cured. Notice of any such determination permitting the resignation of CFC shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture
Trustee or a successor Servicer shall (i) have assumed the responsibilities and obligations of CFC in accordance with Section 8.02 and (ii) have become the Administrator under the Administration Agreement in accordance with
Section 8 of such Agreement.


                                 ARTICLE VIII

                                   Default

     SECTION 8.01. Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

          (a) any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for a period of three Business Days after written notice of such failure is received by the Servicer from the Owner Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or

          (b)  failure by the  Servicer or  the Seller, as  the case may  be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller (as the case may
     be) set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Certificateholders or Noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer or the Seller (as the case may be) by the Owner Trustee or the Indenture Trustee or (B) to the Servicer or the Seller (as the case may be), and to the Owner Trustee and the Indenture Trustee by the Holders of Notes or Certificates, as applicable, evidencing not less than 25% of the Outstanding Amount of the Notes or Percentage Interests (as defined in the Trust Agreement) aggregating at least 25%;or

          (c) the occurrence of an Insolvency Event with respect to the Seller, the Servicer or the Company;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 7.02 hereof) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to any Receivable. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Owner Trustee shall give notice thereof to the Rating Agencies.

     SECTION 8.02. Appointment of Successor. (a) Upon the Servicer's receipt of notice of termination pursuant to Section 8.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (i) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Indenture Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment (including its appointment as Administrator under the Administration Agreement as set forth in Section 8.02(b)) by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under this Agreement.

     (b) Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor Servicer) shall (i) be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement and (ii) become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement.

     (c) The Servicer may not resign unless it is prohibited from serving as such by law.

     SECTION 8.03. Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to Certificateholders, and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies.

     SECTION 8.04. Waiver of Past Defaults. The Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes or the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than a majority of the Percentage Interests (as defined in the Trust Agreement) may, on behalf of all Noteholders and Certificateholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in the Certificate Distribution Account or accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.


                                  ARTICLE IX

                                 Termination

     SECTION 9.01. Optional Purchase of All Receivables. (a) As of the last day of any Collection Period immediately preceding a Distribution Date as of which the then outstanding Pool Balance is 10% or less of the Original Pool Balance and the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes have been paid in full, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts and the Certificate Distribution Account; provided, however, that, unless Moody's agrees otherwise, the Servicer may not effect any such purchase if the rating of CFC's long-term debt obligations is less than Baa3 by Moody's, unless the Owner Trustee and the Indenture Trustee shall have received an Opinion of Counsel to the effect that such purchase would not constitute a fraudulent conveyance. To exercise such option, the Servicer shall deposit pursuant to
Section 5.05 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables (including defaulted Receivables), plus the appraised value of any such other property held by the Trust other than the Trust Accounts and the Certificate Distribution Account, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Owner Trustee and the Indenture Trustee, and shall succeed to all interests in and to the Trust. Notwithstanding the foregoing, the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account pursuant to the preceding sentence is greater than or equal to the sum of the outstanding principal balance of the Notes and all accrued but unpaid interest (including any overdue interest and premium) thereon.

     (b) As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

     (c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder other than Section 5.07(b) and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.


                                  ARTICLE X

                                Miscellaneous

     SECTION 10.01. Amendment. This Agreement may be amended by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

     This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Holders (as defined in the Trust Agreement) of outstanding Certificates evidencing not less than a majority of the Percentage Interests (as defined in the Trust Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Percentage Interests (as defined in the Trust Agreement), the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders (as defined in the Trust Agreement) of all the outstanding Certificates.

     Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

     It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

     Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.02(i)(1). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

     SECTION 10.02. Protection of Title to Trust. (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

     (c) Each of the Seller and the Servicer shall have an obligation to give the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

     (d) The Servicer shall maintain accounts and records as to each Standard Receivable and each Fixed Value Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

     (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Standard Receivables and the Fixed Value Receivables, the Servicer's master computer records (including any backup archives) that refer to a Standard Receivable or a Fixed Value Receivable shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Standard Receivable or Fixed Value Receivable and that such Standard Receivable or Fixed Value Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's and the Indenture Trustee's interest in a Standard Receivable or Fixed Value Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

     (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Standard Receivable or Fixed Value Receivable, shall indicate clearly that such Standard Receivable or such Fixed Value Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

     (g) The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

     (h) Upon request, the Servicer shall furnish to the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

     (i)  The Servicer shall  deliver to the Owner Trustee  and the Indenture
Trustee:

          (1) promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

          (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either
     (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

     (j) The Seller shall, to the extent required by applicable law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or
Section 12(g) of the Exchange Act within the time periods specified in such sections.

     SECTION 10.03.    Notices.   All  demands, notices,  communications  and
instructions upon or to the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller or the Servicer, to Chrysler Financial Corporation, 27777 Franklin Road, Southfield, Michigan 48034, Attention of Assistant Secretary ((810) 948-3067), (b) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office (as defined in the Trust Agreement),
(c) in the case  of the  Indenture Trustee,  at the  Corporate Trust  Office,
(d) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (e) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 25 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department, (f) in the case of Fitch Investors Service, L.P., to One State Street Plaza, New York, N.Y. 10004, and (g) in the case of Duff & Phelps Credit Rating Co., to 17 State Street, 12th Floor, New York, New York 10004; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     SECTION 10.04. Assignment by the Seller or the Servicer. Notwithstanding anything to the contrary contained herein, except as provided in the remainder of this Section, as provided in Sections 6.04 and 7.03 herein and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer. The Issuer and the Servicer hereby acknowledge and consent to the conveyance and assignment (i) by the Seller to the Company pursuant to the Purchase Agreement and (ii) by the Company to a limited liability company or other Person (provided that conveyance and assignment is made in accordance with Section 5.06 of the Purchase Agreement), of any and all of the Seller's rights and interests (and corresponding obligations, if any) hereunder with respect to receiving amounts from the Reserve Account and with respect to receiving and conveying any Fixed Value Payments, and the Issuer and the Servicer hereby agree that the Company, and any such assignee of the Company, shall be entitled to enforce such rights and interests directly against the Issuer as if the Company, or such assignee of the Company, were itself a party to this Agreement.

     SECTION 10.05. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Company (and any assignee of the Company pursuant to Section 10.04), the Servicer, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 10.06.  Severability.  Any  provision of this Agreement  that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 10.08. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 10.09. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 10.10. Assignment by Issuer. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

     SECTION 10.11. Nonpetition Covenants. (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer or the Company, acquiesce, petition or otherwise invoke or cause the Issuer or the Company (or any assignee of the Company pursuant to Section 10.04) to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Company (or any assignee of the Company pursuant to Section 10.04) under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Company (or any assignee of the Company pursuant to Section 10.04) or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Company (or any assignee of the Company pursuant to Section 10.04).

     (b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

     SECTION 10.12. Limitation of Liability of Owner Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by ____________________ not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall _________________________ in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

     (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by _____________________, not in its individual capacity but solely as Indenture Trustee and in no event shall
___________________________ have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                              PREMIER AUTO TRUST 199_-_

                              By:  ___________________________, not in its
                                   individual capacity but solely as Owner
                                   Trustee on behalf of the Trust


                                   By:___________________________________

                                   Name:
                                   Title:


                              CHRYSLER FINANCIAL CORPORATION,
                              Seller and Servicer



                              By: ___________________________
                              Name:
                              Title:


Acknowledged and accepted
as of the day and year
first above written:

___________________________________,
not in its individual capacity
but solely as Indenture Trustee



By: _______________________________
Name:
Title:




                                                                   SCHEDULE A

                           Schedule of Receivables


       Delivered to the Owner Trustee and Indenture Trustee at Closing



                                                                   SCHEDULE B

                         Location of Receivable Files

                        Chrysler Financial Corporation
                             27777 Franklin Road
                          Southfield, MI 48034-8288


                                                                    EXHIBIT A


                                  (Reserved)


                                                                    EXHIBIT B

                Form of Distribution Statement to Noteholders


Chrysler Financial Corporation
Premier Auto Trust 199_-_ Distribution Date Statement to Noteholders
_____________________________________________________________________________

Principal Distribution Amount
  Class A-1 Notes:       ($    per $1,000 original principal amount)
  Class A-2 Notes:       ($    per $1,000 original principal amount)
  Class A-3 Notes:       ($    per $1,000 original principal amount)
  Class A-4 Notes:       ($    per $1,000 original principal amount)
  Class B Notes:         ($    per $1,000 original principal amount)

Interest Distribution Amount
  Class A-1 Notes:       ($    per $1,000 original principal amount)
  Class A-2 Notes:       ($    per $1,000 original principal amount)
  Class A-3 Notes:       ($    per $1,000 original principal amount)
  Class A-4 Notes:       ($    per $1,000 original principal amount)
  Class B Notes:         ($    per $1,000 original principal amount)

Note Balance
  Class A-1 Notes
  Class A-2 Notes
  Class A-3 Notes
  Class A-4 Notes
  Class B Notes

Note Pool Factor
  Class A-1 Notes
  Class A-2 Notes
  Class A-3 Notes
  Class A-4 Notes
  Class B Notes

Servicing Fee
Servicing Fee Per $1,000 Note

Realized Losses

Reserve Account Balance


                                                                    EXHIBIT C

                        Form of Servicer's Certificate

Chrysler Financial Corporation
Premier Auto Trust 199_-_ Monthly Servicer's Certificate
------------------------------------------------------------------------------
Period
Distribution Date
Dates Covered                  From & Incl.               To & Incl.
------------------------------------------------------------------------------
Collections
Accrual
     30/360 Days
     Actual/360 Days

Receivables Balances           Beginning                   Ending
------------------------------------------------------------------------------
Pool Balance
Simple Interest
Original Pool Balance

Principal Distribution Amount
     Principal Collections
     +    Repurchases
     +    Liquidation Proceeds
     +    Realized Losses

Interest Distribution Amount
------------------------------------------------------------------------------
     Collections - Simple Interest Contracts
     +    Investment Earnings

Total Distribution Amount
------------------------------------------------------------------------------
     Principal Distribution Amount
     +    Interest Distribution Amount
     --   Realized Losses

Total Distribution Amount:

Loss & Delinquency




                                               Account Activity
                          --------------------------------------------------
                          Beginning  Ending          Interest/Interest
                          Balance    Balance Change  Factor  Servicing Shortfall

Initial Pool
Principal Paydown
Reserve
Notes
  Class A-1
  Class A-2
  Class A-3
  Class A-4
  Class B
Overcollateralization
Overcollateralization Percentage

                                       Principal Allocation
              ----------------------------------------------------------
                                         Mandatory
               Regular      Accelerated  Redemption/ Total      Principal
               Principal    Principal    Repayment   Principal  Shortfall
Notes
   Class A-1
   Class A-2
   Class A-3
   Class A-4
   Class B
Total



                                Miscellaneous
-------------------------------------------------------------------------
Amounts released to the Certificate Distribution Account
Cash Release Amount
Receivables to be released
Specified Reserve Account Balance
Distribution Amount to Seller
Servicing Fee to Servicer

                             Allocation of Funds
-------------------------------------------------------------------------
Sources
-------
Principal Distribution Amount
Interest Distribution Amount
Redemption/Prepay Amount

Total Sources

                                                                 Exhibit 99.3

     This PURCHASE AGREEMENT dated as of _____________, 199_, between CHRYSLER FINANCIAL CORPORATION, a Michigan corporation (the "Seller"), and __________________, a ____________ company (the "Company").

                            W I T N E S S E T H :
                            --------------------

     WHEREAS the Seller and the Company have entered into an Amended and Restated Trust Agreement dated as of _____________, 199_, among the Seller, the Company and ___________________________, as owner trustee (as amended and supplemented from time to time, the "Trust Agreement"), pursuant to which the Company has agreed to assume certain obligations with respect to Premier Auto Trust 199_-_ a Delaware business trust (the "Issuer"); and

     WHEREAS the Company has agreed to acquire all of the Asset Backed Certificates (the "Certificates"), which represent undivided percentage interests in the assets of the Issuer;

     NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows.

                                  ARTICLE I

                                 Definitions
                                 ----------

     Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement dated as of _____________, 199_ (the "Sale and Servicing Agreement"), between the Issuer and Chrysler Financial Corporation, as seller and as servicer, which also contains rules as to usage and construction that shall be applicable herein.

                                  ARTICLE II

            Conveyance of Rights to Excess Cash Flow from Reserve
            -----------------------------------------------------
         Account and Fixed Value Payments with respect to Receivables
         ------------------------------------------------------------

     SECTION 2.01.     Conveyance  of  Rights.     In  consideration  of  the
                       ----------------------
Company's delivery to or upon the order of the Seller of approximately $____________________ on the Closing Date, (i) the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Company, without recourse (subject  to  the obligations herein), all of the Seller's right,
title and interest in  and to the following:   (a) any  amounts (including
without limitation any Eligible Investment Receivables) to be released from the Reserve Account from time to time to the Seller pursuant to the Sale and Servicing Agreement, (b) any Fixed Value Payments arising in connection with the Fixed Value Receivables and transferred by the Trust to the Seller pursuant to Section 2.03 of the Sale and Servicing
Agreement, (c) all rights to sell any or all of such Fixed Value Payments to the Trust and to cause the Trust to issue Fixed Value Securities pursuant to Section 2.04 of the Sale and Servicing Agreement and (d) all rights with respect to the enforcement of any or all of the foregoing, all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under, and any and all proceeds of every kind and nature with respect to, any or all of the foregoing (collectively, the "Rights") and
(ii) the Seller shall cause  the Certificates to be issued to the Company.

                                 ARTICLE III

                        Representations and Warranties
                        ------------------------------

     SECTION 3.01.     Representations  and Warranties  of the Company.   The
                       -----------------------------------------------
Company hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date:

     (a) Organization  and  Good  Standing.    The  Company  has  been   duly
         ---------------------------------
organized and is validly existing as a limited liability company in good standing under the laws of the State of Michigan, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire, own, hold and convey the Rights.

     (b) Due Qualification.  The Company  is duly qualified to do business as
         -----------------
a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

     (c) Power and Authority.   The  Company has the  power and authority  to
         -------------------
execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement have been duly authorized by the Company by all necessary action.

     (d) No  Violation.  The consummation of the transactions contemplated by
         -------------
this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of the Company, or any indenture, agreement or other instrument to which the Company is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or, to the best of the Company's knowledge, any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body,
administrative  agency   or   other   governmental   instrumentality   having
jurisdiction over the Company or its properties.

     (e) No Proceedings.  There are no  proceedings or investigations pending
          ------------
or, to the Company's  best knowledge, threatened, before any court, regulatory
body, administrative   agency  or  other governmental instrumentality   having
jurisdiction  over  the  Company  or  its  properties:    (i)  asserting  the
invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement.

     SECTION 3.02.     Representations  and Warranties  of the  Seller.   The
                       -----------------------------------------------
Seller hereby represents and warrants to the Company as of the date hereof and as of the Closing Date and any Transfer Date:

     (a) Organization and Good Standing.  The  Seller has been duly organized
         ------------------------------
and is validly existing as a corporation in good standing under the laws of the State of Michigan, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to convey and assign the Rights.

     (b) Due Qualification.   The Seller is duly qualified to do business as a
         -----------------
foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

     (c) Power  and  Authority.   The  Seller  has the  corporate  power  and
         ---------------------
authority to execute and deliver this Agreement and to carry out its terms; the Seller has duly authorized the sale and assignment of the Rights to the Company by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary corporate action.

     (d) No Violation.   The consummation of the transactions contemplated by
         ------------
this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

     (e) No  Proceedings.   To  the Seller's  best  knowledge, there  are  no
         ---------------
proceedings or investigations pending  or threatened before  any court,
regulatory  body, administrative  agency   or   other   governmental
instrumentality   having jurisdiction over the Seller or its properties:
(i) asserting the invalidity of this Agreement,  (ii) seeking to  prevent
the consummation  of any of  the transactions   contemplated  by   this
Agreement   or   (iii)  seeking   any determination  or  ruling that  might
materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.


                                  ARTICLE IV

                                  Conditions
                                  ----------

     SECTION 4.01.     Conditions   to  Obligation  of   the  Company.    The
                       ----------------------------------------------
obligation of the Company to purchase the Rights and the Certificates is subject to the satisfaction of the following conditions:

     (a) Representations  and  Warranties  True.    The  representations  and
         --------------------------------------
warranties of the Seller hereunder shall be true and correct as of the date of execution of this Agreement and as of the Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

     (b) Other Transactions.  The transactions contemplated by the Sale and
         ------------------
Servicing Agreement to be consummated as of the Closing Date shall be consummated as of such date.

     SECTION 4.02.     Conditions  to  Obligation   of  the   Seller.     The
                       ---------------------------------------------
obligation of the Seller to sell the Rights to the Company and cause the Certificates to be issued to the Company is subject to the satisfaction of the following conditions:

     (a) Representations  and  Warranties  True.    The  representations  and
         --------------------------------------
warranties of the Company hereunder shall be true and correct as of the date of execution of this Agreement and as of the Closing Date with the same effect as if then made, and the Company shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

     (b) Purchase  Price.   On  the  Closing  Date, the  Company  shall  have
         ---------------
delivered to the Seller the purchase price specified in Section 2.01.

                                  ARTICLE V

                                  Covenants
                                  ---------

     SECTION 5.01.     Legal  Existence.    (a)    During the  term  of  this
                       ----------------
Agreement and the Trust Agreement, the Company will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement, the Basic Documents and the transactions contemplated hereby and thereby.

     (b) During the term of this Agreement and the Trust Agreement, the Company shall observe the applicable legal requirements for the recognition of the Company as a legal entity separate and apart from its Affiliates, including as follows:

         (i) the Company shall maintain records and books of account separate from those of its Affiliates;

         (ii)     except  as  otherwise  provided  in  this   Agreement,  the
     Companyshall notcommingle itsassets andfunds withthose ofits Affiliates;

         (iii) the Company shall hold such appropriate meetings of its members as are necessary to authorize all of the Company's actions required by law to be authorized by the members thereof, shall keep minutes of such meetings and observe all other customary formalities respecting limited liability companies (and any successor Company that is not a limited liability company shall observe similar procedures in accordance with its governing documents and applicable law);

         (iv) the Company shall at all times hold itself out to the public under the Company's own name as a legal entity separate and distinct from its Affiliates; and

         (v)  all  transactions  and  dealings between  the  Company  and its
     Affiliates,   including  this   Agreement,  will  be  conducted   on  an
     arm's-length basis.


     SECTION  5.02.    Merger  or  Consolidation  of,  or  Assumption of  the
                       ------------------------------------------------------
Obligations of, the Company.
---------------------------
Any Person (a) into which the Company may be merged or consolidated, (b) which may result from any merger or consolidation to which the Company shall be a party or (c) which may succeed to the properties and assets of the Company substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Company under this Agreement and the Trust Agreement, shall be the successor to the Company hereunder and thereunder without the execution or filing of any document or any further act by any of the parties to this Agreement or the Trust Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to
Section 3.01 shall have been breached, (ii) the Company shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii) and
(iii) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above.

     SECTION 5.03.     Limitation  on  Liability of  the Company  and Others.
                       -----------------------------------------------------
The Company and any director, officer, employee  or agent of a member of the
 Company may rely in good faith  on the advice of counsel or on any document of any kind, prima  facie properly  executed and  submitted by  any
Person  respecting any matters arising hereunder.   The Company shall not be
under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement or under the Trust Agreement, and that in its opinion may involve it in any expense or liability.

     SECTION 5.04.     The Company  May Own  Notes.  The  Company may  in its
                       ---------------------------
individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Company, except as expressly provided herein or in any Basic Document.


     SECTION 5.05.     Covenants of the Seller.  (a) The Seller hereby agrees
                       -----------------------
to provide to the Company copies of each notice and certificate the Seller receives pursuant to the Sale and Servicing Agreement insofar as such notice or certificate relates to the Rights (including each Servicer's Certificate delivered for each Distribution Date pursuant
thereto).   In  addition, the Seller hereby agrees to sell any  vehicle that is received by the Company at any time in satisfaction of a Fixed Value Payment on behalf and for the benefit of the Company.

     (b) The Seller hereby agrees that it will not, without the prior written consent of the Company, enter into any amendment to the Sale and Servicing Agreement or the Trust Agreement.

     (c) The Seller shall not, prior to the date which is one year and one day after the termination of the Sale and Servicing Agreement, acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Company.

     SECTION 5.06.     Sale of the Rights by  the Company.  After the Closing
                       ----------------------------------
Date, the Company may sell, transfer and assign the Rights to another Person (a "Transferee"); provided, that the Indenture Trustee and the Owner Trustee shall have received an Opinion of Counsel to the effect that such transfer will not cause the Trust to be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes or Michigan income and single business tax
purposes.    Notwithstanding anything herein to the contrary, compliance with the proviso of the preceding sentence shall be a condition to the consummation of the transaction referred to above.

                                  ARTICLE VI

                                Miscellaneous
                                -------------

     SECTION 6.01.     Amendment.  This Agreement may be amended from time to
                       ---------
time by a written amendment duly executed and delivered by the Seller and the Company, with the consent of the Indenture Trustee, but without the consent of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Seller or the Company; provided, however, that such amendment will not, as evidenced by an Opinion of Counsel
delivered  to  the Indenture  Trustee, materially   and  adversely  affect
the  interest  of   any  Noteholder  or Certificateholder.  This Agreement
may also be amended by the Seller and the Company with the consent of the Indenture Trustee, the consent of the Holders of Notes evidencing at least a majority of the Outstanding Amount of the Notes and the consent of the Holders (as defined in the Trust Agreement) of Certificates evidencing at least a majority of all the percentage interests evidenced by the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Seller or the Company; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes or of the percentage interests evidenced by the Certificates required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders (as defined in the Trust Agreement) of all the outstanding Certificates.

     Promptly after the execution of any such amendment or consent, the Seller shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

     SECTION 6.02.     Waivers.   No  failure or  delay  on the  part of  the
                       -------
Company in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

     SECTION 6.03.     Notices.    All  demands, notices  and  communications
                       -------
under this Agreement shall  be in writing,  personally delivered or mailed by certified mail, return receipt requested,  and shall be deemed to have
been duly given upon  receipt  (a)  in  the  case   of  the  Seller,  to
Chrysler Financial Corporation, 27777 Franklin Road, Southfield, Michigan 48034, Attention of Assistant Secretary ((810) 948-3067) and (b) in the case of the Company, to _________________, 27777 Franklin Road, Southfield, Michigan 48034, Attention of Assistant Secretary ((810) 948-3067); or as to
 each of the foregoing, at such other address as shall be designated by written notice to the other party.

     SECTION 6.04.     Limitations  on Rights of  Others.  The  provisions of
                       ---------------------------------
this Agreement  are  solely for  the  benefit  of  the  Seller, the Company,
 the Servicer,   the  Issuer,  the  Owner  Trustee,  the
Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 6.05.     Severability.  Any provision of this Agreement that is
                       ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and
 any such  prohibition or unenforceability  in  any   jurisdiction  shall
not  invalidate   or  render unenforceable such provision in any other
jurisdiction.

     SECTION 6.06.     Representations  of the Seller  and the Company.   The
                       -----------------------------------------------
respective agreements,  representations, warranties and  other statements by the Seller and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the execution of this Agreement.


     SECTION 6.07.     Headings.   The various headings in this Agreement are
                       --------
included for convenience only  and shall not affect  the meaning or
interpretation  of any provision  of this Agreement.   References in  this
Agreement to Section names or numbers are to such Sections of this Agreement.

     SECTION 6.08.     GOVERNING LAW.   THIS AGREEMENT SHALL BE  CONSTRUED IN
                       -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 6.09.     Counterparts.  This  Agreement may be executed  in two
                       ------------
or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                             * * * * * * * * * *



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized as of the date and year first above written.


                                CHRYSLER FINANCIAL CORPORATION



                                         By:
                                             ________________________________
                                             Name:
                                             Title:






                                           (COMPANY)


                                        By:
                                           ___________________________________
                                           Name:
                                           Title: